As filed with the U.S. Securities and Exchange Commission on May 12, 2021
Registration No. 333-254836

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Butterfly Network, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3844 (Primary Standard Industrial Classification Code Number)	84-4618156 (I.R.S. Employer Identification Number)
530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 689-5650
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Todd M. Fruchterman, M.D., Ph.D.
President and Chief Executive Officer
Butterfly Network, Inc.
530 Old Whitfield Street
Guilford, Connecticut 06437
Telephone: (203) 689-5650
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael L. Fantozzi, Esq.
John P. Condon, Esq.
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, Massachusetts 02111
Telephone: (617) 542-6000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, par value $0.0001 per share	128,740,887(2)	$11.55 – $18.77(3)	$2,400,042,060.87(3)	$261,844.59
Class B common stock, par value $0.0001 per share	26,426,937(4)	—	—	—(5)
Warrants to purchase Class A common stock	6,853,333(6)	—	—	—(7)
Total			$2,400,042,060.87	$261,844.59(8)

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Class A common stock and Class B common stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Consists of (i) 114,940,887 shares of Class A common stock, par value $0.0001 per share, of the Registrant (the “Class A common stock”) registered for sale by the selling securityholders named in this registration statement (the “Selling Securityholders”) (including the shares referred to in the following clause (ii)), (ii) 6,853,333 shares of Class A common stock issuable upon the exercise of 6,853,333 Private Placement Warrants (as defined herein), and (iii) 13,800,000 shares of Class A common stock issuable upon the exercise of 13,800,000 Public Warrants (as defined herein).

(3)
Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price is calculated as the product of (x)(i) 2,274,846 shares of Class A common stock and (ii) $11.55, which is the average of the high and low prices of the Class A common stock on May 10, 2021 on the New York Stock Exchange (the “NYSE”) (within five business days prior to the date of this Amendment No. 1) plus (y)(i) 126,466,041 shares of Class A common stock and (ii)  $18.77, which is the average of the high and low prices of the Class A common stock on March 24, 2021 on the NYSE (within five business days prior to the date of the original Registration Statement).

(4)
Represents the potential resale of 26,426,937 shares of Class B common stock, par value $0.0001 per share, of the Registrant (“Class B common stock”) held by the Selling Securityholders, which are convertible into 26,426,937 shares of Class A common stock.

(5)
In accordance with Rule 457(i), the entire registration fee for the Class B common stock is allocated to the shares of Class A common stock into which the Class B common stock are convertible, and no separate fee is payable for the Class B common stock.

(6)
Represents the potential resale of 6,853,333 Private Placement Warrants held by the Selling Securityholders, which represent warrants to acquire 6,853,333 shares of Class A common stock.

(7)
In accordance with Rule 457(i), the entire registration fee for the Private Placement Warrants is allocated to the shares of Class A common stock underlying such warrants, and no separate fee is payable for the Private Placement Warrants.

(8)
On March 29, 2021, the Registrant paid $258,978.04 in connection with the original Registration Statement relating to the total proposed maximum offering price of $2,373,767,589.57. In accordance with Rule 457(a) promulgated under the Securities Act, the amount of the registration fee due in connection with this Amendment No. 1 is offset by this amount. As a result, the Registrant is paying $2,866.55 in connection with this Amendment No. 1.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 12, 2021
PRELIMINARY PROSPECTUS
BUTTERFLY NETWORK, INC.
Up to 128,740,887 Shares of Class A Common Stock
Up to 26,426,937 Shares of Class B Common Stock
Up to 6,853,333 Warrants
This prospectus relates to the issuance by us of up to an aggregate of 20,653,333 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), which consists of (i) up to 6,853,333 shares of Class A common stock that are issuable upon the exercise of private placement warrants (the “Private Placement Warrants”) originally issued in a private placement in connection with the initial public offering of our predecessor company, Longview Acquisition Corp., a Delaware corporation (“Longview”), at an exercise price of $11.50 per share of Class A common stock, and (ii) up to 13,800,000 shares of Class A common stock that are issuable upon the exercise of 13,800,000 warrants issued in connection with the initial public offering of Longview (the “Public Warrants,” and together with the Private Placement Warrants, the “Warrants”).
This prospectus also relates to the resale from time to time by the Selling Securityholders named in this prospectus (the “Selling Securityholders”) of up to (i) 6,853,333 Private Placement Warrants, (ii) 6,853,333 shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, (iii) 10,350,000 shares of Class A common stock held by Longview’s sponsor, Longview Investors LLC (the “Sponsor”) and certain of its transferees (the “Founder Shares”), (iv) 17,500,000 shares of Class A common issued in the PIPE Financing (as defined below), (v) 80,237,554 shares of Class A common stock issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Butterfly (as defined below) pursuant to the Business Combination Agreement (as defined below), including shares of Class A common stock that may be issued upon the exercise of stock options (the “Options”) and the vesting of restricted stock units or upon the conversion of Class B common stock, par value $0.0001 per share (“Class B common stock”), and (vi) 26,426,937 shares of Class B common stock issued pursuant to the Business Combination Agreement.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A common stock, shares of Class B common stock or Private Placement Warrants by the Selling Securityholders or of shares of Class A common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants or the Options. However, we will pay the expenses, other than any underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
We are registering the securities for resale pursuant to the Selling Securityholders’ registration rights under certain agreements between us and the Selling Securityholders. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A common stock and Public Warrants are listed on the NYSE under the symbols “BFLY” and “BFLY WS,” respectively. On May 11, 2021, the closing price of our Class A common stock was $11.14 and the closing price for our Public Warrants was $3.24.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the other documents that are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is            , 2021.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

i

CERTAIN DEFINED TERMS
In this document:
“Advisory Agreement” means the Advisory Agreement, entered into by and between Butterfly and Jonathan M. Rothberg, Ph.D., effective as of the Closing.
“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the merger of Merger Sub with and into Legacy Butterfly, pursuant to which (i) Legacy Butterfly survived the Merger as a wholly owned subsidiary of Longview, (ii) each share of Legacy Butterfly capital stock (other than the Legacy Butterfly Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time became the right to receive 1.0383 shares of Butterfly Class A common stock, rounded down to the nearest whole number of shares; (iii) each share of Legacy Butterfly Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of Butterfly Class B common stock, rounded down to the nearest whole number of shares; (iv) each option to purchase shares of Legacy Butterfly common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time will was assumed by Butterfly and became an option (vested or unvested, as applicable) to purchase a number of shares of Butterfly Class A common stock equal to the number of shares of Legacy Butterfly common stock subject to such option immediately prior to the Effective Time multiplied by 1.0383, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 1.0383 and rounded up to the nearest whole cent; (v) each Legacy Butterfly restricted stock unit outstanding immediately prior to the Effective Time was assumed by Butterfly and became a restricted stock unit with respect to a number of shares of Butterfly Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Butterfly common stock subject to such Legacy Butterfly restricted stock unit immediately prior to the Effective Time multiplied by 1.0383; and (vi) the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive shares of Butterfly Class A common stock, with such shares of Butterfly Class A common stock calculated by dividing the outstanding principal plus accrued but unpaid interest, if any, of each Legacy Butterfly convertible note by $10.00, rounded down to the nearest whole number of shares.
“Business Combination Agreement” means that Business Combination Agreement, dated as of November 19, 2020, by and among Longview, Merger Sub and Legacy Butterfly.
“Butterfly” means Butterfly Network, Inc., a Delaware corporation (which, prior to consummation of the Business Combination, was known as Longview Acquisition Corp. (“Longview” herein)) and, where applicable, its direct and indirect wholly-owned subsidiaries.
“Butterfly Board” means the board of directors of Butterfly.
“Butterfly Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Butterfly, which shares have the same economic terms as the shares of Butterfly Class B common stock, but are only entitled to one (1) vote per share.
“Butterfly Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Butterfly, which shares have the same economic terms as the shares of Butterfly Class A common stock, but are entitled to twenty (20) votes per share.
“Butterfly common stock” means, collectively, the Butterfly Class A common stock and the Butterfly Class B common stock.
“Butterfly Equity Incentive Plan” means the Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan.
“Butterfly Management” means the management of Butterfly following the consummation of the Business Combination.
“Charter” means the amended and restated certificate of incorporation of Butterfly Network, Inc.

“Closing” means the closing of the Business Combination.
“Closing Date” means the closing date of the Business Combination, which occurred on February 12, 2021.
“Code” means the Internal Revenue Code of 1986, as amended.
“DGCL” means the General Corporation Law of the State of Delaware.
“Effective Time” means, with respect to the Merger, the time on the Closing Date at which the Merger became effective.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“FASB” means the Financial Accounting Standards Board.
“Founder Shares” means the aggregate of 10,350,000 shares of Longview Class B common stock held by the Sponsor, Westley Moore, Derek Cribbs and Randy Simpson.
“GAAP” means United States generally accepted accounting principles.
“Glenview” means Glenview Capital Management, LLC, an affiliate of the Sponsor.
“Initial Stockholders” means the Sponsor and Longview’s independent directors.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Initial public offering” means Longview’s initial public offering, consummated on May 26, 2020, through the sale of an aggregate of 41,400,000 units at $10.00 per unit, including 36,000,000 units on May 26, 2020 plus 4,000,000 additional units on June 9, 2020 and 1,400,000 additional units on June 26, 2020.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Legacy Butterfly Board” means the board of directors of Legacy Butterfly.
“Legacy Butterfly” means BFLY Operations, Inc. a Delaware corporation (formerly Butterfly Network, Inc.).
“Legacy Butterfly capital stock” means the shares of Legacy Butterfly capital stock outstanding prior to the Business Combination, comprised of the Legacy Butterfly common stock, the Legacy Butterfly Series A preferred stock, the Legacy Butterfly Series B preferred stock, the Legacy Butterfly Series C preferred stock, the Legacy Butterfly Series D preferred stock and each other class or series of capital stock of Legacy Butterfly (including preferred stock).
“Legacy Butterfly Series A preferred stock” means the Series A preferred stock, par value $0.0001 per share, of Legacy Butterfly.
“Legacy Butterfly Series B preferred stock” means the Series B preferred stock, par value $0.0001 per share, of Legacy Butterfly.
“Legacy Butterfly Series C preferred stock” means the Series C preferred stock, par value $0.0001 per share, of Legacy Butterfly.
“Legacy Butterfly Series D preferred stock” means the Series D preferred stock, par value $0.0001 per share, of Legacy Butterfly.
“Legacy Butterfly convertible notes” means the convertible promissory notes of Legacy Butterfly issued pursuant to the October 2020 Convertible Note Purchase Agreement and the May 2020 Convertible Note Purchase Agreement, which notes had an aggregate principal amount of $50.0 million, including $25.1 million in aggregate principal amount of convertible promissory notes of Legacy Butterfly issued to certain affiliates of Glenview pursuant to the October 2020 Convertible Note Purchase Agreement. On January 15, 2021, an aggregate principal amount of $2,072,770 of Legacy Butterfly convertible notes were sold by certain investment funds managed by Glenview to certain directors named in this prospectus. See “Certain Relationships and Related Party Transactions — Legacy Butterfly.”
“Legacy Butterfly option” means each option to purchase shares of Legacy Butterfly common stock granted to a Legacy Butterfly employee, director or consultant.
“Legacy Butterfly stockholder” means each holder of Legacy Butterfly capital stock as of any determination time prior to the Effective Time.
“Longview” means Longview Acquisition Corp., a Delaware corporation (which, after the Closing is known as Butterfly Network, Inc.).
“Longview Class A common stock” means the shares of Class A common stock, par value $0.0001 per share, of Longview.
“Longview Class B common stock” means the shares of Class B common stock, par value $0.0001 per share, of Longview.
“Longview common stock” means, collectively, the Longview Class A common stock and Longview Class B common stock.
“Longview Parties” means, together, Longview and Merger Sub.
“May 2020 Convertible Note Purchase Agreement” means the Convertible Note Purchase Agreement, dated as of May 19, 2020, by and between Legacy Butterfly and the investors named therein, pursuant to which Legacy Butterfly issued $20.65 million in aggregate principal amount of Butterfly convertible notes.
“Merger” means the merger of Merger Sub with and into Legacy Butterfly.
“Merger Sub” means Clay Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Longview.
“NYSE” means The New York Stock Exchange.
“October 2020 Convertible Note Purchase Agreement” means the Convertible Note Purchase Agreement, dated as of October 30, 2020, by and between Legacy Butterfly and the investors named therein, pursuant to which Legacy Butterfly issued $29.35 million in aggregate principal amount of Legacy Butterfly convertible notes, including $25.1 million in aggregate principal amount of convertible promissory notes issued to certain affiliates of Glenview. On January 15, 2021, certain investment funds managed by Glenview transferred $118,443, $1,184,441, $177,666 and $592,221 aggregate principal amount of Legacy Butterfly convertible notes to directors Dawn Carfora, John Hammergren, Gianluca Pettiti and S. Louise Phanstiel, respectively. See “Certain Relationships and Related Party Transactions — Legacy Butterfly.”
“PIPE Financing” means the issuance of an aggregate of 17,500,000 shares of Longview Class A common stock pursuant to the Subscription Agreements to the PIPE Investors immediately prior to the Closing, at a purchase price of $10.00 per share.
“PIPE Investors” means the certain institutional investors who are party to the Subscription Agreements.
“Private placement warrants” means the 6,853,333 warrants issued to the Sponsor concurrently with Longview’s initial public offering, each of which is exercisable for one share of Class A common stock.
“Public shares” means shares of Longview Class A common stock included in the units issued in Longview’s initial public offering.
“Public stockholders” means holders of public shares.
“Public Warrants” means the warrants included in the units issued in Longview’s initial public offering, each of which is exercisable for one share of Class A common stock, in accordance with its terms.
“Registration Rights Agreement” means the amended and restated registration rights agreement entered into as of the Closing by and among Butterfly, the Sponsor, certain affiliates of the Sponsor, and certain securityholders of Legacy Butterfly.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Sponsor” means Longview Investors LLC, a Delaware limited liability company.
“Subscription Agreements” means the subscription agreements, each dated as of November 19, 2020, by and between Longview and the PIPE Investors, pursuant to which Longview issued an aggregate of 17,500,000 shares of Longview Class A common stock to the PIPE Investors immediately prior to the Closing at a purchase price of $10.00 per share.
“Transfer Agent” means Continental Stock Transfer & Trust Company.
“Trust Account” means the Trust Account of Longview that held the proceeds from Longview’s initial public offering and the private placement of the private placement warrants.
“Trustee” means Continental Stock Transfer & Trust Company.
“Units” means the units of Longview, each consisting of one share of Longview Class A common stock and one-third (1/3) of one public warrant of Longview.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of Butterfly. These statements are based on the beliefs and assumptions of the management of Butterfly. Although Butterfly believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, Butterfly cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes”, “estimates”, “expects”, “projects”, “forecasts”, “may”, “will”, “should”, “seeks”, “plans”, “scheduled”, “anticipates” or “intends” or similar expressions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•
our rapid growth may not be sustainable and depends on our ability to attract and retain customers;

•
our business could be harmed if we fail to manage our growth effectively;

•
our projections are subject to risks, assumptions, estimates and uncertainties;

•
the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably and retain our key employees;

•
our business is subject to a variety of U.S. and foreign laws, which are subject to change and could adversely affect our business;

•
the success, cost and timing of our product development activities;

•
the potential attributes and benefits of our products and services;

•
our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;

•
our ability to identify, in-license or acquire additional technology;

•
our ability to maintain our existing license, manufacturing and supply agreements;

•
our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us;

•
the size and growth potential of the markets for our products and services, and the ability of each to serve those markets, either alone or in partnership with others;

•
the pricing of our products and services and reimbursement for medical procedures conducted using our products and services;

•
changes in applicable laws or regulations;

•
our estimates regarding expenses, revenue, capital requirements and needs for additional financing;

•
our ability to raise financing in the future;

•
our financial performance;

•
failure to protect or enforce our intellectual property rights could harm our business, results of operations and financial condition;

•
the ability to maintain the listing of our Class A common stock on the NYSE;

•
economic downturns and political and market conditions beyond our control could adversely affect our business, financial condition and results of operations; and

•
the impact of the COVID-19 pandemic on our business.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the U.S. Securities and Exchange Commission. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”
Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information included in this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
The Company
We are an innovative digital health business with a mission of democratizing healthcare by making medical imaging accessible to everyone around the world. Powered by our proprietary Ultrasound-on-Chip™ technology, our solution addresses the needs of point of care imaging with a unique combination of software and hardware technology. Butterfly iQ, followed by our recently launched Butterfly iQ+, is our first product powered by Butterfly’s Ultrasound-on-Chip™, and is the only ultrasound transducer that can perform “whole-body imaging” in a single handheld probe using semiconductor technology. Our Ultrasound-on-Chip™ reduces the cost of manufacturing, while our software is intended to make the product easy to use and fully integrated with the clinical workflow, accessible on a user’s smartphone, tablet, and almost any hospital computer system connected to the Internet. Through our portable proprietary, handheld solution, protected by a robust intellectual property portfolio and empowered in part by its proprietary software and Artificial Intelligence (“AI”), we aim to enable earlier detection throughout the body and remote management of health conditions around the world.
Background and Business Combination
The Company was originally known as Longview Acquisition Corp. (“Longview”). On February 12, 2021, we consummated a business combination (the “Business Combination”) pursuant to the terms of the business combination agreement dated as of November 19, 2020 (the “Business Combination Agreement”) by and among Longview, Clay Merger Sub Inc., a Delaware corporation (“Merger Sub”), Butterfly Network Inc., a Delaware corporation (“Legacy Butterfly”). In connection with the Business Combination, Longview changed its name to “Butterfly Network, Inc.” (“Butterfly”) and Legacy Butterfly changed its name to “BFLY Operations, Inc.”
As a consequence of the Business Combination, each share of Longview Class B common stock that was issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one basis, into a share of Butterfly’s Class A common stock. The Business Combination had no effect on the Longview Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding.
In connection with the closing of the Business Combination, (i) each share of Legacy Butterfly capital stock (other than the Legacy Butterfly Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of Butterfly’s Class A common stock, rounded down to the nearest whole number of shares; (ii) each share of Legacy Butterfly Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of Butterfly’s Class B common stock, rounded down to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Butterfly common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by Butterfly and became an option (vested or unvested, as applicable) to purchase a number of shares of Butterfly’s Class A common stock equal to the number of shares of Legacy Butterfly common stock subject to such option immediately prior to the Effective Time multiplied by 1.0383, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 1.0383 and rounded up to the nearest whole cent; (iv) each Legacy Butterfly restricted stock unit outstanding immediately prior to the Effective Time was assumed by Butterfly and became a restricted stock unit with respect to a number of shares of Butterfly’s Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Butterfly common stock subject to such Legacy Butterfly restricted stock unit immediately prior to the Effective Time multiplied by 1.0383; and (v) the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive shares of Butterfly’s Class A common stock, with such shares of Butterfly’s Class A common stock calculated by dividing the outstanding principal plus accrued interest, if any, of each Legacy Butterfly convertible note by $10.00, rounded down to the nearest whole number of shares.
In addition, concurrently with the execution of the Business Combination Agreement, on November 19, 2020, Longview entered into subscription agreements (the “Subscription Agreements”) with certain institutional investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 17,500,000 shares of Longview Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”).
Stock Exchange Listing
Butterfly Class A common stock and public warrants are listed for trading on the NYSE under the symbols “BFLY” and “BFLY WS”, respectively.
Summary of Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 7 before making a decision to invest in our Class A common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. Some of the risks related Butterfly’s business and industry are summarized below. References in the summary below to “we”, “us”, “our” and “the Company” refer to Butterfly and its subsidiaries.
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We have a limited operating history on which to assess the prospects for our business, we have generated limited revenue from sales of our products, and we have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we continue to commercialize our existing products and services and seek to develop and commercialize new products and services.

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We may need to raise additional funding to expand the commercialization of our products and services and to expand our research and development efforts. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product commercialization or development efforts or other operations.

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Our success depends upon market acceptance of our products and services, our ability to develop and commercialize existing and new products and services and generate revenues, and our ability to identify new markets for our technology.

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Medical device development is costly and involves continual technological change, which may render our current or future products obsolete.

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We will be dependent upon the success of our sales and customer acquisition and retention strategies.

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If we do not successfully manage the development and launch of new products, we will not meet our long term forecasts, and operating and financial results and condition could be adversely affected.

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We will need to expand our organization, and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.

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We have limited experience in marketing and selling our products and related services, and if we are unable to successfully commercialize our products and related services, our business and operating results will be adversely affected.

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Pricing pressures from contract suppliers or manufacturers on which we rely may impose pricing pressures.

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We may experience manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

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We rely on limited or sole suppliers for some of the materials and components used in our products, and we may not be able to find replacements or immediately transition to alternative suppliers, which could have a material adverse effect on our business, financial condition, results of operations and reputation.

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If we do not successfully optimize and operate our sales and distribution channels or we do not effectively expand and update infrastructure, our operating results and customer experience may be negatively impacted and we may have difficulty achieving market awareness and selling our products in the future.

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The market for our products and services is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the United States is undergoing significant structural change, which makes it difficult to forecast demand for our products and services.

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The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.

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We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.

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We are subject to extensive government regulation, which could restrict the development, marketing, sale and distribution of our products and could cause us to incur significant costs.

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There is no guarantee that the U.S. Food and Drug Administration (“FDA”) will grant 510(k) clearance or pre-market approval (“PMA”), of our future products, and failure to obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.

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If we fail to obtain regulatory clearances in other countries for existing products or products under development, we will not be able to commercialize these products in those countries.

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We may be subject to enforcement action if we engage in improper or off-label marketing or promotion of our products, including fines, penalties and injunctions.

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Because we do not require training for users of our current products, although they are limited under FDA’s marketing clearances to use by trained healthcare practitioners, there exists a potential for misuse of these products, which could ultimately harm our reputation and business.

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We are subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in customer growth or engagement, or otherwise harm our business.

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Cybersecurity risks and cyber incidents could result in the compromise of confidential data or critical data systems and give rise to potential harm to customers, remediation and other expenses, expose us to liability under HIPAA, consumer protection laws, or other common law theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business and operations.

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If we are unable to protect our intellectual property, our ability to maintain any technological or competitive advantage over our competitors and potential competitors would be adversely impacted, and our business may be harmed.

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We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products, and we cannot provide any assurances that we would be able to obtain such licenses.

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Our outstanding warrants will become exercisable for our Class A common stock upon the first anniversary of Longview’s initial public offering. The exercise of these outstanding warrants will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

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We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

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The valuation of our warrants could increase the volatility in our net income (loss) in our consolidated statements of operations.

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We face the risk of product liability claims and may be subject to damages, fines, penalties and injunctions, among other things.

Corporate Information
Longview was incorporated in Delaware on February 4, 2020. It was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Legacy Butterfly was incorporated under the laws of the State of Delaware on January 25, 2011.
On February 12, 2021, Longview and Legacy Butterfly completed the Business Combination, pursuant to which each holder of Legacy Butterfly common stock, preferred stock, options, restricted stock units or notes convertible into Legacy Butterfly common stock received shares of Butterfly’s common stock, options or restricted stock units. As a result, Legacy Butterfly became a wholly owned subsidiary of Longview, Longview’s corporate name was changed to Butterfly Network, Inc. and the business of Legacy Butterfly became the business of the Company.
Butterfly has wholly owned subsidiaries organized in Australia, Germany, the Netherlands, the United Kingdom and Taiwan. Butterfly’s principal executive offices are located at 530 Old Whitfield Street, Guilford, Connecticut 06437, and its telephone number is (203) 689-5650.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Butterfly’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of Longview’s initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING
Issuer
Butterfly Network, Inc.
Issuance of Class A common stock
Shares of our Class A common stock to be issued upon exercise of all Private Placement Warrants and Public Warrants
20,653,333 shares
Shares of our Class A common stock outstanding prior to exercise of all warrants
191,294,409 shares(1)
Use of proceeds
We will receive up to an aggregate of approximately $237.5 million from the exercise of all 20,653,333 warrants, assuming the exercise in full of such warrants for cash.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Resale of Class A common stock, Class B common stock and warrants
Shares of Class A common stock offered by the Selling Securityholders (representing the Founder Shares, shares of Class A common stock that may be issued upon exercise of the Private Placement Warrants, shares issued in the PIPE Financing, and shares issued to our directors, officers and affiliates and the directors, officers and affiliates of Legacy Butterfly pursuant to the Business Combination Agreement, including shares that may be issued upon the exercise of stock options and the vesting of restricted stock units or upon the conversion of shares of Class B common stock)
114,940,887 shares
Shares of Class B common stock offered by the Selling Securityholders
26,426,937 shares
Warrants offered by the Selling Securityholders (representing the Private Placement Warrants)
6,853,333 Private Placement Warrants

Exercise price
$11.50 per share, subject to adjustment as described herein
Redemption
The warrants are redeemable in certain circumstances. See “Description of Butterfly Securities — Warrants” for further discussion.
Use of proceeds
We will not receive any proceeds from the sale of the Class A common stock, Class B common stock and warrants to be offered by the Selling Securityholders. With respect to shares of Class A common stock underlying the options, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such options to the extent such options are exercised for cash. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.
Lock-up agreements
Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Plan of Distribution — Amended and Restated Registration Rights Agreement” for further discussion.
Ticker symbols
“BFLY” and “BFLY WS” for the Class A common stock and Public Warrants, respectively.

(1)
Represents the number of shares of Class A common stock outstanding as of May 1, 2021. Includes (i) 164,867,472 shares of Class A common stock and (ii) 26,426,937 shares of Class A common stock issuable upon conversion of outstanding Class B common stock. The number of issued and outstanding shares of Class A Common Stock does not include the shares of Class A common stock reserved for issuance under the Butterfly Equity Incentive Plan.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.
Risks Related to Butterfly’s Business and Industry
Unless the context otherwise requires, references in this section to “we,” “us,” “our” and the “Company” refer to Butterfly Network, Inc. and its subsidiaries following the Business Combination, or to Legacy Butterfly or Longview prior to the Business Combination, as the case may be.
Risks Related to Our Financial Condition and Capital Requirements
We have a limited operating history on which to assess the prospects for our business, we have generated limited revenue from sales of our products, and we have incurred losses since inception. We anticipate that we will continue to incur significant losses for at least the next several years as we continue to commercialize our existing products and services and seek to develop and commercialize new products and services.
Since inception, we have devoted substantially all of our financial resources to develop our products and related services. We have financed our operations primarily through the issuance of equity and convertible debt securities. We have generated limited revenue from the sale of our products and services to date and have incurred significant losses. The amount of our future net losses will depend, in part, on sales and on-going development of our products and related services, the rate of our future expenditures and our ability to obtain funding through the issuance of the Company’s securities, strategic collaborations or grants. We expect to continue to incur significant losses for at least the next several years as we continue to commercialize our existing products and services and seek to develop and commercialize new products and services. We anticipate that our expenses will increase substantially if and as we:
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continue to build our sales, marketing and distribution infrastructure to commercialize our products and services;

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continue to develop our products and services;

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seek to identify, assess, acquire, license and/or develop other products and services and subsequent generations of our current products and services;

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seek to maintain, protect and expand our intellectual property portfolio;

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seek to attract and retain skilled personnel; and

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support our operations as a public company.

Our ability to generate future revenue from product and service sales depends heavily on our success in many areas, including, but not limited to:
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launching and commercializing current and future products and services, either directly or in conjunction with one or more collaborators or distributors;

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obtaining and maintaining regulatory approval with respect to each of our products and maintaining regulatory compliance throughout relevant jurisdictions;

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maintaining clinical and economical value for end-users and customers in changing environments;

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addressing any competing technological and market developments;

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negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;

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establishing and maintaining distribution relationships with third-parties that can provide adequate (in amount and quality) infrastructure to support market demand for our products; and

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maintaining, protecting and expanding our portfolio of intellectual property rights, including patents, trade secrets and know-how.

We have incurred significant losses since inception. As such, you cannot rely upon our historical operating performance to make an investment or voting decision regarding the Company.
Since our inception, we have engaged in research and development activities and launched our first product, Butterfly iQ, in the fourth quarter of 2018, and our second product, Butterfly iQ+, in 2020. Since commercialization of the Butterfly iQ, we also engaged in the continued development and sales of our enterprise software. We have financed its operations primarily through the issuance of equity securities and convertible debt. Legacy Butterfly has incurred net losses of $162.7 million and $99.7 million in the years ended December 31, 2020 and 2019, respectively. Legacy Butterfly’s accumulated deficit as of December 31, 2020 was $394.8 million. We do not know whether or when we will become profitable. Our ability to generate revenue and achieve profitability depends upon our ability to accelerate the commercialization of our products and service offerings in line with the demand from new partnerships and our aggressive business strategy. We may be unable to achieve any or all of these goals.
We may need to raise additional funding to expand the commercialization of our products and services and to expand our research and development efforts. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product commercialization or development efforts or other operations.
Our operations have consumed substantial amounts of cash since inception. We expect to expend substantial additional amounts to commercialize our products and services and to develop new products and services. We expect to use the funds received in connection with the Business Combination to scale our operations, develop new products and services, expand internationally, and for working capital and general corporate purposes. We may require additional capital to expand the commercialization of our existing products and services and to develop new products and services. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned.
We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any future financing may adversely affect the holdings or the rights of our stockholders and the issuance of additional securities, whether equity or debt, by the Company, or the possibility of such issuance, may cause the market price of our common stock to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or products or otherwise agree to terms that are unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. In addition, raising additional capital through the issuance of equity or convertible debt securities would cause dilution to holders of our equity securities, and may affect the rights of then-existing holders of our equity securities. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.
Risks Related to Our Business and Operations
Our success depends upon market acceptance of our products and services, our ability to develop and commercialize existing and new products and services and generate revenues, and our ability to identify new markets for its technology.
We have developed, and we are engaged in the development of, ultrasound imaging solutions using our ultrasound-on-a-semiconductor-chip technology. We are commercializing Butterfly iQ+ point-of-care ultrasound imaging devices. Our success will depend on the acceptance of our products and services in the

U.S. and international healthcare markets. We are faced with the risk that the marketplace will not be receptive to our products and services over competing products, including traditional cart-based ultrasound devices used in hospitals, imaging centers and physicians’ offices, and that we will be unable to compete effectively. Factors that could affect our ability to successfully commercialize our current products and services and to commercialize any potential future products and services include:
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challenges of developing (or acquiring externally-developed) technology solutions that are adequate and competitive in meeting the requirements of next-generation design challenges; and

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dependence upon physicians’ and other healthcare practitioners’ acceptance of our products.

We cannot assure investors that our current products and services or any future products and services will gain broad market acceptance. If the market for our current products and services or any future products and services fails to develop or develops more slowly than expected, or if any of the services and standards supported by us do not achieve or sustain market acceptance, our business and operating results would be materially and adversely affected.
Medical device development is costly and involves continual technological change, which may render our current or future products obsolete.
The market for point-of-care medical devices is characterized by rapid technological change, medical advances and evolving industry standards. Any one of these factors could reduce the demand for our devices or services or require substantial resources and expenditures for research, design and development to avoid technological or market obsolescence.
Our success will depend on our ability to enhance our current technology, services and systems and develop or acquire and market new technologies to keep pace with technological developments and evolving industry standards, while responding to changes in customer needs. A failure to adequately develop or acquire device enhancements or new devices that will address changing technologies and customer requirements adequately, or to introduce such devices on a timely basis, may have a material adverse effect on our business, financial condition and results of operations.
We might have insufficient financial resources to improve existing devices, advance technologies and develop new devices at competitive prices. Technological advances by one or more competitors or future entrants into the field may result in our current devices becoming non-competitive or obsolete, which may decrease revenues and profits and adversely affect our business and results of operations.
We may encounter significant competition across our existing and future planned products and services and in each market in which we sell or plan to sell our products and services from various companies, many of which have greater financial and marketing resources than we do. Our primary competitors include General Electric, Phillips Healthcare, Canon Medical Systems (f/k/a Toshiba), Hitachi and Siemens Healthineers, which, per IHI Markit data, are the top five manufacturers of legacy cart-based incumbent ultrasound devices.
In addition, our competitors, which are well-established manufacturers with significant resources, may engage in aggressive marketing tactics. Competitors may also possess the ability to commercialize additional lines of products, bundle products or offer higher discounts and incentives to customers in order to gain a competitive advantage. If the prices of competing products are lowered as a result, we may not be able to compete effectively.
We will be dependent upon the success of our sales and customer acquisition and retention strategies.
Our business is dependent upon the success of our sales and customer acquisition and retention strategies, and our marketing efforts are focused on developing a strong reputation with healthcare providers and increasing awareness of our products and services. If we fail to maintain a high quality of service or a high quality of device technology, we may fail to retain existing users or add new users. If we do not successfully continue our sales efforts and promotional activities, particularly to health systems and large institutions, or if existing users decrease their level of engagement, our revenue, financial results and business may be significantly harmed. Our future success depends upon continued expansion of our commercial operations in the United States and internationally, as well as entering additional markets to commercialize our products and services. We believe that our growth will depend on the further development and commercialization of our current products and services, which we anticipate may eventually be used by nearly all targeted individuals, and, regulatory approval of our future products and services. If we fail to expand the use of our products and services in a timely manner, we may not be able to expand our market share or to grow our revenue. Our financial performance will be substantially dictated by our success in adding, retaining and engaging active users of our products. If customers do not perceive our products or services to be useful, reliable and trustworthy, we may not be able to attract or retain customers or otherwise maintain or increase the frequency and duration of their engagement. As our business model is predicated on both hardware and software sales, there is risk that any decline in software renewal rates will adversely impact our business. To date, utilization of our software has varied across different medical specialties, but usage does not directly correlate to renewal of subscriptions, as different medical specialties interact with the device in different ways depending on their clinical focus and routine. A decrease in customer retention, growth or engagement with our products and services may have a material and adverse impact on our revenue, business, financial condition and results of operations.
Any number of factors could negatively affect customer retention, growth and engagement, including:
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customers increasingly engaging with competing products;

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failure to introduce new and improved products and services;

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inability to continue to develop products for mobile devices that customers find engaging, that work with a variety of mobile operating systems and networks and that achieve a high level of market acceptance;

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changes in customer sentiment about the quality or usefulness of our products and services or concerns related to privacy and data sharing, safety, security or other factors;

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inability to manage and prioritize information to ensure customers are presented with content that is engaging, useful and relevant to them;

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adverse changes in our products that are mandated by legislation or regulatory agencies, both in the United States and internationally; or

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technical or other problems preventing us from delivering products or services in a rapid and reliable manner or otherwise affecting the user experience.

If we do not successfully manage the development and launch of new products, we will not meet our long term forecasts, and operating and financial results and condition could be adversely affected.
Our technology on a microchip has the potential to allow us to monitor patients in various care settings due to its portability and cost. We expect our development path will be directed at accessing and optimizing our technology for use in various care settings, potentially including home scanning and or wearable patient technology, subject to appropriate regulatory authorization. We face risks associated with launching such new products. If we encounter development or manufacturing challenges or discover errors during our product development cycle, the product launch dates of new products may be delayed, which will cause delays in our ability to achieve our forecasted results. The expenses or losses associated with unsuccessful product development or launch activities or lack of market acceptance of our new products could adversely affect our business or financial condition.
We expect to generate an increasing portion of our revenue internationally in the future and may become subject to various additional risks relating to its international activities, which could adversely affect our business, operating results and financial condition.
During the years ended December 31, 2020 and 2019, approximately 28% and 13%, respectively, of Legacy Butterfly’s product and service revenue was generated from customers located outside of the United States. We believe that a substantial percentage of our future revenue will come from international sources as we expand our sales and marketing opportunities internationally. We have limited experience operating internationally, and engaging in international business involves a number of difficulties and risks, including:

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the challenges associated with building local brand awareness, obtaining local key opinion leader support and clinical support, implementing reimbursement strategies and building local marketing and sales teams;

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required compliance with foreign regulatory requirements and laws, including regulations and laws relating to patient data and medical devices;

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trade relations among the United States and those foreign countries in which our current or future customers, distributors, manufacturers and suppliers have operations, including protectionist measures such as tariffs and import or export licensing requirements, whether imposed by the United States or such foreign countries, in particular the strained trade relations between United States and China since 2018;

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difficulties and costs of staffing and managing foreign operations;

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difficulties protecting, procuring or enforcing intellectual property rights internationally;

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required compliance with anti-bribery laws, such as the U.S. Foreign Corrupt Practices Act, data privacy requirements, labor laws and anti-competition regulations;

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laws and business practices that may favor local companies;

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longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;

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political and economic instability; and

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potentially adverse tax consequences, tariffs, customs charges, bureaucratic requirements and other trade barriers.

If we dedicate significant resources to our international operations and are unable to manage these risks effectively, our business, operating results and financial condition may be adversely affected.
We are subject to export and import control laws and regulations that could impair our ability to compete in international markets or subject us to liability if we violate such laws and regulations.
We are required to comply with export and import control laws, which may affect our ability to enter into or complete transactions with certain customers, business partners, and other persons. In certain circumstances, export control regulations may prohibit the export of certain products, services, and technologies. We may be required to obtain an export license before exporting a controlled item, and granting of a required license cannot be assured. Compliance with the import laws that apply to our businesses may restrict our access to, and may increase the cost of obtaining, certain products and could interrupt its supply of imported inventory.
Exported technologies necessary to develop and manufacture certain products are subject to U.S. export control laws and similar laws of other jurisdictions. We may be subject to adverse regulatory consequences, including government oversight of facilities and export transactions, monetary penalties, and other sanctions for violations of these laws. In certain instances, these regulations may prohibit us from developing or manufacturing certain of our products for specific applications outside the United States. Failure to comply with any of these laws and regulations could result in civil and criminal, monetary, and nonmonetary penalties; disruptions to our business; limitations on our ability to import and export products and services; or damage to our reputation.
If we experience decreasing prices for our products and are unable to reduce our expenses, including the per unit cost of producing our products, there may be a material adverse effect on our business, results of operations, financial condition and cash flows.
We may experience decreasing prices for our products due to pricing pressure from managed care organizations and other third-party payors and suppliers, increased market power of our payors as the medical device industry consolidates, and increased competition among suppliers, including manufacturing services providers. If the prices for our products and services decrease and we are unable to reduce its expenses, including the cost of sourcing materials, logistics and the cost to manufacture our products, our business, results of operations, financial condition and cash flows may be adversely affected. To the extent that we engage in enterprise sales, we may be subject to procurement discounts, which could have a negative impact on the prices of our products.
If we are unable to attract, recruit, train, retain, motivate and integrate key personnel, we may not achieve our goals.
Our future success depends on our ability to attract, recruit, train, retain, motivate and integrate key personnel, including Legacy Butterfly’s Founder and our Chairman, Dr. Jonathan Rothberg, and our President and Chief Executive Officer, Todd M. Fruchterman, M.D., Ph.D., as well as its recently expanded management team and its research and development, manufacturing, software engineering and sales and marketing personnel. Competition for qualified personnel is intense.
We believe that our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than we currently expect, and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel is intense, and there is no assurance that we will be able to recruit and retain such personnel. Our growth depends, in particular, on attracting and retaining highly-trained sales personnel with the necessary technical background and ability to understand our products and services at a technical level to effectively identify and sell to potential new customers and develop new products. Because of the technical nature of our products and the dynamic market in which we compete, any failure to attract, recruit, train, retain, motivate and integrate qualified personnel could materially harm our operating results and growth prospects.
We will need to expand our organization, and we may experience difficulties in recruiting needed additional employees and consultants, which could disrupt our operations.
As our development and commercialization plans and strategies develop, we will need additional managerial, operational, sales, marketing, financial, legal and other resources. The competition for qualified personnel in the medical device industry is intense. Due to this intense competition, we may be unable to attract and retain the qualified personnel necessary for the development of our business or to recruit suitable replacement personnel.
Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional products. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize products and services and compete effectively will depend, in part, on our ability to effectively manage any future growth.
We have limited experience in marketing and selling our products and related services, and if we are unable to successfully commercialize our products and related services, our business and operating results will be adversely affected.
We have limited experience marketing and selling our products and related services. We currently sell our products to healthcare practitioners through eCommerce and enterprise sales. Future sales of our products will depend in large part on our ability to effectively market and sell our products and services, successfully manage and expand our sales force, and increase the scope of our marketing efforts. We may also enter into additional distribution arrangements in the future. Because we have limited experience in marketing and selling our products, our ability to forecast demand, the infrastructure required to support such demand and the sales cycle to customers is unproven. If we do not build an efficient and effective marketing and sales force, our business and operating results will be adversely affected.
We have chosen to engage a single supplier, Taiwan Semiconductor Manufacturing Company Limited (“TSMC”) to supply and manufacture a key component of our products. If TSMC fails to fulfill its obligations under its existing contractual arrangements with us or does not perform satisfactorily, or if this relationship is terminated for other reasons, our ability to source our devices would be negatively and adversely affected. In addition, our obligation to purchase a minimum volume from TSMC may adversely affect our cash flows.
We have chosen to engage a single supplier, Taiwan Semiconductor Manufacturing Company Limited (“TSMC”), a semiconductor manufacturer, to manufacture and supply all of the wafers used to create the semiconductor chips in our probes. See Item 1, Business — Manufacturing — Key Agreements — Foundry Service Agreement with Taiwan Semiconductor Manufacturing Company Limited. Since our contracts with TSMC are non-exclusive and do not commit TSMC to supply or manufacture quantities beyond the amounts included in our forecasts, TSMC may give other customers’ needs higher priority than ours, and we may not be able to obtain adequate supplies in a timely manner or on commercially reasonable terms. If TSMC is unable to supply components or devices, our business would be harmed.
We entered into a Foundry Service Agreement (the “FSA”) with TSMC, under which TSMC agreed to manufacture, and we committed to purchase, a minimum volume of the wafers used for the semiconductor chips in our probes. Our minimum purchase obligation could adversely affect our cash flows, such as in times when we have sufficient inventory and would otherwise be able to use our cash for other purposes. Pursuant to the FSA, we are required to buy back from TSMC any unused raw wafers. If we are required to buy back from TSMC any unused raw wafers pursuant to the FSA, our cash flows may be adversely impacted.
In addition, if we were to lose component suppliers such as TSMC, there can be no assurance that we will be able to identify or enter into agreements with alternative suppliers on a timely basis on acceptable terms, if at all. An interruption in our ability to sell and deliver our products or instruments to customers could occur if we encounter delays or difficulties in securing these components, or if the quality of the components supplied do not meet our specifications, or if we cannot then obtain an acceptable substitute. If any of these events occur, our business and operating results could be harmed.
We rely on a single contract manufacturer, Benchmark Electronics, Inc. (“Benchmark”), to test, assemble and supply our finished products. If Benchmark fails to fulfill its obligations under its existing contractual arrangements with us or does not perform satisfactorily, our ability to source our devices could be negatively and adversely affected.
In October 2015, we entered into a Manufacture and Supply Agreement (the “MSA”) with Benchmark. Under the MSA, as amended effective in January 2019 and February 2021, Benchmark will manufacture our products pursuant to binding 90-day purchase orders, as well as non-binding 180-day “forecasts” estimating our product shipment requirements, submitted by us to Benchmark each month, which may become binding in certain cases. We also have certain inventory related obligations, including the obligation to purchase excess and obsolete components from Benchmark. In addition, pursuant to the February 2021 amendment, we agreed to provide global production exclusivity to Benchmark for our current products and other hand-held probes which may be manufactured for us, for a specified exclusivity period. See Item 1, Business — Manufacturing — Key Agreements — Manufacture and Supply Agreement with Benchmark Electronics, Inc.
In the event it becomes necessary to utilize a different contract manufacturer for our component products, we would experience additional costs, delays and difficulties in obtaining such components as a result of identifying and entering into an agreement with a new contract manufacturer as well as preparing such new manufacturer to meet the logistical requirements associated with manufacturing our devices, and our business would suffer.
Pricing pressures from contract suppliers or manufacturers on which we rely may impose pricing pressures.
Third parties such as TSMC may also impose pricing pressures. Because we currently rely on TSMC to supply our custom components and on Benchmark to manufacture our finished products, such pricing pressures from either party could increase our costs and could force us to increase the prices of our products if we are unable to enter into alternative arrangements with other suppliers or manufacturers, potentially leading to decreased customer demand.
We may experience manufacturing problems or delays that could limit the growth of our revenue or increase our losses.
We may encounter unforeseen situations that would result in delays or shortfalls in our production as well as delays or shortfalls caused by our outsourced manufacturing suppliers and by other third-party suppliers who manufacture components for our products. The FDA has comprehensive and prescriptive guidelines for medical device component manufacturers, requiring these manufacturers to establish and maintain processes and procedures to adequately control environmental conditions that could adversely affect product quality and impact patient safety. Clean room standards are an example of these requirements. Failure of component manufacturers or other third-party suppliers to comply with applicable standards could delay the production of our products. If we are unable to keep up with demand for our products, our revenue could be impaired, market acceptance for our products could be adversely affected and our customers might instead purchase our competitors’ products. Our inability to successfully manufacture our products would have a material adverse effect on our operating results.
We rely on limited or sole suppliers for some of the materials and components used in our products, and we may not be able to find replacements or immediately transition to alternative suppliers, which could have a material adverse effect on our business, financial condition, results of operations and reputation.
We rely on limited or sole suppliers for certain materials and components that are used in our products. While we periodically forecast our needs for such materials and enter into standard purchase orders with them, we do not have long-term contracts with some of these suppliers. If we were to lose such suppliers, or if such suppliers were unable to fulfill our orders or to meet our manufacturing specifications, there can be no assurance that we will be able to identify or enter into agreements with alternative suppliers on a timely basis or on acceptable terms, if at all. An interruption in our operations could occur if we encounter delays or difficulties in securing these materials and components, or if the quality of the materials and components supplied do not meet our requirements, or if we cannot then obtain an acceptable substitute. The time and effort required to qualify a new supplier and ensure that the new materials and components provide the same or better quality results could result in significant additional costs. Any such interruption could significantly affect our business, financial condition, results of operations and reputation. To mitigate this risk, we typically carry significant inventory of critical components. While we believe that our level of inventory is currently sufficient for us to continue the manufacturing of our products without a disruption to our business in the event that we must replace one of our suppliers, there can be no assurance that we can maintain this level of inventory in the future.
Acquisitions or joint ventures could disrupt our business, cause dilution to our stockholders and otherwise harm our business.
We may acquire other businesses, products or technologies as well as pursue strategic alliances, joint ventures, technology licenses or investments in complementary businesses. Other than the Business Combination, we have not made any acquisitions to date, and our ability to do so successfully is unproven. Any of these transactions could be material to our financial condition and operating results and expose us to many risks, including:
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disruption in our relationships with customers, distributors, manufacturers or suppliers as a result of such a transaction;

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unanticipated liabilities related to acquired companies;

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difficulties integrating acquired personnel, technologies and operations into our existing business;

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diversion of management’s time and focus away from operating our business to acquisition integration challenges;

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increases in our expenses and reductions in our cash available for operations and other uses; and

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possible write-offs or impairment charges relating to acquired businesses.

Foreign acquisitions involve unique risks in addition to those mentioned above, including those related to the integration of operations across different cultures and languages, currency risks and the particular economic, political and regulatory risks associated with specific countries.
In addition, the anticipated benefit of any acquisition may not materialize. Future acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses or write-offs of goodwill, any of which could harm our financial condition. We cannot predict the number, timing or size of future joint ventures or acquisitions, if any, or the effect that any such transactions might have on our operating results.
If we do not successfully optimize and operate our sales and distribution channels or we do not effectively expand and update infrastructure, our operating results and customer experience may be negatively impacted.
If we do not adequately predict market demand or otherwise optimize and operate our sales and distribution channels successfully, this could result in excess or insufficient inventory or fulfillment capacity, increased costs, or immediate shortages in product or component supply, or harm our business in other ways. In addition, if we do not maintain adequate infrastructure to enable us to, among other things, manage our purchasing and inventory, this could negatively impact our operating results and user experience.
If we are unable to continue the development of an adequate sales and marketing organization and/or if our direct sales organization is not successful, we may have difficulty achieving market awareness and selling our products in the future.
We must continue to develop and grow our sales and marketing organization and enter into partnerships or other arrangements to market and sell our products and/or collaborate with third parties, including distributors and others, to market and sell our products to maintain the commercial success of Butterfly iQ+ and to achieve commercial success for any of our future products. Developing and managing a direct sales organization is a difficult, expensive and time-consuming process.
To continue to develop our sales and marketing organization to successfully achieve market awareness and sell our products, we must:
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continue to recruit and retain adequate numbers of effective and experienced sales and marketing personnel;

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effectively train our sales and marketing personnel in the benefits and risks of our products;

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establish and maintain successful sales, marketing, training and education programs that educate health care professionals so they can appropriately inform their patients about our products;

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manage geographically dispersed sales and marketing operations; and

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effectively train our sales and marketing personnel on the applicable fraud and abuse laws that govern interactions with healthcare practitioners as well as current and prospective patients and maintain active oversight and auditing measures to ensure continued compliance.

We may not be able to successfully manage our sales force or increase our product sales at acceptable rates.
Our use of programmatic digital advertising platforms for our eCommerce may lead to unwanted advertising and to reputational harm.
Currently, we use programmatic digital advertising platforms that automatically place advertisements for our products on websites visited by those who have visited and/or made purchases from our website. This could lead to unwanted context for advertising about our products and services, resulting in ineffective advertising or even reputational harm.

If we are unable to establish and maintain adequate sales and marketing capabilities or enter into and maintain arrangements with third parties to sell and market our products, our business may be harmed.
We cannot guarantee that we will be able to maintain our current volume of sales in the future. A substantial reduction in sales could have a material adverse effect on our operating performance. To the extent that we enter into additional arrangements with third parties to perform sales or marketing services in the United States, Europe or other countries, our product margins could be lower than if we directly marketed and sold our products. To the extent that we enter into co-promotion or other marketing and sales arrangements with other companies, any revenue received will depend on the skills and efforts of others, and we cannot predict whether these efforts will be successful. In addition, the growth of market acceptance of our products by healthcare practitioners outside of the United States will largely depend on our ability to continue to demonstrate the relative safety, effectiveness, reliability, cost-effectiveness and ease of use of such products. If we are unable to do so, we may not be able to increase product revenue from our sales efforts in Europe or other countries. If we are unable to establish and maintain adequate sales, marketing and distribution capabilities, independently or with others, our future revenue may be reduced and our business may be harmed.
The market for our products and services is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the United States is undergoing significant structural change, which makes it difficult to forecast demand for our products and services.
The market for our products and services is new and rapidly evolving, and it is uncertain whether we will achieve and sustain high levels of demand and market adoption. Our future financial performance will depend in part on growth in this market and on our ability to adapt to the changing demands of customers. It is difficult to predict the future growth rate and size of our target market. As a result, our market projections may not be achieved. Negative publicity concerning our products could limit market acceptance of our products and services. If our customers do not perceive the benefits of our products and services, or if our products and services do not attract new customers, then our market may not develop at all, or it may develop more slowly than we expect. Our success will depend to a substantial extent on the willingness of healthcare organizations to increase their use of our technology and our ability to demonstrate the value of our technology relative to competing products and services to existing and potential customers. If healthcare organizations do not recognize or acknowledge the benefits of our products and services or if we are unable to reduce healthcare costs or drive positive health outcomes, then the market for our solutions might not develop at all, or it might develop more slowly than we expect. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns experienced by competitors could limit market acceptance of our products and services.
The healthcare industry in the United States is undergoing significant structural change and is rapidly evolving. We believe that demand for our products and services has been driven in large part by rapidly growing costs in the traditional healthcare system, the movement toward patient-centricity and personalized healthcare, and advances in technology. Widespread acceptance of personalized healthcare is critical to our future growth and success. A reduction in the growth of personalized healthcare could reduce the demand for our products and services and result in a lower revenue growth rate or decreased revenue. Additionally, our products and services are offered on a subscription basis, and the adoption of subscription business models is still relatively new, especially in the healthcare industry. If companies do not shift to subscription business models and subscription health management tools do not achieve widespread adoption, or if there is a reduction in demand for subscription products and services or subscription health management tools, our business, financial condition, and results of operations could be adversely affected.
Quality problems could lead to recalls or safety alerts and/or reputational harm and could have a material adverse effect on our business, results of operations, financial condition and cash flows.
Quality of our products is very important to us and our customers due to the serious and costly consequences of product failure. Our business exposes us to potential product liability risks that are inherent in the design, manufacture, and marketing of medical devices. Product or component failures, manufacturing nonconformities, design defects, off-label use, or inadequate disclosure of product-related risks or product-related information with respect to our products, if they were to occur, could result in inaccurate imaging and safety risks. These problems could lead to the recall of, or the issuance of a safety alert relating to, our products, and could result in product liability claims and lawsuits.
Additionally, the manufacture and production of our products must occur in a highly controlled and clean environment to minimize particles and other yield- and quality-limiting contaminants. Weaknesses in process control or minute impurities in materials may cause defective products. If we are not able to maintain stringent quality controls, or if contamination problems arise, our development and commercialization efforts could be delayed, which would harm our business and results of operations.
If we fail to meet any applicable product quality standards and our products are the subject of recalls or safety alerts, our reputation could be damaged, we could lose customers, and our revenue and results of operations could decline.
Our devices use lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame, and these events may raise concerns about the batteries that we use.
The battery pack used in Butterfly’s iQ+ makes use of lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials. Publicized incidents of laptop computers and cell phones bursting into flames have focused consumer attention on the safety of these cells. There can be no assurance that the battery packs that we use would not fail, and this could lead to property damage, personal injury or death, and may subject us to lawsuits. We may also have to recall products due to battery-related safety concerns, which would be time-consuming and expensive. Also, negative perceptions in the healthcare and patient communities regarding the suitability of lithium-ion cells for medical applications or any future incident involving lithium-ion cells could seriously harm our business, even in the absence of an incident involving us.
If we are not able to develop and release new products and services, or successful enhancements, new features and modifications to our existing products and services, to successfully implement our Software-as-a-Services (“SAAS”) solutions or to achieve adequate clinical utility, our business, financial condition and results of operations could be adversely affected.
The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of products and services embodying new technologies can quickly make existing products and services, including software memberships, obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of our products and could necessitate changes or modifications to our products to accommodate such changes. We invest substantial resources in researching and developing new products and enhancing existing products by incorporating additional features, improving functionality, and adding other improvements to meet customers’ evolving needs. The success of any enhancements or improvements to our existing products or any new products depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies and third-party partners’ technologies and overall market acceptance. We may not succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to our existing products or any new products that respond to continued changes in market demands or new customer requirements, and any enhancements or improvements to our products or any new solutions may not achieve market acceptance. Since developing our products is complex, the timetable for the release of new products and enhancements to existing products is difficult to predict, and we may not offer new products and updates as rapidly as our customers require or expect. Any new products that we develop may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate sufficient revenue. Moreover, even if we introduce new products, we may experience a decline in revenue from our existing products that is not offset by revenue from the new products. For example, customers may delay making purchases of new products to permit them to make a more thorough evaluation of these products or until industry and marketplace reviews become widely available. Customers may also delay purchasing a new product because their existing Butterfly or other device continues to meet their needs. Some customers may hesitate to migrate to a new product due to concerns regarding the performance of the new product. In addition, we may lose existing customers who choose a competitor’s products and services. This could result in a temporary or permanent revenue shortfall and adversely affect our business, financial condition and results of operations.

The introduction of new products and solutions by competitors, the development of entirely new technologies to replace existing offerings or shifts in healthcare benefits trends could make our products obsolete or adversely affect our business, financial condition and results of operations. We may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new products, enhancements, additional features or capabilities. If customers do not widely purchase and adopt our products, we may not be able to realize a return on our investment. If we do not accurately anticipate customer demand or if we are unable to develop, license or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, this could result in adverse publicity, loss of revenue or market acceptance or claims by customers brought against us, each of which could have a material and adverse effect on our reputation, business, results of operations and financial condition.
The COVID-19 pandemic has and could continue to negatively affect various aspects of our business, make it more difficult for us to meet our obligations to our customers, and result in reduced demand for our products and services, which could have a material adverse effect on our business, financial condition, results of operations, or cash flows.
In December 2019, a novel strain of coronavirus was reported to have surface in Wuhan, China, and it has since spread throughout other parts of the world, including the United States. Any outbreak of contagious diseases, or other adverse public health developments, could have a material adverse effect on our business operations. These impacts to our operations have included, and could again in the future include, disruptions or restrictions on the ability of our employees and customers to travel or of us to pursue collaborations and other business transactions, travel to customers and/or conduct live demonstrations of our products at promotional events, maintain our presence in medical schools and other educational institutions, oversee the activities of our third-party manufacturers and suppliers and make shipments of materials. We may also be impacted by the temporary closure of the facilities of suppliers, manufacturers or customers. The COVID-19 pandemic may also continue to have an impact on customers, as elective surgeries have been postponed and there is greater focus on areas of care with lower profitability, leading, as a consequence, to lower expenditures on new products and devices by healthcare institutions.
In an effort to halt the outbreak of COVID-19, a number of countries, including the United States, have placed significant restrictions on travel and many businesses have announced extended closures. These travel restrictions and business closures have and may in the future adversely impact our operations locally and worldwide, including our ability to manufacture, market, sell or distribute our products, and such restrictions and closure have caused or may cause temporary closures of facilities of suppliers, manufacturers or customers. Any disruption in the operations of our employees, suppliers, customers, manufacturers or access to customers would likely impact our sales and operating results. In addition, travel restrictions have made it more difficult for us to monitor the quality of our third-party manufacturing operations when we are unable to conduct in-person quality audits of those facilities. We are continuing to monitor and assess the effects of the COVID-19 pandemic on our commercial operations. However, we cannot at this time accurately predict what effects these conditions will ultimately have on our operations due to uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the outbreak, and the length of the travel restrictions and business closures imposed by the governments of impacted countries. In addition, a significant outbreak of contagious diseases in the human population could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products and likely impact its operating results.
We will incur increased costs and demands upon management as a result of complying with the laws and regulations affecting public companies, which could adversely affect our business, results of operations, and financial condition.
We will incur significant legal, accounting and other expenses that Legacy Butterfly did not incur as a private company, including costs associated with public company reporting requirements. We will also incur costs associated with corporate governance requirements, including requirements under the Sarbanes-Oxley Act, as well as rules implemented by the SEC and the NYSE. These rules and regulations are expected to increase our legal and financial compliance costs and to make some activities more time consuming and costly. For example, executive officers and other personnel will need to devote substantial time regarding operations as a public company and compliance with applicable laws and regulations. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers, which may adversely affect investor confidence in the Company and could cause our business or stock price to suffer.
The enactment of legislation implementing changes in the U.S. taxation of international business activities, the adoption of other tax reform policies or changes in tax legislation or policies in jurisdictions outside of the United States could materially impact our results of operations and financial condition.
We are subject to income tax in the numerous jurisdictions in which we operate. Reforming the taxation of international businesses has been a priority for politicians, and a wide variety of potential changes have been proposed. Some proposals, several of which have been enacted, impose incremental taxes on gross revenue, regardless of profitability. Furthermore, it is reasonable to expect that global taxing authorities will be reviewing current legislation for potential modifications in reaction to the implementation of the 2017 Tax Cuts and Jobs Act (the “TCJA”) in the United States. Due to the expanding scale of our international business activities, changes in the taxation of such activities may increase our worldwide effective tax rate and the amount of taxes we pay and harm our business.
In the United States, the TCJA enacted on December 22, 2017 significantly affected U.S. tax law by changing how the United States imposes income tax on multinational corporations. The U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how we will apply the law and impact its results of operations in the period issued.
The TCJA requires complex computations not previously provided in U.S. tax law. As such, the application of accounting guidance for such items remain uncertain. Further, compliance with the TCJA and the accounting for such provisions requires an accumulation of information not previously required or regularly produced. As additional regulatory guidance is issued by the applicable taxing authorities, as accounting treatment is clarified, and as we perform additional analysis on the application of the law, our effective tax rate could be materially different.
Our ability to use net operating losses to offset future income may be subject to certain limitations.
As of December 30, 2020, Legacy Butterfly had federal net operating loss carry forwards (“NOLs”) to offset future taxable income of approximately $330.2 million, of which approximately $73.3 million will expire at various dates through December 31, 2031, if not utilized. A lack of future taxable income would adversely affect our ability to utilize these NOLs. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its pre-change NOLs and other pre-change tax attributes (such as research tax credits) to offset post-change taxable income. For these purposes, an ownership change generally occurs where the equity ownership of one or more stockholders or groups of stockholders who owns at least 5% of a corporation’s stock increases its ownership by more than 50 percentage points over its lowest ownership percentage within a three-year period (calculated on a rolling basis). Our existing NOLs may be subject limitations arising out of previous ownership changes and we may be limited as to the amount that can be utilized each year as a result of such previous ownership changes. In addition, future changes in our stock ownership, including future offerings, as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law. We have completed a formal study to determine if any ownership changes within the meaning of Sections 382 and 383 of the Code have occurred and determined no ownership changes have occurred as of December 31, 2020. We have recorded a full valuation allowance related to our NOLs and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.
In addition to the limitations discussed above under Sections 382 of the Code, the utilization of NOLs incurred in taxable years beginning after December 31, 2017, are subject to limitations adopted by the Tax Cuts and Jobs Act, as modified by the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). Under the TCJA, in general, NOLs generated in taxable years beginning after December 31, 2017 may offset no more than 80 percent of such year’s taxable income and there is no ability for such NOLs to be carried back to a prior taxable year. The CARES Act modifies the TCJA with respect to the TCJA’s limitation on the deduction of NOLs and provides that NOLs arising in taxable years beginning after December 31, 2017 and before January 1, 2021, may be carried back to each of the five taxable years preceding the tax year of such loss, but NOLs arising in taxable years beginning after December 31, 2020 may not be carried back. In addition, the CARES Act eliminates the limitation on the deduction of NOLs to 80 percent of current year taxable income for taxable years beginning before January 1, 2021. As a result of such limitation, we may be required to pay federal income tax in some future year notwithstanding that Legacy Butterfly had a net loss for all years in the aggregate.
U.S. taxation of international business activities or the adoption of tax reform policies could materially impact our future financial position and results of operations.
Limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of future foreign earnings. Should the scale of our international business activities expand, any changes in the U.S. taxation of such activities could increase our worldwide effective tax rate and harm our future financial position and results of operations.
Taxing authorities may successfully assert that Legacy Butterfly should have collected or we in the future should collect sales and use, value-added, or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.
Jurisdictions in which we do not collect sales, use, value-added, or similar taxes on our products may assert that such taxes are applicable, which could result in tax assessments, penalties, and interest, and we may be required to collect such taxes in the future. Such tax assessments, penalties, interest, or future requirements would adversely affect our financial condition and results of operations. Further, in June 2018, the Supreme Court held in South Dakota v. Wayfair, Inc. that states could impose sales tax collection obligations on out-of-state sellers even if those sellers lack any physical presence within the states imposing the sales taxes. Under Wayfair, a person requires only a “substantial nexus” with the taxing state before the state may subject the person to sales tax collection obligations therein. An increasing number of states (both before and after the publication of Wayfair) have considered or adopted laws that attempt to impose sales tax collection obligations on out-of-state sellers. The Supreme Court’s Wayfair decision has removed a significant impediment to the enactment and enforcement of these laws, and it is possible that states may seek to tax out-of-state sellers on sales that occurred in prior tax years, which could create additional administrative burdens for us, put us at a competitive disadvantage if such states do not impose similar obligations on our competitors, and decrease our future sales, which would adversely impact our business, financial condition, and results of operations.
We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and other worldwide anti-bribery laws by us or our agents.
We are subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), which prohibits companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. Our planned future reliance on independent distributors to sell our products internationally demands a high degree of vigilance in enforcing our policy against participation in corrupt activity, because these distributors could be deemed to be our agents, and we could be held responsible for their actions. Other U.S. companies in the medical device and pharmaceutical fields have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with such non-U.S. government officials. We are also subject to similar anti-bribery laws in the jurisdictions in which we operate, including the United Kingdom’s Bribery Act of 2010, which also prohibits commercial bribery and makes it a crime for companies to fail to prevent bribery. We have limited experience in complying with these laws and in developing procedures to monitor compliance with these laws by its agents. These laws are complex and far-reaching in nature, and, as a result, we cannot assure investors that we would not be required in the future to alter one or more of our practices to be in compliance with these laws or any changes in these laws or the interpretation thereof.

Any violations of these laws, or allegations of such violations, could disrupt our operations, involve significant management distraction, involve significant costs and expenses, including legal fees, and could result in a material adverse effect on our business, prospects, financial condition, or results of operations. We could also incur severe penalties, including criminal and civil penalties, disgorgement, and other remedial measures.
Risks Related to Healthcare Industry Shifts and Changing Regulations
We are subject to extensive government regulation, which could restrict the development, marketing, sale and distribution of our products and could cause us to incur significant costs.
Our ultrasound imaging products and associated services are subject to extensive pre-market and post-market regulation by the FDA and various other federal, state, local and foreign government authorities. Government regulation of medical devices is meant to assure their safety and effectiveness, and includes requirements for, among other things:
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design, development and manufacturing processes;

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labeling, content and language of instructions for use and storage;

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product testing, pre-clinical studies and clinical trials;

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regulatory clearances and approvals, including pre-market clearance or pre-market approval;

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establishment registration, device listing and ongoing compliance with the QSR requirements;

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advertising and promotion;

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marketing, sales and distribution;

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conformity assessment procedures;

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product traceability and record-keeping procedures;

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review of product complaints, complaint reporting, recalls and field safety corrective actions;

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post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury;

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post-market studies (if applicable); and

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product import and export.

The laws and regulations to which we and our products are subject are complex and subject to periodic changes. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales.
Before a new medical device, or a significant modification of a medical device, including a new use of or claim for an existing product, can be marketed in the United States, it must first receive either 510(k) clearance or premarket approval (“PMA”) from the FDA, unless an exemption applies. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness, in order to clear the proposed device for marketing. Clinical data is sometimes required to support substantial equivalence. Legacy Butterfly received 510(k) clearance for the Butterfly iQ in 2017, and the FDA determined, following a 2020 pre-submission meeting with Legacy Butterfly, that the Butterfly iQ+ was eligible to be marketed under the original 510(k). We may be required to obtain a new 510(k) clearance or PMA for significant post-market modifications to its products, including any modifications made to the Butterfly iQ+. In order to pave the way for at-home use of the Butterfly iQ+ and future products or services, we anticipate that we will need to validate at-home applications through focused clinical trials. Obtaining 510(k) clearance or PMA approval for medical devices can be expensive and time-consuming, and entails significant user fees, unless an exemption is available. The FDA’s process for obtaining 510(k) clearance usually takes three to 12 months, but it can last longer. In the PMA approval process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including but not limited to, technical, pre-clinical, clinical trial, manufacturing and labeling data. The process for obtaining a PMA is more costly and uncertain and approval can take anywhere from at least one year to, in some cases, multiple years from the time the application is initially filed with the FDA. Modifications to products that are approved through a PMA application generally require further FDA approval. Some of our future products may require PMA approval. In addition, the FDA may require that we obtain a PMA prior to marketing future changes of our existing products. Further, we may not be able to obtain additional 510(k) clearances or PMAs for new products or for modifications to, or additional indications for, our products in a timely fashion or at all. Delays in obtaining future clearances or approvals could adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn could harm our revenue and future profitability.
In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, if necessary, for a PMA application or 510(k) notification, a company must, among other things, apply for and obtain institutional review board (“IRB”) approval of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an investigational device exemption (“IDE”) application and follow applicable IDE regulations. Unless IDE-exempt, nonsignificant risk devices are still subject to certain abbreviated IDE requirements, however, an IDE application is not required if such abbreviated requirements are met. We may not be able to obtain any necessary FDA and/or IRB approval to undertake clinical trials in the United States for future devices we develop and intend to market in the United States. If we do obtain such approvals, the FDA may find that our studies do not comply with the IDE or other regulations governing clinical investigations or the data from any such trials may not support clearance or approval of the investigational device. Moreover, certainty that clinical trials will meet desired endpoints, produce meaningful or useful data and be free of unexpected adverse effects, or that the FDA will accept the validity of foreign clinical study data (if applicable) cannot be assured, and such uncertainty could preclude or delay market clearance or authorizations resulting in significant financial costs and reduced revenue.
We are also subject to numerous post-marketing regulatory requirements, which include quality system regulations related to the manufacture of our devices, labeling regulations and medical device reporting (“MDR”) regulations. The last of these regulations requires us to report to the FDA if our devices cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury if the malfunction recurred. If we fail to comply with present or future regulatory requirements that are applicable to Butterfly, we may be subject to enforcement action by the FDA, which may include any of the following sanctions:
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untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties;

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customer notification, or orders for repair, replacement or refunds;

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voluntary or mandatory recall or seizure of Butterfly’s current or future products;

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administrative detention by the FDA of medical devices believed to be adulterated or misbranded;

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operating restrictions, suspension or shutdown of production;

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refusal of our requests for 510(k) clearance or PMA of new products, new intended uses or modifications to existing products;

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rescission of 510(k) clearance or suspension or withdrawal of PMAs that have already been granted; and

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criminal prosecution.

The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.
There is no guarantee that the FDA will grant 510(k) clearance or PMA approval of our future products, and failure to obtain necessary clearances or approvals for our future products would adversely affect our ability to grow our business.
Some of our new or modified products will require FDA clearance of a 510(k) notification or FDA approval of a PMA application. The FDA may refuse our requests for 510(k) clearance or PMA of new products or may not clear or approve these products for the indications that are necessary or desirable for successful commercialization. Early stage review may also result in delays or other issues. For example, the FDA has issued guidance intended to explain the procedures and criteria used in assessing whether 510(k) and PMA submissions should be accepted for substantive review. Under the “Refuse to Accept” guidance, the FDA conducts an early review against specific acceptance criteria to inform 510(k) and PMA submitters if the submission is administratively complete, or if not, to identify the missing element(s). Submitters are given the opportunity to provide the FDA with any information identified as missing. If the information is not provided within a specified time, the submission will not be accepted for FDA review. The FDA may also change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions that may prevent or delay approval or clearance of our products under development or impact our ability to gain clearance or approval for modifications to our currently approved or cleared products in a timely manner. Significant delays in receiving clearance or approval, or the failure to receive clearance or approval for our new products, would have an adverse effect on our ability to expand our business.
Recent initiatives by the FDA to enhance and modernize various regulatory pathways for device products and its overall approach to safety and innovation in the medical technology industry creates the possibility of changing product development costs, requirements, and other factors and additional uncertainty for our future products and business.
Regulatory requirements may change in the future in a way that adversely affects us. Any change in the laws or regulations that govern the clearance and approval processes or the post-market compliance requirements relating to our current and future products could make it more difficult and costly to obtain clearance or approval for new products, or to produce, market and distribute existing products.
For example, the FDA and other government agencies have been focusing on the cybersecurity risks associated with certain medical devices and encouraging device manufacturers to take a more proactive approach to assessing the cybersecurity risks of their devices both during development and on a periodic basis after the devices are in commercial distribution. These regulatory efforts could lead to new FDA requirements in the future or additional product liability or other litigation risks if any of our products is considered to be susceptible to third-party tampering. In December 2016, Congress passed the 21st Century Cures Act, which made multiple changes to the FDA’s rules for medical devices as well as for clinical trials, and in August 2017, Congress passed the Medical Device User Fee reauthorization package, which affects medical device regulation both pre- and post-approval and could have certain impacts on our business. Since that time, the FDA has announced a series of efforts to modernize and streamline the 510(k) notification and regulatory review process and monitoring post-market safety, and issued a Proposed Rule to formalize the De Novo classification process to provide clarity to innovative device developers. Changes in the FDA 510(k) process could make clearance more difficult to obtain, increase delay, add uncertainty and have other significant adverse effects on our ability to obtain and maintain clearance for our products.
It is unclear at this time whether and how various activities initiated or announced by the FDA to modernize the U.S. medical device regulatory system could affect our business, as some of the FDA’s new medical device safety and innovation initiatives have not been formalized and remain subject to change. For example, a 2018 Medical Device Safety Action Plan announced by former FDA Commissioner Gottlieb included a particular focus on post-market surveillance and how to respond when new safety concerns emerge once a product is on the market. The increased attention that the medical technology industry is receiving from FDA leadership that understands the challenging and rapidly changing nature of the U.S. health care system creates the possibility of unanticipated regulatory and other potential changes to our products and our overall business. In response to the COVID-19 public health emergency, the FDA’s device and diagnostic center leadership has exercised a significant amount of enforcement discretion to meet the medical community’s and patients’ needs for remote monitoring and other innovative solutions that involve digital health products. The FDA has signaled that some of its policy changes adopted during the COVID-19 pandemic could remain in place after the public health emergency subsides, but it is unclear which policies will be retained or how those policies could impact the medical device industry in the future.

If we fail to obtain regulatory clearances in other countries for existing products or products under development, we will not be able to commercialize these products in those countries.
In order for us to market our products in countries outside of the United States, we must comply with extensive safety and quality regulations in other countries regarding the quality, safety and efficacy of our products. These regulations, including the requirements for approvals, clearance or CE mark grant, and the time required for regulatory review, vary from country to country. Failure to obtain regulatory approval, clearance or CE mark (or equivalent) in any foreign country in which we plan to market our products may harm our ability to generate revenue and harm our business. Approval and CE marking procedures vary between countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval or CE mark in other countries might differ from that required to obtain FDA clearance. The regulatory approval or CE marking process in other countries may include all of the risks detailed above regarding FDA clearance in the United States. Regulatory approval or the CE marking of a product in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval or a CE mark in one country may negatively impact the regulatory process in others. Failure to obtain regulatory approval or a CE mark in other countries or any delay or setback in obtaining such approval could have the same adverse effects described above regarding FDA clearance in the United States.
The primary regulatory environment in Europe is that of the EEA, which is comprised of the Member States of the EU, Iceland, Liechtenstein and Norway. We cannot be certain that we will be successful in meeting and continuing to meet the requirements to market a medical device in the EEA in light of the current transition period between the prior system, called the Medical Device Directive (“MDD”), to the current system, called the Medical Device Regulation. The Medical Device Regulation went into force in May 2017 but allowed a three-year transition period until May 2020 for Member States, regulatory authorities, and medical device stakeholders to come into compliance with the new requirements. A one-year delay of the compliance date of the Medical Device Regulation was implemented in response to the COVID-19 pandemic, making May 2021 the current deadline for industry compliance. Compared to the MDD, the Medical Device Regulation promotes a shift from the pre-approval stage (i.e., the path to CE Marking) to a life-cycle approach and places greater emphasis on clinical data and clinical evaluations to assure the safety and performance of new medical devices. Moreover, the Medical Device Regulation includes elements intended to strengthen the conformity assessment procedures, assert greater control over notified bodies and their standards, increase overall system transparency, and impose more robust device vigilance requirements on manufacturers and distributors. Among other changes, many device manufacturers will need to switch notified bodies to one that has received its designation under the Medical Device Regulation, which will require those manufacturers to undergo an audit and have all their documentation reviewed by the new notified body before it can assess their medical device products under the new standards. The new rules and procedures that have been created under the overhauled European regulations will likely result in increased regulatory oversight of all medical devices marketed in the EU, and this may, in turn, increase the costs, time and requirements that need to be met in order to place an innovative or high-risk medical device on the EEA market.
If we, our contract manufacturers or our component suppliers are unable to manufacture our products in sufficient quantities, on a timely basis, at acceptable costs and in compliance with regulatory and quality requirements, the manufacturing and distribution of our devices could be interrupted, and our product sales and operating results could suffer.
We, our contract manufacturers and our component suppliers are required to comply with the FDA’s Quality System Regulation (“QSR”), which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage, shipping and servicing of our devices. Compliance with applicable regulatory requirements is subject to continual review and is monitored rigorously through periodic, sometimes unannounced, inspections by the FDA. We cannot assure investors that our facilities or our third-party manufacturers’ or suppliers’ facilities would pass any future quality system inspection. Failure of our or our third-party manufacturers and component suppliers to adhere to QSR requirements or take adequate and timely corrective action in response to an adverse quality system inspection finding could delay production of our products and lead to fines, difficulties in obtaining regulatory clearances, recalls, enforcement actions, including injunctive relief or consent decrees, or other consequences, which could have a material adverse effect on our financial condition or results of operations. Any such failure, including the failure of our contract manufacturers, to achieve and maintain the required high manufacturing standards could result in further delays or failures in product testing or delivery, cost overruns, increased warranty costs or other problems that could harm our business and prospects.
In addition, any of our products shipped internationally are also required to comply with the International Organization for Standardization (“ISO”) quality system standards as well as European Directives and norms in order to produce products for sale in the EU. In addition, many countries such as Canada and Japan have very specific additional regulatory requirements for quality assurance and manufacturing. If we fail to continue to comply with current good manufacturing requirements, as well as ISO or other regulatory standards, we may be required to cease all or part of our operations until we comply with these regulations. Maintaining compliance with multiple regulators adds complexity and cost to our manufacturing and compliance processes.
Our current or future products may be subject to product recalls even after receiving FDA clearance or approval. A recall of our products, either voluntarily or at the direction of the FDA, or the discovery of serious safety issues with our products, could have a significant adverse impact on us.
The FDA and similar governmental bodies in other countries have the authority to require the recall of our products if we or our third-party manufacturers fail to comply with relevant regulations pertaining to, among other things, manufacturing practices, labeling, advertising or promotional activities, or if new information is obtained concerning the safety or efficacy of these products. For example, under the FDA’s MDR regulations, we are required to report to the FDA any incident in which our products may have caused or contributed to a death or serious injury or in which our products malfunctioned in a manner likely to cause or contribute to death or serious injury if that malfunction were to recur. Repeated adverse events or product malfunctions may result in a voluntary or involuntary product recall, or administrative or judicial seizure or injunction, when warranted. A government-mandated recall may be ordered if the FDA finds that there is a reasonable probability that the device would cause serious, adverse health consequences or death. A voluntary recall by us could occur as a result of any material deficiency in a device, such as manufacturing defects, labeling deficiencies, packaging defects or other failures to comply with applicable regulations, such as a failure to obtain marketing approval or clearance before launching a new product. In February 2020, Legacy Butterfly initiated a recall of two software tools after being notified by the FDA that each of them required clearance via a 510(k) premarket notification. In general, if we decide to make a change to our product, we are responsible for determining whether to classify the change as a recall. It is possible that the FDA could disagree with our initial classification. The FDA requires that certain classifications of recalls be reported to the FDA within 10 working days after the recall is initiated. If a change to a device addresses a violation of the federal Food, Drug, and Cosmetic Act (“FDCA”), that change would generally constitute a medical device recall and require submission of a recall report to the FDA.
Recalls of any of our products would divert managerial and financial resources and have an adverse effect on our reputation, results of operations and financial condition, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet its customers’ demands. We may also be subject to product liability claims, be required to bear other costs, or be required to take other actions that may have a negative impact on our future sales and our ability to generate profits. Companies are required to maintain certain records of recalls, even if they are not reportable to the FDA. We may initiate voluntary recalls involving our products in the future that we determine do not require notification to the FDA. If the FDA disagrees with our determinations, the FDA could require us to report those actions as recalls. A future recall, withdrawal, or seizure of any product could materially and adversely affect consumer confidence in the Butterfly brand, lead to decreased demand for our products and negatively affect our sales. In addition, the FDA could take enforcement action for failing to report recalls when they were conducted by us or one of our agents.
We may be subject to enforcement action if we engage in improper or off-label marketing or promotion of our products, including fines, penalties and injunctions.
Our promotional materials and training methods must comply with FDA and other applicable laws and regulations, including the prohibition of the promotion of unapproved, or off-label, uses. Physicians may, however, use our products off-label, as the FDA does not restrict or regulate a physician’s practice of medicine. Medical device manufacturers and distributors are permitted to promote their products in a way that is consistent with the FDA-authorized labeling and indications for use. However, if the FDA determines that our promotional materials or training materials promote a 510(k)-cleared or approved medical device in a manner inconsistent with its labeling, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance of an Untitled Letter, a Warning Letter, injunction, seizure, civil fine or criminal penalties. In addition to ensuring that the claims we make are consistent with our regulatory clearances or approvals, the FDA also ensures that promotional labeling for all regulated medical devices is neither false nor misleading.
It is also possible that other federal, state or foreign enforcement authorities might take action if they consider our promotional or training materials to constitute promotion of an off-label use, which could result in significant fines or penalties under other statutory authorities, such as laws prohibiting false claims for reimbursement. In that event, our reputation could be damaged, and adoption of our products could be impaired. Although our policy is to refrain from making statements or from disseminating promotional material that could be considered off-label promotion of our products, the FDA or another regulatory agency could disagree and conclude that we have engaged in off-label promotion. In addition, the off-label use of our products may increase the risk of product liability claims. Product liability claims are expensive to defend and could divert our management’s attention, result in substantial damage awards against us, and harm our reputation. Recent court decisions have impacted the FDA’s enforcement activity regarding off-label promotion in light of First Amendment considerations, although there are still significant risks in this area in part due to the potential False Claims Act exposure. Further, this area is subject to ongoing policy changes at the federal level, resulting in some degree of uncertainty for regulated businesses. For example, in September 2020, the FDA issued a proposed rulemaking to revise its regulation governing the types of evidence relevant to determining the “intended use” of a drug or device under the FDCA, which would have implications for when a manufacturer or distributor has engaged in off-label marketing. Public comments are being solicited, following which the FDA will be required to publish a final regulation and justify any additional revisions it may make to this regulatory language.
Direct-to-consumer marketing and social media efforts may expose us to additional regulatory scrutiny, including from the Federal Trade Commission (the “FTC”) and other consumer protection agencies and regulators.
In addition to the laws and regulations enforced by the FDA, advertising for various services and for non-restricted medical devices is subject to federal truth-in-advertising laws enforced by the FTC, as well as comparable state consumer protection laws. Our efforts to promote our prescription products via direct-to-consumer marketing and social media initiatives may subject us to additional scrutiny of our practices. For example, the FTC and other consumer protection agencies scrutinize all forms of advertising (whether in digital or traditional formats) for business services, consumer-directed products, and non-restricted medical devices to ensure that advertisers are not making false, misleading or unsubstantiated claims or failing to disclose material relationships between the advertiser and its products’ endorsers, among other potential issues. The FDA oversees the advertising and promotional labeling for restricted medical devices and ensures, among other things, that there is effective communication of, and a fair and balanced presentation of, the risks and benefits of such high-risk medical devices.
Under the Federal Trade Commission Act (“FTC Act”), the FTC is empowered, among other things, to (a) prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce; (b) seek monetary redress and other relief for conduct injurious to consumers; and (c) gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. The FTC has very broad enforcement authority, and failure to abide by the substantive requirements of the FTC Act and other consumer protection laws can result in administrative or judicial penalties, including civil penalties, injunctions affecting the manner in which we would be able to market services or products in the future, or criminal prosecution. We plan to increase our advertising activities that may be subject to these federal and state truth-in-advertising laws. Any actual or perceived non-compliance with those laws could lead to an investigation by the FTC or a comparable state agency, or could lead to allegations of misleading advertising by private plaintiffs. Any such action against us would disrupt our business operations, cause damage to our reputation, and result in a material adverse effects on our business.
In some instances in our advertising and promotion, we may make claims regarding our product as compared to competing products, which may subject us to heightened regulatory scrutiny, enforcement risk, and litigation risks.
The FDA requires that promotional labeling be truthful and not misleading, including with respect to any comparative claims made about competing products or technologies. In addition to FDA implications, the use of comparative claims also presents risk of a lawsuit by the competitor under federal and state false advertising and unfair competition statutes (e.g., the Lanham Act) or unfair and deceptive trade practices law, and possibly also state libel law. Such a suit may seek injunctive relief against further advertising, a court order directing corrective advertising, and compensatory and punitive damages where permitted by law. Further, notwithstanding the ultimate outcome of any Lanham Act or similar complaint, our reputation and relationship with certain customers or distribution partners may be harmed as a result of the allegations related to our products or our business practices more generally.
Because we do not require training for users of our current products, although they are limited under FDA’s marketing clearances to use by trained healthcare practitioners, there exists a potential for misuse of these products, which could ultimately harm our reputation and business.
Federal regulations allow us to sell our medical device products to or on the order of practitioners licensed by law to use or order the use of a prescription device. The definition of “licensed practitioners” varies from state to state. As a result, our products may be purchased or operated by physicians with varying levels of training and, in many states, by non-physicians, including nurse practitioners, chiropractors and technicians. Outside the United States, many jurisdictions do not require specific qualifications or training for purchasers or operators of medical device products. We do not supervise the procedures performed with our products, nor can we require that direct medical supervision occur. Although product training is offered, neither we nor our distributors require purchasers or operators of our non-invasive products to attend training sessions. The lack of required training and the purchase and use of our non-invasive products by non-physicians may result in product misuse and adverse treatment outcomes, which could harm our reputation and expose us to costly product liability litigation.
We are subject to federal, state and foreign laws prohibiting “kickbacks” and false or fraudulent claims, and other fraud and abuse laws, transparency laws, and other health care laws and regulations, which, if violated, could subject us to substantial penalties. Additionally, any challenge to or investigation into our practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm our business.
Our relationships with customers and third-party payors are subject to broadly applicable fraud and abuse and other health care laws and regulations that may constrain Butterfly’s sales, marketing and other promotional activities by limiting the kinds of financial arrangements, including sales programs and certain customer and product support programs, we may have with hospitals, physicians or other purchasers of medical devices. Other federal and state laws generally prohibit individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent, or are for items or services that were not provided as claimed. These laws include, among others, the federal healthcare Anti-Kickback Statute, the federal civil False Claims Act, other federal health care false statement and fraud statutes, the Open Payments program, the Civil Monetary Penalties Law, and analogous fraud and abuse and transparency laws in most states, as described in Item 1, Business — Government Regulation. While the federal laws generally apply only to products or services for which payment may be made by a federal healthcare program, state laws often apply regardless of whether federal funds may be involved.
While we believe and make every effort to ensure that our business arrangements with third parties and other activities and programs comply with all applicable laws, these laws are complex, and our activities may be found not to be compliant with one or more of these laws, which may result in significant civil, criminal and/or administrative penalties, fines, damages and exclusion from participation in federal health care programs. Even an unsuccessful challenge or investigation into our practices could cause adverse publicity, and be costly to respond to, and thus could have a material adverse effect on our business, financial condition and results of operations. Our compliance with Medicare and Medicaid regulations may be reviewed by federal or state agencies, including the Office of Inspector General of the U.S. Department of Health and Human Services (“OIG”), Centers for Medicare & Medicaid Services (“CMS”), and the U.S. Department of Justice, or may be subject to whistleblower lawsuits under federal and state false claims laws. To ensure compliance with Medicare, Medicaid and other regulations, government agencies conduct periodic audits of the Company to ensure compliance with various supplier standards and billing requirements.
Similarly, our international operations are subject to the provisions of the FCPA, which prohibits U.S. companies and their intermediaries from making payments in violation of law to non-U.S. government officials for the purpose of obtaining or retaining business or securing any other improper advantage. In many countries, the healthcare professionals that medical device distributors regularly interact with may meet the definition of a foreign official for purposes of the FCPA. International business operations are also subject to various other international anti-bribery laws such as the U.K. Anti-Bribery Act. Despite meaningful measures that we undertake to facilitate lawful conduct, which include training and compliance programs and internal policies and procedures, we may not always prevent unauthorized, reckless or criminal acts by our employees or agents, or employees or agents of businesses or operations we may acquire. Violations of these laws, or allegations of such violations, could disrupt operations, involve significant management distraction and have a material adverse effect on our business, financial condition and results of operations, among other adverse consequences.
If we are found to have violated laws protecting the confidentiality and security of health information, we could be subject to civil or criminal penalties, which could increase our liabilities and harm its reputation or its business.
There are a number of federal and state laws protecting the confidentiality and security of individually identifiable health information, or protected health information (“PHI”), and restricting the use and disclosure of that protected information. In particular, the U.S. Department of Health and Human Services promulgated privacy rules under the Health and Insurance Portability and Accountability Act (“HIPAA”). The HIPAA privacy rules protect medical records and other personal health information by limiting their use and disclosure, giving individuals the right to access, amend and seek accounting of their own health information and limiting most use and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. The HIPAA security rules require the implementation of administrative, physical and technical safeguards to protect the security of PHI. HIPAA applies to health plans, health care providers who engage in certain standard healthcare transactions electronically, such as electronic billing, and healthcare clearinghouses, all of which are referred to as “covered entities.” HIPAA also applies to “business associates,” or organizations that provide services to covered entities involving the use or disclosure of PHI. Business associates, like us, are subject to direct liability for violations of HIPAA.
Penalties for HIPAA violations can be issued by the U.S. Department of Health and Human Services’ Office for Civil Rights, the U.S. Department of Justice, and state attorneys general. Financial penalties can range from $100 to $50,000 per violation, with a maximum penalty of $1.5 million per year for violation. HIPAA authorizes states attorneys’ general to file suit on behalf of state residents; in such cases, courts can award damages, costs and attorneys’ fees related to HIPAA violations in addition to the aforementioned financial penalties. While HIPAA does not create a private right of action allowing individuals to sue in civil court for HIPAA violations, the HIPAA rules have been used as the basis for a duty of care claim in state civil suits for negligence or recklessness in the misuse or breach of PHI. Further, to provide “covered entity” clients with services that involve access to PHI, HIPAA requires us to enter into business associate agreements that require us to safeguard PHI in accordance with HIPAA. If we fail to comply with the terms of our business associate agreements, we may also be liable contractually.
Additionally, we are subject to any state laws that are more restrictive than the rules issued under HIPAA. These laws vary by state and could impose stricter standards and additional penalties. If we are found to be in violation of these applicable state laws, we could be subject to additional civil or criminal penalties, which could increase our liabilities, harm our reputation and have a material adverse effect on our business, financial condition and results of operations.

We are subject to complex and evolving U.S. and foreign laws and regulations regarding privacy, data protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, increased cost of operations, or declines in customer growth or engagement, or otherwise harm our business.
We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including laws and regulations relating to privacy, data sharing and data protection, artificial intelligence and use of machine learning, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, personal information, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, product liability, taxation, economic or other trade prohibitions or sanctions, corrupt practices, fraud, waste and abuse restrictions, and securities law compliance. The introduction of new products or expansion of our activities in certain jurisdictions may subject us to additional laws and regulations. For example, both the federal and various state governments of the United States have adopted or are considering laws, guidelines or rules for the collection, distribution, use and storage of information collected from or about customers or their devices. The California Consumer Privacy Act (“CCPA”), for example, which became effective January 1, 2020, substantially expands privacy obligations of many businesses providing services to California residents, including us. The CCPA requires new disclosures to California consumers, imposes new rules for collecting or using information about minors, and affords consumers new rights, such as the right to know whether the data is sold or disclosed and to whom, the right to request that a company delete personal information collected, the right to opt out of the sale of personal information and the right to non-discrimination in terms of price or service when a consumer exercises a privacy right. If we fail to comply with these regulations, the CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Moreover, a newly passed ballot initiative, the California Privacy Rights Act (“CPRA”), which will become operational in 2023, expands on the CCPA, creating new consumer rights and protections, including: the right to correct personal information, the right to opt out of the use of personal information in automated decision making, the right to opt out of “sharing” consumer’s personal information for cross-context behavioral advertising, and the right to restrict use of and disclosure of sensitive personal information, including geolocation data to third parties. We will need to evaluate and potentially update our privacy program to ensure compliance with the CPRA and may incur additional costs and expenses in our effort to comply.
In addition, foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. For example, the EU General Data Protection Regulation 2016/267 (“GDPR”), which came into force on May 25, 2018, implemented stringent operational requirements for the collection, use, storage of, protection of and disclosure of personal data. The GDPR introduced more stringent requirements (which will continue to be interpreted through guidance and decisions over the coming years), including but not limited to requiring organizations to erase an individual’s information upon request, limiting the purposes for which personal data may be used, and implementing mandatory data breach notification requirements, requiring organizations in taking certain measures when engaging third party processors and imposing certain obligations on service providers. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with the supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR. The European regime also includes directives which, among other things, require EU member states to regulate marketing by electronic means, the use of web cookies and other tracking technology. Each EU Member State has transposed the requirements of such directives into its own national data privacy regime, and therefore, the laws may differ between jurisdictions. We may also be subject to EU rules with respect to cross-border transfers of personal data out of the European Economic Area (“EEA”). Recent legal developments in Europe have created complexity and uncertainty regarding transfers of personal data from the EEA to the United States, as the CJEU invalidated the EU-US Privacy Shield Framework (“Privacy Shield”) on July 16, 2020, which may impact our ability to transfer personal data outside of the EEA to the United States or other jurisdictions. The United Kingdom’s withdrawal from the EU may also require us to find alternative solutions for the compliant transfer of personal data into and possibly from the United Kingdom as we will have to comply with the GDPR and also the UK equivalent. If found non-compliant with any of the many requirements under the GDPR, we may be subject to fines of up to the greater of €20 million or up to 4% of our total global annual turnover.

While the CJEU invalidated the EU-U.S. Privacy Shield Framework, the Court upheld the Standard Contractual Clauses as a valid mechanism for data transfers from the EEA to the United States. We anticipated this issue, which is why in our Data Processing Addendum, the Standard Contractual Clauses automatically come into effect as a back-up transfer mechanism for personal data to be transferred from the EEA to the United States in the event of Privacy Shield invalidation. We are closely following the European Commission’s draft guidance on the Standard Contractual Clauses and the European Data Protection Board’s draft guidance on supplemental tools to ensure that data transfers are handled in accordance with GDPR and to determine if any changes to our privacy program are necessary.
Data localization laws in some countries may mandate that certain types of data collected in a particular country be stored and/or processed within that country. We could be subject to audits in Europe and around the world, particularly in the areas of consumer and data protection, as we continue to grow and expand our operations. Legislators and regulators may make legal and regulatory changes, or interpret and apply existing laws, in ways that make our products less useful to customers, require us to incur substantial costs, expose us to unanticipated civil or criminal liability, or cause us to change its business practices. These changes or increased costs could negatively impact our business and results of operations in material ways. If we fail to comply with these standards, we could be subject to criminal penalties and civil sanctions, including fines and penalties and amounts could be significant.
Cybersecurity risks and cyber incidents could result in the compromise of confidential data or critical data systems and give rise to potential harm to customers, remediation and other expenses, expose us to liability under HIPAA, consumer protection laws, or other common law theories, subject us to litigation and federal and state governmental inquiries, damage our reputation, and otherwise be disruptive to our business and operations.
Cyber incidents can result from deliberate attacks or unintentional events. We collect and store on our networks sensitive information, including intellectual property, proprietary business information and personally identifiable information of individuals, such as our customers and employees. The secure maintenance of this information and technology is critical to our business operations. We have implemented multiple layers of security measures to protect the confidentiality, integrity and availability of this data and the systems and devices that store and transmit such data. We utilize current security technologies, including encryption and data depersonalization, and our defenses are monitored and routinely tested. Despite these efforts, threats from malicious persons and groups, new vulnerabilities and advanced new attacks against information systems create risk of cybersecurity incidents. These incidents can include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may not immediately produce signs of intrusion, we may be unable to anticipate these incidents or techniques, timely discover them, or implement adequate preventative measures.
Cybersecurity threats can come from a variety of sources, and may range in sophistication from an individual hacker to malfeasance by employees, consultants or other service providers to state-sponsored attacks. Cyber threats may be generic, or they may be custom-crafted against our information systems. Over the past several years, cyber-attacks have become more prevalent and much harder to detect and defend against. Our network and storage applications, as well as those of our contractors, may be vulnerable to cyber-attack, malicious intrusion, malfeasance, loss of data privacy or other significant disruption and may be subject to unauthorized access by hackers, employees, consultants or other service providers. In addition, hardware, software or applications that we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud, trickery or other forms of deceiving our employees, contractors and temporary staff.
There can be no assurance that we will not be subject to cybersecurity incidents that bypass our security measures, impact the integrity, availability or privacy of personal health information or other data subject to privacy laws or disrupt our information systems, devices or business, including our ability to deliver services to our users. As a result, cybersecurity, physical security and the continued development and enhancement of our controls, processes and practices designed to protect our enterprise, information systems and data from attack, damage or unauthorized access remain a priority for us. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any cybersecurity vulnerabilities. The occurrence of any of these events could result in:
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harm to customers and end-users;

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business interruptions and delays;

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the loss, misappropriation, corruption or unauthorized access of data;

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litigation, including potential class action litigation, and potential liability under privacy, security and consumer protection laws or other applicable laws;

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reputational damage;

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increase to insurance premiums; and

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foreign, federal and state governmental inquiries, any of which could have a material, adverse effect on our financial position and results of operations and harm our business reputation.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent us from accessing critical information and expose us to liability, which could adversely affect our business and our reputation.
In the ordinary course of our business, we collect and store sensitive data, intellectual property and proprietary business information owned or controlled by us or our users. This data encompasses a wide variety of business-critical information, including research and development information, commercial information, and business and financial information. We face four primary risks relative to protecting this critical information: loss of access; inappropriate disclosure; inappropriate modification; and inadequate monitoring of our controls over the first three risks.
The secure processing, storage, maintenance, and transmission of this critical information is vital to our operations and business strategy, and we devote significant resources to protecting such information. Although we take measures to protect sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses, breaches, interruptions due to employee error, malfeasance, lapses in compliance with privacy and security mandates, or other disruptions. Any such breach or interruption could compromise our networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost, or stolen.
Any such security breach or interruption, as well as any action by us or our employees or contractors that might be inconsistent with the rapidly evolving data privacy and security laws and regulations applicable within the United States and elsewhere where we conduct business, could result in enforcement actions by U.S. states, the U.S. federal government or foreign governments, liability or sanctions under data privacy laws that protect personally identifiable information, regulatory penalties, other legal proceedings such as, but not limited to, private litigation, the incurrence of significant remediation costs, disruptions to our development programs, business operations and collaborations, diversion of management efforts and damage to our reputation, which could harm our business and operations. For example, the CCPA provides for both civil penalties and a private right of action for data breaches as a result of an entity’s non-compliance with the CCPA. Because of the rapidly moving nature of technology and the increasing sophistication of cybersecurity threats, our measures to prevent, respond to and minimize such risks may be unsuccessful.
With respect to medical information, we follow HIPAA rules and applicable state laws, separate personal information from medical information, and further employ additional encryption tools to protect the privacy and security of Butterfly’s users and medical data. However, hackers may attempt to penetrate our computer systems, and, if successful, misappropriate personal or confidential business information. In addition, an associate, contractor or other third party with whom we do business may attempt to circumvent our security measures in order to obtain such information, and may purposefully or inadvertently cause a breach involving such information. While we continue to implement additional protective measures to reduce the risk of and detect cyber incidents, cyber-attacks are becoming more sophisticated and frequent, and the techniques used in such attacks change rapidly.

In addition, non-compliance with any foreign data privacy and data security regulations, such as the GDPR, which requires stringent data breach notification obligations, among many other requirements, resulting in a data breach may result in fines of up to €20 million or 4% of the annual global revenues of the infringer, whichever is greater. There can be no assurance that our efforts to comply with these and other applicable data privacy regulatory regimes will be successful.
Further, unauthorized access, loss or dissemination of sensitive information could also disrupt our operations, including our ability to conduct research and development activities, process and prepare company financial information, manage various general and administrative aspects of our business and damage our reputation, any of which could adversely affect our business and reputation. In addition, there can be no assurance that we will promptly detect any such disruption or security breach, if at all. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our products could be delayed.
Broad-based domestic and international government initiatives to reduce spending, particularly those related to healthcare costs, may reduce reimbursement rates for medical procedures, which will reduce the cost-effectiveness of our products and services.
Healthcare reforms, changes in healthcare policies and changes to third-party coverage and reimbursements, including legislation enacted reforming the U.S. healthcare system and both domestic and foreign healthcare cost containment legislation, and any future changes to such legislation, may affect demand for our products and services and may have a material adverse effect on our financial condition and results of operations. The ongoing implementation of the Affordable Care Act, in the United States, as well as state-level healthcare reform proposals could reduce medical procedure volumes and impact the demand for medical device products or the prices at which we can sell products. These reforms include a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. The impact of this healthcare reform legislation, and practices including price regulation, competitive pricing, comparative effectiveness of therapies, technology assessments, and managed care arrangements are uncertain. There can be no assurance that current levels of reimbursement will not be decreased in the future, or that future legislation, regulation, or reimbursement policies of third parties will not adversely affect the demand for our products and services or our ability to sell products and provide services on a profitable basis. The adoption of significant changes to the healthcare system in the United States, the EEA or other jurisdictions in which we may market our products and services, could limit the prices we are able to charge for our products and services or the amounts of reimbursement available for our products and services, could limit the acceptance and availability of our products and services, reduce medical procedure volumes and increase operational and other costs.
In addition, the previous presidential administration has taken steps to repeal the Affordable Care Act, while other sections of the law have not been fully implemented or effectively repealed by administrative actions. Following congressional repeal of the “individual mandate” that was in place to strongly encourage broad participation in the health insurance markets, there has been ongoing litigation focused on the constitutionality of the Affordable Care Act and the reforms enacted thereunder.
We cannot predict the ultimate impact of this litigation on the Affordable Care Act or other efforts to repeal and replace the Affordable Care Act, or the subsequent effects of these broad legislative and policy changes on its business at this time. While we are unable to predict what changes may ultimately be enacted, to the extent that future changes affect how our products and services are paid for and reimbursed by government and private payers, our business could be adversely impacted. Moreover, complying with any new legislation under a new presidential administration or reversing changes implemented under the Affordable Care Act could be time-intensive and expensive, resulting in a material adverse effect on the business.
Inadequate funding for the FDA, the SEC and other government agencies could hinder their ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve or clear new medical device products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities, is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies may also increase the time necessary for new products to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, over the last several years, the U.S. government has shut down several times, and certain regulatory agencies, such as the FDA and the SEC, have had to furlough critical employees and stop critical activities. Separately, in response to the COVID-19 pandemic, on March 10, 2020, the FDA announced its intention to temporarily postpone most inspections of foreign manufacturing facilities and products. On March 18, 2020, the FDA announced its intention to temporarily postpone routine surveillance inspections of domestic manufacturing facilities and provided guidance regarding the conduct of clinical trials, which has since been further updated and is being refreshed on a periodic basis. As of June 23, 2020, the FDA noted it was continuing to ensure timely reviews of applications for medical products during the COVID-19 pandemic in line with its user fee performance goals and conducting “mission-critical” domestic and foreign inspections to ensure compliance of manufacturing facilities with FDA quality standards.
Most recently, as of July 2020, utilizing a rating system to assist in determining when and where it is safest to conduct such inspections based on data about the virus’s trajectory in a given state and locality and the rules and guidelines that are put in place by state and local governments, the FDA is either continuing to, on a case-by-case basis, conduct only “mission-critical” inspections, or, where possible to do so safely, resuming prioritized domestic inspections, which generally include pre-approval inspections. Foreign pre-approval inspections that are not deemed mission-critical remain postponed, while those deemed mission-critical will be considered for inspection on a case-by-case basis. The FDA will use similar data to inform resumption of prioritized operations abroad as it becomes feasible and advisable to do so. The FDA’s assessment of whether an inspection is mission-critical considers many factors related to the public health benefit of U.S. patients having access to the product subject to inspection, including whether the products are used to diagnose, treat, or prevent a serious disease or medical condition for which there is no other appropriate substitute. Both for-cause and pre-approval inspections can be deemed mission-critical.
Additionally, regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process regulatory submissions, which could have a material adverse effect on our future business. Further, future government shutdowns could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Risks Related to Butterfly’s Intellectual Property
If we are unable to protect our intellectual property, our ability to maintain any technological or competitive advantage over our competitors and potential competitors would be adversely impacted, and our business may be harmed.
We rely on patent protection as well as trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies, all of which provide limited protection and may not adequately protect our rights or permit us to gain or keep any competitive advantage. As of December 31, 2020, we owned approximately 280 issued patents and approximately 540 pending patent applications. Of our approximately 280 issued patents, approximately 80 were issued U.S. utility patents and approximately 30 were issued U.S. design patents. Of our approximately 540 pending patent applications, approximately 145 were pending U.S. utility patent applications and approximately 15 were pending U.S. design applications. In addition, as of December 31, 2020, we owned approximately 170 issued patents in foreign jurisdictions, including Australia, Canada, Europe, Japan, China, Taiwan and Korea, and 380 pending patent applications in foreign jurisdictions, including Australia, Canada, Europe, Japan, China, Taiwan, Korea and India, corresponding to the foregoing. In total, as of December 31, 2020, we owned approximately 175 patent families generally directed to its ultrasound products, including manufacturing, circuit components and add-on features. These issued patents and pending patent applications (if they were to issue as patents) have expected expiration dates ranging between 2030 and 2040. If we fail to protect our intellectual property, third parties may be able to compete more effectively against us, we may lose our technological or competitive advantage, or we may incur substantial litigation costs in our attempts to recover or restrict use of our intellectual property.
We cannot assure investors that any of our currently pending or future patent applications will result in granted patents, and we cannot predict how long it will take for such patents to be granted or whether the scope of such patents, if granted, will adequately protect our products from competitors. It is possible that, for any of our patents that have granted or that may be granted in the future, others will design alternatives that do not infringe upon our patented technologies. Further, we cannot assure investors that other parties will not challenge any patents granted to us or that courts or regulatory agencies will hold our patents to be valid or enforceable. We cannot guarantee investors that we will be successful in defending challenges made against our patents and patent applications. Any successful third-party challenge to our patents could result in the unenforceability or invalidity of such patents, or to such patents being interpreted narrowly or otherwise in a manner adverse to our interests. Our ability to establish or maintain a technological or competitive advantage over our competitors may be diminished because of these uncertainties. For these and other reasons, our intellectual property may not provide us with any competitive advantage. For example:
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We or our licensors might not have been the first to make the inventions covered by each of our pending patent applications or granted patents;

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We or our licensors might not have been the first to file patent applications for its inventions. To determine the priority of these inventions, we may have to participate in interference proceedings or derivation proceedings declared by the U.S. Patent and Trademark Office (“USPTO”) that could result in substantial cost to us. No assurance can be given that our patent applications or granted patents (or those of our licensors) will have priority over any other patent or patent application involved in such a proceeding;

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Others may independently develop similar or alternative products and technologies or duplicate any of our products and technologies;

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It is possible that our owned or licensed pending patent applications will not result in granted patents, and even if such pending patent applications grant as patents, they may not provide a basis for intellectual property protection of commercially viable products, may not provide us with any competitive advantages, or may be challenged and invalidated by third parties;

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We may not develop additional proprietary products and technologies that are patentable;

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The patents of others may have an adverse effect on our business; and

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While we apply for patents covering our products and technologies and uses thereof, as we deems appropriate, we may fail to apply for patents on important products and technologies in a timely fashion or at all, or we may fail to apply for patents in potentially relevant jurisdictions.

To the extent our intellectual property offers inadequate protection, or is found to be invalid or unenforceable, we would be exposed to a greater risk of direct competition. If our intellectual property does not provide adequate coverage over our products and protection against our competitors’ products, our competitive position could be adversely affected, as could our business.
Software is a critical component of our devices. To the extent such software is not protected by our patents, we depend on copyright and trade secret protection and non-disclosure agreements with our employees, strategic partners and consultants, which may not provide adequate protection.
The measures that we use to protect the security of our intellectual property and other proprietary rights may not be adequate, which could result in the loss of legal protection for, and thereby diminish the value of, such intellectual property and other rights.
In addition to pursuing patents on our technology, we also rely upon trademarks, trade secrets, copyrights and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. In addition, we take steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, corporate partners and, when needed, our advisors. Our suppliers also have access to the patented technology owned or used by us as well as other proprietary information, and these suppliers are subject to confidentiality provisions under their agreements with us.
Such agreements or provisions may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Notwithstanding any such agreements, there is no assurance that our current or former manufacturers or suppliers will not use and/or supply our competitors with our trade secrets, know-how or other proprietary information to which these parties gained access or generated from their relationship with us. This could lead to our competitors gaining access to patented or other proprietary information. Moreover, if a party to an agreement with us has an overlapping or conflicting obligation to a third party, our rights in and to certain intellectual property could be undermined. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to enforce a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time-consuming, the outcome would be unpredictable, and any remedy may be inadequate. In addition, courts outside the United States may be less willing to protect trade secrets.
In addition, competitors could purchase our products and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies that fall outside of our intellectual property rights. If our intellectual property does not adequately protect our market share against competitors’ products and methods, our competitive position could be adversely affected, as could our business.
We are party to the Technology and Services Exchange Agreement by and among us and certain affiliated companies, pursuant to which the parties have agreed to share personnel and certain non-core technologies. The sharing arrangements under the agreement may prevent us from fully utilizing our personnel and/or the technologies shared under the agreement. Furthermore, if this agreement were to terminate, or if we were to lose access to these technologies and services, our business could be adversely affected.
Legacy Butterfly entered into a Technology and Services Exchange Agreement (the “TSEA”) by and among Legacy Butterfly and other participant companies controlled by the Rothbergs, consisting of AI Therapeutics, Inc., Quantum-Si Incorporated, Hyperfine Research, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Services, Inc. and Homodeus Inc. The TSEA, signed in November 2020, became effective upon the Closing. Under the TSEA, we and the other participant companies may, in their discretion, permit the use of certain non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, with the other participant companies. The TSEA provides that ownership of each non-core technology shared by us or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including the Company) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by us and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.

The technology- and personnel-sharing arrangements under the TSEA may prevent us from fully utilizing our personnel if such personnel are also being used by the other participant companies and may also cause our personnel to enter into agreements with or provide services to other companies that interfere with their obligations to us. Created IP under the TSEA may be relevant to our business and created by our personnel but owned by the other participant companies. Furthermore, if the TSEA were to terminate, or if we were to lose access to the technologies and services available pursuant to the TSEA, our business could be adversely affected.
Our wafer bonding technology for ultrasound applications is licensed to us by Stanford University. Any loss of our rights to this technology could prevent us from selling our products.
Our wafer bonding technology for use in ultrasound applications is licensed co-exclusively to us from Stanford until the end of December 2023, at which time the license becomes non-exclusive. We also license on a non-exclusive basis 11 active patents from Stanford. We do not own the patents that underlie these licenses. Our rights to use the licensed technology and employ the inventions claimed in the licensed patents are subject to the continuation of and compliance with the terms of the license. Our principal obligations under the license agreements with Stanford include the following:
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royalty payments;

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meeting certain milestones pertaining to development, commercialization and sales of products using the licensed technology;

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annual maintenance fees;

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using commercially reasonable efforts to develop and sell a product using the licensed technology and developing a market for such product; and

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providing certain reports.

If we breach any of these obligations, Stanford may have the right to terminate the licenses, which could result in us being unable to develop, manufacture and sell products using the licensed technology. Termination of our license agreements with Stanford would have a material adverse effect on our business.
In addition, we are a party to a number of other agreements that include licenses to intellectual property, including non-exclusive licenses. We may need to enter into additional license agreements in the future. Our business could suffer, for example, if any current or future licenses terminate, if the licensors fail to abide by the terms of the license, if the licensed patents or other rights are found to be invalid or unenforceable, or if we are unable to enter into necessary licenses on acceptable terms.
We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products, and we cannot provide any assurances that we would be able to obtain such licenses.
We may need or may choose to obtain licenses from third parties to advance our research or allow commercialization of our current or future products, and we cannot provide any assurances that third-party patents do not exist that might be enforced against our current or future products in the absence of such a license. We may fail to obtain any of these licenses on commercially reasonable terms, if at all. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. If we could not obtain a license, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products, which could materially harm our business and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales, or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation.
Licensing intellectual property involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:
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the scope of rights granted under the license agreement and other interpretation-related issues;

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whether and the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

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our right to sublicense patent and other rights to third parties under collaborative development relationships;

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our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products, and what activities satisfy those diligence obligations; and

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the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners.

If disputes over licensed intellectual property prevent or impair our ability to maintain the licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product, or the dispute may have an adverse effect on our results of operation.
In addition to agreements pursuant to which we in-license intellectual property, we have in the past, and we may in the future, grant licenses under our intellectual property. Like in-licenses, out-licenses are complex, and disputes may arise between us and our licensees, such as the types of disputes described above. Moreover, our licensees may breach their obligations, or we may be exposed to liability due to our failure or alleged failure to satisfy our obligations. Any such occurrence could have an adverse effect on our business.
If we or any of our partners are sued for infringing the intellectual property rights of third parties, such litigation would be costly and time consuming, and an unfavorable outcome in any such litigation could have a material adverse effect on our business.
Our success also depends on our ability to develop, manufacture, market and sell our products and perform our services without infringing upon the proprietary rights of third parties. Numerous U.S. and foreign-issued patents and pending patent applications owned by third parties exist in the fields in which we are developing products and services. As part of a business strategy to impede our successful commercialization and entry into new markets, competitors may claim that our products and/or services infringe their intellectual property rights and may suggest that we enter into license agreements.
Even if such claims are without merit, we could incur substantial costs and the attention of our management, and technical personnel could be diverted in defending us against claims of infringement made by third parties or settling such claims. Any adverse ruling by a court or administrative body, or perception of an adverse ruling, may have a material adverse impact on our ability to conduct our business and our finances. Moreover, third parties making claims against us may be able to obtain injunctive relief against us, which could block our ability to offer one or more products or services and could result in a substantial award of damages against us. In addition, since we sometimes indemnify customers, collaborators or licensees, we may have additional liability in connection with any infringement or alleged infringement of third-party intellectual property.
Because patent applications can take many years to issue, there may be pending applications, some of which are unknown to us, that may result in issued patents upon which our products or proprietary technologies may infringe. Moreover, we may fail to identify issued patents of relevance or incorrectly conclude that an issued patent is invalid or not infringed by our technology or any of our products. There is a substantial amount of litigation involving patent and other intellectual property rights in the medical device space. As we face increasing competition and as our business grows, we will likely face more claims of infringement. If a third party claims that we or any of our licensors, customers or collaboration partners infringe upon a third party’s intellectual property rights, we may have to:
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seek licenses that may not be available on commercially reasonable terms, if at all;

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abandon any infringing product or redesign our products or processes to avoid infringement;

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pay substantial damages including, in an exceptional case, treble damages and attorneys’ fees, which we may have to pay if a court decides that the product or proprietary technology at issue infringes upon or violates the third-party’s rights;

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pay substantial royalties or fees or grant cross-licenses to our technology; or

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defend litigation or administrative proceedings that may be costly whether we win or lose, and which could result in a substantial diversion of our financial and management resources.

We may be involved in lawsuits to protect or enforce our patents or the patents of our licensors, which could be expensive, time-consuming and unsuccessful.
Competitors may infringe our patents or the patents that we license. In the event of infringement or unauthorized use, we may file one or more infringement lawsuits, which can be expensive and time-consuming. An adverse result in any such litigation proceedings could put one or more of our patents at risk of being invalidated, being found to be unenforceable or being interpreted narrowly and could put our patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation.
Many of our competitors are larger than we are and have substantially greater resources. They are, therefore, likely to be able to sustain the costs of complex patent litigation longer than we could. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise any funds necessary to continue our operations, continue our internal research programs, in-license needed technology, or enter into development partnerships that would help us bring our products to market.
In addition, patent litigation can be very costly and time-consuming. An adverse outcome in any such litigation or proceedings may expose us or any of our future development partners to loss of its proprietary position, expose us to significant liabilities, or require us to seek licenses that may not be available on commercially acceptable terms, if at all.
Our issued patents could be found invalid or unenforceable if challenged in court, which could have a material adverse impact on our business.
If we or any of our partners were to initiate legal proceedings against a third party to enforce a patent covering one of our products or services, the defendant in such litigation could counterclaim that our patent is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, or failure to claim patent eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO, or made a misleading statement during prosecution. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art of which we and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the challenged patent. Such a loss of patent protection would have a material adverse impact on our business.
We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed alleged trade secrets of their other clients or former employers to us, which could subject us to costly litigation.
As is common in the medical device industry, we engage the services of consultants and independent contractors to assist us in the development of our products. Many of these consultants and independent contractors were previously employed at, or may have previously provided or may be currently providing consulting or other services to, universities or other technology, biotechnology or pharmaceutical companies, including our competitors or potential competitors. We may become subject to claims that we, a consultant or an independent contractor inadvertently or otherwise used or disclosed trade secrets or other information proprietary to their former employers or their former or current clients. We may similarly be subject to claims stemming from similar actions of an employee, such as one who was previously employed by another company, including a competitor or potential competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to our management team. If we were to be unsuccessful, we could lose access or exclusive access to valuable intellectual property.
We may be subject to claims challenging the inventorship or ownership of our patents and other intellectual property.
We generally enter into confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors. These agreements generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive property. However, those agreements may not be honored and may not effectively assign intellectual property rights to us. For example, even if we have a consulting agreement in place with an academic advisor pursuant to which such academic advisor is required to assign any inventions developed in connection with providing services to us, such academic advisor may not have the right to assign such inventions to us, as it may conflict with his or her obligations to assign all such intellectual property to his or her employing institution.
We may not be able to protect our intellectual property rights throughout the world, which could materially, negatively affect our business.
Filing, prosecuting and defending patents on current and future products in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, regardless of whether we are able to prevent third parties from practicing our inventions in the United States, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors may use our technologies in jurisdictions where we have not pursued and obtained patent protection to develop their own products, and further, may export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as it is in the United States. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing. Even if we pursue and obtain issued patents in particular jurisdictions, our patent claims or other intellectual property rights may not be effective or sufficient to prevent third parties from competing. Patent protection must ultimately be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, we may choose not to seek patent protection in certain countries, and we will not have the benefit of patent protection in such countries.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license and may adversely impact our business.
In addition, we also face the risk that our products are imported or reimported into markets with relatively higher prices from markets with relatively lower prices, which would result in a decrease of sales and any payments we receive from the affected market. Recent developments in U.S. patent law have made it more difficult to stop these and related practices based on theories of patent infringement.
Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing our ability to protect our products.
The America Invents Act (the “AIA”) was signed into law on September 16, 2011, and many of the substantive changes under the AIA became effective on March 16, 2013. An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. A third party that files a patent application in the USPTO after that date but before we file could therefore be awarded a patent covering an invention of ours even if we had made the invention before it was made by the third party. This requires us to be cognizant of the time from invention to filing of a patent application, but circumstances could prevent us from promptly filing patent applications on our inventions.
Among some of the other changes introduced by the AIA are changes that limit where a patent holder may file a patent infringement suit and providing additional opportunities for third parties to challenge any issued patent in the USPTO. This applies to all of our owned and in-licensed U.S. patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. Accordingly, a third party may attempt to use the USPTO procedures to invalidate our patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. The AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.
Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years, such as Impression Products, Inc. v. Lexmark International, Inc., Association for Molecular Pathology v. Myriad Genetics, Inc., Mayo Collaborative Services v. Prometheus Laboratories, Inc. and Alice Corporation Pty. Ltd. v. CLS Bank International, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on actions by the U.S. Congress and decisions by the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.
Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.
The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent process. There are situations in which noncompliance can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case. In some cases, our licensors may be responsible for, for example, these payments, thereby decreasing our control over compliance with these requirements.
If our trademarks and trade names are not adequately protected, then we may not be able to build name recognition in our markets of interest and our business may be adversely affected.
Our registered or unregistered trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build name recognition by potential partners or customers in our markets of interest. At times, competitors may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, then we may not be able to compete effectively and our business may be adversely affected.

We may use third-party open source software components in future products, and failure to comply with the terms of the underlying open source software licenses could restrict our ability to sell such products.
We have chosen, and we may choose in the future, to use open source software in its products, including our Software Development Kit (“SDK”), which is meant to provide a governed ecosystem for third parties to create content and applications that will serve to enrich the overall software ecosystem and deliver additional clinical and product advancements for our users. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses may contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with less development effort and time and ultimately could result in a loss of product sales.
Although we intend to monitor any use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that any such licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. Moreover, there is no assurance that our processes for controlling our use of open source software in our products will be effective. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could adversely affect our business, operating results, and financial condition.
We use third-party software that may cause errors or failures of our products that could lead to lost customers or harm to our reputation.
We use software licensed from third parties in our products. Any errors or defects in third-party software or other third-party software failures could result in errors, defects or cause our products to fail, which could harm our business and be costly to correct. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our customers or third-party providers that could harm our reputation and increase our operating costs.
We will need to maintain our relationships with third-party software providers and to obtain software from such providers that does not contain any errors or defects. Any failure to do so could adversely impact our ability to deliver reliable products to our customers and could harm our reputation and results of operations.
Numerous factors may limit any potential competitive advantage provided by our intellectual property rights.
The degree of future protection afforded by our intellectual property rights is uncertain because intellectual property rights have limitations, and may not adequately protect our business, provide a barrier to entry against our competitors or potential competitors, or permit us to maintain our competitive advantage. Moreover, if a third party has intellectual property rights that cover the practice of our technology, we may not be able to fully exercise or extract value from our intellectual property rights. The following examples are illustrative:
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others may be able to develop and/or practice technology that is similar to our technology or aspects of our technology but that is not covered by the claims of any patents that have issued, or may issue, from our owned or in-licensed patent applications;

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we might not have been the first to make the inventions covered by a pending patent application that we own or license;

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we might not have been the first to file patent applications covering an invention;

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others may independently develop similar or alternative technologies without infringing our intellectual property rights;

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pending patent applications that we own or license may not lead to issued patents;

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patents, if issued, that we own or license may not provide us with any competitive advantages, or may be held invalid or unenforceable, as a result of legal challenges by our competitors;

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third parties may compete with us in jurisdictions where we do not pursue and obtain patent protection;

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we may not be able to obtain and/or maintain necessary or useful licenses on reasonable terms or at all;

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third parties may be able to also license the intellectual property that we have licensed nonexclusively;

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third parties may assert an ownership interest in our intellectual property and, if successful, such disputes may preclude us from exercising exclusive rights over that intellectual property;

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we may not be able to maintain the confidentiality of our trade secrets or other proprietary information;

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we may not develop or in-license additional proprietary technologies that are patentable; and

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the patents of others may have an adverse effect on our business.

Should any of these events occur, they could significantly harm our business and results of operations.
Risks Related to Our Securities and to Being a Public Company
The Company’s outstanding warrants will become exercisable for the Company’s Class A common stock upon the first anniversary of Longview’s initial public offering. The exercise of these outstanding warrants will increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
Following the Business Combination, there were 13,800,000 outstanding public warrants to purchase 13,800,000 shares of our Class A common stock at an exercise price of $11.50 per share, which warrants will become exercisable 12 months from the closing of our initial public offering, which occurred on May 26, 2020. In addition, there are 6,853,333 private placement warrants outstanding exercisable for 6,853,333 shares of our Class A common stock at an exercise price of $11.50 per share. In certain circumstances, the public warrants and private placement warrants may be exercised on a cashless basis. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to the holders of our Class A common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A common stock, the impact of which is increased as the value of our stock price increases.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the last day of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is not an emerging growth company or is an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates is greater than or equal to $250 million as of the end of that fiscal year’s second fiscal quarter, and (ii) our annual revenues are greater than or equal to $100 million during the last completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the end of that fiscal year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.
We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
On April 12, 2021, the SEC issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). In the Statement, the SEC expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance, our public warrants and private placement warrants were accounted for as equity within the Company’s balance sheet. After discussion and evaluation, and taking into consideration the Statement, management concluded that the public warrants and private placement warrants should be presented as liabilities with subsequent fair value remeasurement.
As a result of the foregoing, on May 2, 2021, the Audit Committee of the Company’s Board of Directors, in consultation with management, concluded that the Company’s previously issued financial statements as of December 31, 2020 and for the period from February 4, 2020 (inception) through December 31, 2020 and the unaudited condensed financial statements as of and for the three months ended June 30, 2020 and September 30, 2020 and for the periods from February 4, 2020 (inception) through June 30, 2020 and September 30, 2020 should be restated to reflect the impact of this guidance by the SEC and accordingly, should no longer be relied upon. As part of such process, we identified a material weakness in our internal controls over financial reporting, namely that our controls over the review of certain material non-routine transactions or events were not effective.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects. If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result.
We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
As a result of such material weakness, the restatement, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. We can provide no assurance that such litigation or dispute will not arise. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition.
The valuation of our warrants could increase the volatility in our net income (loss) in our consolidated statements of operations.
The change in fair value of our warrants is the result of changes in stock price and warrants outstanding at each reporting period. The change in fair value of warrant liabilities represents the mark-to-market fair value adjustments to the outstanding warrants issued in connection with the initial public offering of Longview. Significant changes in our stock price or number of warrants outstanding may adversely affect our net income (loss) in our consolidated statements of operations.
Because we are a “controlled company” within the meaning of the NYSE rules, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” within the meaning of the NYSE corporate governance standards. Following the completion of the Business Combination, Dr. Rothberg controls approximately 76.5% of the voting power of our outstanding capital stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards and will not be subject to the requirements that would otherwise require us to have: (i) a majority of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for our board of directors’ selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Dr. Rothberg may have his interest in the Company diluted due to future equity issuances or his own actions in selling shares of our Class B common stock, in each case, which could result in a loss of the “controlled company” exemption under the NYSE listing rules. We would then be required to comply with those provisions of the NYSE listing requirements.
The dual class structure of our common stock has the effect of concentrating voting power with the chairman of our board of directors and founder, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.
Shares of our Class B common stock have 20 votes per share, while shares of our Class A common stock have one vote per share. Dr. Rothberg holds all of the issued and outstanding shares of our Class B common stock and, following the completion of the Business Combination, holds approximately 76.5% of the voting power of our capital stock and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Dr. Rothberg may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of the Company, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of the Company, and may affect the market price of shares of our Class A common stock.
We cannot predict the impact our dual class structure may have on the stock price of our Class A common stock.
We cannot predict whether our dual class structure will result in a lower or more volatile market price of our Class A common stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. Under these policies, our dual class capital structure would make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. It is unclear what effect, if any, these policies will have on the valuations of publicly traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. As a result, the market price of shares of our Class A common stock could be adversely affected.
Delaware law and provisions in our certificate of incorporation and bylaws could make a takeover proposal more difficult.
Our organizational documents are governed by Delaware law. Certain provisions of Delaware law and of our certificate of incorporation and bylaws could discourage, delay, defer or prevent a merger, tender offer, proxy contest or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our Class A common stock held by our stockholders. These provisions provide for, among other things:
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the ability of our board of directors to issue one or more series of preferred stock;

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stockholder action by written consent only until the first time when Dr. Rothberg ceases to beneficially own a majority of the voting power of our capital stock;

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certain limitations on convening special stockholder meetings;

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advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at our annual meetings;

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amendment of certain provisions of the organizational documents only by the affirmative vote of (i) a majority of the voting power of our capital stock and (ii) at least two-thirds of the outstanding shares of our Class B common stock, voting as a separate class; and

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a dual-class common stock structure with 20 votes per share of our Class B common stock, the result of which is that Dr. Rothberg has the ability to control the outcome of matters requiring stockholder approval, even though Dr. Rothberg owns less than a majority of the outstanding shares of our capital stock.

These anti-takeover provisions as well as certain provisions of Delaware law could make it more difficult for a third party to acquire the Company, even if the third party’s offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. If prospective takeovers are not consummated for any reason, we may experience negative reactions from the financial markets, including negative impacts on the price of our common stock. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors of their choosing and to cause the Company to take other corporate actions that our stockholders desire.

Our certificate of incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings and the federal district courts as the sole and exclusive forum for other types of actions and proceedings, in each case, that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with the Company or our directors, officers or other employees.
Our certificate of incorporation provides that, unless we consent to the selection of an alternative forum, any (i) derivative action or proceeding brought on behalf of the Company; (ii) action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer or other employee or stockholder of the Company; (iii) action asserting a claim against the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws; or (iv) action to interpret, apply, enforce, or determine the validity of any provisions in the certificate of incorporation of bylaws; or (v) action asserting a claim against the company or any director or officer of the Company governed by the internal affairs doctrine, shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware. Subject to the foregoing, the federal district courts of the United States are the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action under the Securities Act. The exclusive forum provision does not apply to suits brought to enforce any liability or duty created by the Exchange Act. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with the Company or our directors, officers or other employees or stockholders, which may discourage such lawsuits. We note that there is uncertainty as to whether a court would enforce these provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.
Litigation Risks
We face the risk of product liability claims and may be subject to damages, fines, penalties and injunctions, among other things.
Our business exposes us to the risk of product liability claims that are inherent in the testing, manufacturing and marketing of medical devices, including those which may arise from the misuse (including system hacking or other unauthorized access by third parties to its systems) or malfunction of, or design flaws in, our hardware and software products. This liability may vary based on the FDA classification associated with our devices and with the state law governing product liability standards applied to specification developers and/or manufacturers in a given negligence or strict liability lawsuit. We may be subject to product liability claims if its products cause, or merely appear to have caused, an injury. Claims may be made by patients, healthcare providers or others selling our products. The risk of product liability claims may also increase if our products are subject to a product recall or seizure. Product liability claims may be brought by individuals or by groups seeking to represent a class.
Although we have insurance at levels that we believe to be appropriate, this insurance is subject to deductibles and coverage limitations. Our current product liability insurance may not continue to be available to us on acceptable terms, if at all, and, if available, the coverage may not be adequate to protect us against any future product liability claims. Further, if additional medical device products are approved or cleared for marketing, or if we launch additional 510(k)-exempt device products or products that are not FDA-regulated medical devices, we may seek additional insurance coverage. If we are unable to obtain insurance at an acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we will be exposed to significant liabilities, which may harm our business. A product liability claim, recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could result in significant costs and significant harm to our business.
We may be subject to claims against us even if the apparent injury is due to the actions of others or misuse of the device or a partner device. Healthcare providers may use our products in a manner inconsistent with the products’ labeling and that differs from the manner in which it was used in clinical studies and approved by the FDA. Off-label use of products by healthcare providers is common, and any such off-label use of our products could subject us to additional liability, or require design changes to limit this potential off-label use once discovered. Defending a suit, regardless of merit, could be costly, could divert management attention and might result in adverse publicity, which could result in the withdrawal of, or result in reduced acceptance of, our products in the market.
Additionally, we have entered into various agreements where we indemnify third parties for certain claims relating to our products. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnification obligations. We are not currently subject to any product liability claims; however, any future product liability claims against us, regardless of their merit, may result in negative publicity about us that could ultimately harm our reputation and could have a material adverse effect on our business, financial condition, results of operations.

USE OF PROCEEDS
All of the Class A common stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $237.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

DETERMINATION OF OFFERING PRICE
The offering price of the shares of Class A Common Stock underlying the Warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the NYSE under the symbol “BFLY WS.”
We cannot currently determine the price or prices at which shares of Class A common stock, shares of Class B common stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Market Price and Ticker Symbol
Our Class A common stock and Public Warrants are currently listed on the NYSE under the symbols “BFLY,” and “BFLY WS,” respectively.
The closing price of the Class A common stock and Public Warrants on May 11, 2021, was $11.14 and $3.24, respectively.
Holders
As of May 1, 2021, there were 310 holders of record of our Class A common stock, five holders of record of our Class B common stock, one holder of record of the Public Warrants and one holder of record of the Private Placement Warrants.
Such numbers do not include beneficial owners holding our securities through nominee names. There is no public market for our Class B common stock.
Dividend Policy
We have not paid any cash dividends on our Class A common stock or Class B common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of the Butterfly Board at such time.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unless the context otherwise requires, the “Combined Company” or “Butterfly” refers to Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.) and its subsidiaries after the Closing, “Longview” refers to Longview Acquisition Corp. prior to the Closing, and “Legacy Butterfly” refers to BFLY Operations, Inc. (f/k/a Butterfly Network, Inc.) prior to the Closing.
The following unaudited pro forma condensed combined balance sheet of the combined company as of December 31, 2020 and the unaudited pro forma condensed combined statement of operations of the combined company for the year ended December 31, 2020 present the combination of the financial information of Longview and Legacy Butterfly after giving effect to the Business Combination and related adjustments described in the accompanying notes. In connection with the closing of the Business Combination the registrant changed its name from Longview Acquisition Corp. to Butterfly Network, Inc.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the Business Combination as if it was completed on December 31, 2020.
The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma condensed combined financial information;

•
the historical unaudited financial statements of Longview as of December 31, 2020 and the period from February 4, 2020 (date of inception) through December 31, 2020, and the related notes, in each case, included elsewhere in this prospectus;

•
the historical unaudited condensed consolidated financial statements of Legacy Butterfly as of and for the year ended December 31, 2020, and the related notes, in each case, included elsewhere in this prospectus; and

•
other information relating to Longview and Legacy Butterfly contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under “Summary of the Prospectus — Background and Business Combination,” as well as the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma transaction accounting adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
On February 12, 2021, Butterfly consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated November 19, 2020 between Longview, Merger Sub and Legacy Butterfly, under the terms of which Merger Sub, a wholly owned subsidiary of Longview, merged with and into Legacy Butterfly, with Legacy Butterfly surviving the Merger as a wholly owned subsidiary of Longview. After giving effect to the Business Combination, the combined company directly owns all of the issued and outstanding equity interests of Legacy Butterfly, and the pre-Business Combination stockholders of Legacy Butterfly hold a portion of the Combined Company Class A common stock and all of the Combined Company Class B common stock.
The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 21,189 shares of Class A common stock of Longview’s stockholders in conjunction with the shareholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on February 12, 2021.
BUTTERFLY NETWORK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2020
(in thousands)
		Legacy Butterfly
	Longview (Historical)	Legacy Butterfly (Historical)	Legacy Butterfly Adjustments (Note 3)	Legacy Butterfly (Adjusted)	Transaction Accounting Adjustments	Note 4	Combined Pro Forma
ASSETS
Cash and cash equivalents	$159	$60,206	$—	$60,206	$545,843	(a),(b)	$606,208
Accounts receivable, net	—	5,752	—	5,752	—		5,752
Inventories	—	25,805	—	25,805	—		25,805
Current portion of vendor advances	—	2,571	—	2,571	—		2,571
Prepaid expenses and other current assets	159	2,960	—	2,960	—		3,119
Due from related parties	—	38	—	38	—		38
Total current assets	318	97,332	—	97,332	545,843		643,493
Property and equipment, net	—	6,870	—	6,870	—		6,870
Investments held in Trust Account	414,334	—	—	—	(414,334)	(c)	—
Non-current portion of vendor advances	—	37,390	—	37,390	—		37,390
Other non-current assets	—	5,599	—	5,599	(3,711)	(b)	1,888
Total assets	$414,652	$147,191	$—	$147,191	$127,798		$689,641
Liabilities, commitments and contingencies and stockholders’ equity (deficit)
Accounts payable	—	16,400	—	16,400	(1,029)	(b)	15,371
Deferred revenue, current	—	8,443	—	8,443	—		8,443
Due to related parties	—	154	—	154	—		154
Accrued purchase commitments, current	—	22,890	—	22,890	—		22,890
Accrued expenses and other current liabilities	2,804	21,808	—	21,808	(4,629)	(b)	19,983
Total current liabilities	2,804	69,695	—	69,695	(5,657)		66,842
Deferred revenue, non-current	—	2,790	—	2,790	—		2,790
Convertible debt	—	49,528	390	49,918	(49,918)	(d)	—
Loan payable	—	4,366	—	4,366	(4,366)	(e)	—
Accrued purchase commitments, non-current	—	19,660	—	19,660	—	(e)	19,660
Other non-current liabilities	—	2,146	—	2,146	—		2,146
Warranty liabilities	136,105	—	—	—	—		136,105
Deferred underwriting fee payable	14,490	—	—	—	(14,490)	(b)	—
Total liabilities	153,399	148,185	390	148,575	(74,331)		227,543
Commitments and contingencies
Class A common stock, subject to possible redemption	256,253	—	—	—	(392,358)	(f)	—
Convertible preferred stock	—	360,937	—	360,937	(360,937)	(f)	—

		Legacy Butterfly
	Longview (Historical)	Legacy Butterfly (Historical)	Legacy Butterfly Adjustments (Note 3)	Legacy Butterfly (Adjusted)	Transaction Accounting Adjustments	Note 4	Combined Pro Forma
Stockholders’ equity
Common stock	—	1	—	1	(1)	(f)	—
Class A common stock	2	—	—	—	17	(f)	19
Class B common stock	1	—	—	—	2	(f)	3
Additional paid-in capital	137,202	32,874	—	32,874	698,896	(f)	868,972
Accumulated deficit	(132,205)	(394,806)	(390)	(395,196)	(120,505)	(f)	(406,896)
Total stockholder’s equity (deficit)	5,000	(361,931)	(390)	(362,321)	819,419		462,098
Total liabilities, commitments and contingencies and stockholders’ equity (deficit)	$414,652	$147,191	$—	$147,191	$127,798		$689,641

BUTTERFLY NETWORK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(in thousands, except share and per share amounts)
	Longview (Historical)	Legacy Butterfly (Historical)	Transaction Accounting Adjustments	Note 4	Pro Forma
Revenue:
Product	$—	$38,347	$—		$38,347
Subscription	—	7,905	—		7,905
Total revenue	—	46,252	—		46,252
Cost of revenue:
Product	—	106,407	—		106,407
Subscription	—	1,068	—		1,068
Total cost of revenue	—	107,475	—		107,475
Gross margin	—	(61,223)	—		(61,223)
Operating expenses:
Research and development	—	49,738	—		49,738
Sales and marketing	—	26,263	—		26,263
General and administrative	—	24,395	24,650	(g), (h)	49,045
Formation and operational costs	3,774	—	—		3,774
Total operating expenses	3,774	100,396	24,650		128,820
Loss from operations	(3,774)	(161,619)	(24,650)		(190,043)
Interest income	—	285	—		285
Interest expense	—	(1,141)	1,089	(i)	(52)
Interest earned on marketable securities held in Trust Account	356	—	(356)	(i)	—
Change in fair value of warrant liabilities	(128,464)		—		(128,464)
Other income (expense), net	(286)	(231)	(286)		(231)
Loss before provision for income taxes	(132,168)	(162,706)	(74,851)		(318,505)
Provision for income taxes	37	39	(37)	(j)	39
Net loss	$(132,205)	$(162,745)	$(74,814)		$(318,554)
Net loss per share
Weighted average shares outstanding, basic and diluted	40,948,182	5,833,164		(k)	191,289,409
Basic and diluted net loss per share	0.00	(27.90)		(k)	(1.67)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1 — Description of the Business Combination
On February 12, 2021, Butterfly consummated the previously announced Business Combination pursuant to the Business Combination Agreement dated November 19, 2020 between Longview, Merger Sub and Legacy Butterfly, under the terms of which Merger Sub, a wholly owned subsidiary of Longview, merged with and into Legacy Butterfly, with Legacy Butterfly surviving the Merger as a wholly owned subsidiary of Longview. After giving effect to the Business Combination, the Combined Company directly owns all of the issued and outstanding equity interests of Legacy Butterfly, and the pre-Business Combination stockholders of Legacy Butterfly hold a portion of the Combined Company Class A common stock and all of the Combined Company Class B common stock.
As a result of the Business Combination Agreement, Legacy Butterfly’s stockholders and holders of Legacy Butterfly convertible notes received an aggregate number of shares of Combined Company common stock equal to $1,220,605,980 divided by $10.00.
The following summarizes the pro forma share of the Combined Company Class A common stock and Class B common stock outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the exercise of warrants:
	Shares	Ownership, %	Voting rights, %
Legacy Butterfly stockholders	122,060,598	63.81%	90.02%
Public Stockholders	41,378,811	21.63%	5.97%
Initial Stockholders	10,350,000	5.41%	1.49%
PIPE Investors	17,500,000	9.15%	2.52%
Total	191,289,409	100%	100%
Note 2 — Basis of Presentation
The historical financial information of Longview and Legacy Butterfly has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination in accordance with U.S. GAAP.
The Business Combination is accounted for as a reverse recapitalization because Legacy Butterfly has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances taken into consideration:
•
The pre-Business Combination stockholders of Legacy Butterfly hold the majority of voting rights in the Combined Company;

•
The pre-Business Combination stockholders of Legacy Butterfly have the right to appoint the majority of directors to the Combined Company’s Board of Directors, and Jonathan M. Rothberg, Ph.D. was appointed as the non-executive Chairman of the Board;

•
Senior management of Legacy Butterfly comprise the senior management of the Combined Company; and

•
The operations of Legacy Butterfly comprise the only ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination will be treated as Legacy Butterfly issuing equity for the net assets of Longview, with no goodwill or intangible assets recorded.
As described in greater detail in Note 18, Subsequent Events, of the historical consolidated financial statements of Legacy Butterfly as of and for the year ended December 31, 2020, included elsewhere in this prospectus, the equity compensation of the current Chief Executive Officer of Legacy Butterfly consists of (1) restricted stock units awards granted in connection with the Business Combination and (2) stock option awards.
The unaudited pro forma condensed combined statements of operations include compensation expense related to the restricted stock units granted in connection with the Business Combination (See Note 4(g) Equity awards expenses).
The unaudited pro forma condensed combined statements of operations do not include any cash and stock options compensation expense related to the incoming Chief Executive Officer of Legacy Butterfly since his hiring is not directly attributable to the Business Combination. The Company expects to recognize approximately $11,400,000 of expense related to the stock option awards of the incoming Chief Executive Officer of Legacy Butterfly, which vest over 4 years beginning on the start date of his employment.
The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020 includes Longview and Legacy Butterfly Business Combination expenses of $2,871,899 and $1,617,893, respectively, which are not expected to have a continuing impact on the results of the Combined Company.
Note 3 — Adjustments to Balance Sheet of Legacy Butterfly
Historical balance sheet of Legacy Butterfly as of December 31, 2020 is adjusted for the following:
•
Accrual of $267,123 of interest associated with the Butterfly convertible notes through the Closing Date of February 12, 2021.

•
Recognition of $122,790 of interest expense associated with the debt issuance costs of the Butterfly convertible notes through the Closing Date of February 12, 2021.

Note 4 — Transaction Accounting Adjustments
Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020
The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2020 are as follows:
(a)
Cash.   Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:
(in thousands)	Note
Longview cash as of December 31, 2020 – pre Business Combination		159
Legacy Butterfly cash as of December 31, 2020 – pre Business Combination		60,206
Total cash balance pre Business Combination		60,365
Business Combination adjustments:
Longview cash held in Trust Account	(1)	414,222
PIPE Financing	(2)	175,000
Payment to redeeming Public Stockholders	(3)	(212)
Payment of deferred underwriting fees	(4)	(14,490)
Payment of Longview incremental transaction costs	(5)	(14,623)
Payment of Legacy Butterfly incremental transaction costs	(6)	(9,800)
Payment of PPP loan payable	(7)	(4,366)
Total Business Combination adjustments		$545,843
Post-Business Combination cash balance		$606,208

(1)
Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination at Closing (See Note 4(c) Trust Account).

(2)
Represents the issuance, in a private placement to be consummated immediately prior to the Effective Time, to the PIPE Investors of 17,500,000 shares of Longview Class A common stock assuming stock price of $10.00 per share (See Note 4(f) Impact on equity).

(3)
Represents the amount paid to the public stockholders who exercised redemption rights, including payment of accrued interest (See Note 4(f) Impact on equity).

(4)
Represents the payment of deferred underwriting fees incurred as part of Longview’s initial public offering committed to be paid upon the consummation of the Business Combination (See Note 4(b)(1) Transaction costs).

(5)
Represents payment of Longview incremental transaction costs (See Note 4(b)(2) Transaction costs).

(6)
Represents payment of Legacy Butterfly incremental transaction costs (See Note 4(b)(3) Transaction costs).

(7)
Represents payment of Legacy Butterfly’s loan payable in the amount of $4,365,930 (See Note 4(e) Loan payable).

(b)
Transaction costs.

(1)
Payment of deferred underwriting fees incurred by Longview in the amount of $14,490,000 (See Note 4(a)(4) Cash). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting fee payable.

(2)
Payment of incremental transaction costs specific to Longview related to the Business Combination in the amount of $14,622,974 (See Note 4(a)(5) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, and a corresponding decrease in accounts payable of $1,028,571, a decrease in accrued expenses and other current liabilities of $1,578,011 with the remainder of the decrease recognized in additional paid-in capital (See Note 4(f) Impact on equity).

(3)
Payment of incremental transaction costs specific to Legacy Butterfly related to the Business Combination in the amount of $9,799,799 (See Note 4(a)(6) Cash). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, and a corresponding decrease in accrued expenses and other current liabilities of $3,050,538 with the remainder of the decrease recognized in additional paid-in capital (See Note 4(f) Impact on equity).

(4)
Recognition of Legacy Butterfly’s capitalized expenses related to the Business Combination in the amount of $3,710,720 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of other non-current assets, with a corresponding decrease in additional paid-in capital (See Note 4(f) Impact on equity).

(c)
Trust Account.   Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund at Closing of the Business Combination (See Note 4(a)(1) Cash).

(d)
Convertible notes.   Represents conversion of Legacy Butterfly convertible notes in the amount of $49,917,527, including the principal of the convertible notes in the amount $50,0000,000, accrued interest in the amount of $1,151,527 and unamortized debt issuance costs of $1,234,000 to Combined Company Class A common stock issued to purchasers of the Legacy Butterfly convertible notes at the Closing (see Note 4(f) Impact on equity).

(e)
Loan payable.   Represents repayment of Legacy Butterfly’s loan payable in the amount of $4,365,930, including interest accrued in the amount of $48,264, at Closing of the Business Combination (See Note 4(a)(7) Cash and Note 4(i) Interest expense).

(f)
Impact on equity.   The following table represents the impact of the Business Combination on the number of shares of Combined Company Class A common stock and Combined Company Class B common stock and represents the total equity section:

	Number of Shares			Par Value		Class A common stock, subject to possible redemption	Legacy Butterfly’s convertible preferred stock and common stock	Additional paid-in capital	Accumulated deficit
	Class A common stock	Class B common stock	Class A common stock, subject to possible redemption	Class A common stock	Class B common stock
Longview common stock as of December 31, 2020 – pre Business Combination	2,164,171	10,350,000	25,652,283	$2	$1	$256,253	$—	$137,202	$(132,205)
Butterfly equity as of December 31, 2020 – pre Business Combination, as adjusted	—	—	—	—	—	—	360,938	32,874	(395,196)
Equity balance prior to Business Combination	2,164,171	10,350,000	25,652,283	2	1	256,253	360,938	170,076	(527,401)
Business Combination adjustments:
Reclassification of Longview’s redeemable share	39,235,829	—	(25,652,283)	2	—	(256,253)	—	256,249	—
Less: Redemption of redeemable stock	(21,189)	—	—	—	—	—	—	(212)	—
Initial Stockholders	10,350,000	(10,350,000)	—	1	(1)	—	—	—	—
PIPE Investors	17,500,000	—	—	2	—	—	—	174,998	—
Butterfly stockholders	95,633,661	26,426,937	—	10	3	—	—	49,905	—
Longview transaction costs	—	—	—	—	—	—	—	(12,016)	—
Butterfly deferred offering costs	—	—	—	—	—	—	—	(3,711)	—
Butterfly transaction costs	—	—	—	—	—	—	—	(6,749)	—
One time equity compensation charge	—	—	—	—	—	—	—	11,700	(11,700)
Elimination of historical accumulated deficit of Longview	—	—	—	—	—	—	—	(132,205)	132,205
Elimination of historical Butterfly convertible preferred stock and common stock	—	—	—	—	—	—	(360,938)	360,938	—
Total Business Combination adjustments	162,698,301	16,076,937	(25,652,283)	17	2	(256,253)	(360,938)	698,896	120,505
Post-Business Combination equity balance	164,862,472	26,426,937	—	$19	$3	$—	$—	$868,972	$(406,896)
Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the years ended December 31, 2020
The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 are as follows:
(g)
Equity awards expenses.   Reflects compensation expense of $12,949,765 related to restricted stock unit awards granted to certain employees of Legacy Butterfly in connection with the Business Combination, including to the incoming CEO, which have a service vesting condition. The expense is recognized using the accelerated attribution method.

(h)
Nonrecurring equity awards expenses.   Reflects compensation expense of $11,700,000 related to the restricted stock units granted to certain employees of Legacy Butterfly in connection with the Business Combination, which vest upon closing of the Business Combination, and do not have any service vesting conditions. As such, this compensation expense is not expected to have a continuing impact on the combined results for purposes of pro forma condensed combined statements of operations.
(i)
Interest expense.   Represents elimination of historical interest expense in connection with the Legacy Butterfly convertible notes (see Note 4(d) Convertible notes) and Legacy Butterfly’s loan payable (See Note 4(e) Loan payable).

(j)
Exclusion of interest income and related income tax expense.   Represents elimination of interest earned on cash and securities held in Trust Account and elimination of related income tax expense.

(k)
Net loss per share.   Represents pro forma net loss per share based on pro forma net loss and 191,289,409 total shares outstanding upon consummation of the Business Combination (See Note 4(f) Impact on equity). For each period presented, there is no difference between basic and diluted pro forma net loss per share as the inclusion of all potential shares of Class A common stock and Class B common stock of the Combined Company outstanding at closing would have been anti-dilutive.

BUSINESS OF BUTTERFLY
The following discussion reflects the business of Butterfly, as currently embodied by Butterfly. In this section, “we,” “us” and “our” generally refer to Butterfly in the present tense or Butterfly from and after the Business Combination.
Overview
Prior to February 12, 2021, we were a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On February 12, 2021, we completed the Business Combination pursuant to the Business Combination Agreement dated November 19, 2020 that we entered into with Legacy Butterfly. Upon the completion of the Business Combination, we changed our name to “Butterfly Network, Inc.” and the business of Legacy Butterfly became our business.
We are an innovative digital health business with a mission of democratizing healthcare by making medical imaging accessible to everyone around the world. Powered by our proprietary Ultrasound-on-Chip™ technology, our solution addresses the needs of point of care imaging with a unique combination of software and hardware technology. Butterfly iQ, followed by our recently launched Butterfly iQ+, is our first product powered by Butterfly’s Ultrasound-on-Chip™, and is the only ultrasound transducer that can perform “whole-body imaging” in a single handheld probe using semiconductor technology. Our Ultrasound-on-Chip™ reduces the cost of manufacturing, while our software is intended to make the product easy to use and fully integrated with the clinical workflow, accessible on a user’s smartphone, tablet, and almost any hospital computer system connected to the Internet. Through our portable proprietary, handheld solution, protected by a robust intellectual property portfolio and empowered in part by its proprietary software and Artificial Intelligence (“AI”), Butterfly aims to enable earlier detection throughout the body and remote management of health conditions around the world.
Digital health is systematically changing the way healthcare practitioners deliver care by increasing access and significantly reducing patient care costs. Butterfly iQ+ is designed for this new wave of medical care with an easy-to-use interface that portrays ultrasound images on your smartphone in real-time. Historically, the global ultrasound market has been dominated by traditional cart-based devices. These devices are accessible only to highly specialized, highly trained technicians and are located predominantly in hospitals, imaging centers, and physicians’ offices. Many healthcare institutions throughout the world lack the facilities and capital necessary to acquire and maintain expensive cart-based devices and cannot afford the highly trained individuals required to operate them. Traditional cart-based equipment typically ranges from $45,000 to $60,000 per new device in the mid-range and is required to be operated by trained healthcare professionals. More recently, we have seen the introduction of Point-of-Care Ultrasound (“POCUS”) devices with an average price point of $21,000, based on $5,000 to $7,000 per probe, generally requiring two to three probes to cover a comparable range of cleared indications to the single probe Butterfly iQ+. However, these POCUS devices are limited by their application of the same 60 year-old piezoelectric crystal technology with which the traditional cart-based devices operate, leaving limited opportunity for future progress. Although still required to be operated by trained healthcare practitioners, we believe that Butterfly iQ+ is the next generation of point-of-care devices that will further drive costs down and expand the current approximately $8 billion ultrasound imaging market.
In 2018, Legacy Butterfly commercially launched Butterfly iQ, the world’s first handheld, single-probe, whole-body ultrasound system using semiconductor technology that is commercially available, and in 2020, Legacy Butterfly launched the Butterfly iQ+ with additional features and improved performance. Since then, the Butterfly iQ and Butterfly iQ+ has been shipped to more than 30,000 medical professionals globally. Butterfly iQ+’s price through our eCommerce website is $1,999 per device, making it a high-quality and affordable alternative to the costly traditional cart-based equipment and other handheld devices currently on the market. Powered by our Ultrasound-on-Chip™, Butterfly’s high-performance imaging capabilities support fast and confident clinical decision-making. Butterfly iQ+ is comprised of both durable hardware and dynamic software solutions designed to make ultrasound imaging accessible to all healthcare practitioners, including nurses. In the future, we hope to develop and introduce an even more advanced product that can ultimately be used by patients to self-scan ultrasound images with a device and transfer these images to doctors electronically in real-time.

The Butterfly iQ+ is an affordable solution that is designed to help healthcare practitioners save time in their diagnosis and treatment of patients, not only improving overall patient outcomes but also increasing direct revenue per patient encounter while reducing the need for external imaging or specialist referrals. We believe the adoption of the Butterfly iQ and iQ+ device by healthcare practitioners is a positive for all healthcare system stakeholders. Through our ongoing collaborations with the healthcare community, we are continuing to optimize our software ecosystem, including by harnessing AI to develop additional clinical and product advancements for our users. We believe that these efforts could drive ease-of-use for image acquisition, improve analysis, and expand its most utilized features with extensive quality control. Our AI has and is expected to continue to allow us to develop programs that guide and educate healthcare practitioners on how to utilize the Butterfly iQ+ device, with the goal of improving their clinical impact and productivity globally.
Legacy Butterfly received 510(k) clearance from the U.S. Food and Drug Administration (“FDA”) in 2017 for the Butterfly iQ, which was commercially launched in 2018, and thereafter commercially launched the Butterfly iQ+ under the same 510(k) in 2020. Our ultrasound system has been cleared by the FDA for the following uses: peripheral vessel (including carotid, deep vein thrombosis and arterial studies), procedural guidance, small organs (including thyroid, scrotum and breast), cardiac, abdominal, urology, fetal/obstetric, gynecological, musculoskeletal (conventional), musculoskeletal (superficial) and opththalmic.
Butterfly iQ+ is commercially available in over 20 countries, including the United States, Canada, Australia, New Zealand, throughout greater Europe and in parts of Latin America. Our commercialization strategy is predicated on three primary channels. Namely, we have an eCommerce website through which we sell our Butterfly iQ+ to healthcare practitioners in these geographies. We also have a targeted enterprise salesforce focused on large healthcare system-wide implementations. Lastly, we have distributor, veterinary and affiliate relationships to unlock additional channels to supplement our direct and eCommerce sales. We market our products through our targeted sales organization, which is engaged in sales efforts and promotional activities primarily to health systems or institutions. Outside the United States, we also market our products directly to healthcare institutions. In the United States, we sell to or have agreements in place with most of the top 100 U.S. healthcare systems. Moreover, positive feedback about Butterfly iQ+ among practitioners has historically been a significant driver of sales, as healthcare practitioners share their appreciation for Butterfly iQ within their medical communities, which has yielded a strong net promoter score. A net promoter score is a metric used as a measure of customer satisfaction and word of mouth referrals. A strong net promoter score has been shown to correlate with revenue growth relative to competitors. We calculate our net promoter score by asking our customers the following question: “How likely are you to recommend Butterfly iQ to a friend or colleague” on a scale of 1 (not at all likely) through 10 (extremely likely)? Respondents rating us 6 or below are considered “Detractors,” 7 or 8 are considered “Passives,” and 9 or 10 are considered “Promoters.” To calculate our net promoter score, we subtract the percentage of Detractors from the percentage of Promoters. For example, if 50% of respondents were Promoters and 10% were Detractors, our net promoter score would be 40. We measure net promoter score continuously among cloud users by automatically sending net promoter score survey emails to these users three months after they create their Butterfly user account and every six months thereafter. Because our net promoter score is measured continuously it is subject to fluctuation; however, our net promoter score historically has remained strong. As of March 1, 2021 our net promoter score was 64 (USA) and reflects responses received since we began collecting net promoter score data in 2019, including multiple responses from users that respond to our survey over time. Net promoter scores vary broadly by industry, with averages generally ranging from 18 (health insurance) to 47 (tablet computers) based on data published in 2016 by Satmetrix, co-developer of Net Promoter®. Within technology industries, the top net promoter scores correspond to well-known businesses such as Amazon (66), Apple (66) and Netflix (64) according to Satmetrix. We believe that this method of calculation aligns with medical device industry standards and that this metric is meaningful for investors because of the correlation between net promoter score and future growth.
Outside of our core commercial geographies, Butterfly iQ+ is also being utilized in over 45 low resource settings around the world, where we have partnerships with non-governmental organizations like the Bill & Melinda Gates Foundation to deliver our technology to underserved communities. Currently, we have over 30 global health partnerships in place with organizations that align with our mission to democratize medical imaging and bring lifesaving medical imaging to patients, often for the first time.

Legacy Butterfly was founded in 2011 by Dr. Jonathan Rothberg, a serial entrepreneur who received the Presidential Medal of Technology & Innovation in 2016 for inventing a novel next generation DNA sequencing method and has founded more than 10 healthcare/technology companies, including 454 Life Sciences, Ion Torrent and CuraGen. Legacy Butterfly has raised over $400 million in equity investments and partnership milestones from leading institutional investors, including Baillie Gifford, and strategic partners, including the Bill & Melinda Gates Foundation.
Legacy Butterfly sold and shipped approximately 20,200 devices in the year ended December 31, 2020, an increase from approximately 12,900 devices in the year ended December 31, 2019, representing a growth rate of approximately 56.2% year over year. Legacy Butterfly generated total revenue of $46.3 million and $27.6 million in the years ended December 31, 2020 and 2019, respectively. Legacy Butterfly also incurred net losses of $162.7 million and $99.7 million for the years ended December 31, 2020 and 2019.
Our Competitive Strengths
We believe that our competitive strengths include the following:
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Large Global Ultrasound Market and Potential to Expand to a Larger Market of Healthcare Practitioners and Patients.   We believe our solution addresses an unmet need across an addressable market of 40 million healthcare practitioners, including approximately 12 million medical doctors and approximately 28 million nurses and midwives worldwide. We believe our solution can address this market, which is significantly larger than the existing $8 billion ultrasound market, because our solution not only provides a next generation alternative to legacy cart-based systems, but more importantly empowers practitioners who desire to modernize their healthcare practice with a diagnostic device and software system that is smart, mobile, interoperable, and easy to use. Furthermore, existing handheld devices, which only comprise 3% of the global ultrasound units as of 2017, have been unable to satisfy demands of users because they are often using outdated technology, which leads to higher cost, reduced imaging capacity, lack of user-friendly interfaces, and difficulties with integration with other systems.

The low penetration from handheld devices in a sizable market provides us with significant opportunity for growth. We also believe that the portability, ease-of-use, fast frame rates and other differentiating features of our ultrasound imaging technology could be attractive to consumers. We believe our differentiated Butterfly iQ handheld device and our growing user base of Butterfly iQ practitioners, with sales to or agreements with most of the top 100 U.S. healthcare systems and across more than 40 countries, position us well to compete in the existing ultrasound market and to potentially expand into emerging markets.

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Our Innovative Technology is Well-Positioned for a Health Economy Focused on Affordability and Access to Care.   We believe the small, handheld size, relatively low cost, quality imaging, and interface designed for ease-of-use are attractive to healthcare systems that seek to contain healthcare costs and improve access to care, when compared to the limitations and expense of traditional cart-based systems and existing handheld devices. These attributes also allow the use of our Butterfly iQ+ by practitioners beyond traditional health system environments to pre-hospital settings, urgent care clinics, long-term care and rehabilitation centers, dialysis centers, ambulatory surgery centers, veterinary clinics and emerging markets. In time, we believe these attributes could also be attractive to health-centric consumers, which could allow us to potentially further expand beyond traditional healthcare environments to the home and alternate sites of care should appropriate marketing authorizations be obtained for such intended uses. The advantages of our technology align with recent industry trends, including the shift to in-home medical care, affordability, harnessing of AI / Big Data, collaboration through the cloud, disruptive medical innovation, and increasing access to care. In addition, by expanding the settings in which medical imaging can be done, the Butterfly iQ+ device may provide opportunities for earlier detection and prevention of disease, while reducing cost. This aligns with the focus on consumer health empowerment, wellness, and acceleration of value-based care, all of which are themes seen consistently in the healthcare industry today.

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Our Proprietary, Disruptive and Revolutionary Product is Designed to Address an Unmet Need in the Medical Imaging Market.   Legacy Butterfly is the first company to have successfully put ultrasound on a semiconductor chip. This novel and proprietary Ultrasound-on-Chip™ technology enables whole-body complete ultrasound imaging with a single probe. We are continuing to improve our software by harnessing AI with a goal to drive ease-of-use for image acquisition, improve analysis, guide and educate practitioners, and provide quality control. As a result of utilizing these technologies, our Butterfly iQ product has a small, hand-held size, low cost, and simple user interface, making ultrasound technology more accessible outside of large healthcare institutions. This contrasts sharply to existing systems that are built using often expensive piezoelectric crystal technology, which can lead to high upfront costs and thereby constrain access and usage.

Additionally, the technology driving the Butterfly iQ and Butterfly iQ+ devices may be able to continually scale and improve if Moore’s Law, which is a historical trend that the number of transistors on an integrated circuit will increase over time, remains accurate. For example, the Butterfly iQ+, which was commercially launched in October 2020, is much less expensive to produce, yet has faster frame rates and further enhanced interoperability than the Butterfly iQ, which was commercially launched in 2018, and we expect these trends to continue in future products. One aspect of our software strategy is our Software Development Kit (SDK), which is meant to provide a governed ecosystem for third parties to create content and applications that will serve to enrich the overall software ecosystem and deliver additional clinical and product advancements for our users. To date, we are working with partners, including the Bill & Melinda Gates Foundation, to build applications on our SDK that we expect to then validate, obtain any necessary marketing authorizations for, and deploy to our users. The SDK is important to our software strategy and overall mission of democratizing medical imaging. Through these product enhancements, and SDK specifically, we believe our solution will be the primary platform for point of care ultrasound, functioning as an operating system in which new features can continually be built onto and a central component of all handheld imaging.

We expect to continue development of the hardware with product offerings that may include enhanced performance, improved image quality and alternative form factors.

Furthermore, as of December 31, 2020, we owned approximately 280 issued patents and approximately 540 pending patent applications. In total, we own approximately 175 patent families directed to its ultrasound products, including manufacturing, circuit components, and add-on features.

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Strong Topline Growth, with Subscription-based Recurring Revenue to Enable Long-Term Expansion in Gross Margin.   Since the commercial launch of the Butterfly iQ device in 2018, Legacy Butterfly has experienced strong topline growth. Legacy Butterfly’s total revenue for the years ended December 31, 2020 and 2019 was $46.3 million and $27.6 million, respectively, representing an increase of $18.7 million. We continue to seek to grow our user base of Butterfly iQ practitioners and our enterprise sales to health systems to help us further penetrate the global ultrasound market. During the year ended December 31, 2020, Legacy Butterfly’s product revenue represented approximately 82.9% of its total revenue for the year, and subscription revenue represented the remaining 17.1% of its total revenue for the year. As our devices continue to be adopted by more healthcare practitioners and practitioners in the Butterfly network continue to use our devices, we expect total subscription revenue to increase and that our subscription revenue will become an increasingly important contributor to our overall revenue. Because the cost and associated expenses to maintain our software are less than the costs and associated expenses of manufacturing and selling our device, we also anticipate an improvement in our gross margin over time. Additionally, we believe that the recurring nature of subscription revenue should be subject to less period-to-period fluctuation than our product revenue. Because our AI-backed software enables interoperability, mobility, and ease-of-use for scanning, we have been able to execute software-only sales deals with enterprise customers, and we expect to continue to do so in the future. This further reduces fluctuation of our revenue and continues to improve our margin. Finally, as we continue to enhance our product to become the primary platform for point-of-care ultrasound, we expect that add-on features and platform-associated accessories will generate additional revenue at minimal cost, continuing to create margin improvement, while increasing growth.

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Visionary founder backed by strong executive leadership team and experienced financial partner with deep expertise in healthcare.   Legacy Butterfly’s Founder and our Chairman, Dr. Jonathan Rothberg,

has dedicated his career to enabling breakthrough technologies to revolutionize healthcare. He has founded more than 10 healthcare/ technology companies and has received numerous awards, including the Presidential Medal of Technology & Innovation in 2016. He is supported by a world-class management team, including our executive officers and other senior management, with approximately 140 years of collective experience in healthcare and consumer end-markets. We believe this leadership team positions us well as a disruptive force in revolutionizing medical imaging. In addition, Longview’s sponsor, Longview Investors LLC, (the “Sponsor”) an affiliate of Glenview Capital Management, LLC (“Glenview”), brings to the Company extensive public market experience in the healthcare industry with a long-term orientation across provider, payor, distributor and medical product companies.
Our Strategies
We believe that our strategies include the following:
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Innovation: Unwavering commitment to leading edge technical innovation.   As the first semiconductor-based point-of-care ultrasound, the Butterfly iQ and iQ+ solution is a leading part of the medical imaging revolution. Through leveraging this novel technology, our solution can process and store high quality images that can then be transferred between systems, an interoperability valued by customers in today’s current market. We believe that with our current solution, we have created a new standard for medical imaging and we are focused on remaining on the leading edge of technical innovation. We believe our solution is only the first step in our development and we plan to continually improve this product and expand our product and service offerings. We recently launched the next-generation product Butterfly iQ+ in October 2020, which has improved image quality, durability, and new functionalities such as bi-plane and needle visualization through Needle VizTM technology and 3D scanning.

We plan to develop future applications, subject to appropriate marketing authorization, to leverage our unique hardware foundation and commitment to improving our software using AI. Simultaneously, we plan to enhance our device’s software capabilities, pursuing marketing authorizations as necessary, with new features such as anatomical labeling, image quality improvements, and further workflow automations, in order to more deeply integrate our platform with hospital systems. Additionally, our SDK allows users to create content and applications on our platform that, subject to validation and any necessary marketing authorization, can be deployed across all users, further enhancing our software offerings. In this way, our solution will continue to innovate naturally, as well as through our enhancements to our proprietary technology. In order to pave the way for the potential future at-home use of Butterfly iQ+ and other future form factors, we anticipate we will need to validate the at-home applications through focused clinical trials and also seek additional marketing authorizations.

We believe these hardware developments, along with our software enhancements and user education initiatives, will bring ultrasound to new markets and users. We believe that with our differentiated and continually expanding solution, we can drive user adoption in new markets. Beyond these hardware and software product roadmaps, we plan to use the “Butterfly Labs” innovation center to develop new innovative products, services and software applications, leveraging our core technology and platform capabilities.

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Democratization: Enabling universal adoption of personal medical imaging.   We believe the mobility, ease-of-use, affordability, and interoperability of our solution offer a compelling and differentiated alternative to existing devices and have broad applicability across new areas of unmet need. With these differentiating characteristics, our solution not only provides a next generation alternative to legacy cart-based ultrasound systems, but expands the addressable market into a significant amount of new ultrasound scan settings. Our initial customers consist of primary care physicians, emergency doctors, and anesthesiologists, all of whom may have access to a shared ultrasound system, but purchase our product in order to have their own device to carry with them as they practice. Based on their interest and adoption of our solution, we view our global addressable market as 40 million healthcare practitioners, consisting of 12 million medical doctors and 28 million nurses and midwives, significantly greater than the $8 billion traditional ultrasound market.

We have only begun to penetrate this healthcare practitioner market and plan to continue to grow this through continually increasing adoption and maintaining high user retention. Initially, we have focused on the approximately three million medical practitioners across anesthesiology, primary care, medical education, emergency medicine, hospital medicine, musculoskeletal treatments, and urology as well as five million nurses in our core geographies. Currently, our device is commercially available in over 20 countries including the United States, Canada, Australia, New Zealand, throughout greater Europe and in parts of Latin America. With such a large addressable market, we believe we can expand successfully over time into geographies across Latin America and Asia, as well as other geographies in Europe, the Middle East and Africa.

We believe our device’s affordability (all-in hardware and software estimated cost of less than $3 per day over an illustrative 3 year ownership period with Butterfly’s individual user license software subscription), mobility, and ease-of-use, will drive further penetration and adoption in our existing markets and geographies. We believe our roadmap for product enhancements will supplement this penetration as well as provide avenues for expansion to new markets. One of our largest growth opportunities is the potential expansion into remote patient monitoring and products designed for use in the home, subject to appropriate marketing authorizations. This potential market contains more than 100 million patients with chronic diseases in the United States alone, including more than 25 million patients in the United States with urinary incontinence, more than 5 million patients in the United States with congestive heart failure, and approximately 500,000 patients in the United States in need of regular dialysis. We believe that, subject to appropriate marketing authorization, this technology could enable patient-driven scanning for monitoring of chronic disease. We believe our application-based platform allows for even further personalization to improve health outcomes over time. Eventually, as these applications are deployed across the whole user base, we believe this would create a cycle, leading to more product enhancement and drawing in more users. Ultimately, we strive to create a solution that will be the primary operating system for all ultrasound scanning.

We believe that through the penetration of the existing addressable market, and the potential subsequent expansion into new markets and geographies that currently do not use medical imaging technology, we can bring the adoption of medical imaging to greater scale than ever achieved before.

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Creating value socially, clinically, and economically.   Our mission is to democratize healthcare through providing access to medical imaging at an affordable cost. Because the Butterfly iQ+ is mobile and easy-to-use, healthcare practitioners can expand their use of ultrasound outside of traditional settings, increasing convenience for both practitioners and patients. Additionally, frequent and easier access to scanning has the potential to allow practitioners to detect malignancies earlier and thereby, recommend earlier medical intervention. This could improve health outcomes, while avoiding expensive treatments, generating economic value for both the patient and payor, which is aligned with the healthcare mega-trend of value-based care. As our device reaches new markets and new users and, with appropriate marketing authorizations, enables more direct interaction with patients, including remote patient monitoring, we believe this trend will accelerate, further improving outcomes and reducing costs. This reduction of costs has the potential to create economic value for the whole healthcare system across all clinical applications and markets where ultrasound scanning is used.

In addition to social impact, we believe our solution will also have significant clinical impact. Through our software solution, empowered by AI, users can upload scanned images to our HIPAA-compliant cloud, which has unlimited storage, links to hospital and office systems, and can be accessed from a desktop computer. This allows practitioners to access and transfer their scanned images in a seamless and secure way, leading to additional opportunities for observation and therefore, we believe, earlier diagnosis and treatment. Furthermore, our solution delivers billing codes directly in the user interface application following scanning, both enhancing practitioner compliance adherence and increasing revenue in fee-for-scan environments. In these ways, we believe the technology behind our solution and the data that it is able to gather can provide new and meaningful clinical insights.

Beyond optimizing care in developed markets, our solution has the potential to expand into markets and geographies that traditionally have restricted access to care, through its mobility, ease-of-use and affordability. By providing an imaging solution that can connect to practitioners remotely and backing this solution with continued clinical investment, we believe our solution can significantly increase access to healthcare, empowering healthcare practitioners to not only help their patients live safer and healthier lives but also provide medical imaging to patients who otherwise would not have access or could not afford it. We plan to reach these markets primarily through non-profits, non-government organizations (“NGOs”) and in some cases, military and paramedic channels. We believe the accessibility our solution brings could have a profound social impact on these markets.

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Obsessed by customer success, deploying differentiated channel go-to-market approaches.   Our primary focus is our users’ and customers’ satisfaction, which has yielded a strong net promoter score of 64 (USA). Word of mouth is the number one driver of sales currently. We intend to grow through providing excellent customer service coupled with our differentiated and evolving product offering. We have approximately eight customer service representatives, dedicated to educating healthcare practitioners on the unique features of our solution, and we have also published numerous training videos and tutorials in response to frequently asked questions. We have invested heavily in building out and educating our salesforce and sales support teams, and plan to continue to do so, with the ultimate goal of creating an intuitive and informative customer experience. As we continue to grow, we plan to expand on our educational tools and resources for our customers to guide them in using our products. We believe that we can build a community of users around our solution to share insights, techniques, and new regulatory compliant ways of applying our solution, all of which we believe will continue to drive adoption and retention.

Furthermore, to increase customer accessibility to our device, we sell through multiple channels, including eCommerce; enterprise (direct); and distributor, veterinary and affiliates. With its interoperability, image transfer / storage, and mobility / remote-monitoring capabilities, our solution can integrate and connect with critical healthcare interfaces such as EMR and imaging systems, critical to coordinated delivery of care. This has helped us to build relationships with and make sales to or agreements with most of the top 100 U.S. healthcare systems, leading to many of our large volume enterprise (direct) sales. Additionally, our sales channel and support has strengthened these relationships. These relationships have increased user accessibility to our solution and the breadth of our network.

As we continue to simplify enterprise workflow and develop relationships with larger health systems, we have experienced an increase in the proportion of our sales from enterprise sales compared to eCommerce. Because institutions often make decisions to purchase on a system-wide level, enterprise sales typically generate economies of scale with larger volumes and larger numbers of users, while also increasing user retention. The enterprise channel also yields a higher subscription price, which further increases our profitability on devices and subscriptions sold. We are working towards increasingly integrated solutions to maximize our value to large healthcare customers, as well as continuing to improve our sales and support infrastructure. Our ability to connect and govern traditional third party ultrasound systems gives enterprise customers a solution to the governance and workflow challenges that have limited the utilization and billing of point of care imaging devices. Enterprise customers deploying our solution can benefit from a streamlined clinical workflow that reduces the exam documentation burden typically associated with traditional ultrasound systems. By adopting Butterfly Enterprise software, customers can responsibly manage and optimize value from their fleets of point of care imaging devices.

During the year ended December 31, 2020, Legacy Butterfly’s device sales generated approximately 82.9% of its revenue, with its subscription revenue comprising the remaining 17.1%. As adoption of our devices increases through further penetration and healthcare practitioners in the Butterfly network continue to use our devices, we expect our revenue mix to shift toward subscriptions. Because the cost and associated expenses to maintain our software are less than the costs and associated expenses of manufacturing and selling our device, we anticipate an improvement in margin over time.

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Talent inspired and unified by mission.   With over approximately 140 years of collective experience in healthcare and consumer end-markets among our executive officers and senior management, our management team is unified by our mission to democratize healthcare by making medical imaging accessible globally. We seek to execute at scale the vision of Legacy Butterfly’s Founder and our Chairman, Dr. Jonathan Rothberg. Our President and Chief Executive Officer, Todd M. Fruchterman, M.D., Ph.D. has extensive experience in the healthcare industry, most recently as Group President, Reliability Solutions at Flex Ltd., and prior to that in various leadership roles at 3M Company, including President and General Manager, Medical Solutions, the largest division of the company, and as President and General Manager, Critical & Chronic Care Solutions, Senior Vice President R&D, Regulatory Affairs, Chief Technology Officer, and Chief Medical Officer. Dr. Rothberg and Dr. Fruchterman are supported by a leadership team with many years of technology, consumer and healthcare experience at leading companies, including Amazon, MedStar Health, Optum and Medtronic. We plan to continue to add talented and experienced members to our team and maintain our commitment to our mission of democratizing healthcare by making medical imaging accessible globally.

We are also supported by long-term investors that share this commitment to our mission. The Sponsor, an affiliate of Glenview, brings to the Company extensive public market experience in the healthcare industry with a long-term orientation across provider, payor, distributor and medical product companies. Our long-term investors include Baillie Gifford, The Bill & Melinda Gates Foundation and Fosun Industrial Co., Limited, and other investors that have invested in us to promote and enable our vision.

Finally, to enact our vision, we have developed strong relationships with healthcare institutions as we have sold to or have agreements with most of the top 100 United States health systems. We believe these institutions and our relationships with them are key elements that underpin our ability to achieve our mission. Together with these institutions, we have the potential to bring our imaging solution to millions of patients, reducing healthcare costs and improve outcomes on an enormous scale.

Industry & Market Opportunity
Medical imaging has existed for over 100 years with the purpose of effectively diagnosing and treating patients. The global ultrasound market has historically consisted of the legacy cart-based incumbents and more recently developed point-of-care / handheld devices. Built using expensive piezoelectric crystal technology, these legacy systems limit wider access and usage due to high upfront costs. Legacy cart-based incumbent devices that are used in traditional hospital systems have a mid-range price point of $45,000 to $60,000 per new system, in addition to burdensome maintenance or service contracts. These devices are often siloed within hospitals and health systems requiring referrals and coordination between different departments, and extensive training for the personnel that operate them, limiting utilization of these devices. Limited IT integration and interoperability capabilities have resulted in image archives that are difficult to move between systems, presenting yet another barrier to care coordination and optimization. The point-of-care / handheld competitors are less expensive than legacy cart-based systems, with price points ranging from $5,000 to $7,000 per probe, generally requiring two to three probes to cover a comparable range of cleared indications to the single probe Butterfly iQ+. Historically, these competitive point-of-care / handheld competitors lack the AI capabilities that the Butterfly iQ+ provides healthcare practitioners and are less core focal points of large capital equipment focused sales forces, which creates a unique opportunity for us to not only disrupt and take market share in the existing market, but create and be the leader in new markets.
Between these legacy cart-based incumbent devices and the point-of-care / handheld competitors, the global ultrasound market in 2017 was valued at approximately $8 billion, consisting of $6 billion in equipment and $2 billion in services. This market is currently limited to traditional scan settings in developed markets, such as hospitals, niche doctor offices, and imaging centers. Per IHI Markit data, less than 3% of global ultrasound units are handheld devices. General Electric, Phillips, Canon Medical Systems (f/k/a Toshiba), Hitachi and Siemens Healthineers are the top five incumbent ultrasound players.

Through development of our proprietary technology, we were the first company to successfully put ultrasound on a semiconductor chip and connect it to an iPhone, tablet or Android for ease-of-use. This has allowed us to create a solution that has the potential to disrupt the current ultrasound market and significantly expand the total addressable market beyond its current limitations. Butterfly iQ+ takes a small form factor, allowing the user to transport the device anywhere. Butterfly iQ+’s price through our eCommerce website is $1,999 per device and when factoring in an illustrative single-user software subscription license over a three year period is estimated to be less than $3 per day, which enables a material return on investment for healthcare practitioners given common pre-existing CPT codes ranging from $20-150. Finally, our software harnesses AI designed to drive ease-of-use for image acquisition, improve analysis, guide and educate healthcare practitioners, and provide quality control. The Butterfly iQ is designed to be intuitive and greatly reduces the amount of training needed for operation, thereby expanding the ultrasound user base to non-experts, and eventually to patients directly, subject to clearance of at-home uses by the appropriate regulatory authorities. We believe the mobility, affordability, and ease-of-use characteristics of the device will empower users to operate the Butterfly iQ device outside traditional scan settings, such as pre-hospital environments, urgent care clinics, long-term care and rehabilitation centers, dialysis centers, ambulatory surgery centers, veterinary clinics, and potentially, the home, all in both developed and emerging markets. We believe that the Butterfly iQ can greatly increase accessibility to medical imaging and enable the development of new ultrasound markets with expanded users (practitioners and patients) and scan settings globally that are uncommon or nonexistent today.
By increasing accessibility to medical technology outside of traditional settings, the Butterfly iQ has the potential to significantly expand the current total addressable market for medical imaging. We believe there is strong interest from healthcare practitioners to utilize handheld ultrasound devices in their day-to-day work, as primary care practitioners represent our largest group of users. We believe the Butterfly iQ device has the potential to reach up to 40 million global healthcare practitioners, across both developed and emerging markets. Of the approximately 40 million global healthcare practitioners, we view a subset of approximately eight million as our initial target market, which is comprised of approximately three million medical doctors across anesthesiology, primary care, medical education, emergency medicine, hospital medicine, musculoskeletal, and urology, as well as approximately five million nurses, defined as one-third of the nurses and midwives, all within our core geographies of North America, Asia, Europe and Latin America. Beyond this initial market, we believe there are approximately nine million additional medical doctors (12 million total) and approximately 23 million additional nurses and midwives (approximately 28 million total) that would benefit from use of handheld ultrasound devices.

Furthermore, as patient-focused, value-based care delivery models continue to scale, we believe handheld ultrasound devices will find a potential market with at-home medical personnel and, subject to appropriate marketing authorizations, with patients directly.

40M+ Global Healthcare Practitioners
Addressable Populations
Medical Doctors
~12M 1
3M+ Initial 2
Nursing
28M+ 3
5M+ Initial Target 4
Wearables
>100M Chronic Patients in the US Alone 5
25M+ Urinary Incontinence
5M+ Chronic Heart Failure (CHF)
~0.5M Dialysis
Time

Sources:

1. Per WHO World Health Report Global Medical Doctors
2. Comprised of Anesthesiologists, Primary Care Physicians, Medical Schools, Emergency Medicine, Hospital Medicine, Musculoskeletal, and Urology Healthcare Practitioners in core geographies where the company is pursuing commercial efforts
3. Per WHO World Health Report Global Nurses and Midwives
4. Comprised of 1/3 of nurses and midwives in core geographies where the company is pursuing commercial efforts
5. Per CDC 2009 Power of Prevention, in 2005 133M Americans had at least one chronic illness. Per the Lancet, by 2020 157M US citizens were predicted to have more than one chronic condition, with an estimated 81M having multiple conditions

Products & Services
We provide a complete solution to address an unmet need in point-of-care medical imaging through a unique combination of hardware and software services. Our hardware is powered by the first and only currently available ultrasound on a semiconductor chip. Our software addresses the traditional ease-of-use challenges and the complex clinical workflow throughout a patient’s care pre-and post-examination. Our integrated system with EMRs provides healthcare practitioners with a tool that enables fast and confident clinical decision-making.

Affordable Ultrasound Imaging
Devices
Edu Content
Clinical Data
Deep Learning
Cloud/Telemedicine
Easy to Use
Connected

As a diagnostic tool with broad applicability across numerous medical specialties, Butterfly iQ+ has the potential to serve as the go-to device for healthcare practitioners in determining approaches to treatment. We believe there is strong applicability for ultrasound devices across anesthesiology, primary care, medical education, emergency medicine, hospital medicine, musculoskeletal, and urology. Historically, technology and excessive costs have limited the use of ultrasound devices. As new technology has catalyzed the mobility and ubiquity of medical imaging, the range of uses for ultrasound devices has greatly expanded. This momentum is supported by clinical evidence that shows that use of ultrasound devices in this modality can improve patient health outcomes, while significantly lowering the cost of care. The high cost of ultrasound imaging has deterred some medical professionals from utilizing these devices to prevent the unnecessary costs on providers or patients. However, the Butterfly iQ device offers providers the use of these images at a low cost that may promote early detection of patient malignancies that, in turn, reduces costs for providers and reduces the need for external imaging, specialist referrals, and emergency room visits. High-risk patients who suffer from congestive heart failure and pulmonary diseases will be able to receive regular ultrasound imaging at a low cost, which is associated with reduced emergency visits and overall patient costs.
Our Ultrasound-on-Chip™ technology enables whole-body complete ultrasound imaging with a single probe, as the Butterfly iQ and iQ+ have a frequency range that enables our device to produce ultrasound imaging anywhere on the body. Our solution is the only ultrasound transducer that can perform whole-body imaging in a single handheld probe using semiconductor technology. In addition, the 60 year-old piezoelectric crystal technology used in existing devices has been less affordable and has not been able to achieve the same versatility or system interoperability. Because our device is portable, practitioners can easily carry this device with them, providing access to ultrasound virtually anywhere. While currently our device is used in traditional scan settings, such as hospitals, imaging centers, and physicians’ offices, we believe our device’s mobility will enable expansion to pre-hospital settings, urgent care clinics, long-term care and rehabilitation centers, dialysis centers, ambulatory surgery centers, veterinary clinics, and, subject to marketing authorization, homes.
We currently sell the Butterfly iQ+ device through our eCommerce website, with an optional accompanying software membership at various prices depending on the type of subscription. We offer a Pro subscription with one user license included, a Pro Team subscription with five user licenses included, and an enterprise subscription with tiered level pricing. We also sell accessories that supplement our device, including a carrying case, charger (complimentary with the purchase of the device), holster, and cable accessories. Legacy Butterfly has been selling the first generation Butterfly iQ since 2018 and launched the second generation Butterfly iQ+ in October 2020.

Our Butterfly iQ+ device connects directly to an iPhone or Android smartphone and tablet to provide its imaging and software features for more than two consecutive hours and charges to full battery in approximately five hours. Our proprietary software harnesses AI designed to drive ease-of-use for image acquisition and improved analysis, further used to guide and educate practitioners, as well as provide quality control. The Butterfly iQ+ has 20 pre-set settings generated in part with AI that optimize images obtained from scanning different areas of the body. Within the Butterfly application, users can utilize five imaging modes, including B-Mode, Color Doppler, M-Mode Power Doppler and Pulsed Wave Doppler, as well as additional measuring tools and obstetrician calculations. These features allow healthcare practitioners to perform surface area and volume measurements on the anatomical objects that are imaged and can use color Doppler to identify movement of fluid, similar to features provided by legacy products in the market. For the obstetric clinicians, the device tools can perform gestational age and amniotic fluid index calculations. We believe these pre-set settings and intuitive operation features through smartphones will enable healthcare practitioners who are not medical imaging experts to adopt our device, expanding our user base beyond the traditional, limited ultrasound user base. This traditional base of ultrasound users has been limited because existing ultrasound devices often require unique environments and extensive training to operate, while the Butterfly iQ+ device can be used by general and other healthcare practitioners across the healthcare industry.

Open Imaging Ecosystem: Devices, Content, SAAS
Software Services
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Telemedicine
Educational Community
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Collective Intelligence Powered AI
Assistance and Interpretation Apps
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Predictive Analytics for Clinical Decision Support
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Secure Clinical Data & Educational Materials
Ultrasound Images, Annotations, Tutorials
Devices
Ultrasound on a Chip Platform
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Through our software subscription options, users can upload scanned images to our HIPAA-compliant cloud, which has unlimited storage and links to hospital and office systems, allowing for seamless transfer of images that can also be accessed from a desktop computer. As telemedicine continues to make headway through our healthcare system, our software application features TeleGuidance, which is the world’s first integrated ultrasound telemedicine platform. This tool, if eventually approved, would allow a remote, trained healthcare practitioner to view the ultrasound imaging through the smartphone application and live video. Our platform also features education tools to enable users to quickly gain proficiency in conducting exams. As we continue to expand on these features, our software updates are implemented real-time, equipping users with new features and techniques with each update.
Our Butterfly iQ+ device is competitively priced at $1,999 per device through our eCommerce website, and combined with our standard single-user software license, the total estimated cost of use amounts to a daily average of less than $3, assuming an illustrative three year ownership period. This compares to the cost of $5,000 to $7,000 per device for point-of-care / handheld competitors, generally requiring two to three probes to cover a comparable range of cleared indications to the single probe Butterfly iQ+, and pricing of legacy cart-based incumbents, which are $5,000 to $30,000 per new device on the low end and can be as much as $100,000 to $250,000 per new device on the high end, before service and maintenance fees. Additionally, the Butterfly iQ+ device’s remote capabilities, interoperability with other systems, ease-of-use, and affordability allow trained practitioners to perform ultrasounds from any location where healthcare is provided and we believe will eventually increase the user base to consumers and non-experts should the appropriate marketing authorizations be obtained for such intended uses, in accordance with our mission to democratize healthcare by increasing accessibility to medical imaging. We believe this user base expansion and subsequent adoption is our largest growth driver and represents the forefront of a medical imaging revolution.
Furthermore, we believe our device’s ability to perform ultrasound outside of traditional environments and by non-expert users will allow for prevention and earlier detection and enable healthcare practitioners outside of traditional environments to use ultrasound to make more precise diagnosis of malignancies. This provides patients with faster access to treatment, ultimately reducing cost and improving patient health outcomes. The reduced cost will also result from lower-cost medical professionals performing diagnosis, enabled by the device’s intuitive user interface. We believe our device is also more convenient for patients, as the device can be brought to the patient at the bedside (or, subject to future marketing authorizations, to their home), thereby reducing or eliminating patient wait times while providing secure patient image access. With our device’s differentiating characteristics, we believe our business is aligned with long-term healthcare mega-trends, most notably the acceleration of value-based and patient-centric approach to care.
We believe that the software and analytics capabilities of our solution coupled with the next generation Butterfly iQ+ device empowers smarter and expanded scanning and compliant coding and documentation that can generate both incremental revenue for healthcare systems and independent practitioners, but also reduce costs for payers from earlier detection and prevention of adverse downstream events due to suboptimal care decisions or treatment complications. The Butterfly iQ+ leverages pre-existing, routine CPT codes that enable healthcare providers and practitioners to obtain per-scan reimbursement in the specialties of anesthesiology, cardiology, critical care, emergency medicine, endocrinology and ultrasound-guided procedures. We intend to pursue incremental, new or expansionary CPT codes for reimbursement in future scan categories and categories concurrent to support the successful go-to-market strategy of the product pipeline.
Product Roadmap
Our product roadmap will continue to position us as a leading disruptor in the medical imaging market and remote patient monitoring market, which we believes consists of over 100 million patients in the United States alone. As the first semi-conductor based point-of-care ultrasound, the original Butterfly iQ product launched in 2018 was a differentiated product. We plan to continually improve this product, which will allow us to continue to innovate up the performance curve. A first step to this was the launch of the next-generation product Butterfly iQ+ in 2020, which has improved image quality, industry-leading durability, and new functionalities such as bi-plane needle visualization through Needle VizTM technology and 3D scanning.
We expect to continue development of the hardware with product offerings that may include enhanced performance, improved image quality and alternative form factors.
In addition to our hardware innovations, we employ a team of computer scientists focused on developing software features that enhance our device’s user interface and increase ease-of-use to continue to expand our user base. Through our intuitive features and continued user education initiatives, we expect to generate high adoption rates among healthcare practitioners and further expand our user base into the patient’s home subject to obtaining the appropriate marketing authorizations. Furthermore, we believe our SDK will continue to drive additional enhancements generated by our user base, simultaneously increasing the applicability of our solution and driving adoption and retention in our addressable market.
Beyond these hardware and software product roadmaps, we plan to develop new innovative products, services and software applications, leveraging the company’s core technology and platform capabilities. Through this product development, we believe we will be positioned to remain on the forefront of medical imaging with a continued focus on increasing accessibility, allowing us to fulfill our mission of democratizing healthcare by making medical imaging available to everyone around the world.
Our People
Our mission is to democratize healthcare and to make medical imaging accessible to everyone around the world by using our proprietary technology.
We believe that our people are the reason for our success and we have organized ourselves to maximize productivity and performance. We maintain a high bar for talent and actively work to build diversity within our workforce.
As of March 1, 2021, we had 260 employees, including 260 full-time employees. None of our employees are represented by a labor union or are subject to a collective bargaining agreement.
Sales and Marketing
Marketing and Brand Building
Our marketing efforts are focused on developing a strong reputation with healthcare providers and increasing awareness of our products and services. In addition to print and digital advertising, positive feedback about the Butterfly iQ+ among practitioners has historically been a significant driver of sales, as healthcare practitioners share their appreciation for the Butterfly iQ and Butterfly iQ+ within their medical communities, yielding a strong net promoter score of 64 (USA) as of March 1, 2021. We have conducted customer outreach and marketing through articles and other media coverage about our products. We market our products through our targeted sales organization, which is engaged in sales efforts and promotional activities primarily to health systems or institutions. Outside of the United States, we market our products directly to healthcare institutions and through eCommerce. In the United States, we sell to or have agreements in place with most of the largest 100 U.S. healthcare systems.

We use a variety of marketing tools to drive adoption, ensure continued usage and establish brand loyalty for our devices and software. We recognize the importance of the role of education in accelerating adoption of our products by those medical professionals without existing ultrasound skills. To that end, we have hired a renowned point-of-care ultrasound (“POCUS”), educator to lead team expansion and offerings to include didactic, synchronous and asynchronous coaching, quality as a service and a formal learning management system to track clinicians’ progress. In addition to creating awareness of the benefits of our hand-held ultrasound device and the advantages of our technology for healthcare providers and patients, we engage customer service representatives who are dedicated to educating practitioners on the unique features of our device and software and who have published numerous training videos and tutorials in response to frequently asked questions.
Sales
The Butterfly iQ+ is commercially available in over 20 countries, including the United States, Canada, Australia, New Zealand, throughout greater Europe and in parts of Latin America. We believe the Butterfly iQ device has the potential to reach up to 40 million global healthcare practitioners, across both developed and emerging markets. Of the approximately 40 million global healthcare practitioners, we view a subset of approximately eight million as our initial target market, which is comprised of approximately three million medical doctors across anesthesiology, primary care, medical education, emergency medicine, hospital medicine, musculoskeletal, and urology, as well as approximately five million nurses, defined as one-third of the nurses and midwives, all within our core geographies of North America, Asia, Europe and Latin America. Beyond this initial market, we believe there are approximately nine million additional medical doctors (12 million total) and approximately 23 million additional nurses and midwives (approximately 28 million total) that would benefit from use of handheld ultrasound devices. We believe the mobility, affordability, and ease-of-use characteristics of the device will empower users to operate the Butterfly iQ device outside traditional scan settings, such as pre-hospital environments, urgent care clinics, long-term care and rehabilitation centers, dialysis centers, ambulatory surgery centers, veterinary clinics, and subject to future marketing authorizations, the home, all in both developed and emerging markets.
One of our largest growth opportunities is the potential expansion into remote patient monitoring with wearable products and products designed for use in the home, subject to obtaining appropriate marketing authorizations. This potential market contains more than 100 million patients with chronic diseases in the United States alone, including more than 25 million patients in the United States with urinary incontinence, more than 5 million patients in the United States with congestive heart failure, and approximately 500,000 patients in the United States in need of regular dialysis.
Butterfly iQ+ is commercially available in over 20 countries, including the United States, Canada, Australia, New Zealand, throughout greater Europe and in parts of Latin America. Butterfly’s commercialization strategy is predicated on three primary channels:
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an eCommerce website through which we sell the Butterfly iQ+ to healthcare practitioners in these geographies;

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a targeted enterprise sales force focused on direct, large-volume sales to large healthcare system-wide implementations in the United States and in select markets; and

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distributors, veterinary and affiliates to unlock additional channels to supplement our direct and eCommerce sales.

Our eCommerce channel is focused on building awareness of our brand, attracting qualified traffic to our website and converting healthcare practitioners who visit the website to customers that purchase our products. The sales cycle through our eCommerce channel is short and simple, where a potential user’s positive purchase intent is followed immediately by a purchase. For sales to individuals, our eCommerce channel replaces the need for a sales force. By contrast, our large-volume enterprise sales reflect a complex, multi-step sales cycle involving many parties and components, including sales and integration support and customer service personnel. Sales through distributors entails our development of relationships with parties to whom we can delegate our sales in our target markets.
As we continue to simplify enterprise workflow and develop relationships with larger health systems, we have experienced an increase in the proportion of our sales from enterprise sales compared to eCommerce.

Because institutions often make decisions to purchase on a system-wide level, enterprise sales typically generate economies of scale with larger volumes and larger numbers of users, while also increasing user retention. The enterprise channel also yields a higher subscription price, which further increases our profitability on devices and subscriptions sold. We are working to continually shift volumes to the enterprise channel with the aim of ultimately using this as our primary channel, which may require increases in our sales force.
During the year ended December 31, 2020, Legacy Butterfly’s device sales generated approximately 82.9% of its revenue, with its subscription revenue comprising the remaining 17.1%. As adoption of our devices increases through further penetration and healthcare practitioners in the Butterfly network continue to use our devices, we expect our revenue mix to shift toward subscriptions. Because the cost and associated expenses to maintain our software are less than the costs and associated expenses of manufacturing and selling our device, we anticipate an improvement in margin over time.
In terms of geographic markets, for the fiscal year ended December 31, 2020, a substantial majority of Legacy Butterfly’s revenues were derived from sales to customers based in the United States (87% in the year ended December 31, 2020). We aim to further expand our international customer base in the future. We believe our differentiated Butterfly iQ handheld device and our growing user base of Butterfly iQ practitioners, with sales to or agreements with most of the top 100 U.S. healthcare systems and across more than 40 countries, position us well to compete in the existing ultrasound market and to potentially expand into emerging markets.
We continue to develop our sales and marketing organization, which consists of a dedicated sales team complemented by a marketing team as well as sales and marketing support personnel. Our sales force (including marketing, sales and sales and marketing support personnel) as of December 31, 2020, consisted of 51 persons, 46 of whom were located in the United States and five of whom were located in Europe and Australia.
Manufacturing
Our Butterfly iQ products are built using both custom-made and off-the-shelf components supplied by outside manufacturers and vendors located in China, Taiwan and Thailand. One key custom-made component in the Butterfly IQ probe is the transducer module for the printed circuit board of the chip. The majority of the other components for the Butterfly iQ probe are off-the-shelf.
We purchase some of our components and materials used in manufacturing, including the transducer module, from single sources. Although we believe that alternatives would be available, it would take time to identify and validate replacement components, which could negatively affect our ability to supply our products on a timely basis. We cannot give assurances that any alternative supplier would be able to recreate the manufacturing processes currently in use. To mitigate this risk, we typically carry a significant inventory of critical components.
All of our iQ probes are manufactured, tested, shipped and supported by Benchmark Electronics, Inc. (“Benchmark”) from its facilities in Thailand. We believe that this manufacturing strategy is efficient and conserves capital. However, in the event it becomes necessary to utilize a different contract manufacturer for our iQ products, we would experience additional costs, delays and difficulties in doing so, and our business could be harmed.
Key Agreements
Foundry Service Agreement with Taiwan Semiconductor Manufacturing Company Limited
We entered into a Foundry Service Agreement (the “FSA”) with Taiwan Semiconductor Manufacturing Company Limited (“TSMC”), as amended, under which TSMC agreed to manufacture integrated circuits used for the semiconductor chips in our probes. The FSA provides for us to place purchase orders with TSMC, which are not binding until accepted by TSMC. The FSA also provides for TSMC to use commercially reasonable efforts to support us for our products to be manufactured at TSMC and for us to meet minimum purchase obligations. Under the agreement, we prepaid an amount to TSMC to be used against a portion of the purchase price for future purchases once the prepayment amount is reached. To the extent that we fail to fulfill our monthly wafer consumption requirement, TSMC has the right to deduct the shortfall from payments made by us to TSMC. In addition, we are required to buy back from TSMC unused raw wafers that TSMC purchases from its supplier.
The FSA also provides that TSMC will indemnify us for intellectual property infringement or misappropriation claims against us related to the wafer manufacturing process and that we will indemnify TSMC for any intellectual property infringement or misappropriation claims arising from TSMC’s compliance with our instructions, specifications, designs or requirements to manufacture, sell, or ship the wafers or arising from any harm caused by our medical device products.
The FSA’s initial term expires on December 31, 2022, subject to automatic renewal for successive two-year terms unless terminated by either party upon three months’ notice prior to the end of the then-current term. The FSA may also be terminated by written notice at any time upon the bankruptcy or insolvency of or upon or after a material breach by the other party. After the initial two-year term, either party may terminate the FSA immediately, with or without cause, by giving the other party 12 months prior written notice of termination. TSMC may terminate the FSA if we do not place a purchase order for a period of 12 consecutive months or upon certain change of control transactions, including a merger, consolidation or other change of control or similar transactions to which we are party involving a semiconductor provider.
In connection with the FSA, we and TSMC developed a propriety manufacturing process and continue to collaborate on manufacturing process improvements.
Manufacture and Supply Agreement with Benchmark Electronics, Inc.
In October 2015, we entered into a Manufacture and Supply Agreement with Benchmark, which was amended effective in August 2019 and February 2021 (the “MSA”). Under the MSA, as amended, Benchmark agreed to manufacture our products pursuant to binding purchase orders, as well as non-binding forecasts. The parties have agreed to meet periodically regarding any minimum order quantities under the MSA.
Under the terms of the MSA, we granted Benchmark a non-exclusive, non-transferable, revocable, fully-paid, royalty-free license, without the right to sublicense, to use our technology solely to manufacture our products. The MSA provides that we will own any right, title and interest in any improvements or modifications to our technology made in the course of performance of Benchmark’s obligations under the MSA. We and Benchmark also agreed to indemnify each other against certain third-party claims.
Pursuant to the February 2021 amendment, we agreed to provide global production exclusivity to Benchmark for our current products and other hand-held probes which may be manufactured for us, for a specified exclusivity period, in exchange for delayed payment of certain invoices that were paid by Butterfly in March 2021. The exclusivity period is terminable and we have the right to purchase products from another supplier in the event Benchmark fails to deliver more than 10% of the products based on the revenue of orders during the calendar quarter.
The MSA has an initial three-year term and will renew automatically for additional two-year terms unless either party gives 180 days’ prior written notice before the end of the then-current term to the other party electing not to renew the agreement. The MSA or any purchase order under the MSA may be terminated by either party for convenience upon 90 days’ prior written notice to the other party. The MSA may also be terminated by either party by written notice upon the occurrence of (i) a breach by the other party under the agreement which is not cured within 30 days after written notice by the terminating party, (ii) other party becomes insolvent, dissolves, liquidates or ceases to conduct business or (iii) the occurrence of payment-related breaches. Benchmark may also terminate the agreement upon the filing of any petition against us under bankruptcy or similar laws, where such petition is not vacated within 10 days via court order.
Distribution Agreement with Cardinal Health 105, Inc.
In July 2018, we entered into a Distribution Agreement with Cardinal Health 105, Inc. (“Cardinal Health”). Under the Distribution Agreement, we are responsible for delivery of our products to Cardinal Health’s facilities, and Cardinal Health acts as the distribution agent and authorized distributor of record of our products to our customers, including, but not limited to, wholesalers, specialty distributors, physicians, clinics, hospitals, pharmacies and other healthcare providers in the United States. Under the Distribution Agreement, we provide Cardinal Health with forecasts of the volume of our products to be handled and distributed by Cardinal Health. We make payments to Cardinal Health for its distribution services pursuant to a fee schedule.
The initial term of the Distribution Agreement expired in August 2020. The Distribution Agreement is subject to automatic renewal for additional successive two-year terms unless we terminate the agreement upon 90 prior written days’ notice or Cardinal Health terminates the agreement upon written notice of non-renewal to us at least 180 days prior to the end of a term. Either party may terminate the Distribution Agreement upon (i) the other party’s entry into bankruptcy proceedings, receipt of a bankruptcy order that is not discharged within 30 days, or similar events, or (ii) a material breach by the other party that is not cured within 30 days after the non-breaching party gives written notice. Additionally, if we breach our payment obligations under the Distribution Agreement and such breach is not cured within 15 days after Cardinal Health provides written notice of non-payment, Cardinal Heath may terminate the agreement upon 90 days’ prior written notice.
Intellectual Property
Protection of our intellectual property is a strategic priority for its business. We rely on a combination of patents, trademark, copyright, trade secret and other intellectual property rights protection and contractual restrictions to protect our proprietary technologies.
The patents owned and in-licensed by us are generally directed to the architecture of our ultrasonic imaging devices, our microfabricated ultrasonic transducers and machine learning for ultrasound applications. We have developed a portfolio of issued patents and pending patent applications directed to commercial products and technologies for potential development. We believe that our intellectual property is a core strength of our business, and our strategy includes the continued development of our patent portfolio.
Butterfly iQ, iQ+ and Related Technology
As of December 31, 2020, we owned approximately 280 issued patents and approximately 540 pending patent applications. Of our approximately 280 issued patents, approximately 80 were issued U.S. utility patents and approximately 30 were issued U.S. design patents. Of our approximately 540 pending patent applications, approximately 145 were pending U.S. utility patent applications and approximately 15 were pending U.S. design applications. In addition, as of December 31, 2020, we owned approximately 170 issued patents in foreign jurisdictions, including Australia, Canada, Europe, Japan, China, Taiwan and Korea, and approximately 380 pending patent applications in foreign jurisdictions, including Australia, Canada, Europe, Japan, China, Taiwan, Korea and India, corresponding to the foregoing. In total, as of December 31, 2020, we owned approximately 175 patent families generally directed to our ultrasound products, including manufacturing, circuit components, and add-on features. These issued patents and pending patent applications (if they were to issue as patents) have expected expiration dates ranging between 2030 and 2040.
In addition to patents, we also rely on trade secrets, technical know-how and continuing innovation to develop and maintain our competitive position. We seek to protect our proprietary information and other intellectual property by generally requiring our employees, consultants, contractors, suppliers, outside scientific collaborators and other advisors to execute non-disclosure and assignment of invention agreements on commencement of their employment or engagement. Agreements with our employees also forbid them from using or incorporating the proprietary rights of third parties during their engagement with us. We also generally require confidentiality or material transfer agreements from third parties that receive our confidential data or materials.
License Agreements
We have entered into exclusive and non-exclusive licenses in the ordinary course of business relating to our technologies or other intellectual property rights or assets.
Exclusive (Equity) Agreement with Leland Stanford Junior University
In June 2013, we entered into an Exclusive (Equity) Agreement (the “Stanford Agreement”) with the Board of Trustees of the Leland Stanford Junior University (“Stanford”). Pursuant to the Stanford

Agreement, Stanford granted us a co-exclusive, worldwide license to make, have made, use, import, offer to sell and sell products covered by patent rights to Stanford’s wafer bonding technology. The rights licensed tous are for ultrasound applications using the wafer bonding technology excluding certain applications, and the license remains exclusive, except for certain non-exclusive applications, until the earlier of December 23, 2023 or the seventh anniversary of the first sale of any product using the licensed technology, and thereafter will be nonexclusive until the last licensed patent expires. The last licensed patent is currently expected to expire in 2030. The rights licensed to us, except for the non-exclusive applications, are sublicensable during such exclusive term, subject to our continued development or sale of the products using the technology licensed under the agreement and, following the exclusive term, subject to Stanford’s prior approval. The Stanford Agreement outlines certain milestones to be met by us in connection with the development and sales of these products.
Under the terms of the Stanford Agreement, we paid a one-time, non-refundable upfront royalty fee. We are required to pay Stanford low single-digit royalties on all net sales of products that use the licensed technology, as well as a portion of any sublicensing revenues, during the term of the Stanford Agreement and if certain products using the licensed technology are made, used, imported, or offered for sale before the date the Stanford Agreement terminates, and those products are sold after the termination date, we will pay Stanford an earned royalty for our exercise of rights based on the net sales of those products. We are also obligated to pay Stanford annual license maintenance fees, which are fully creditable against any royalty payments made by us for such year. We are also required to provide Stanford with periodic reports documenting our progress toward the development and commercialization of products using the licensed technology. Stanford is responsible under the agreement for preparing, filing and prosecuting patent claims and for maintaining the patents pertaining to the licensed technology.
Stanford may terminate the agreement in the event that we are materially delinquent on any payment, fail to diligently develop and commercialize a product incorporating the licensed technology, materially miss a milestone under the agreement, are in material breach of any substantive provision under the agreement, or knowingly provide any false report or are materially delinquent on any report, in each case which is not remedied within cure period. In addition, if we are not diligently developing and commercializing such a product incorporating the licensed technology, materially miss a milestone or knowingly provide a false report or are delinquent on any report, and we do not cure, the agreement shall not terminate, but it remains subject to termination by Stanford and the license shall convert to a non-exclusive license. We may terminate the agreement at any time upon at least 30 days’ prior written notice. Upon termination of the agreement, all rights to the licensed technology revert to Stanford. Legacy Butterfly’s obligation to pay royalties accrued or accruable survives any termination or expiration of the agreement.
Government Regulation
The diagnostic medical devices that we manufacture and distribute are subject to regulation by numerous regulatory bodies, including the FDA and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, packaging, labeling, marketing and distribution of medical devices. Devices are generally subject to varying levels of regulatory control, the most comprehensive of which requires that a clinical evaluation program be conducted before a device can be approved for marketing and commercial distribution. In addition, healthcare regulatory bodies in the United States and around the world impose a range of requirements related to paying for medical devices and the procedures in which they are used, including laws intended to prevent fraud, waste, and abuse of healthcare dollars.
U.S. Laws and Regulations
At the federal level, our diagnostic ultrasound products and certain accessories are medical devices subject to extensive and ongoing regulation by the FDA. Under the Federal Food, Drug and Cosmetic Act, referred to as the FDCA, and its implementing regulations, the FDA regulates product design and development, pre-clinical and clinical testing, pre-market clearance, authorization or approval, establishment registration and product listing, product manufacturing, product packaging and labeling, product storage, advertising and promotion, product distribution, recalls and field actions, servicing and post-market clinical surveillance. Some of our products are also subject to the Radiation Control for Health and Safety Act, administered by the FDA, which imposes performance standards and record keeping, reporting, product testing and product labeling requirements for electronic products that emit radiation, such as x-rays, although diagnostic ultrasound products like ours are subject only to a limited portion of those requirements. A number of U.S. states also impose licensing and compliance regimes on companies that manufacture or distribute prescription devices into or within the state.
In addition, the commercialization and use of our devices in the United States is subject to regulation by the U.S. Department of Health and Human Services (“HHS”) and state agencies responsible for reimbursement and regulation of payment for health care items and services. Federal laws and regulations apply primarily in connection with government payer programs such as the Medicare and Medicaid programs, but state laws apply more broadly, encompassing health care items and services covered by private payers. At the state and federal level, the government’s interest is in regulating the quality and cost of health care and protecting the independent clinical judgment of licensed healthcare providers.
The FDA and the Federal Trade Commission (“FTC”) also regulate the advertising and promotion of our products to ensure that any claims made in commerce are consistent with the products’ regulatory clearances, that there is scientific data to substantiate the claims being made, that the advertising is neither false nor misleading, and that patient or physician testimonials or endorsements we or our agents disseminate comply with disclosure and other regulatory requirements. In general, medical device manufacturers and distributors may not promote or advertise their products for uses not within the scope of a given product’s intended use(s), make unsupported safety and effectiveness claims, or use third parties to make claims about the product that the manufacturer/distributor could not lawfully make itself.
FDA Regulation of Medical Devices
The FDA classifies medical devices into three classes based on risk. Regulatory control increases from Class I (lowest risk) to Class III (highest risk). The FDA generally must clear or approve the commercial sale of most new medical devices that fall within product categories designated as Class II and III. Commercial sales of Class II (except for Class II devices exempt from pre-market notification requirements) and Class III medical devices within the United States must be preceded either by a pre-market notification and clearance pursuant to Section 510(k) of the FDCA (Class II) or by the granting of a pre-market approval (“PMA”) (Class III), after a pre-market application is submitted. Both 510(k) notifications and PMA applications must be submitted to FDA with user fees (over $12,000 for a 510(k) and $365,000 for a PMA in FY 2021), although reduced fees for small businesses are available. Class I devices are generally exempt from pre-market review and notification, as are some moderate-risk Class II devices. All classes of devices must comply with FDA’s Quality System Regulation (“QSR”), establishment registration, medical device listing, labeling requirements, and medical device reporting (“MDR”) regulations, which are collectively referred to as device general controls. Class II devices may also be subject to special controls such as performance standards, post-market surveillance, FDA guidelines or particularized labeling. Some Class I and Class II devices can be exempted by regulation from the requirement of compliance with substantially all of the QSR.
A 510(k) pre-market notification must contain information sufficient to demonstrate that the new device is substantially equivalent to a device commercially distributed prior to May 28, 1976 or to a device that has been determined by the FDA to be substantially equivalent to such a so-called “pre-amendments” device. To obtain 510(k) clearance for a non-exempt Class II device, we must submit a pre-market notification to the FDA demonstrating that our product is substantially equivalent to such a predicate device. The FDA’s 510(k) clearance process generally takes from three to 12 months from the date the application is submitted, but it may take longer if the FDA has significant questions or needs more information about the new device or its manufacturing or quality controls.
As part of the 510(k) notification process for Class II devices like our iQ system, which has an existing classification regulation available for purposes of the regulatory filing, the FDA may require the following:
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Comprehensive product description and indications for use.

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Extensive pre-clinical tests and/or pre-clinical animal studies, performed in accordance with the FDA’s Good Laboratory Practice (“GLP”) regulations, as well as any performance standards or other testing requirements established by FDA through regulations or device-specific guidance.

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Comprehensive review of predicate devices and development of data supporting the new product’s substantial equivalence to one or more predicate devices.

Assuming successful completion of all required testing, a detailed 510(k) notification is submitted to the FDA requesting clearance to market the product. This pre-market notification includes all relevant data from pertinent pre-clinical and clinical trials (if applicable), together with detailed information relating to the product’s manufacturing controls and proposed labeling, and other relevant documentation. The FDA evaluates all 510(k) submissions prior to filing for full review based on specific acceptance criteria and may issue a refuse-to-accept notification if the submission is deficient with respect to any of the established criteria. If the FDA determines that the applicant’s device is substantially equivalent to the identified predicate device(s), the agency will issue a 510(k) clearance letter that authorizes commercial marketing of the device for one or more specific indications for use. If the FDA determines that the applicant’s device is not substantially equivalent to the predicate device(s), the agency will issue a not-substantially-equivalent letter stating that the new device may not be commercially distributed.
After a new medical device receives FDA 510(k) clearance, any modification that could significantly affect the device’s safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or could require the submission of a PMA. The FDA requires each manufacturer to make the determination of whether a device modification requires a new 510(k) notification or PMA in the first instance, but the FDA may review any such decision. If the FDA disagrees with a manufacturer’s decision not to seek a new 510(k) clearance or PMA for a particular change, the FDA may retroactively require the manufacturer to seek 510(k) clearance or PMA. The FDA may also require the manufacturer to cease U.S. marketing and/or recall the modified device until 510(k) clearance or PMA approval for the modification is obtained.
If a previously unclassified new medical device does not qualify for the 510(k) pre-market notification process because no predicate device to which it is substantially equivalent can be identified, the device is automatically classified into Class III. However, if such a device would be considered low or moderate risk (in other words, it does not rise to the level of requiring the approval of a PMA), it may be eligible for the De Novo classification process. The De Novo classification process allows a device developer to request that the novel medical device be able to obtain marketing authorization as either a Class I or Class II device, rather than having it regulated as a high-risk Class III device subject to the PMA requirements. In December 2018, the FDA issued a Proposed Rule that would formally codify requirements for the medical device De Novo process and the procedures and criteria for product developers to file a De Novo classification request. Although this rule was expected to be finalized during the second half of 2020, it remains pending at FDA and the rulemaking process may be subject to additional activity after the COVID-19 pandemic abates and pressure on the FDA’s Center for Devices and Radiological Health (“CDRH”) is reduced. Over the past 20 years, the De Novo process has been implemented by the FDA pursuant to statutory authorities and through informal guidance and iterative changes by Congress. The Proposed Rule allowed industry stakeholders to participate in the development of the FDA’s policies and procedures for De Novo requests through the notice-and-comment rulemaking process. Although the Proposed Rule, if finalized by the FDA, would not impact our marketed products and is not expected to impact our products in current development, the FDA’s activities are aimed at creating predictability, consistency, and transparency for innovative medical device developers.
As an alternative to the De Novo classification process, a company that develops or manufactures a novel device could also file a reclassification petition seeking to change the automatic Class III designation of the novel post-amendment device under Section 513(f)(3) of the FDCA. The FDA can also initiate reclassification of an existing device type on its own initiative. In December 2018, the FDA issued a final rule to clarify the administrative process through which the FDA reclassifies a medical device. To reclassify a device under section 513(e) of the FDCA, the FDA must first publish a proposed reclassification order that includes a summary of the valid scientific evidence that supports the reclassification; convene a device classification panel meeting; and consider comments to the public docket before it then publishes a final reclassification order in the Federal Register.
Our iQ and iQ+ probes have been classified and are regulated as Class II devices, although future products we develop may be classified as Class III devices and may require a PMA. A PMA application must be supported by valid scientific evidence, which typically requires extensive data, including technical, pre-clinical, clinical, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use(s). A PMA application also must include a complete description of the device and its components, a detailed description of the methods, facilities and controls used to manufacture the device, and proposed labeling. After a PMA application is submitted and found to be sufficiently complete, it is considered “filed” and the FDA begins an in-depth review of the submitted information. During this substantive review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA. In addition, the FDA generally will conduct a pre-approval inspection of the manufacturing facility to evaluate compliance with the QSR, which requires manufacturers to implement and follow design, testing, control, documentation and other quality assurance procedures.
FDA review of a PMA application is required to be completed within 180 days of the application’s filing date although in some cases approval may take significantly longer. The current user fee agreement between the FDA and the medical device industry sets as a target that PMA reviews be completed in under one year. The FDA can delay, limit or deny approval of a PMA application for many reasons, including:
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the product may not be safe or effective for its intended use(s) to the FDA’s satisfaction;

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the data from the applicant’s pre-clinical studies and clinical trials may be insufficient to support approval;

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the manufacturing process or facilities that the applicant uses may not meet applicable requirements; and

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changes in the FDA approval policies or adoption of new regulations may require additional data to demonstrate the safety or effectiveness of the device.

If an FDA evaluation of a PMA application or manufacturing facility is favorable, the FDA will generally issue an “approval letter,” which usually contains a number of conditions that must be met in order to secure final approval of the PMA. When and if those conditions have been met to the satisfaction of the FDA, the agency will issue a PMA approval letter authorizing commercial marketing of a device, subject to the conditions of approval and the limitations established in the approval letter. If the FDA’s evaluation of a PMA application or manufacturing facility is not favorable, the FDA will deny approval of the PMA or issue a “not approvable letter.” The FDA may also determine that additional trials are necessary, in which case the PMA approval may be delayed for several months or years while such additional trials are conducted and data is submitted in an amendment to the PMA. The PMA process can be expensive, uncertain and lengthy. PMA approval may also be granted with post-approval requirements such as the need for additional patient follow-up for an indefinite period of time.
New PMA applications or PMA supplements may be required for any modifications to the manufacturing process, labeling, device specifications, materials or design of a device that is approved through the PMA process. PMA supplements often require submission of the same type of information as an initial PMA application, except that the supplements are limited to information needed to support any changes from the device covered by the approved PMA application and may or may not require as extensive clinical data or the convening of an advisory panel.
Clinical trials are almost always required to support a PMA application and are sometimes required for a 510(k) pre-market notification. In order to conduct a clinical investigation involving human subjects for the purpose of demonstrating the safety and effectiveness of a medical device, a company must, among other things, apply for and obtain institutional review board (“IRB”) of the proposed investigation. In addition, if the clinical study involves a “significant risk” (as defined by the FDA) to human health, the sponsor of the investigation must also submit and obtain FDA approval of an investigational device exemption (“IDE”) application must be supported by appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of study participants, unless the product is deemed a non-significant risk device and eligible for abbreviated IDE requirements. Generally, clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the study protocol and informed consent are approved by a duly-appointed IRB at each clinical trial site. The FDA’s approval of an IDE allows clinical testing to go forward, but does not bind the FDA to accept the results of the trial as sufficient to prove the product’s safety and efficacy, even if the trial meets its intended success criteria. All clinical trials must be conducted in accordance with the FDA’s IDE regulations, which govern investigational device labeling, prohibit promotion, and specify an array of Good Clinical Practice (“GCP”) requirements, which include, among other things, recordkeeping, reporting and monitoring responsibilities of study sponsors and study investigators. Clinical trials must further comply with the FDA’s regulations for IRB approval and for informed consent and other human subject protections. Required records and reports are subject to inspection by the FDA. The results of clinical testing may be unfavorable or, even if the intended safety and efficacy success criteria are achieved, may not be considered sufficient for the FDA to grant approval or clearance of a product.
The commencement or completion of any of our clinical trials may be delayed or halted, or may be inadequate to support approval of a PMA application (or clearance of a 510(k) notification, as applicable), for numerous reasons, including, but not limited to, the following:
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the FDA, the IRB(s), or other regulatory authorities may not approve a clinical trial protocol or a clinical trial, or may place a clinical trial on hold;

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participants may not enroll in clinical trials at the rate we anticipate;

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participants may not comply with trial protocols;

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participant follow-up may not occur at the rate we anticipate;

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patients may experience adverse side effects;

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participants may die during a clinical trial, even though their death may not be related to the use of our products;

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IRBs and third-party clinical investigators may delay or reject our trial protocol;

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third-party clinical investigators may decline to participate in a trial or may not perform a trial on our anticipated schedule or consistent with the clinical trial protocol, GCPs or other FDA requirements;

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we or third-party organizations may not perform data collection, monitoring and analysis in a timely or accurate manner or consistent with the clinical trial protocol or investigational or statistical plans;

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third-party clinical investigators may have significant financial interests related to us or the study that the FDA deems sufficient to make the study results unreliable, or we or investigators fail to disclose such interests;

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any unfavorable regulatory inspections of our clinical trial sites or manufacturing facilities, which may, among other things, require us to undertake corrective action or suspend or terminate our clinical trials;

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the interim or final results of the clinical trial may be inconclusive or unfavorable as to safety or effectiveness; and

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the FDA may conclude that the results from our trial and/or trial design are inadequate to demonstrate safety and effectiveness of the product.

In 2017, we received 510(k) clearance from the FDA for our iQ probe, and the FDA determined, following a 2020 pre-submission meeting with us, that the Butterfly iQ+ was eligible to be marketed under the original 510(k).
In addition, our proprietary software and data transfer service allows researchers to control the transfer of data from certain devices to research tools and databases according to their own research workflows. The infrastructure of the data management service is considered a “medical device data system” (“MDDS”) and does not require 510(k) clearance. An MDDS is a hardware or software product that transfers, stores, converts, formats, and displays medical device data. An MDDS does not modify the data or modify the display of the data, and it does not by itself control the functions or parameters of any other medical device. An MDDS is not intended to be used for active patient monitoring. Software that meets the definition of an MDDS (such as that comprising our service offering) is excluded from the definition of “device” under the FDCA, and from the regulations applicable to devices, while hardware that meets the definition of an MDDS is generally classified as a low-risk, Class I device product that is exempt from pre-market review and notification.
After a device is authorized for marketing and placed in commercial distribution (or, for 510(k)-exempt products, placed into commerce without first obtaining FDA clearance or approval), numerous regulatory requirements continue to apply to the device. All device classes must meet general regulatory controls, including:
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establishment registration and device listing;

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the QSR, which requires manufacturers to follow design, testing, control, storage, supplier/contractor selection, complaint handling, documentation and other quality assurance procedures;

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labeling regulations, which govern the mandatory elements of the device labels and packaging (including Unique Device Identifier markings for certain categories of products);

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the MDR regulations, which require that manufacturers report to the FDA if a device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur;

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voluntary and mandatory device recalls to address problems when a device is defective and/or could be a risk to health; and

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correction and removal reporting regulations, which require that manufacturers report to the FDA field corrections and product recalls or removals if undertaken to reduce a risk to health posed by the device or to remedy a violation of the FDCA that may present a risk to health.

Also, the FDA may require us to conduct post-market surveillance studies or order us to establish and maintain a system for tracking our products through the chain of distribution to the patient level. Failure to comply with applicable regulatory requirements, including those applicable to the conduct of our clinical trials, can result in enforcement action by the FDA, which may lead to any of the following sanctions:
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Warning Letters or Untitled Letters that require corrective action;

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fines and civil penalties;

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unanticipated expenditures;

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delays in approving/clearing or refusal to approve/clear our future products;

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FDA refusal to issue certificates to foreign governments needed to export our products for sale in other countries;

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suspension or withdrawal of FDA approval or clearance;

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product recall or seizure;

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interruption of production;

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operating restrictions;

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injunctions; and

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criminal prosecution.

We and our contract manufacturers, specification developers, and some suppliers of components or device accessories are also required to manufacture medical device products in compliance with current Good Manufacturing Practice requirements set forth in the QSR, unless explicitly exempted by regulation. The QSR requires a quality system for the design, manufacture, packaging, labeling, storage, installation and servicing of marketed devices, and includes extensive requirements with respect to quality management and organization, device design, buildings, equipment, purchase and handling of components or services, production and process controls, packaging and labeling controls, device evaluation, distribution, installation, complaint handling, servicing, and record keeping. The FDA evaluates compliance with the QSR through periodic and often unannounced inspections that may include the manufacturing facilities of our subcontractors. Following such inspections, the FDA may issue reports known as Forms FDA 483 or Notices of Inspectional Observations, which list instances where the FDA inspector believes the manufacturer has failed to comply with applicable regulations and/or procedures. If the observations are sufficiently serious or the manufacturer fails to respond appropriately, the FDA may issue Warning Letters, which are notices of intended enforcement actions against the manufacturer, or Untitled Letters, which are used for less serious violations that may not rise to the level of regulatory significance, or it may take more significant administrative or legal action. For example, if the FDA believes we or any of our contract manufacturers or regulated suppliers are not in compliance with these requirements and patients are being subjected to serious risks, it can shut down our manufacturing operations, require recalls of our products, refuse to approve new marketing applications, initiate legal proceedings to detain or seize products, enjoin future violations, or assess civil and criminal penalties against us or our officers or other employees. Any such action by the FDA would have a material adverse effect on our business. We may be unable to comply with all applicable FDA regulations.
U.S. Fraud and Abuse Laws and Other Compliance Requirements
Successfully commercializing a medical device or technology depends not only on FDA approval, but also on broad health insurance or third-party payor coverage. Government and private payors institute coverage criteria to ensure the appropriate utilization of products and services and to control costs. Limited third party payor coverage for a technology or procedure may limit adoption and commercial viability, while broader coverage supports optimal market uptake. Favorable coverage decisions by government payors like Medicare or Medicaid are critical because private payors typically follow the government’s lead regarding reimbursement. However, manufacturers whose technology is reimbursed by the government payors are subject to various U.S. federal and state laws pertaining to healthcare fraud and abuse. These laws can be implicated by inappropriate sales and marketing arrangements with healthcare providers. Many commonly accepted commercial practices are illegal in the healthcare industry and violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in U.S. federal and state healthcare programs, including Medicare and Medicaid.
Anti-kickback Laws.   The federal Anti-Kickback Statute prohibits persons from knowingly and willfully soliciting, receiving, offering or providing remuneration directly or indirectly to induce either the referral of an individual, or the furnishing, recommending, or arranging of a good or service, for which payment may be made under a federal healthcare program such as Medicare and Medicaid. The definition of “remuneration” has been broadly interpreted to include anything of value, including such items as gifts, discounts, the furnishing of supplies or equipment, credit arrangements, waiver of payments, and providing anything at less than its fair market value. The Department of Health and Human Services — Office of the Inspector General, has issued regulations, commonly known as safe harbors, which set forth certain provisions that, if satisfied in their entirety, will assure healthcare providers and other parties that they will not be prosecuted under the federal Anti-Kickback Statute. The failure of a transaction or arrangement to fit precisely within one or more safe harbors does not necessarily mean that it is illegal or that prosecution will be pursued. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor element may result in increased scrutiny by government enforcement authorities or invite litigation by private citizens under federal whistleblower laws. The Anti-Kickback Statute is broadly interpreted and aggressively enforced, with the result that beneficial commercial arrangements can be criminalized in the health care industry because of the Anti-Kickback Statute.
The penalties for violating the federal Anti-Kickback Statute include imprisonment for up to ten years, fines of up to $100,000 per violation and possible exclusion from federal healthcare programs such as Medicare and Medicaid. Many states have adopted prohibitions similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not only by the government programs such as Medicare and Medicaid.
Federal False Claims Act.    The federal False Claims Act prohibits knowingly presenting, or causing to be presented, a false claim, or the knowing use of false statements or records to obtain payment from the federal government. When an entity is determined to have violated the False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $11,181 and $22,363 for each separate false claim. Suits filed under the False Claims Act, known as “qui tam” actions, can be brought by any individual on behalf of the government and such individuals (known as “relators” or, more commonly, “whistleblowers”) may share in any amounts paid by the entity to the government in fines or settlement. In addition, certain states have enacted laws modeled after the federal False Claims Act. Qui tam actions have increased significantly in recent years, causing greater numbers of healthcare companies to have to defend a false claim action, even before the validity of the claim is established and even if the government decides not to intervene in the lawsuit. Healthcare companies may decide to agree to large settlements with the government and/or whistleblowers to avoid the cost and negative publicity associated with litigation. In addition, the Affordable Care Act amended federal law to provide that a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Criminal prosecution is possible for knowingly making or presenting a false or fictitious or fraudulent claim to the federal government.
Federal Physician Self-Referral Law.    The Federal Physician Self-Referral Law, also referred to as the Stark Law, prohibits a physician (or an immediate family member of a physician) who has a financial relationship with an entity from referring patients to that entity for certain designated health services, including durable medical equipment and supplies, payable by Medicare, unless an exception applies. The Stark Law also prohibits such an entity from presenting or causing to be presented a claim to the Medicare program for such designated health services provided pursuant to a prohibited referral, and provides that certain collections related to any such claims must be refunded in a timely manner. Exceptions to the Stark Law include, among other things, exceptions for certain financial relationships, including both ownership and compensation arrangements. The Stark Law is a strict liability statute: to the extent that the statute is implicated and an exception does not apply, the statute is violated. In addition to the Stark Law, many states have implemented similar physician self-referral prohibitions that may extend to Medicaid, third party payors, and self-pay patients. Violations of the Stark Law must be reported and unauthorized claims must be refunded to Medicare in order to avoid potential liability under the federal False Claims Act for avoiding a known obligation to return identified overpayments. Violations of the Stark Law, the Anti-Kickback Statute, the Civil Monetary Penalties Law and/or the federal False Claims Act can also form the basis for exclusion from participation in federal and state healthcare programs.
Civil Monetary Penalties Law.   The Civil Monetary Penalties Law (“CMPL”), authorizes the imposition of substantial civil money penalties against an entity that engages in certain prohibited activities including but not limited to violations of the Stark Law or Anti-Kickback Statute, knowing submission of a false or fraudulent claim, employment of an excluded individual, and the provision or offer of anything of value to a Medicare or Medicaid beneficiary that the transferring party knows or should know is likely to influence beneficiary selection of a particular provider for which payment may be made in whole or part by a federal health care program, commonly known as the Beneficiary Inducement CMP. Remuneration is defined under the CMPL as any transfer of items or services for free or for less than fair market value. There are certain exceptions to the definition of remuneration for offerings that meet the Financial Need, Preventative Care, or Promoting Access to Care exceptions (as defined in the CMPL). Sanctions for violations of the CMPL include civil monetary penalties and administrative penalties up to and including exclusion from participation in federal health care programs.
State Analogs of Federal Fraud and Abuse Laws.   Many U.S. states have their own laws intended to protect against fraud and abuse in the health care industry and more broadly. In some cases these laws prohibit or regulate additional conduct beyond what federal law affects. Penalties for violating these laws can range from fines to criminal sanctions.
HIPAA and Other Privacy Laws and Regulations.   The Health Insurance Portability and Accountability Act of 1996, as amended by the American Recovery and Reinvestment Act of 2009, and implementing regulations (“HIPAA”), created two new federal crimes: healthcare fraud and false statements relating to healthcare matters. The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services.
HIPAA, as well as a number of other federal and state privacy-related laws, extensively regulate the use and disclosure of individually identifiable health information, known as “protected health information” (“PHI”) under HIPAA. HIPAA applies to health plans, healthcare providers who engage in certain standard healthcare transactions electronically, such as electronic billing, and healthcare clearinghouses, all of which are referred to as “covered entities” under HIPAA. HIPAA requires covered entities to comply with privacy regulations limiting the use and disclosure of PHI (the “Privacy Rule”) and security regulations that require the implementation of administrative, physical and technical safeguards to protect the security of such information (the “Security Rule”). HIPAA also requires covered entities to provide notification to affected individuals and to the federal government in the event of a breach of unsecured PHI (the “Breach Notification Rule”). Certain provisions of the Privacy Rule and all provisions of the Security Rule apply to “business associates,” or organizations that provide services to covered entities involving the use or disclosure of PHI. Business associates, like us, are subject to direct liability for violation of these provisions. In addition, a covered entity may be subject to criminal and civil penalties as a result of a business associate violating HIPAA, if the business associate is found to be an agent of the covered entity. The HIPAA privacy and security rule impose and will continue to impose significant costs on us in order to comply with these standards.
In addition, certain states have proposed or enacted legislation that will create new data privacy and security obligations for certain entities, such as the California Consumer Privacy Act that went into effect January 1, 2020.
FCPA and Other Anti-Bribery and Anti-Corruption Laws.   The U.S. Foreign Corrupt Practices Act (“FCPA”), prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA includes interactions with certain healthcare professionals or organizations in many countries. Our present and future business has been and will continue to be subject to various other U.S. and foreign laws, rules and/or regulations.
Physician Payment Sunshine Act.   Pursuant to the Patient Protection and Affordable Care Act that was signed into law in March 2010, the federal government enacted the Physician Payment Sunshine Act. As a manufacturer of U.S. FDA-regulated devices reimbursable by federal healthcare programs, we are subject to this law, which requires us to track and annually report certain payments and other transfers of value that we make to U.S.-licensed physicians or U.S. teaching hospitals. We are also required to report certain ownership interests held by physicians and their immediate family members. In 2018, the law was extended to require tracking and reporting of transfers of value to physician assistants, nurse practitioners, and other mid-level practitioners. Reporting requirements will go into effect in 2022 for payments and transfers of value made to these additional practitioner-types in 2021. Centers for Medicare and Medicaid Services has the potential to impose penalties of up to $1.15 million per year for violations of the Physician Payment Sunshine Act, depending on the circumstances, and payments reported also have the potential to draw scrutiny on payments to and relationships with physicians, which may have implications under the Anti-Kickback Statute, Stark Law and other healthcare laws.
In addition, there has been a recent trend of increased federal and state regulation of payments and other transfers of value provided to healthcare professionals and entities. Similar to the federal law, certain states also have adopted marketing and/or transparency laws relevant to device manufacturers, some of which are broader in scope. Certain states also mandate that device manufacturers implement compliance programs. Other states impose restrictions on device manufacturer marketing practices and require tracking and reporting of gifts, compensation, and other remuneration to healthcare professionals and entities. The need to build and maintain a robust compliance program with different compliance and/or reporting requirements increases the possibility that a healthcare company may violate one or more of the requirements, resulting in fines and penalties.
International Laws and Regulations
International marketing and distribution of medical devices are subject to regulation by foreign governments, and such regulations may vary substantially from country to country. The time required to obtain marketing authorization in a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may differ. There is a trend towards harmonization of quality system standards among the European Union (the “EU”), United States, Canada and various other industrialized countries.
The primary regulatory environment in Europe is that of the European Economic Area (the “EEA”), which is comprised of the 27 Member States of the EU, Iceland, Liechtenstein and Norway. In the EEA, medical devices currently are required to comply with the Essential Requirements defined in Annex I to the EU Medical Devices Directive (“MDD”) (applicable in the non-EU EEA Member States via the Agreement on the EEA), a coordinated system for the authorization of medical devices. The directives and standards outlined in the MDD regulate the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive are entitled to bear the CE conformity marking, indicating that the device conforms to the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout the EEA. The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by a “notified body.” A notified body is an organization designated by an EU country to assess the conformity of certain products before being placed on the market. These bodies carry out tasks related to conformity assessment procedures set out in the applicable legislation, when a third party is required. This third-party assessment may consist of an audit of the manufacturer’s quality system and specific testing of the manufacturer’s product. An assessment by a Notified Body of one country within the EU is required in order for a manufacturer to commercially distribute the product throughout the EU.
In 2017, EU regulatory bodies finalized a new Medical Device Regulation, which replaced the existing MDD framework and provided three years for transition and compliance, for a final effective date of May 26, 2020. As a result of the COVID-19 pandemic, however, the European Parliament voted in April 2020 to postpone implementation of the Medical Device Regulation by one year, giving the medical device industry and Notified Bodies until May 26, 2021 to come into compliance, assuming no additional delays are needed. The Medical Device Regulation changes several aspects of the existing regulatory framework for medical device marketing in Europe and is expected to result in increased regulatory oversight of all medical devices marketed in the EU, which may, in turn, increase the costs, time and requirements that need to be met in order to place an innovative or high-risk medical device on the European market.
Outside of the EU, regulatory authorization needs to be sought on a country-by-country basis in order for us to market our products. Some countries have adopted medical device regulatory regimes, such as the Classification Rules for Medical Devices published by the Hong Kong Department of Health, the Health Sciences Authority of Singapore regulation of medical devices under the Health Products Act, and Health Canada’s risk classification system for invasive devices, among others. Each country may have its own processes and requirements for medical device licensing, approval/clearance, and regulation, therefore requiring us to seek marketing authorizations on a country-by-country basis.
Outside the United States, a range of anti-bribery and anti-corruption laws, as well and some industry-specific laws and codes of conduct, apply to the medical device industry and interactions with government officials and entities and healthcare professionals. Such laws include, but are not limited to the UK Bribery Act of 2010. Further, the EU member countries have emphasized a greater focus on healthcare fraud and abuse and have indicated greater attention to the industry by the European Anti-Fraud Office. Countries in Asia have also become more active in their enforcement of anti-bribery laws and with respect to procurement and supply chain fraud.
In the EU, increasingly stringent data protection and privacy rules that have and will continue to have substantial impact on the use of patient data across the healthcare industry became stronger in May 2018. We are subject to, and work to maintain compliance with, the EU General Data Protection Regulation (“GDPR”). The GDPR applies across the EU and includes, among other things, a requirement for prompt notice of data breaches to data subjects and supervisory authorities in certain circumstances and significant fines for non-compliance. The GDPR fine framework can be up to 20 million euros, or up to 4% of the company’s total global turnover of the preceding fiscal year, whichever is higher. The GDPR sets out a number of requirements that must be complied with when handling the personal data of such EU-based data subjects, including: providing expanded disclosures about how their personal data will be used;

higher standards for organizations to demonstrate that they have obtained valid consent or have another legal basis in place to justify their data processing activities; the obligation to appoint data protection officers in certain circumstances; new rights for individuals to be “forgotten” and rights to data portability, as well as enhanced current rights (e.g., access requests); the principal of accountability and demonstrating compliance through policies, procedures, training and audit; and the new mandatory data breach regime. In particular, medical or health data, genetic data and biometric data where the latter is used to uniquely identify an individual are all classified as “special category” data under the GDPR and are afforded greater protection and require additional compliance obligations. Noncompliance could result in the imposition of fines, penalties, or orders to stop noncompliant activities. Due to the strong consumer protection aspects of the GDPR, companies subject to its purview must allocate substantial legal costs to the development of necessary policies and procedures and overall compliance efforts. We expect to incur continued costs associated with maintaining compliance with GDPR into the future.
We will also be subject to evolving EU laws on data export, where we transfer data outside the EU to ourselves, group companies or third parties. The GDPR only permits exports of data outside the EU to jurisdictions that ensure an adequate level of data protection. The United States has not been deemed to offer an adequate level of protection, so in order for us to transfer personal data from the EU to the United States, we must identify a legal basis for data transfer (e.g., the EU Commission approved Standard Contractual Clauses). On July 16, 2020, the Court of Justice of the EU (“CJEU”) issued a landmark opinion in the case Maximilian Schrems vs. Facebook (Case C-311/18) (“Schrems II”). This decision (a) calls into question commonly relied upon data transfer mechanisms as between the EU member states and the United States (such as the Standard Contractual Clauses) and (b) invalidates the EU-U.S. Privacy Shield on which many companies had relied as an acceptable mechanism for transferring such data from the EU to the United States. The CJEU is the highest court in Europe and the Schrems II decision heightens the burden on data importers to assess U.S. national security laws on their business and future actions of EU data protection authorities are difficult to predict. Consequently, it is an ongoing challenge for data importers like us to identify compliant methods of data transfers necessary for their businesses. There is some risk of any of data transfers from the EU being halted.
Further, as a result of the United Kingdom’s decision to leave the EU on January 31, 2020, a decision often referred to as Brexit, there has been some uncertainty with regard to data protection regulation in the United Kingdom. While the Data Protection Act of 2018 that “implements” and complements the GDPR achieved Royal Assent on May 23, 2018 and is now effective in the United Kingdom, it was not clear whether a transfer of data from the EEA to the United Kingdom would remain lawful under GDPR as of the end of a Brexit transition period on December 31, 2020, when the United Kingdom was treated as a third country for purposes of the GDPR (and other EU laws). On December 24, 2020, the United Kingdom and the EU reached an agreement in principle on the EU-UK Trade Agreement (the “Trade Agreement”). Under the Trade Agreement, for data protection purposes, there is a new transition period of up to six months to enable the European Commission to complete an adequacy assessment of the United Kingdom’s data protection laws. For the time being, personal data can continue to be exported from the EEA to the United Kingdom without a requirement that additional safeguards be adopted, and such transfers will not be prohibited by the GDPR. The new transition period began on January 1, 2021, and ends either (1) on the date which an adequacy decision in relation to the United Kingdom is adopted by the European Commission under the GDPR, or (2) four months after January 1, 2021, which the GDPR shall be extended by two months unless either the EU or the United Kingdom objects. If the European Commission does not reach an adequacy determination regarding United Kingdom data protection laws, transfers of personal data from the EU to the United Kingdom will be prohibited under the GDPR unless EU data exporters take further steps to ensure adequacy for such EU personal data.
Corporate Information
Longview was incorporated in Delaware on February 4, 2020. It was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Legacy Butterfly was incorporated under the laws of the State of Delaware on January 25, 2011.

On February 12, 2021, Longview and Legacy Butterfly completed the Business Combination, pursuant to which Legacy Butterfly became a wholly owned subsidiary of Longview, Longview’s corporate name was changed to Butterfly Network, Inc. and the business of Legacy Butterfly became the business of the Company.
We have wholly owned subsidiaries organized in Australia, Germany, the Netherlands, the United Kingdom and Taiwan. Our principal executive offices are located at 530 Old Whitfield Street, Guilford, Connecticut 06437, and its telephone number is (203) 689-5650.
Information Available on the Internet
Our internet address is https://www.butterflynetwork.com, to which we regularly post copies of our press releases as well as additional information about us. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, will be available to you free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. The Securities and Exchange Commission maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission (the “SEC”). We include our web site address in this prospectus only as an inactive textual reference. Information contained in our website does not constitute a part of this report or our other filings with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read together with the consolidated financial statements and the related notes to those statements, included elsewhere in this prospectus. The discussion and analysis should also be read together with the pro forma financial information as of and for the year ended December 31, 2020 included in this prospectus. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors”. Actual results may differ materially from those contained in any forward-looking statements.
Overview
We are an innovative digital health business with a mission of democratizing healthcare by making medical imaging accessible to everyone around the world. Powered by our proprietary Ultrasound-on-Chip™ technology, our solution addresses the needs of point of care imaging with a unique combination of software and hardware technology. Butterfly iQ, followed by our recently launched Butterfly iQ+, is our first product powered by Butterfly’s Ultrasound-on-Chip™, and is the only ultrasound transducer that can perform “whole-body imaging” in a single handheld probe using semiconductor technology. Our Ultrasound-on-Chip™ reduces the cost of manufacturing, while our software is intended to make the product easy to use and fully integrated with the clinical workflow, accessible on a user’s smartphone, tablet, and almost any hospital computer system connected to the Internet. Through our portable proprietary, handheld solution, protected by a robust intellectual property portfolio and empowered in part by its proprietary software and Artificial Intelligence (“AI”), Butterfly aims to enable earlier detection throughout the body and remote management of health conditions around the world.
The Butterfly iQ / iQ+ is currently cleared by the U.S. Food and Drug Administration (“FDA”) and has the CE mark for use by health care practitioners. It is commercially available in over 20 countries including, the United States, Canada, Australia, New Zealand and throughout greater Europe.
Butterfly is focused on driving the adoption of our handheld solution. We look to drive adoption by increasing the touchpoints with our customer, via new sales channels, as well as helping customers understand the power of point of care imaging in clinical decision making expanding its use cases and the settings where it is used. We also invest in upgrading the product. In October 2020, we launched the Butterfly iQ+, a second generation version of our handheld probe which costs less to manufacture and features lower power consumption, faster frame rates and improved interoperability. Additionally, over the course of 2020, we launched multiple new software features which improve image acquisition, interpretation, and ease of use.
We are also focused on improving gross margins by focusing on operational excellence in our supply chain and expanding our customer relationships to incorporate higher margin products.
Financial Highlights
Our revenue was $46.3 million and $27.6 million for the years ended December 31, 2020 and 2019, respectively, representing a year-over-year increase of 67.7%, primarily resulting from increased volume of product and subscriptions sold, driven by increased sales and marketing investments.
We incurred net loss of $162.7 million and $99.7 million for the years ended December 31, 2020 and 2019, respectively, representing a period-over-period increase of 63.2%, primarily due to higher cost of sales from losses on purchase commitments of $60.1 million and inventory write-downs of $2.6 million. In addition, we continue to invest in scaling up our business and have increased our spending in research and development, sales and marketing and general and administrative costs.
COVID-19
In December 2019, a novel coronavirus outbreak and related disease (known as COVID-19) was identified in Wuhan, China. In March 2020 the World Health Organization declared the outbreak of COVID-19 a pandemic. We are closely monitoring the impact of COVID-19 on all aspects of our business.

COVID-19 has disrupted, and we believe will continue to disrupt, our normal operations. There have been both positive and negative impacts, some quantifiable and others not quantifiable based on our limited historical data as an emerging growth company. Therefore, it is difficult for us to quantify the overall impact of the COVID-19 pandemic on our revenues.
In order to improve our liquidity during the COVID-19 pandemic, we obtained a loan under the Paycheck Protection Program (the “PPP”). The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. We repaid the PPP loan in full in February 2021 from the proceeds of our business combination with Longview.
In terms of negative impacts, the pandemic has restricted the ability of our employees to travel, demonstrate our products to our potential customers and users, and perform other sales-generating activities. It has also impacted our ability to oversee the activities of Butterfly’s third-party manufacturers and suppliers, make shipments of materials, and pursue collaborations and other business transactions. COVID-19 has also caused the temporary closure of the facilities of certain of our suppliers, manufacturers and customers, and resulted in the implementation of a temporary closure of our offices and the institution of a “work from home” policy. In addition, the COVID-19 pandemic and its economic impact have caused a financial strain on our customer base due to decreased funding and other revenue shortfalls. Reductions in budgets have resulted in delays in or decreases in the size of enterprise contracts. One noticeable and quantifiable negative impact of the COVID-19 pandemic on our sales was our inability to sell any iQ devices at industry events, which yielded sales of more than 300 units for the year ended December 31, 2019. Nevertheless, given the lack of historical trends, we are unable to precisely quantify this impact.
Conversely, given those restrictions of access to our customers and “work from home” policy, one noticeable and quantifiable positive impact on our expenses was the reduction in our travel and related expenses, which for the year ended December 31, 2020 decreased by approximately $2.4 million, or 77%, year over year.
The COVID-19 pandemic also had a short-term early positive impact on our sales. We saw a spike in orders in March and April of 2020 because point-of-care ultrasound systems, like Butterfly iQ, have been utilized in the monitoring of acute symptoms of COVID-19 in patients through the use of lung ultrasound. Studies suggest that such systems may have a role to play in the assessment of lung involvement in COVID-19. The Butterfly iQ’s lung image quality, portability and ease of disinfection has made it particularly useful in assessing patients impacted by COVID-19. Given the lack of historical trends, we are unable to precisely quantify this impact.
The estimates of the impact on our business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets.
Despite these headwinds, we believe our business is well-positioned to benefit from the trends, such as telemedicine, that are accelerating digital transformation of the healthcare industry as a result of the COVID-19 pandemic. For instance, we have developed a Teleguidance product that aligns with the larger industry trends to remote medicine. Additionally, we believe that our value proposition of improved patient care combined with a reduction in overall cost of service will further enhance adoption of the Butterfly solution.
We have not incurred any significant impairment losses in the carrying values of our assets as a result of the COVID-19 pandemic and we are not aware of any specific related event or circumstance that would require us to revise our estimates reflected in our consolidated financial statements contained in this prospectus.
Recent Developments
On February 12, 2021 we completed our Business Combination. The Business Combination was approved by Longview’s stockholders at its special meeting held on February 12, 2021. The transaction resulted in the combined company being renamed to “Butterfly Network, Inc.,” Butterfly being renamed “BFLY Operations, Inc.” and the combined company’s Class A common stock and warrants to purchase

Class A common stock commencing trading on the New York Stock Exchange (“NYSE”) on February 16, 2021 under the symbol “BFLY” and “BFLY WS”, respectively. As a result of the Business Combination, we received gross proceeds of approximately $589 million.
Key Performance Metrics
We review the key performance measures discussed below, to evaluate business and measure performance, identify trends, formulate plans and make strategic decisions.
Units fulfilled
We define units fulfilled as the number of devices whereby control is transferred to a customer. We do not adjust this metric for returns as our volume of returns has historically been low. We view units fulfilled as a key indicator of the growth of our business. We believe that this metric is useful to investors because it presents our core growth and performance of our business period over period.
	Year ended December 31,
	2020	2019
Units fulfilled	20,208	12,941
Units fulfilled increased by 7,267, or 56.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019, primarily due to increased demand driven by our entering the Enterprise customer market in late 2019, additional investment in lead generation and international expansion.
Subscription Mix
We define subscription mix as a percentage of our total revenue recognized in a reporting period that is subscription based, consisting primarily of our subscription as a service (“SaaS”) offering. We view subscription mix as a key indicator of the profitability of our business, and thus we believe that this metric is useful to investors. Because the costs and associated expenses to deliver our subscription offerings are lower as a percentage of sales than the costs of sales of our products, we believe a shift towards subscription will result in an improvement in profitability and margin expansion.
	Year ended December 31,
	2020	2019
Subscription Mix	17.1%	9.1%
Subscription mix increased by 8.0%, to 17.1% for the year ended December 31, 2020 compared to the year ended December 31, 2019, due to increased volume of device sales and the tailwinds of renewals, as well as the timing of revenue recognition for our SaaS and other subscription contracts. Revenue from such contracts is deferred and recognized over the service period.
Non-GAAP Financial Measures
We present non-GAAP financial measures in order to assist readers of our consolidated financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures, Adjusted Gross Margin and Adjusted EBITDA, provide an additional tool for investors to use in comparing our financial performance over multiple periods.
Adjusted Gross Margin and Adjusted EBITDA are key performance measures that our management uses to assess our operating performance. Adjusted Gross Margin and Adjusted EBITDA facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that Adjusted Gross Margin and Adjusted EBITDA enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Our Adjusted Gross Margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted Gross Margin and Adjusted EBITDA are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating our performance, you should consider Adjusted Gross Margin and Adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including gross margin, operating loss, and net loss.
Adjusted Gross Margin
We calculate Adjusted Gross Margin as gross margin adjusted to exclude depreciation and amortization, non-recurring losses on purchase commitments and non-recurring inventory write-downs. Our non-recurring purchase commitments and inventory write-downs are excluded from gross margin when they are outside the normal course of operations for our business. The non-recurring losses on purchase commitments relate to inventory supply agreements where the expected losses exceed the benefit of the contracts and the non-recurring inventory write-down adjustments are for excess and obsolete inventory resulting from a shift in product lines.
The following table reconciles Adjusted Gross Margin to gross margin, the most directly comparable financial measure calculated and presented in accordance with GAAP.
	Years ended December 31,
	2020	2019
Revenue	$46,252	$27,583
Cost of revenue	107,475	48,478
Gross margin	$(61,223)	$(20,895)
Add:
Depreciation and amortization	140	16
Loss on purchase commitments	60,113	9,500
Inventory write-downs	2,570	—
Adjusted gross margin	$1,600	$(11,379)
Adjusted EBITDA
We calculate Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, other expense, net, provision for income taxes, depreciation and amortization, stock based compensation, non-recurring impairment, non-recurring losses on purchase commitments and non-recurring inventory write-downs. Our non-recurring purchase commitments and inventory write-downs are excluded from EBITDA when they are outside the normal course of operations for our business. The non-recurring losses on purchase commitments relate to inventory supply agreements where the expected losses exceed the benefit of the contracts and the non-recurring inventory write-down adjustments are for excess and obsolete inventory resulting from a shift in product lines. The non-recurring impairment relates to other long term assets that are not expected to be utilized in subsequent periods.

The following table reconciles Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP.
	Years ended December 31,
(In thousands)	2020	2019
Net Loss	(162,745)	(99,697)
Interest income	(285)	(2,695)
Interest expense	1,141	—
Other expense, net	231	96
Provision for income taxes	39	—
Stock based compensation	11,004	6,038
Depreciation and amortization	1,316	758
Impairments	1,390	—
Loss on purchase commitments	60,113	9,500
Inventory write-downs	2,570	—
Adjusted EBITDA	(85,226)	(86,000)
Description of Certain Components of Financial Data
Revenue
Revenue consists of revenue from the sale of products such as medical devices, accessories, and related services, classified as subscription revenue on our consolidated statements of operations and comprehensive loss, which are primarily SaaS subscriptions and Support. SaaS subscriptions include licenses for teams and individuals as well as enterprise level subscriptions. For sales of products (which include the ultrasound devices and any ultrasound device accessories), revenue is recognized at a point in time upon shipment of the products. SaaS subscriptions and Support are generally related to stand-ready obligations and is recognized ratably over time.
Our product sales generate approximately 82.9% of our revenue, with our SaaS subscription revenue comprising the majority of the remaining 17.1%. As adoption of our devices increases through further penetration and practitioners in the Butterfly network continue to use our devices, we expect our revenue mix to shift more toward subscriptions.
Total revenue for the year ended December 31, 2020 includes a reclassification adjustment between product and subscription revenue for transactions recorded within the period that was deemed immaterial.
Cost of revenue
Cost of product revenue consists of product costs, including manufacturing costs, personnel costs and benefits, inbound freight, packaging, warranty replacement costs, payment processing fees and inventory obsolescence and write-offs and losses on purchase commitments. We expect our cost of product revenue to increase in absolute dollars, exclusive of losses on purchase commitments and decrease as a percentage of revenues over time as we shift to new manufacturing processes and vendors that will result in greater efficiency and lower per unit costs.
Cost of subscription revenue consists of personnel costs, cloud hosting costs and payment processing fees. Because the costs and associated expenses to deliver our SaaS offerings are less than the costs and associated expenses of manufacturing and selling our device, we anticipate a natural improvement in profitability and margin expansion over time as our mix shifts increasingly towards subscriptions.
We will continue to invest additional resources into our products to expand and further develop our offerings. The level and timing of investment in these areas could affect our cost of revenue in the future.
Total cost of revenue for the year ended December 31, 2020 includes a reclassification adjustment between product and subscription costs for transactions recorded within the period that was deemed immaterial.

Research and development (R&D)
Research and development expenses primarily consist of personnel costs and benefits, facilities-related expenses, depreciation expense, consulting and professional fees, fabrication services, software and other outsourcing expenses. Most of our research and development expenses are related to developing new products and services and improving existing products and services, which we define as not having reached the point of commercialization, and improving our products and services that have been commercialized. Consulting expenses are related to general development activities and clinical/regulatory research. Fabrication services include certain third-party engineering costs, product testing, and test boards. Research and development expenses are expensed as incurred. We expect to continue to make substantial investments in our product development, clinical and regulatory capabilities. We expect R&D spending as a percentage of revenues will increase in the near term and then fluctuate over time due to the level and timing of our new product development efforts.
Sales and marketing
Sales and marketing expenses primarily consist of personnel costs and benefits, third party logistics, fulfillment and outbound shipping costs, digital marketing, advertising, promotional, as well as conferences, meetings and other events and related facilities and information technology costs. We expect our sales and marketing expenses to increase in absolute dollars in the long term as we continue to increase the size of our direct sales force and sales support personnel and expand into new products and markets. Our sales and marketing expenses will also increase in the near term as we promote our brand through marketing and advertising initiatives, expand market presence and hire additional personnel to drive penetration and generate leads. We expect that sales and marketing expenses as a percentage of revenues will increase in the near term and then fluctuate over time as we evaluate expansion opportunities.
General and administrative
General and administrative expenses primarily consist of personnel costs and benefits, patent and filing fees, facilities costs, office expenses and outside services. Outside services consist of professional services, legal and other professional fees. We expect our general and administrative expenses to increase in absolute dollars in the foreseeable future. We anticipate general and administrative expenses as a percentage of revenues will increase in the near term and then fluctuate over time due to the timing and amount of these expenses. In addition, we expect to incur additional general and administrative expenses as a result of operating as a public company.
Other income (expense), net
Other income (expense), net primarily consists of foreign exchange gains or losses.
Provision for income taxes
Deferred tax assets are reduced by a valuation allowance to the extent management believes it is not more likely than not to be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income. Management makes estimates and judgments about future taxable income based on assumptions that are consistent with our plans and estimates. We recorded a full valuation allowance as of December 31, 2020 and 2019.
Results of Operations
Longview
Our only activities from inception to December 31, 2020 were organizational activities, those necessary to prepare for our initial public offering, described below, identifying a target company for a business combination and consummating the acquisition of Legacy Butterfly. We did not generated any revenue from inception to December 31, 2020, other than non-operating income in the form of interest income earned on marketable securities held in our trust account (“Trust Account”). We incurred expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing the Business Combination.
For the period from February 4, 2020 (inception) through December 31, 2020, we had a net loss of $132,204,769, which consists of operating costs of $3,774,125, transaction costs of $286,189, change in fair value of warrants of $128,463,731 and provision for income taxes of $36,632, offset by interest earned on marketable securities held in the Trust Account of $355,909.
As a result of the restatement described in Note 2 of the notes to the consolidated financial statements included herein, we classify the warrants issued in connection with our initial public offering as liabilities at their fair value and adjust the warrant instrument to fair value at each reporting period. These liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.
Legacy Butterfly
We operate as a single reportable segment to reflect the way our chief operating decision maker (“CODM”) reviews and assesses the performance of the business. The accounting policies are described in Note 2 in our consolidated financial statements included in this prospectus.
	Year Ended December 31,
	2020		2019
(in thousands)		% of revenue		% of revenue
Revenue:
Product	38,347	82.9%	25,081	90.9%
Subscription	7,905	17.1%	2,502	9.1%
Total revenue:	46,252	100.0%	27,583	100.0%
Cost of revenue:
Product	106,407	230.1%	47,857	173.5%
Subscription	1,068	2.3%	621	2.3%
Total Cost of revenue:	107,475	232.4%	48,478	175.8%
Gross margin	(61,223)	-132.4%	(20,895)	-75.8%
Operating Expenses:
Research and development	49,738	107.5%	48,934	177.4%
Sales and Marketing	26,263	56.8%	14,282	51.8%
General and administrative	24,395	52.7%	18,185	65.9%
Total operating expenses	100,396	217.1%	81,401	295.1%
Loss from operations	(161,619)	-349.4%	(102,296)	-370.9%
Interest income	285	0.6%	2,695	9.8%
Interest exepnse	(1,141)	-2.5%	—	0.0%
Other Income (expense), net	(231)	-0.5%	(96)	-0.3%
Loss before provision for income taxes	(162,706)	-351.8%	(99,697)	-361.4%
Provision for Income taxes	39	0.1%	—	0.0%
Net loss	(162,745)	-351.9%	(99,697)	-361.4%

Comparison of the Years Ended December 31, 2020 and 2019
Revenue
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Revenue:
Product	38,347	$25,081	$13,266	52.9%
Subscription	7,905	$2,502	$5,403	216.0%
Total revenue:	$46,252	$27,583	$18,669	67.7%
Total revenue increased by $18.7 million, or 67.7%, for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Product revenue increased by $13.3 million, or 52.9%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase in product revenue was primarily driven by a higher volume of Butterfly iQ probes sold, as a result our increased investment in our sales and marketing efforts.
Subscription revenue increased by $5.4 million, or 216.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The increase was driven by an increased volume of our SaaS subscriptions sold in conjunction with sales of our devices.
Cost of revenue
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Cost of revenue:
Product	106,407	$47,857	$58,550	122.3%
Subscription	1,068	$621	$447	71.9%
Total cost of revenue	$107,475	$48,478	$58,997	121.7%
Percentage of Revenue	232.4%	175.8%
Cost of product revenue increased by $58.6 million, or 122.3%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by a $6.9 million increase in costs as a result of increased volume of devices sold, $2.6 million in non-recurring inventory write-downs and $60.1 million in purchase commitment losses for the current year, partially offset by $9.5 million in purchase commitment losses in the prior year.
During 2019, we signed a multi-year inventory supply arrangement with a certain third party manufacturing vendor. The agreement includes a vendor advance payment that was written down during the year ended December 31, 2019, resulting in a $9.5 million loss on purchase commitments. Based on the assessment of our demand forecast and agreement specific provisions, we also recognized a $53.2 million loss during the year ended December 31, 2020 related to minimum purchase commitments for inventory that that is expected to not be sold through. In addition, as a result of shift in production from the Butterfly iQ to the Butterfly iQ+, we renegotiated certain inventory purchase commitments with other third party manufacturing vendors and as a result we recognized the expected losses on those commitments of $6.9 million for the year ended December 31, 2020.

Cost of subscription revenue increased by $0.4 million, or 71.9%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by increased cloud hosting costs.
Research and development
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Research and development	$49,738	$48,934	$804	1.6%
Percentage of Revenue	107.5%	177.4%
Research and development expenses increased by $0.8 million, or 1.6%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by increased personnel costs of $7.2 million as we continue to invest in expanding our internal research capabilities. These expenses were partially offset by lower spending on consulting of $1.8 million, travel costs of $1.4 million, fabrication of $2.6 million and other research and development costs of $0.6 million.
Sales and marketing
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Sales and Marketing	$26,263	$14,282	$11,981	83.9%
Percentage of Revenue	56.8%	51.8%
Sales and marketing expenses increased by $12.0 million, or 83.9%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by higher personnel cost and benefits of $9.3 million associated with increases in sales and sales personnel and higher demand generation costs of $2.5 million due to investments made to promote sales growth.
General and administrative
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
General and Administrative	$24,395	$18,185	$6,210	34.2%
Percentage of Revenue	52.7%	65.9%
General and administrative expenses increased by $6.2 million, or 34.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily driven by increased personnel costs of $4.8 million due to investments made to scale up our back-office support and executive functions, increased consulting and professional services of $0.9 million and an increased bad debt expense of $0.6 million.
Loss from operations
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Loss from operations	$(161,619)	$(102,296)	$(59,323)	58.0%
Percentage of Revenue	-349.4%	-370.9%
Loss from operations increased by $59.3 million, or 58.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily a result of a gross margin decrease of $40.3 million and increases in operating expenses of $19 million. The decrease in gross margin was primarily due to losses from purchase commitments of $60.1 million in the year ended December 31, 2020, partially offset by an increase of $10.3 million in margin on products and subscription revenue items and $9.5 million in vendor advance write-downs in the prior year.

Interest income
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Interest income	$285	$2,695	$(2,410)	-89.4%
Percentage of Revenue	0.6%	9.8%
Interest income decreased by $2.4 million, or 89.4%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This decrease was a result of a lower average balance held in money market investments.
Interest expense
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Interest expense	$(1,141)	$—	$(1,141)	100.0%
Percentage of Revenue	-2.5%	0.0%
Interest expense increased by $1.1 million, or 100.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was driven by stated interest expense and amortization of debt issuance cost in connection with convertible notes.
Other income (expense), net
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Other income (expense), net	$(231)	$(96)	$(135)	141.0%
Percentage of Revenue	-0.5%	-0.3%
Other expense increased by $0.1 million, or 141.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was driven by an increase in the aggregate of realized and unrealized foreign exchange losses of $0.1 million due to an increase in foreign currency sales.
Provision for income taxes
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Provision for income taxes	$39	$—	$39	100.0%
Provision for income taxes increased by $0.04 million, or 100.0%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was driven by income taxes in our profitable foreign subsidiaries.
As a result of our history of net operating losses, we have provided for a full valuation allowance against our deferred tax assets for assets that are not more-likely-than-not to be realized.
Net loss
	Year ended December 31,
(in thousands)	2020	2019	Change	% Change
Net Loss	$(162,745)	$(99,697)	$(63,048)	63.2%
Percentage of Revenue	-351.9%	-361.4%
Net loss increased by $63.0 million, or 63.2%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. This increase was primarily a result of a higher operating loss of $59.3 million and lower interest income of $2.4 million.

Liquidity and Capital Resources
Since our inception, our primary sources of liquidity are cash flows from operations and issuances of preferred stock and convertible notes. In addition, on February 12, 2021, we completed the Business Combination with Longview, and as a result we received gross proceeds of approximately $589 million. Our primary uses of liquidity are operating expenses, working capital requirements and capital expenditures. Cash flows from operations have been historically negative as we continue to develop new products and services and increase our sales and marketing efforts. We expect to be cash flow negative on an annual basis, although we may have quarterly results where cash flows from operations are positive.
We expect to continue to incur net losses in the short term, as we continue to invest in research and development of our products and invest in the sales and marketing and expand into new markets and verticals.
We expect that the funds raised in connection with the Business Combination and cash flows from operations will be sufficient to meet our liquidity, capital expenditure, and anticipated working capital requirements and fund our operations for at least the next 12 months. We expect to use the funds raised in connection with the Business Combination to scale our sales and marketing capabilities, develop new products and services, and for working capital and general corporate purposes.
Cash
Our cash and cash equivalents balance as of December 31, 2020 was $60.2 million. Our future capital requirements may vary from those currently planned and will depend on various factors, including our rate of revenue growth and the timing and extent of spending on strategic business initiatives.
Cash flows
Comparison of the period for the years ended December 31, 2020 and December 31, 2019
The following table summarizes our sources and uses of cash for the years ended December 31, 2020 and December 31, 2019:
	Year ended December 31,
(in thousands)	2020	2019
Net cash used in operating activities	(81,700)	(120,432)
Net cash used in investing activities	(2,376)	(4,468)
Net cash provided by financing activities	54,280	324
Net decrease in cash and cash equivalents	(29,796)	(124,576)
Cash flows used in operating activities
Net cash flows used in operating activities represent the cash receipts and disbursements related to our activities other than investing and financing activities. We expect cash provided by financing activities will continue to be our primary source of funds to support operating needs and capital expenditures for the foreseeable future.
Net cash flows used in operating activities is derived by adjusting our net loss for:
•
non-cash operating items such as depreciation and amortization, stock-based compensation and other non-cash income or expenses;

•
changes in operating assets and liabilities reflect timing differences between the receipt and payment of cash associated with transactions and when they are recognized in results of operations as well as any losses on disposal of fixed assets.

Net cash used in operating activities decreased by $38.7 million, or 32.2%, to $81.7 million for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease in net cash used in operating activities resulted from higher outstanding liabilities of $58.9 million and lower vendor advances of $50.2 million due to a spending ramp in 2019 that did not recur in 2020. The higher outstanding liabilities consisted of purchase commitments accrual of $42.6 million due to minimum purchase commitments for inventory that is expected to not be sold through, as well as higher accrued expenses and other liabilities of $7.7 million and accounts payable of $8.6 million resulting from the timing of payments. The decrease in net cash used in operating activities was also due to an increase of non-cash charges of $14.0 million. The increase of $14.0 million was primarily the result of an increase in stock-based compensation expense of $5.0 million and an increase in inventory write-downs of $4.4 million as well as an impairment charge of $1.4 million with regards to other long term assets.
The offsetting decrease resulted from an increase in net loss of $63 million on a year over year basis and increases in cash used for inventory and accounts receivable of $22.1 million and $3.2 million, respectively. The increase in cash used for inventory is due to maintaining higher levels of inventory on hand for expected sales growth in future years.
Cash flows used in investing activities
Net cash used in investing activities decreased by $2.1 million, or 46.8%, for the year ended December 31, 2020 compared to the year ended December 31, 2019. The decrease was due to the Company’s lower spending on machinery and equipment and leasehold improvements.
Cash flows provided by financing activities
For the year ended December 31, 2020, net cash provided by financing activities was $54.3 million, reflecting net proceeds from the issuance of $47.9 million in convertible debt, proceeds received of $4.4 million under the Paycheck Protection Program and proceeds of $2 million from exercise of stock options.
Contractual Obligations
As of December 31, 2020, our contractual obligations were as follows:
(in thousands)	Total	< 1 year	1 – 3 Years	3 – 5 Years	> 5 years
Operating leases	16,266	1,044	3,977	3,891	7,354
Purchase obligations(1)	169,321	53,040	106,080	10,201	—
Total contractual obligations	185,587	54,084	110,057	14,092	7,354

(1)
Purchase obligations include all legally binding contracts and primarily relate to firm commitments for inventory purchases from key manufacturers. Our purchase obligations are primarily related to several contracts for key inventory components in our manufacturing process. Purchase orders that are not binding agreements are excluded from the table above.

As of December 31, 2020, we owed $4.4 million under the PPP. The PPP, established as part of the CARES Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. We repaid the loan in February 2021 using proceeds from the Business Combination.
In 2020, we issued convertible notes payable for total gross proceeds of $50 million. The convertible notes beared interest at 5% per annum, were mandatorily convertible to Series D Preferred stock at a conversion rate of $10.27 per share when they mature, 2 years after the initial closing of the convertible notes. In addition, the convertible notes were convertible into preferred stock or common stock upon the occurrence of certain events prescribed in the convertible note agreements. Given that the maturity date was more than one year away from the issuance of the convertible note, the convertible note are classified as a long-term obligation. As of December 31, 2020, the amount of unamortized issuance costs on the convertible note was $1.4 million. In connection with the closing of the Business Combination in February 2021, the

Company’s convertible debt was automatically cancelled and converted into the right to receive shares of the combined company’s Class A common stock.
Critical Accounting Policies and Significant Judgments and Estimates
Our consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The process of preparing financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expense during the period.
While our significant accounting policies are described in more detail in Note 2 in our consolidated financial statements contained in this prospectus, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.
Revenue recognition
We adopted ASC 606 on January 1, 2018. We generate revenue from the sale of products and subscriptions. Our contracts with customers often include multiple performance obligations. We identified the following performance obligations in our contracts with customers:
•
Hardware devices and accessories;

•
Maintenance and support for the software that is used in connection with the hardware devices, including the right to an unspecified number of software updates as and when available;

•
Cloud-based software subscriptions, which represent an obligation to provide the customer with ongoing access to our hosted software applications on a continuous basis throughout the subscription period;

•
Implementation and integration services; and

•
Extended warranties.

We account for the warranty as an assurance type warranty. At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of revenue and as liability in accrued expenses. Factors that affect the warranty obligation include historical as well as current product failure rates, service delivery costs incurred in correcting product failures, and warranty policies and business practices.
Our contracts with customers include variable consideration in the form of refunds and credits for product returns and price concessions. We estimate variable consideration using the expected value method based on a portfolio of data from similar contracts.
Transaction price is allocated to all identified performance obligations based on relative standalone selling prices of the underlying goods or services. For most performance obligations except certain services, we have an observable standalone selling price. We use estimation techniques, which require significant judgment, to estimate the standalone selling price for goods and services for which an observable selling price is not available. Our sales of hardware devices represent a bundled sale of a good and a service that includes two performance obligations. We have an observable standalone selling price for the bundle and estimate the standalone selling price of the performance obligations within the bundle using estimation techniques that maximize the use of observable inputs.
Each unit of hardware devices and accessories is a performance obligation satisfied at a point in time, usually upon transfer of control of the good to the customer. Our services, including the cloud-based software subscriptions, extended warranties, and support and maintenance, are stand-ready obligations that are satisfied over time. We use the time elapsed (straight-line) measure of progress to recognize revenue. The implementation and integration services are performance obligations satisfied over time, and we use the costs incurred input measure of progress to recognize revenue.
Stock-based compensation
Our stock-based compensation program includes restricted stock units and stock option grants to our officers, employees and consultants. Stock options are granted at exercise prices not less than the fair market value of our common stock at the dates of grant. For purposes of restricted stock unit grants, the grant date fair value is calculated as the fair market value of the stock on the date of grant.
The fair values of stock option grants are estimated using a Black-Scholes option-pricing model. Key inputs and assumptions include the expected term of the option, stock price volatility, risk-free interest rate, dividend yield, stock price and exercise price. Many of the assumptions require significant judgment and changes in assumptions could have a significant impact in the determination of stock-based compensation expense. Key assumptions include:
•
Risk free interest rate:   The risk-free interest rate for periods within the contractual life of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant.

•
Expected dividend yield:   We have never declared or paid any cash dividends and do not expect to pay any cash dividends in the foreseeable future.

•
Expected term:   We calculate expected term using the “simplified” method, which is the simple average of the vesting period and the contractual term.

•
Expected volatility:   We determined expected annual equity volatility to be 50% and 50% for December 31, 2020 and 2019, respectively.

Stock options granted generally vest one-quarter after the first year and the remainder vests in equal monthly installments over the following 36 months and have a term of 10 years.
No related tax benefits of the stock-based compensation expense have been recognized and no related tax benefits have been realized from the exercise of stock options due to our net operating loss carryforwards.
Inventory and inventory valuation
Inventories are stated at the lower of actual cost, determined using the average cost method, or net realizable value (“NRV”). We routinely evaluate quantities and value of our inventories in light of current market conditions and market trends and record a write-down against the cost of inventories for NRV below cost. NRV is based upon an estimated average selling price reduced by the estimated costs of completion, disposal, and transportation. The determination of NRV involves numerous judgments including estimating selling prices, existing customer orders, and estimated costs of completion, disposal, and transportation. Should actual market conditions differ from our estimates, future results of operations could be materially affected. We reduce the value of our inventory for estimated obsolescence or lack of marketability by the difference between the cost of the affected inventory and the estimated market value.
The valuation of inventory also requires us to estimate excess and obsolete inventory. We periodically review the age, condition and turnover of our inventory to determine whether any inventory has become obsolete or has declined in value and incur a charge to operations for known and anticipated inventory obsolescence. We also consider the rate at which new products will be accepted in the marketplace and how quickly customers will transition from older products to newer products, including whether older products can be re-manufactured into new products. The evaluation also takes into consideration new product development schedules, the effect that new products might have on the sale of existing products, product obsolescence, product merchantability and other factors. Market conditions are subject to change and if actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required, which would have a negative impact on gross margin.
Losses expected to arise from firm, non-cancelable and unhedged commitments for the future purchase of inventory items are recognized unless the losses are recoverable through firm sales contracts or other means.
We capitalize manufacturing overhead expenditures as part of inventory costs. Capitalized costs primarily include management’s best estimate and allocation of the direct labor, materials costs and other overhead costs incurred related to inventory acquired or produced but not sold during the respective period.
Manufacturing overhead costs are capitalized to inventory and are recognized as cost of revenues in future periods based on our rate of inventory turnover.

Recently Adopted Accounting Pronouncements
A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 in our consolidated financial statements contained in this prospectus.
Emerging Growth Company
Following the Business Combination, the combined company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We intend to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.
We also intend to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as the combined company qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.
Quantitative and Qualitative Disclosures About Market Risk
We have operations within the United States, Australia, Germany, Netherlands, United Kingdom and Taiwan and we are exposed to market risk in the ordinary course of our business further discussed in the “Risk Factors” section of this prospectus.
Interest Rate Risk
We did not have any floating rate debt as of December 31, 2020. Cash equivalents, which consistent primary of money market funds are subject to interest rate volatility and represents a market risk. Due to the short-term nature of these investments, we do not expect cash flows to be affected to any significant degree by a sudden change in market interest rates.
Foreign Exchange Risk
We operate our business primarily within the United States and currently execute the majority of our transactions in U.S. dollars. We have not utilized hedging strategies with respect to such foreign exchange exposure. This limited foreign currency translation risk is not expected to have a material impact on our consolidated financial statements.

DESCRIPTION OF BUTTERFLY SECURITIES
The following summary of the material terms of the capital stock of Butterfly Network, Inc. (formerly Longview Acquisition Corp.) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Amended and Restated Bylaws (the “Bylaws”) and the warrant-related documents described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities. Unless the context requires otherwise, all references to “we”, “us,” “our,” the “Company” and “Butterfly” in this section refer solely to Butterfly Network, Inc. (formerly Longview Acquisition Corp.) and not to our subsidiaries.
Authorized Capital Stock
We are authorized to issue 628,000,000 shares, consisting of 600,000,000 shares of Class A common stock, par value $0.0001 per share, 27,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Class A Common Stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of common stock vote together as a single class, and an action is approved by stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class A common stock will share ratably (based on the number of shares of Class A common stock held), together with each holder of Class B common stock, if and when any dividend is declared by the Board of Directors of Butterfly (“the Board”) out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of Butterfly, each holder of Class A common stock, together with each holder of Class B common stock, will be entitled, pro rata on a per share basis, to all assets of Butterfly of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Butterfly then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Other Matters
Holders of shares of Class A common stock do not have subscription, redemption or conversion rights. All the outstanding shares of Class A common stock are validly issued, fully paid and non-assessable.

Class B Common Stock
Voting Rights
Holders of Class B common stock are entitled to cast 20 votes per share of Class B common stock. Generally, holders of all classes of our common stock vote together as a single class, and an action is approved by Butterfly stockholders if a majority of votes cast affirmatively or negatively on the action are cast in favor of the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
With limited exceptions in the case of certain stock dividends or disparate dividends approved by the affirmative vote of the holders of a majority of the Class A common stock and Class B common stock, each voting separately as a class, holders of Class B common stock will share ratably (based on the number of shares of Class B common stock held), together with each holder of Class A common stock, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class B common stock with respect to the payment of dividends.
Optional Conversion
Holders of Class B common stock have the right to convert shares of their Class B common stock into fully paid and non-assessable shares of Class A common stock, on a one-to-one basis, at the option of the holder at any time upon written notice to Butterfly.
Mandatory Conversion
Holders of Class B common stock will have their Class B common stock automatically converted into Class A common stock, on a one-to-one basis, upon the occurrence of any of the events described below:
(1)
Any sale, assignment, transfer, conveyance, hypothecation, or other transfer or disposition, directly or indirectly, of any Class B common stock or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, or otherwise), including, without limitation the transfer of a share of Class B common stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, voting control over such share by proxy or otherwise, other than a permitted transfer.

(2)
Upon the first date on which Dr. Rothberg, together with all other qualified stockholders, collectively cease to beneficially own at least 20% of the number of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination, or recapitalization of the Class B common stock) collectively beneficially owned by Dr. Rothberg and permitted transferees of Class B common stock as of the effective time of the Merger (defined below).

(3)
Upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class.

Liquidation Rights
On the liquidation, dissolution, distribution of assets or winding up of Butterfly, each holder of Class B common stock, together with each holder of Class A common stock, will be entitled, pro rata on a per share basis, to all assets of Butterfly of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of Butterfly then outstanding and unless disparate or different treatment of the shares of Class A common stock and Class B common stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Preferred Stock
Our Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of Butterfly’s assets, which rights may be greater than the rights of the holders of the common stock. There are no shares of preferred stock outstanding as of March 1, 2021.
The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the dividend or liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock.
In February 2021, we completed the Business Combination contemplated by the Business Combination Agreement, pursuant to which Legacy Butterfly survived the Merger. In connection with the Merger, Longview changed its name to Butterfly Network, Inc. and Legacy Butterfly changed its name to BFLY Operations, Inc.
As a consequence of the Merger, at the Effective Time, (i) each share of Legacy Butterfly capital stock (other than the Legacy Butterfly Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of the Company’s Class A common stock, rounded down to the nearest whole number of shares; (ii) each share of Legacy Butterfly Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of the Company’s Class B common stock, rounded down to the nearest whole number of shares; (iii) each option to purchase shares of Legacy Butterfly common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Butterfly common stock subject to such option immediately prior to the Effective Time multiplied by 1.0383, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 1.0383 and rounded up to the nearest whole cent; (iv) each Legacy Butterfly restricted stock unit outstanding immediately prior to the Effective Time was assumed by the Company and became a restricted stock unit with respect to a number of shares of the Company’s Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Butterfly common stock subject to such Legacy Butterfly restricted stock unit immediately prior to the Effective Time multiplied by 1.0383; and (v) the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive shares of the Company’s Class A common stock, with such shares of the Company’s Class A common stock calculated by dividing the outstanding principal plus accrued interest, if any, of each Legacy Butterfly convertible note by $10.00, rounded down to the nearest whole number of shares.

Warrants
Public Stockholders’ Warrants
As of March 1, 2021, there were an aggregate of 13,800,000 outstanding public warrants, which entitle the holder to acquire Class A common stock. Each whole warrant entitles the registered holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment as discussed below, beginning on May 26, 2021. A holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on February 12, 2026 at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Butterfly will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act, covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to Butterfly satisfying its obligations described below with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and Butterfly will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.
Butterfly has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. Butterfly will use its best efforts to cause the same to become effective within 60 business days following the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Butterfly may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Butterfly so elects, Butterfly will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions
Once the warrants become exercisable, Butterfly may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date Butterfly sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by Butterfly, Butterfly may exercise its redemption right even if Butterfly is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, Butterfly may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.
Butterfly has established the $18.00 per share (subject to adjustment) redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Butterfly issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of Class A common stock and equity-linked securities as described below) as well as the $11.50 warrant exercise price after the redemption notice is issued.
Commencing 90 days after the warrants become exercisable, Butterfly may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the Class A common stock except as otherwise described below;

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which Butterfly sends the notice of redemption to the warrant holders;

•
if, and only if, the private placement warrants are also concurrently exchanged at the same price (equal to a number of shares of Class A common stock) as the outstanding public warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon cashless exercise in connection with a redemption by Butterfly pursuant to this redemption feature, based on the “fair market value” of the Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. In connection with a redemption by Butterfly pursuant to this redemption feature, a warrant holder may still exercise its warrants for cash.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares of our common stock issuable upon exercise of a warrant is adjusted as set forth below in the first three paragraphs under the heading “— Anti-dilution Adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
Redemption Date (period to expiration of warrants)	≤ 10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.365 shares of Class A common stock per warrant. Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Butterfly pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.
Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input. This redemption right provides Butterfly with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to the Butterfly capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and Butterfly will be required to pay the redemption price to warrant holders if Butterfly chooses to exercise this redemption right and it will allow Butterfly to quickly proceed with a redemption of the warrants if Butterfly determines it is in Butterfly’s best interest to do so. As such, Butterfly would redeem the warrants in this manner when it believes it is in Butterfly’s best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, Butterfly can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Butterfly’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Butterfly chooses to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for Class A common stock if and when such Class A common stock trades at a price higher than the exercise price of $11.50.
No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Butterfly will round down to the nearest whole number of the number of shares of Butterfly Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement, the warrants may be exercised for such security.
If Butterfly calls the warrants for redemption for $0.01 as described above, Butterfly management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” If Butterfly management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If Butterfly calls the warrants for redemption and Butterfly management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of a warrant may notify Butterfly in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Anti-dilution adjustments.   If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (1) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Butterfly, at any time while the warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of Butterfly capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of Class A common stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affect the par value of such shares of Class A common stock), or in the case of any merger or consolidation of Butterfly with or into another corporation (other than a consolidation or merger in which Butterfly is the continuing corporation and that does not result in any reclassification or reorganization of outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Butterfly as an entirety or substantially as an entirety in connection with which Butterfly is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common equity in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.
The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of Class A common stock.
Private Placement Warrants
As of March 1, 2021, there were 6,853,333 private placement warrants outstanding. The private placement warrants are not redeemable by Butterfly for cash so long as they are held by the initial stockholders or their permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the public warrants sold in Longview’s initial public offering, including that they may be redeemed for shares of Class A common stock. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Butterfly and exercisable by the holders on the same basis as the warrants included in the units sold in the initial public offering.
Registration Rights
Pursuant to Subscription Agreements, the PIPE Investors purchased shares of Longview Class A common stock immediately prior to the closing of the Business Combination and the PIPE Investors are entitled to certain registration rights. In particular, Butterfly agreed to, within forty-five (45) calendar days after the closing of the Business Combination, file with the SEC (at Butterfly’s sole cost and expense) a registration statement registering the resale of the shares of Class A common stock issued to the PIPE Investors, and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or the 120th calendar day if the SEC notifies Butterfly that it will “review” such registration statement) following the closing of the Business Combination and (ii) the 10th business day after the date Butterfly is notified (orally or in writing) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
At the closing of the Business Combination, Butterfly, the initial stockholders, including the Sponsor, certain affiliates of Glenview Capital Management, LLC (the “Sponsor Group Holders”) and certain holders of Legacy Butterfly capital stock (the “Butterfly Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Legacy Butterfly Holders agreed not to effect any sale or distribution of any equity securities of Butterfly held by any of them (except with respect to shares of Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing or the conversion of Butterfly convertible notes) during the respective lock-up periods described therein and below and were granted certain registration rights with respect to their respective shares of our common stock, in each case, on the terms and subject to the conditions therein. In particular, the Amended and Restated Registration Rights Agreement provides for the following registration rights:
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Registration rights.   Promptly, but in any event within 60 days following the closing of the Business Combination, Butterfly is required to use its commercially reasonable efforts to file a registration statement under the Securities Act to permit the public resale of all registrable securities as permitted by Rule 415 of the Securities Act and to cause such registration statement to be declared effective as soon as practicable after the filing thereof, but in no event later than 60 days following the filing deadline (or 90 days following the filing deadline if the registration statement is reviewed by and receives comments from the SEC). As soon as practicable following the date of effectiveness of the registration statement, but in any event within two business days of such date, Butterfly will notify the holders of registrable securities of the effectiveness of such registration statement. At any time at which Butterfly has an effective shelf registration statement with respect to a holder’s registrable securities, any such holder may request to sell all or a portion of their registrable securities pursuant to an underwritten offering pursuant to such shelf registration statement, provided that such holder(s) reasonably expect any such sales to generate aggregate gross proceeds in excess of $50 million or reasonably expect to sell all of the registrable securities held by such holder, but in no event for aggregate gross proceeds of less than $10 million in gross proceeds. Butterfly will enter into an underwriting agreement with a managing underwriter or underwriters selected by the initiating holder(s), after consultation with Butterfly, and will take all such other reasonable actions as are requested by the managing underwriter to expedite or facilitate the disposition of such registrable securities.

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Demand registration rights.   At any time after the closing of the Business Combination, if Butterfly does not have an effective registration statement outstanding, Butterfly will be required, upon the written request of the holders of at least a majority-in-interest of the then-outstanding registrable securities held by the Sponsor Group Holders or the Butterfly Holders, as soon as practicable but not more than 45 days after receipt of such written request, to file a registration statement and to effect the registration of all or part of their registrable securities. Butterfly is not obligated to effect more than an aggregate of three registrations pursuant to a demand registration request.

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Piggyback registration rights.   At any time after the closing of the Business Combination, if Butterfly proposes to file a registration statement under the Securities Act to register any of its equity securities, or securities or other obligations exchangeable or convertible into equity securities, or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions and reductions as described in the Amended and Restated Registration Rights Agreement, then Butterfly will give written notice of such proposed filing to the holders of registrable securities as soon as practicable but not less than 10 days before the anticipated filing of such registration statement. Upon the written request of any holder of registrable securities in response to such written notice, Butterfly will, in good faith, cause such registrable securities to be included in the registration statement and use its commercially reasonable efforts to cause the underwriters of any proposed underwritten offering to include such holders’ registrable securities on the same terms and conditions as any similar securities of Butterfly included in such registration.

In addition, Butterfly has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants, as described above under “— Warrants — Public Stockholders’ Warrants.”
Lock-Up Restrictions
Under the Amended and Restated Registration Rights Agreement, the holders of founder shares and the shares of our Class A common stock issued or issuable upon the exercise of any private placement warrants, agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute any such securities or any securities convertible into, exercisable for, exchangeable for or that represent the right to receive such securities, whether then owned or thereafter acquired, that are owned directly by such holder (including securities held as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC, other than certain permitted transfers, including not to engage in any hedging or other transaction with respect to such securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such securities, for the period ending on the earlier of (a) one year after the closing of the Business Combination, and (b) subsequent to the closing of the Business Combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 consecutive trading days commencing at least 150 days after the closing of the Business Combination; provided that all shares of common stock of Butterfly held by Butterfly Holders have been registered on an effective registration statement, or (y) the date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of Butterfly’s public stockholders having the right to exchange their shares of our Class A common stock for cash, securities or other property.
Exclusive Forum
Our Charter provides that, to the fullest extent permitted by law, unless Butterfly otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of Butterfly, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of Butterfly, (3) any action asserting a claim against Butterfly arising pursuant to any provision of the DGCL, the Charter or Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Charter or Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of our Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.
Anti-Takeover Effects of Provisions of the Charter, Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where Butterfly is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock and the Class B common stock. Butterfly believes that the benefits of increased protection give Butterfly the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Butterfly and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of Butterfly by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
As described above, the Charter provides for a dual class common stock structure which provides Dr. Rothberg with the ability to control the outcome of matters requiring stockholder approval, even though he owns significantly less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of Butterfly or its assets.
Blank Check Preferred Stock
The Charter provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of Butterfly or its stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Charter grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of the holders of shares of common stock and may have the effect of delaying, deterring or preventing a change in control of Butterfly.
Number of Directors
The Charter and Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors may be fixed from time to time solely pursuant to a resolution adopted by the Board; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Butterfly that would be entitled to vote for the election of directors at an annual meeting of stockholders, unless approved by the holders of a majority in voting power of the shares of capital stock of Butterfly that would then be entitled to vote in the election of directors at an annual meeting or by written consent, the number of directors may not exceed nine (9).
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide Butterfly with certain information. Generally, to be timely, a stockholder’s notice must be delivered to, or mailed and received at Butterfly’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to determine whether a proposal to the meeting was properly brought and to adopt rules and regulations for the conduct of meetings, except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Butterfly.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of Butterfly preferred stock, any action required or permitted to be taken by the stockholders of Butterfly must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of Butterfly that would then be entitled to vote for the election of directors, any action required or permitted to be taken at any annual or special meeting of stockholders, may be taken by written consent if such written consent is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.
Amendment of the Charter and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that it may be amended by Butterfly in the manners provided therein or prescribed by statute. The Charter provides that the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend or repeal any provision of the Charter, or adopt any provision of the Charter inconsistent therewith.
If any of the Class B common stock shares are outstanding, in addition to any vote required by Delaware law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend the Charter (1) in a manner that changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any preferred stock to have more than one vote per share or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by the Charter or required by the DGCL, or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock.
If any shares of Class A common stock are outstanding, Butterfly will not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, in addition to any other vote required by applicable law or the Charter, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely; or (2) to provide for each share of Class B common stock to have more than twenty (20) votes per share or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by the Charter or required by the DGCL.
The Charter also provides that the Board will have the power to adopt, amend, alter, or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or the Charter. The stockholders of Butterfly are prohibited from adopting, amending, altering, or repealing the Bylaws, or to adopt any provision inconsistent with the Bylaws, unless such action is approved, in addition to any other vote required by the Charter, by the Requisite Stockholder Consent (as defined in the Charter).
Business Combinations
Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:
(1)
prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of Butterfly’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since Butterfly has not opted out of Section 203 of the DGCL, it will apply to Butterfly. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Butterfly for a three-year period. This provision may encourage companies interested in acquiring Butterfly to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of Butterfly or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that Butterfly shall indemnify and advance expenses to Butterfly’s directors and officers to the fullest extent authorized by the DGCL. Butterfly also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for Butterfly directors, officers, and certain employees for some liabilities. Butterfly believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Butterfly and its stockholders. In addition, your investment may be adversely affected to the extent Butterfly pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of Butterfly’s directors, officers, or employees for which indemnification is sought.
Corporate Opportunities
The Charter provides for the renouncement by Butterfly of any interest or expectancy of Butterfly in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of Butterfly who is not an employee of Butterfly or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of Butterfly expressly and solely in that director’s capacity as a director of Butterfly.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, Butterfly’s stockholders will have appraisal rights in connection with a merger or consolidation of Butterfly. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of Butterfly’s stockholders may bring an action in Butterfly’s name to procure a judgment in Butterfly’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of Butterfly’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent for Butterfly capital stock is Continental Stock Transfer & Trust Company.
Stock Exchange Listing
Butterfly’s Class A common stock and warrants to purchase Class A common stock are listed for trading on the New York Stock Exchange under the symbol “BFLY” and “BFLY WS”, respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF COMMON STOCK
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock, Class B common stock or warrants of Butterfly for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of Butterfly at the time of, or at any time during the three months preceding, a sale and (ii) Butterfly is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.
Persons who have beneficially owned restricted Class A common stock, Class B common stock or warrants of Butterfly for at least six months but who are affiliates of Butterfly at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Butterfly Class A common stock then outstanding; or

•
the average weekly reported trading volume of Butterfly’s Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of Butterfly under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about Butterfly.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, Butterfly will no longer be a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of May 1, 2021 by:
•
each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•
each of the Company’s executive officers and directors; and

•
all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days and restricted stock units that vest within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days and restricted stock units that vest within 60 days are deemed outstanding solely for purposes of calculating the percentage of total ownership and total voting power of the beneficial owner thereof.
The beneficial ownership of Company common stock is based on 164,867,472 shares of the Company’s Class A common stock and 26,426,937 shares of the Company’s Class B common stock issued and outstanding as of May 1, 2021.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them.
Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Directors and Executive Officers:
Jonathan M. Rothberg, Ph.D.(1)(2)	9,617,541	5.8%	26,426,937	100%	76.5%
Larry Robbins(1)(3)	21,903,179	13.3%	—	—	3.2%
Dawn Carfora(1)(4)	12,009	*	—	—	*
Elazer Edelman, M.D., Ph.D.(1)	—	—	—	—	—
John Hammergren(1)(5)	120,099	*	—	—	*
Gianluca Pettiti(1)(6)	18,014	*	—	—	*
S. Louise Phanstiel(1)(7)	60,049	*	—	—	*
Todd M. Fruchterman, M.D., Ph.D.(1)	—	—	—	—	—
David Perri(1)(8)	162,232	*	—	—	*
Stephanie Fielding(1)(9)	97,342	*	—	—	*
Darius Shahida(1)(10)	400,146	*	—	—	*
Stacey Pugh(1)	—	—	—	—	—
Timothy Trodden(1)	—	—	—	—	—
Mary Miller(1)	—	—	—	—	—
All Directors and Executive Officers of the Company as a Group (14 Individuals)(11)	32,390,611	19.5%	26,426,937	100%	80.8%
Five Percent Holders:
Jonathan M. Rothberg, Ph.D.(1)(2)	9,617,541	5.8%	26,426,937	100%	76.5%
Fosun Industrial Co., Limited(12)	10,716,630	6.5%	—	—	1.5%
Longview Investors LLC(3)	21,903,179	13.3%	—	—	3.2%

Name and Address of Beneficial Owner	Number of shares of Class A Common Stock	%	Number of shares Class B Common stock	%	% of Total Voting Power**
Entities affiliated with Fidelity Management & Research Company, LLC(13)	9,177,625	5.6%	—	—	1.3%

*
Indicates beneficial ownership of less than 1%.

**
Percentage of total voting power represents voting power with respect to all shares of the Company’s Class A common stock and the Company’s Class B common stock as a single class. Each share of the Company’s Class B common stock is entitled to 20 votes per share and each share of the Company’s Class A common stock is entitled to one vote per share.

(1)
Unless otherwise indicated, the business address of each of these individuals is c/o Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, CT 06437.

(2)
Consists of (i) shares of the Company’s Class A common stock held by Dr. Rothberg, Dr. Rothberg’s spouse, 1997 JMR Trust Common, LLC, and 23rd Century Capital LLC, (ii) restricted stock units for 259,576 shares of the Company’s Class A common stock that vest within 60 days of May 1, 2021 held by Dr. Rothberg, which vesting is delayed until the Company has filed a Form S-8 registering such shares by the applicable vesting date, and (iii) 26,426,937 shares of the Company’s Class B common stock held by 4C Holdings I, LLC, 4C Holdings II, LLC, 4C Holdings III, LLC, 4C Holdings IV, LLC and 4C Holdings V, LLC. Jonathan M. Rothberg, Ph.D., the Company’s Chairman, is the sole manager of 1997 JMR Trust Common, LLC, 4C Holdings I, LLC, 4C Holdings II, LLC, 4C Holdings III, LLC, 4C Holdings IV, LLC, and 4C Holdings V, LLC and has sole voting and investment control over the shares owned by those entities. Dr. Rothberg’s son is the manager of 23rd Century Capital LLC. Dr. Rothberg disclaims beneficial ownership of the shares held by his spouse and 23rd Century Capital LLC.

(3)
Longview Investors LLC, or its affiliates, is the record holder of the 10,275,000 Founder Shares reported herein. Mr. Robbins is the managing member of Longview Investors LLC. Mr. Robbins shares voting and dispositive power over the shares held by Longview Investors LLC and may be deemed to beneficially own such shares. Includes (i) 10,275,000 Founder Shares, (ii) 4,774,846 shares of the Company’s Class A common stock held by Glenview Capital Partners, L.P., Glenview Institutional Partners, L.P., Glenview Capital Master Fund, LTD., Glenview Capital Opportunity Fund, L.P. and Glenview Offshore Opportunity Master Fund, LTD. (the “Glenview Investment Funds”), and (iii) 6,853,333 shares underlying private placement warrants that will become exercisable within 60 days of May 1, 2021. The address of the principal business office for Longview Investors LLC and the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(4)
Consists of shares of the Company’s Class A common stock held by Ms. Carfora.

(5)
Consists of shares of the Company’s Class A common stock held by Triumph Ventures LP. Mr. Hammergren is the President of The Stoneyfield Group LLC, the General Partner of Triumph Ventures LP, and therefore has voting and investment control over the shares.

(6)
Consists of shares of the Company’s Class A common stock held by Mr. Pettiti.

(7)
Consists of shares of the Company’s Class A common stock held by H.G. Phanstiel LP. Ms. Phanstiel is the Managing Member of H.G. Phanstiel LP, and therefore has voting and investment control over the shares.

(8)
Consists of options to purchase 162,232 shares of the Company’s Class A common stock exercisable within 60 days of May 1, 2021 held by Mr. Perri.

(9)
Consists of options to purchase 97,342 shares of the Company’s Class A common stock exercisable within 60 days of May 1, 2021 held by Ms. Fielding.

(10)
Consists of options to purchase 400,146 shares of the Company’s Class A common stock exercisable within 60 days of May 1, 2021 held by Mr. Shahida.

(11)
See footnotes 2 through 10.

(12)
Consists of shares of the Company’s Class A common stock held by Fosun Industrial Co., Limited (“Fosun Industrial”). Fosun Industrial is a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”). Fosun Pharma is a subsidiary of, and is beneficially held approximately 38.54% by, Shanghai Fosun High Technology (Group) Co. Ltd. (“Fosun High Technology”). Fosun High Technology is a wholly-owned subsidiary of Fosun International Limited (“Fosun International”), which is a subsidiary of, and is beneficially held approximately 71.40% by, Fosun Holdings Limited (“Fosun Holdings”). Fosun Holdings is a wholly-owned subsidiary of Fosun International Holdings Ltd. (“Fosun International Holdings”). Fosun International Holdings is beneficially held approximately 85.29% by Guo Guangchang and 14.71% by Wang Qunbin. Guo Guangchang controls Fosun International Holdings and could therefore be deemed the beneficial owner of the securities held by Fosun Industrial. The address of the principal business office for Fosun Pharma is No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233, People’s Republic of China. The address of the principal business office for Fosun Industrial is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

(13)
Consists of (i) 2,311,076 shares of the Company’s Class A common stock held by Fidelity Contrafund: Fidelity Advisor New Insights Fund, (ii) 1,658,226 shares of the Company’s Class A common stock held by Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund, (iii) 4,395,644 shares of the Company’s Class A common stock held by Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund, (iv) 189,741 shares of the Company’s Class A common stock held by Fidelity Mid-Cap Stock Commingled Pool, (v) 587,370 shares of the Company’s Class A common stock held by Fidelity U.S. All Cap Fund and (vi) 35,568 shares of the Company’s Class A common stock held by Fidelity Concord Street Trust: Fidelity Mid-Cap Stock K6 Fund. These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

SELLING SECURITYHOLDERS
This prospectus relates to the possible resale by the Selling Securityholders of up 114,940,887 shares of our Class A common stock, up to 26,426,937 shares of our Class B common stock, and up to 6,853,333 Private Placement Warrants. The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Class A common stock, shares of Class B common stock or Private Placement Warrants other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A common stock, shares of Class B common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A common stock, Class B common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table is prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A common stock, shares of Class B common stock and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based the percentage ownership prior to this offering on 164,867,472 shares of Class A common stock, 26,426,937 share of Class B common stock and 6,853,333 Private Placement Warrants outstanding, in each case as of May 1, 2021. In calculating percentages of shares of Class A common stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of Class A common stock issuable upon exercise of that particular Selling Securityholder’s Private Placement Warrants or options, or upon the vesting of their restricted stock units or conversion of their Class B common stock, if any, and did not assume the exercise of any other Selling Securityholder’s Private Placement Warrants or options, or upon the vesting of any other Selling Securityholder's restricted stock units or conversion of any other Selling Securityholder’s Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering**		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially owned prior to this Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered***	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class B Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Longview Investors LLC(1)	17,128,333	9.97%	—	—	6,853,333	100%	17,128,333	—	6,853,333	—	—	—	—	—	—
4C Holdings I, LLC(2)(3)	15,919,141	9.47%	15,919,141	60.24%	—	—	15,919,141	15,919,141	—	—	—	—	—	—	—
Fosun Industrial Co., Limited(4)	10,716,630	6.50%	—	—	—	—	10,716,630	—	—	—	—	—	—	—	—
23rd Century Capital LLC(2)	6,202,545	3.76%	—	—	—	—	6,202,545	—	—	—	—	—	—	—	—
Michael J. Rothberg Family Trust(2)(5)	5,106,560	3.10%	—	—	—	—	5,106,563	—	—	—	—	—	—	—	—
Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund(6)	4,395,644	2.67%	—	—	—	—	1,616,474	—	—	2,779,170	*	—	—	—	—
EVP Technology Fund III GmbH & Co. KG(7)	3,118,018	1.89%	—	—	—	—	3,118,018	—	—	—	—	—	—	—	—
Henry B. Rothberg(2)	2,963,017	1.80%	—	—	—	—	2,963,017	—	—	—	—	—	—	—	—
AJR 2012 Irrevocable Trust(2)	2,696,851	1.64%	—	—	—	—	2,696,851	—	—	—	—	—	—	—	—
4C Holdings V, LLC(2)(3)	2,642,693	1.58%	2,642,693	10.00%	—	—	2,642,693	2,642,693	—	—	—	—	—	—	—
4C Holdings II, LLC(2)(3)	2,621,701	1.57%	2,621,701	9.92%	—	—	2,621,701	2,621,701	—	—	—	—	—	—	—
4C Holdings III, LLC(2)(3)	2,621,701	1.57%	2,621,701	9.92%	—	—	2,621,701	2,621,701	—	—	—	—	—	—	—
4C Holdings IV, LLC(2)(3)	2,621,701	1.57%	2,621,701	9.92%	—	—	2,621,701	2,621,701	—	—	—	—	—	—	—
Jonathan M. Rothberg, Ph.D.(2)(8)	2,527,904	1.52%	—	—	—	—	2,514,747	—	—	13,157	*	—	—	—	—
Eldridge Butterfly Network Holdings LLC(9)	2,500,000	1.52%	—		—	—	2,500,000	—	—	—	—			—	—
Gioel Molinari(2)(10)	2,452,983	1.47%	—	—	—	—	2,452,983	—	—	—	—	—	—	—	—
Ridgeback Capital Management LLC(11)	2,000,000	1.21%	—	—	—	—	2,000,000	—	—	—	—	—	—	—	—
Deborah J. Rothberg(2)	1,956,688	1.19%	—	—	—	—	1,956,688	—	—	—	—	—	—	—	—
Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund(6)	1,658,226	1.01%	—	—	—	—	557,178	—	—	1,101,048	*	—	—	—	—
Glenview Capital Master Fund, Ltd.(12)	1,617,387	*	—	—	—	—	1,617,387	—	—	—	—	—	—	—	—
Laurent Faracci(13)	1,580,802	*	—	—	—	—	1,580,802	—	—	—	—	—	—	—	—
Honeycomb Master Fund LP(14)	1,340,000	*	—	—	—	—	1,340,000	—	—	—	—	—	—	—	—
Glenview Capital Opportunity Fund, L.P.(12)	1,333,067	*	—	—	—	—	1,333,067	—	—	—	—	—	—	—	—
GIJAMI Trust(2)	1,286,156	*	—	—	—	—	1,286,156	—	—	—	—	—	—	—	—
David A. Rothberg(2)	1,212,796	*	—	—	—	—	1,212,796	—	—	—	—	—	—	—	—
Glenview Offshore Opportunity Master Fund, Ltd.(12)	1,144,874	*	—	—	—	—	1,144,874	—	—	—	—	—	—	—	—
Celia R. Meadow(2)	1,081,435	*	—	—	—	—	1,081,435	—	—	—	—	—	—	—	—
David Perri(2)(15)	1,038,300	*	—	—	—	—	1,038,300	—	—	—	—	—	—	—	—
Darius Shahida(2)(16)	1,038,300	*	—	—	—	—	1,038,300	—	—	—	—	—	—	—	—
UPMC(17)	1,000,000	*	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
Vanguard Health Management, Inc.(18)	1,000,000	*	—	—	—	—	1,000,000	—	—	—	—	—	—	—	—
1997 JMR Trust Common, LLC(2)	952,277	*	—	—	—	—	952,277	—	—	—	—	—	—	—	—
Bonnie E Gould Rothberg MD(2)	726,696	*	—	—	—	—	726,696	—	—	—	—	—	—	—	—
Baron Opportunity Fund(19)	600,000	*	—	—	—	—	600,000	—	—	—	—	—	—	—	—
Hartz VC Butterfly, LLC(20)	600,000	*	—	—	—	—	600,000	—	—	—	—	—	—	—	—

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering**		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially owned prior to this Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered***	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class B Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Fidelity U.S. All Cap Fund(6)	587,370	*	—	—	—	—	231,064	—	—	356,306	*	—	—	—	—
Hawkes Bay Master Investors (Cayman) L.P.(21)	554,400	*	—	—	—	—	554,400	—	—	—	—	—	—	—	—
Baron Discovery Fund(19)	527,500	*	—	—	—	—	527,500	—	—	—	—	—	—	—	—
Stephanie Fielding(2)(22)	519,150	*	—	—	—	—	519,150	—	—	—	—			—	—
BEMAP Master Fund Ltd.(23)	500,000	*	—	—	—	—	500,000	—	—	—	—	—	—	—	—
David A. Rothberg and Nan Birdwhistell(2)	485,836	*	—	—	—	—	485,836	—	—	—	—	—	—	—	—
Glenview Institutional Partners, L.P.(12)	478,298	*	—	—	—	—	478,298	—	—	—	—	—	—	—	—
CRM 2020 GST Trust(2)	442,934	*	—	—	—	—	442,934	—	—	—	—	—	—	—	—
The Jeffrey S. Samberg Amended and Restated Revocable Trust Indenture(24)	426,298	*	—	—	—	—	30,000	—	—	396,298	*	—	—	—	—
Mary Miller(2)(25)	415,320	*	—	—	—	—	415,320	—	—	—	—	—	—	—	—
TBC 222 LLC(26)	400,000	*	—	—	—	—	400,000	—	—	—	—	—	—	—	—
Fidelity Concord Street Trust: Fidelity Mid-Cap Stock K6 Fund(6)	391,874	*	—	—	—	—	35,568	—	—	356,306	*	—	—	—	—
The Joseph D. Samberg Revocable Trust(24)	348,347	*	—	—	—	—	30,000	—	—	318,347	*	—	—	—	—
Alex Rothberg(2)	323,463	*	—	—	—	—	323,463	—	—	—	—	—	—	—	—
Kepos Alpha Master Fund L.P. (27)	300,000	*	—	—	—	—	300,000	—	—	—	—	—	—	—	—
Blackstone Global Master Fund ICAV(28)	250,000	*	—	—	—	—	250,000	—	—	—	—	—	—	—	—
Judith Fae Laikin Rothberg Family Trust(2)	244,862	*	—	—	—	—	244,862	—	—	—	—	—	—	—	—
Albany Private Equity Holdings Trust(29)	220,000	*	—	—	—	—	220,000	—	—	—	—	—	—	—	—
Elizabeth A. Whayland(2)(30)	222,604	*	—	—	—	—	222,604	—	—	—	—	—	—	—	—
North River Investors (Bermuda) L.P.(21)	204,200	*	—	—	—	—	204,200	—	—	—	—	—	—	—	—
Glenview Capital Partners, L.P. (12)	201,220	*	—	—	—	—	201,220	—	—	—	—	—	—	—	—
Fidelity Mid-Cap Stock Commingled Pool(6)	189,741	*	—	—	—	—	59,716	—	—	130,025	*	—	—	—	—
North River Partners, L.P.(21)	185,400	*	—	—	—	—	185,400	—	—	—	—	—	—	—	—
Micol Molinari(2)	171,632	*	—	—	—	—	171,632	—	—	—	—	—	—	—	—
Elizabeth A. Whayland and Gregory T. Mulhern, as Joint Tenants With Right of Survivorship(2)	156,374	*	—	—	—	—	156,374	—	—	—	—	—	—	—	—
Ana Florez(2)	143,762	*	—	—	—	—	143,762	—	—	—	—	—	—	—	—
Daniel B Rothberg 2020 Irrevocable Directed Trust(2)	132,343	*	—	—	—	—	132,343	—	—	—	—	—	—	—	—
Jason B Rothberg 2020 Irrevocable Directed Trust(2)	132,343	*	—	—	—	—	132,343	—	—	—	—	—	—	—	—
Jason Molinari(2)	124,960	*	—	—	—	—	124,960	—	—	—	—	—	—	—	—
Triumph Ventures LP(1)(31)	120,099	*	—	—	—	—	120,099	—	—	—	—	—	—	—	—
TRATE Ventures, LLC(32)	120,000	*	—	—	—	—	120,000	—	—	—	—	—	—	—	—
Simone A. Meadow Trust(2)	107,832	*	—	—	—	—	107,832	—	—	—	—	—	—	—	—

	Shares of Class A Common Stock Beneficially Owned Prior to this Offering**		Shares of Class B Common Stock Beneficially Owned Prior to this Offering		Private Placement Warrants Beneficially owned prior to this Offering		Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class B Common Stock Being Offered***	Number of Private Placement Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Shares of Class B Common Stock Beneficially Owned After the Offered Shares of Class B Common Stock are Sold		Private Placement Warrants Beneficially Owned After the Offered Warrants are Sold
	Shares	Percent	Shares	Percent	Shares	Percent				Shares	Percent	Shares	Percent	Shares	Percent
Averill L. Meadow Trust(2)	107,822	*	—	—	—	—	107,822	—	—	—	—	—	—	—	—
Herchel E. Meadow Trust(2)	107,832	*	—	—	—	—	107,832	—	—	—	—	—	—	—	—
HAS 2012 GST Trust(2)	107,822	*	—	—	—	—	107,822	—	—	—	—	—	—	—	—
Samantha Rothberg(2)	71,882	*	—	—	—	—	71,882	—	—	—	—	—	—	—	—
Rebecca T. Rothberg(2)	71,882	*	—	—	—	—	71,882	—	—	—	—	—	—	—	—
Sheila Bennett Alderman(2)	71,882	*	—	—	—	—	71,882	—	—	—	—	—	—	—	—
Jason B. Rothberg 2012 Trust(2)	70,224	*	—	—	—	—	70,224	—	—	—	—	—	—	—	—
Daniel B. Rothberg 2012 Trust(2)	70,224	*	—	—	—	—	70,224	—	—	—	—	—	—	—	—
Jason B. Rothberg 2012 Irrevocable Trust(2)	70,224	*	—	—	—	—	70,224	—	—	—	—	—	—	—	—
Daniel B. Rothberg 2012 Irrevocable Trust(2)	70,224	*	—	—	—	—	70,224	—	—	—	—	—	—	—	—
Jason Emanuele Molinari as Cust for Sophia Alessandra Molinari UTMA GA(2)	61,181	*	—	—	—	—	61,181	—	—	—	—	—	—	—	—
Jason Molinari as Cust for William Molinari UTMA GA(2)	61,181	*	—	—	—	—	61,181	—	—	—	—	—	—	—	—
H.G. Phanstiel LP(2)(33)	60,049	*	—	—	—	—	60,049	—	—	—	—	—	—	—	—
Michael E. Cohen(34)	52,150	*	—	—	—	—	50,000	—	—	2,150	*	—	—	—	—
Schroder Investment Management (Luxembourg) S.A.(21)	40,200	*	—	—	—	—	40,200	—	—	—	—	—	—	—	—
Copper Beech Partners, LLC(35)	35,109	*	—	—	—	—	10,000	—	—	25,109	*	—	—	—	—
Andrew Rothberg(2)	34,504	*	—	—	—	—	34,504	—	—	—	—	—	—	—	—
Michael J Rothberg Cust Justin Rothberg UTMA FL(2)	34,504	*	—	—	—	—	34,504	—	—	—	—	—	—	—	—
Gianluca Pettiti(2)(36)	31,171	*	—	—	—	—	18,014	—	—	13,157	*	—	—	—	—
Dawn Carfora(2)(37)	25,166	*	—	—	—	—	12,009	—	—	13,157	*	—	—	—	—
Westley Moore(38)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Derek Cribbs(38)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Randy Simpson(38)	25,000	*	—	—	—	—	25,000	—	—	—	—	—	—	—	—
Baron Health Care Fund(19)	22,500	*	—	—	—	—	22,500	—	—	—	—	—	—	—	—
Gioel M Molinari Cust for Max Molinari UTMA CT(2)	17,972	*	—	—	—	—	17,972	—	—	—	—	—	—	—	—
Gioel M Molinari Cust for Luca S Molinari – UTMA CT(2)	17,912	*	—	—	—	—	17,912	—	—	—	—	—	—	—	—
K2 Wellington Liquid Healthcare Master Fund Ltd.(21)	15,800	*	—	—	—	—	15,800	—	—	—	—	—	—	—	—
The Molinari Family Children’s Trust(2)	10,112	*	—	—	—	—	10,112	—	—	—	—	—	—	—	—
Total	120,445,117	58.44%	26,426,937	100%	6,853,333	100%	114,940,887	26,426,937	6,853,333	5,504,230	2.88%	—	—	—	—

*
Denotes less than 1%.

**
Certain Selling Securityholders may be deemed to beneficially own other shares reported herein.

***
The Class A common stock issuable upon conversion of shares of Class B common stock is also included in the Number of Shares of Class A Common Stock Being Offered column immediately preceding.

(1)
Longview Investors LLC (“Longview”), or its affiliates, is the record holder of the 10,275,000 Founder Shares reported herein. Also includes 6,853,333 shares upon the exercise of private placement warrants. Larry Robbins is the managing member of Longview. Mr. Robbins shares voting and dispositive power over the shares held by Longview and may be deemed to beneficially own such shares. The address of the principal business office for Longview is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(2)
Unless otherwise indicated, the business address of each of these holders is c/o Butterfly Network, Inc., 530 Old Whitfield Street, Guilford, CT 06437.

(3)
Represents Class B common stock, or Class A common stock issuable upon the conversion of Class B common stock, as the case may be, held by 4C Holdings I, LLC, 4C Holdings II, LLC, 4C Holdings III, LLC, 4C Holdings IV, LLC and 4C Holdings V, LLC. Jonathan M. Rothberg, Ph.D., Butterfly’s Chairman, is the sole manager of 4C Holdings I, LLC, 4C Holdings II, LLC, 4C Holdings III, LLC, 4C Holdings IV, LLC and 4C Holdings V, LLC. Dr. Rothberg has sole voting and investment control over the shares.

(4)
Represents shares of the Company’s Class A common stock held by Fosun Industrial Co., Limited (“Fosun Industrial”). Fosun Industrial is a wholly-owned subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”). Fosun Pharma is a subsidiary of, and is beneficially held approximately 38.54% by, Shanghai Fosun High Technology (Group) Co. Ltd. (“Fosun High Technology”). Fosun High Technology is a wholly-owned subsidiary of Fosun International Limited (“Fosun International”), which is a subsidiary of, and is beneficially held approximately 71.40% by, Fosun Holdings Limited (“Fosun Holdings”). Fosun Holdings is a wholly-owned subsidiary of Fosun International Holdings Ltd. (“Fosun International Holdings”). Fosun International Holdings is beneficially held approximately 85.29% by Guo Guangchang and 14.71% by Wang Qunbin. Guo Guangchang controls Fosun International Holdings and could therefore be deemed the beneficial owner of the securities held by Fosun Industrial. The address of the principal business office for Fosun Pharma is No. 1289 Yishan Road (Building A, Fosun Technology Park), Shanghai 200233, People’s Republic of China. The address of the principal business office for Fosun Industrial is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

(5)
Michael Rothberg is the trustee of the Michael J. Rothberg Family Trust and therefore has voting and investment control over shares held by the entity.

(6)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, LLC (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(7)
The business address of such holder is Boxbergring 107, 69126 Heidelberg, Germany.

(8)
Represents (i) 1,476,447 shares of the Company’s Class A common stock held by Dr. Rothberg, and (ii) 1,051,457 restricted stock units held by Dr. Rothberg. 259,576 shares of the Company’s Class A common stock are issuable upon vesting of restricted stock units within 60 days of May 1, 2021 held by Dr. Rothberg, which vesting is delayed until the Company has filed a Form S-8 registering such shares by the applicable vesting date.

(9)
The business address of such holder is 600 Steamboat Road, Floor 2, Greenwich, Connecticut 06830.

(10)
Represents (i) 376,383 shares of the Company’s Class A common stock held by Mr. Molinari, and (ii) 2,076,600 shares of Class A common stock that were issuable upon exercise of options held by Mr. Molinari as of April 30, 2021. 1,864,613 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Mr. Molinari.

(11)
The business address of such holder is 30 Star Island Drive, Miami, Florida 33139.

(12)
Larry Robbins is Founder, Portfolio Manager and CEO of Glenview Capital Management, LLC, which serves as investment manager to Glenview Capital Master Fund, Ltd., Glenview Capital Opportunity Fund, L.P., Glenview Offshore Opportunity Master Fund, Ltd., Glenview Institutional Partners, L.P., and Glenview Capital Partners, L.P. (the “Glenview Investment Funds”). Mr. Robbins shares voting and dispositive power over the shares held by the Glenview Investment Funds and may be deemed to beneficially own such shares. The address of the principal business office for the Glenview Investment Funds is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

(13)
Represents 1,580,802 shares of Class A common stock that are issuable upon exercise of options held by Mr. Faracci. The 1,580,802 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Mr. Faracci. The business address of Mr. Faracci is 170 East 77th Street, Apt. 9A, New York, New York, 10075.

(14)
The shares listed above are held by Honeycomb Master Fund LP (the “Honeycomb Fund”). Honeycomb Asset Management LP (“Honeycomb”) is the investment adviser to the Honeycomb Fund. Jonathan David Fiszel (“Mr. Fiszel”) is the sole owner of Honeycomb Asset Management GP LLC, the general partner of Honeycomb. The address of the Honeycomb Fund, Honeycomb and Mr. Fiszel is c/o Honeycomb Asset Management LP, 645 Madison Avenue, 17th floor, New York, New York 10022. Each of the Honeycomb Fund and Mr. Fiszel disclaims beneficial ownership of the shares listed above.

(15)
Represents 1,038,300 shares of Class A common stock that are issuable upon exercise of options held by Mr. Perri. 162,232 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Mr. Perri.

(16)
Represents (i) 519,150 shares of Class A common stock that are issuable upon exercise of options held by Mr. Shahida, and (ii) 519,150 shares of Class A Common Stock issuable upon the vesting of restricted stock units held by Mr. Shahida. 400,146 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Mr. Shahida and no shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Mr. Shahida.

(17)
The business address of such holder is 6425 Penn Avenue, Suite 200, Pittsburg, Pennsylvania 15206.

(18)
The business address of such holder is 14201 Dallas Parkway, Dallas, Texas 75254.

(19)
The business address of such holder is 767 Fifth Avenue, 48th Floor, New York, New York 10153. Mr. Ronald Baron has voting and/or investment control over the shares held by Baron Discovery Fund, Baron Healthcare Fund, and Baron Opportunity Fund. Mr. Baron disclaims beneficial ownership of the shares held by Baron Discovery Fund, Baron Healthcare Fund, and Baron Opportunity Fund.

(20)
The business address of such holder is 500 Plaza Drive, 6th Floor, Congers, New Jersey 07094.

(21)
Wellington Management Company LLP and Wellington Management Group LLP may each be deemed to share beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of the securities, all of which are held of record by the entity or a nominee on its behalf. Wellington Management Company LLP, the investment adviser to the securityholder, is an investment adviser registered under the Investment Advisers Act of 1940 and is an indirect subsidiary of Wellington Management Group LLP. The business address of Wellington Management Company LLP and Wellington Management Group LLP is 280 Congress Street, Boston, Massachusetts 02210.

(22)
Represents (i) 389,362 shares of Class A common stock that are issuable upon exercise of options held by Ms. Fielding, and (ii) 129,788 shares of Class A common stock issuable upon the vesting of restricted stock units held by Ms. Fielding. 97,342 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Ms. Fielding and no shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Ms. Fielding.

(23)
Reflects securities held directly by BEMAP Master Fund LTD (“BEMAP”). Alternative Asset Management L.P. is the investment manager of BEMAP. Blackstone Holdings I-Sub (BAAM) GP L.L.C. is the general partner of Blackstone Alternative Asset Management L.P. Blackstone Intermediary Holdco L.L.C. is the sole member of Blackstone Holdings I-Sub (BAAM) GP L.L.C. Blackstone Advisory Partners L.P. is the sole member of Blackstone Intermediary Holdco L.L.C. Blackstone Advisory Services L.L.C. is the general partner of Blackstone Advisory Partners L.P. Blackstone Holdings I L.P. is the sole member of Blackstone Advisory Services L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by BEMAP directly or indirectly controlled by it or him, but each (other than BEMAP to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(24)
The business address of such holder is 77 Bedford Road, Katonah, New York 10536.

(25)
Represents (i) 259,575 shares of Class A common stock that are issuable upon exercise of options held by Ms. Miller, and (ii) 155,745 shares of Class A common stock issuable upon the vesting of restricted stock units held by Ms. Miller. No shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Ms. Miller and no shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Ms. Miller.

(26)
The business address of such holder is 8 Newbury Street, 5th Floor, Boston, Massachusetts 02116.

(27)
Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling shareholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. The business address of such holder is 11 Times Square, 35th Floor, New York, New York 10036. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder.

(28)
Reflects securities held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”) Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. The Blackstone Group Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Class C common stock of The Blackstone Group Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

(29)
The business address of such holder is Level 1, 158 City Road, Southbank Victoria, Australia 3006.

(30)
Represents (i) 14,944 shares of Class A common stock that are issuable upon exercise of options held by Elizabeth Whayland, and (ii) 207,660 shares of Class A common stock issuable upon the vesting of restricted stock units held by Ms. Whayland. 14,944 shares of Class A common stock are exercisable within 60 days of May 1, 2021 held by Ms. Whayland and no shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Ms. Whayland.

(31)
Mr. Hammergren is the President of The Stoneyfield Group LLC, the General Partner of Triumph Ventures LP, and therefore has voting and investment control over the shares held by the entity.

(32)
The business address of such holder is 17 Eugenia Avenue, Kiawah Island, South Carolina 29455.

(33)
Ms. Phanstiel is the Managing Member of H.G. Phanstiel LP, and therefore has voting and investment control over the shares held by the entity.

(34)
The business address of such holder is 1290 Avenue of the Americas, New York, New York 10104.

(35)
Reflects (i) 15,000 shares of Class A common stock held by Aryeh Davis and Naomi Davis, and (ii) 20,109 shares of Class A common stock held by Copper Beech Partners, LLC. Aryeh Davis is the managing member of Copper Beech Partners, LLC and disclaims beneficial ownership of 16,088 shares held by the entity. The business address of such holder is 4 Copper Beech Lane, Lawrence, New York, 11559.

(36)
Represents (i) 18,014 shares of Class A common stock held by Mr. Pettiti, and (ii) 13,157 shares of Class A common stock issuable upon the vesting of restricted stock units held by Mr. Pettiti. No shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Mr. Pettiti.

(37)
Represents (i) 12,009 shares of Class A common stock held by Ms. Carfora, and (ii) 13,157 shares of Class A common stock issuable upon the vesting of restricted stock units held by Ms. Carfora. No shares of Class A common stock are issuable upon the vesting of restricted stock units within 60 days of May 1, 2021 held by Ms. Carfora.

(38)
The business address of such holder is 767 Fifth Avenue, 44th Floor, New York, New York 10153.

MANAGEMENT
Board of Directors and Management
Effective as of the Closing Date, and in connection with closing of the Business Combination, each the executive officers of Longview resigned and were replaced by certain members of the management team of Legacy Butterfly, and each of the directors of Longview (other than Larry Robbins) resigned and the stockholders elected seven directors to serve on the Company’s board of directors, or the Board. In addition, following the Closing Date, the size of the Board was increased to eight directors and Elazer Edelman, M.D., Ph.D. was appointed to the Board on March 10, 2021. Furthermore, following the Closing Date, Stacey Pugh was appointed as Chief Commercial Officer on March 15, 2021, Timothy Trodden was appointed as Chief Human Resources Officer on April 19, 2021, and Gioel Molinari resigned as Executive Vice President and Chief Product Officer on April 30, 2021. Accordingly, the following table sets forth certain information concerning our executive officers and directors as of March 1, 2021:
Name	Age	Position
Executive Officers:
Todd M. Fruchterman, M.D., Ph.D.	51	President, Chief Executive Officer and Director
David Perri	50	Chief Operating Officer
Stephanie Fielding	39	Chief Financial Officer
Darius Shahida	29	Chief Strategy Officer and Chief Business Development Officer
Stacey Pugh	48	Chief Commercial Officer
Timothy Trodden	46	Chief Human Resources Officer
Mary Miller	47	General Counsel and Corporate Secretary
Non-Employee Directors:
Jonathan M. Rothberg, Ph.D.	57	Chairman of the Board
Larry Robbins	51	Director
Dawn Carfora	49	Director
Elazer Edelman, M.D., Ph.D.	64	Director
John Hammergren	62	Director
Gianluca Pettiti	42	Director
S. Louise Phanstiel	62	Director
Executive Officers
Todd M. Fruchterman, M.D., Ph.D. has served as our President and Chief Executive Officer and as a director of the Company since the Closing of the Business Combination in February 2021, and had served as President and Chief Executive Officer and as a director of Legacy Butterfly since February 2021. Prior to joining the Company, from November 2020 through January 2021, Dr. Fruchterman served as Group President, Reliability Solutions of Flex Ltd., where he oversaw health solutions and automotive and industrial business units. Before that, Dr. Fruchterman held several leadership roles of increasing responsibility at 3M Company, or 3M, most recently as President and General Manager, Medical Solutions, the largest division of the company, from May 2018 to September 2020. Dr. Fruchterman also served as President and General Manager, Critical & Chronic Care Solutions at 3M from August 2015 to May 2018, and as Senior Vice President R&D, Regulatory Affairs, Chief Technology Officer, and Chief Medical Officer at 3M from February 2011 to August 2015. Prior to joining 3M, Dr. Fruchterman was Executive Vice President, Chief Technology Officer and Chief Medical Officer at Kinetic Concepts, Inc. He previously held various positions at Johnson & Johnson, where he led worldwide biosurgical R&D for the Ethicon division; Schering-Plough, where he directed medical and strategic marketing for the hepatitis business; and Response Genetics, Inc., where he held the positions of President, Chief Executive Officer, and Chief Operating

Officer. In addition, Dr. Fruchterman served as a member of the Board of Directors of the Advanced Medical Technology Association (AdvaMed) from October 2016 to September 2020. In 2018 and 2019, Dr. Fruchterman was also a core participant in the Innovation and Investment Summit at the U.S. Department of Health and Human Services. Dr. Fruchterman earned his M.D. from the University of Pennsylvania School of Medicine, his Ph.D. in physiology and biophysics from the University of Louisville, and his B.A. in biological basis of behavior from the University of Pennsylvania. Dr. Fruchterman’s qualifications to serve on our board of directors include his extensive leadership experience in the healthcare industry.
David Perri has served as our Chief Operating Officer since the Closing of the Business Combination in February 2021. Prior to that, Mr. Perri served as Legacy Butterfly’s Chief Operating Officer from August 2020 to February 2021 and its Chief Hardware Product and Operations Officer from March 2020 to August 2020, where he was responsible for all hardware technology, roadmaps, manufacturing and supply chain operations. From February 2017 to February 2020, Mr. Perri was Chief Operations Officer at Sonos, Inc., or Sonos, where he was responsible for building and operating an end-to-end organization from engineering and supply chain through data platforms, infrastructure, and customer experience operations. Prior to serving as Chief Operations Officer, Mr. Perri served in various roles at Sonos from June 2008 to February 2017, including as Vice President Product Operations, Vice President Product Development, and Director of Hardware Development. Prior to that, from January 2005 to July 2007, Mr. Perri served as Director, Hardware Engineering at Avid Technology, Inc., and from June 1998 to January 2005, he served as Senior Manager/Director, Hardware Engineering at Bay Networks Inc. Mr. Perri received his M.B.A. from Babson College and B.S. in Electrical Engineering from Worcester Polytechnic Institute.
Stephanie Fielding has served as our Chief Financial Officer since the Closing of the Business Combination in February 2021, where she is responsible for all aspects of our financial and accounting activities. Ms. Fielding previously served as Legacy Butterfly’s Chief Financial Officer from November 2021 to February 2021 and Senior Vice President of Finance from April 2020 to November 2020. Prior to joining the Company, Ms. Fielding spent over eight years at Amazon, serving from September 2019 to March 2020 as Director of Finance, Global Operations Customer Experience, where she led global finance teams in domains including customer service, customer facing delivery and reverse logistics offerings, and hardware development. Ms. Fielding also served as the Director of Finance and Analytics for Delivery Experience, from October 2017 to August 2019, as Senior Finance Manager of Delivery Finance and Analytics from June 2016 to September 2017, as Senior Manager of AWS Infrastructure FP&A from August 2014 to May 2016 and as Senior Manager of Marketing Finance for Europe. Before joining Amazon, Ms. Fielding worked in the power and energy sectors. She held several roles in the treasury and strategic marketing groups at UGI Corporation from 2009 to 2011, and was a buy-side analyst with responsibility for fixed income investments in power and energy at Delaware Investments from 2005 to 2007. Ms. Fielding received her M.B.A. from Columbia Business School and B.A. from Yale University and is a CFA® charterholder.
Darius Shahida has served as our Chief Strategy Officer and Chief Business Development Officer since the Closing of the Business Combination in February 2021. Mr. Shahida previously served as Legacy Butterfly’s Chief Strategy Officer and Chief Business Development Officer from January 2020 to February 2021, where he led Legacy Butterfly’s financing, business development, global health, and strategic efforts. Mr. Shahida also served as Legacy Butterfly’s Head of Growth from August 2018 to January 2020, where he helped oversee the Series D preferred stock financing and subsequent commercial launch and global roll out of the Butterfly iQ, and he served as Legacy Butterfly’s Chief of Staff from January 2018 to August 2018. He also served as Chief Business and Chief Strategy Officer of 4Catalyzer Corporation, or 4Catalyzer, from January 2018 until he transitioned fully to Butterfly in November 2020. Before joining Legacy Butterfly and 4Catalyzer, Mr. Shahida served as Head of Trading of Birch Grove Capital LP from August 2015 to August 2017, where he was responsible for all trading and healthcare investing across credit, equities, convertibles, bank debt, and commodities as well as assisting with risk and portfolio management. Prior to that, Mr. Shahida served as Special Situations Analyst at Morgan Stanley & Co. LLC from August 2013 to August 2015. In that role, he was responsible for sourcing and structuring banking transactions and acted as Morgan Stanley’s specialist on Argentina during default proceedings. Mr. Shahida received his M.B.A. from Harvard Business School and B.S. from Duke University.
Stacey Pugh has served as our Chief Commercial Officer since March 2021. Ms. Pugh held leadership positions across sales, marketing, medical affairs, and business development during her 18 plus year career at medical device manufacturers Medtronic plc, Covidien Ltd. and Kinetic Concepts, Inc. Ms. Pugh joined us from Medtronic, where she served as SVP and President of Medtronic’s Neurovascular business area from October 2020 to March 2021. In this role, she oversaw global development through commercialization and was responsible for P&L management and revenue growth. Ms. Pugh also served as Vice President and General Manager of Medtronic’s Neurovascular business area from June 2016 to October 2020 and as Vice President, EMEA of Medtronic’s Neurovascular business area from February 2015 to May 2016. Prior to that, she spent nearly eight years in a variety of clinical development roles at Kinetic Concepts, and the early years of her career in critical care, trauma nursing and nursing education. Ms. Pugh received her B.S. in nursing from West Texas A&M University.
Timothy Trodden has served as our Chief Human Resources Officer since April 2021. Mr. Trodden previously served as Executive Vice President and Chief Human Resources Officer of WellCare Health Plans, Inc., or WellCare, from September 2018 to January 2021, and as Senior Vice President and Chief Human Resources Officer of WellCare from January 2017 to September 2018. At WellCare, Mr. Trodden was responsible for creating and driving an overarching people and culture strategy that supported WellCare’s enterprise-wide priorities. Prior to that, from January 2001 to January 2017, he served in human resources roles of increasing leadership and responsibility for Johnson & Johnson and units of Johnson & Johnson, most recently as Head of Human Resources Corporate Enterprise Functions from August 2015 to January 2017, where he led the overall human resource and talent strategy for all enterprise corporate functions. Mr. Trodden received his Master’s in human resource management from Rutgers University, and B.A. from Seton Hall University. He also completed the executive development program from University of Pennsylvania, The Wharton School.
Mary Miller has served as our General Counsel and Corporate Secretary since the Closing of the Business Combination in February 2021. She served as Legacy Butterfly’s General Counsel from December 2020 to February 2021. From December 2017 to December 2020, Ms. Miller was Chief Risk Officer and General Counsel at Columbia Care Inc., where she oversaw all legal, regulatory, and compliance aspects of the organization, including corporate governance, corporate finance, strategic transactions, contract negotiations, and intellectual property, litigation, and employment matters and managed all regulatory and compliance matters. Prior to that, from March 2017 to December 2017, Ms. Miller served as a Member at Outside GC LLC, where she provided startup, growth, and established companies with proactive legal risk management solutions, frequently serving as outside general counsel. Ms. Miller was the founder of mosaicHub, Inc. and served as its Chief Executive Officer from 2011 to June 2016. Prior to that, from 2010 to 2012, she served as General Counsel at General Catalyst Partners, and from 2007 to 2010, she served as Vice President, Associate General Counsel and Corporate Secretary at Fidelity Investments Inc. Ms. Miller began her career as a Corporate Associate at Ropes & Gray LLP. Ms. Miller received her B.A. in Political Science from Boston College and J.D. from Boston College Law School.
Non-Employee Directors
Jonathan M. Rothberg, Ph.D. is the founder of Legacy Butterfly and served as the Chairman of our board of directors since the Closing of the Business Combination in February 2021. Dr. Rothberg served as the Chairman of Legacy Butterfly’s board of directors since March 2014. He previously served as Legacy Butterfly’s Chief Executive Officer from March 2014 to April 2020, and as Legacy Butterfly’s President from March 2014 to April 2014. Dr. Rothberg is a scientist and entrepreneur who was awarded the National Medal of Technology and Innovation, the nation’s highest honor for technological achievement, by President Obama for inventing and commercializing high-speed DNA sequencing. Dr. Rothberg is the founder of the 4Catalyzer medical technology incubator and the founder and Chairman of its companies: Legacy Butterfly, AI Therapeutics, Inc. (formerly LAM Therapeutics, Inc.), Quantum-Si Incorporated, Hyperfine Research, Inc., Tesseract Health, Inc., Liminal Sciences, Inc. (formerly EpilepsyCo Inc.), Detect, Inc. (formerly Homodeus Inc.), and 4Bionics LLC. These companies focus on using inflection points in medicine, such as deep learning, next-generation sequencing, and the silicon supply chain, to address global healthcare challenges. Dr. Rothberg previously founded and served as Chairman, Chief Executive Officer, and Chief Technology Officer of Ion Torrent Systems, Inc. from 2007 to 2010, and founded and served as Chairman and Chief Executive Officer of RainDance Technologies, Inc. from 2004 to 2009. From 1999 to 2007, Dr. Rothberg co-founded and served as Chairman of ClarifI, Inc., and from 1999 to 2006, he founded and served as Chairman, Chief Executive Officer and Chief Technology Officer of 454 Life Sciences Corporation.

With 454 Life Sciences, Dr. Rothberg brought to market the first new way to sequence genomes since Sanger and Gilbert won the Nobel Prize for their method in 1980. With 454’s technology, Dr. Rothberg sequenced the first individual human genome, and with Svante Paabo he initiated the first large-scale effort to sequence ancient DNA (The Neanderthal Genome Project). Prior to 454 Life Sciences, Dr. Rothberg founded and served as Chairman and Chief Executive Officer of CuraGen Corporation from 1993 to 2004. His contributions to the field of genome sequencing include the first non-bacterial cloning method (cloning by limited dilution) and the first massively parallel DNA sequencing method (parallel sequencing by synthesis on a single substrate), concepts that have formed the basis for all subsequent next generation sequencing technologies. Dr. Rothberg is an Ernst and Young Entrepreneur of the Year, is the recipient of The Wall Street Journal’s First Gold Medal for Innovation, SXSW Best in Show, Nature Methods First Method of the Year Award, the Connecticut Medal of Technology, the DGKL Biochemical Analysis Prize, and an Honorary Doctorate of Science from Mount Sinai. Dr. Rothberg is a member of the National Academy of Engineering, the Connecticut Academy of Science and Engineering, is a trustee of Carnegie Mellon University and an Adjunct Professor of Genetics at Yale University. Dr. Rothberg received his Ph.D., M.Phil., and M.S. in biology from Yale University and his B.S. in chemical engineering from Carnegie Mellon University. Dr. Rothberg’s qualifications to serve on our board of directors include his significant scientific, executive and board leadership experience in the technology industry, as well as his knowledge of our business as Legacy Butterfly’s founder and former Chief Executive Officer.
Larry Robbins has served on our board of directors since February 2020. Mr. Robbins was Longview’s Chairman from its inception to February 2021. Mr. Robbins is the Founder, Portfolio Manager and CEO of Glenview. Prior to founding Glenview in 2000, Mr. Robbins spent six years as an analyst and partner at Omega Advisors on their U.S. equity long/short team. He joined Omega after three years at Gleacher & Company, a merger and acquisition advisory boutique in New York. Through their Robbins Family Foundation, Mr. Robbins and his wife Sarahmay are active supporters of education reform both in New York City and on a national level. He serves as Chairman of the Board for Together Education, and he is a Board Member for the Relay Graduate School of Education, Robin Hood Foundation and Zearn. In addition, Mr. Robbins is the Senior Chair of the Wall Street Division of the UJA-Federation. Mr. Robbins graduated with honors from the Wharton School and Moore School of the University of Pennsylvania in 1992, where he received his Bachelors of Science in Economics and Engineering, with majors in accounting, finance, marketing, and systems engineering. Mr. Robbins qualifications to serve on our board of directors include his significant investment experience.
Dawn Carfora has served on our board of directors since the Closing of the Business Combination in February 2021. Ms. Carfora currently serves as Vice President, Business Planning and Operations, Global Business Group of Facebook, Inc., or Facebook, since September 2019. Prior to that, Ms. Carfora held a variety of senior leadership roles at Facebook, including as Director, GMS Operations (Global Sales Operations) from October 2017 to September 2019 and as Director, Sales Operations, North America from March 2014 to October 2017. Ms. Carfora previously served as Chief Financial Officer of MagPlus Inc. from November 2013 to March 2014, as Senior Vice President, Operations at PDR Network, LLC, or PDR, from June 2013 to November 2013, as Chief Financial Officer at PDR from September 2009 to June 2013, and as Senior Director, Sales Operations at PDR from May 2007 to September 2009. Before joining PDR, Ms. Carfora served as Vice President, General Manager at MediZine Inc. from April 2005 to May 2007, as Director of Finance and Operations of Primedia Inc. from 1999 to 2003, as Manager, Financial Planning & Analysis of Twentieth Century Fox Home Entertainment, Inc. in 1999, as Experienced Senior, Internal Audit Services at Ernst & Young LLP in 1998, and as Manager, Finance at Bertelsmann SE & Co. from 1993 to 1997. Ms. Carfora received her B.S. in business administration, finance from Rider University. Ms. Carfora’s qualifications to serve on our board of directors include her extensive experience in management, business planning and operations.
Elazer Edelman, M.D., Ph.D. has served on our board of directors since March 2021. Dr. Edelman has served as the Edward J. Poitras Professor in Medical Engineering and Science at the Massachusetts Institute of Technology which he joined in 1993, Professor of Medicine at Harvard Medical School which he joined in 1989, and Senior Attending Physician in the coronary care unit at the Brigham and Women’s Hospital in Boston which he has been associated since 1984. He and his laboratory have pioneered basic findings in vascular biology and the development and assessment of biotechnology. Dr. Edelman has directed the Massachusetts Institute of Technology’s Institute for Medical Engineering and Science and Clinical Research

Center as well as the Harvard-MIT Biomedical Engineering Center, all dedicated to applying the rigors of the physical sciences to elucidate fundamental biologic processes and mechanisms of disease. He is the founder and has served on the board of director of Autus Valve Technologies, Inc. since 2019, BioDevek, Inc. since 2015, and PanTher Therapeutics, LLC since 2014. Dr. Edelman completed internal medicine training and clinical fellowship in Cardiovascular Medicine at the Brigham and Women’s Hospital and a research fellowship at the Department of Pathology at Harvard Medical School. Dr. Edelman received his M.D. from Harvard Medical School and his Ph.D. in Medical Engineering and Medical Physics, M.S. in Electrical Engineering and Computer Science, and B.S. in Bioelectrical Engineering and Applied Biology from the Massachusetts Institute of Technology. Dr. Edelman’s qualifications to serve on our board of directors include his medical and biomedical engineering background and his extensive scientific advisory experience and co-founding of a number of technology companies.
John Hammergren has served on our board of directors since the Closing of the Business Combination in February 2021. Mr. Hammergren served as Chairman of the Board of Directors of McKesson Corporation, or McKesson, from July 2002 to April 2019, and as President and Chief Executive Officer of McKesson from April 2001 to April 2019. Mr. Hammergren joined McKesson in 1996 and held a number of management positions before becoming President and Chief Executive Officer and had been a director since 1999. Mr. Hammergren also served as the Chairman of the Supervisory Board of McKesson Europe, formerly known as Celesio AG, from March 2014 to August 2018. Mr. Hammergren also served as the Chairman of Change Healthcare, from March 2017 to March 2020. Additionally, Mr. Hammergren is currently a member of the Board of Trustees for the Center for Strategic & International Studies. Mr. Hammergren received his M.B.A. from Xavier University, Ohio and his B.A. in business administration and management from the University of Minnesota, Minneapolis. Mr. Hammergren’s qualifications to serve on our board of directors include his extensive business and healthcare experience and his experience serving on the board of directors of other publicly traded companies.
Gianluca Pettiti has served on our board of directors since the Closing of the Business Combination in February 2021. Mr. Pettiti has served as Senior Vice President and President, Specialty Diagnostics of Thermo Fisher Scientific Inc., or Thermo Fisher, since October 2019. Prior to that, Mr. Pettiti held a variety of other senior leadership roles at Thermo Fisher, including as President, Biosciences from January 2018 to September 2019, as President, China from January 2015 to December 2017, as President, Greater China Life Technologies from April 2013 to December 2014, as Vice President and Chief Executive Officer, Latin America Life Technologies from March 2010 to March 2013, as Director Finance, EMEA Life Technologies from January 2009 to March 2010, and as Senior Manager, Financial Planning & Analysis – EMEA from February 2006 to December 2008. Prior to joining Thermo Fisher, Mr. Pettiti served as FP&A Manager of GE Money Bank GmbH. Mr. Pettiti served as a member of the Global Future Council on Health and Healthcare of the World Economic Forum from February 2016 to January 2019 and as a member of the Enactus China Board of Directors from January 2015 to December 2017. Mr. Pettiti earned his Master of Science in Engineering, Engineering Industrial Management, from Politecnico di Torino. Mr. Pettiti’s qualifications to serve on our board of directors include his extensive leadership experience in the life sciences and diagnostics industry.
S. Louise Phanstiel has served on our board of directors since the Closing of the Business Combination in February 2021. Ms. Phanstiel serves as Chair of the Board of Directors of Myriad Genetics, Inc., or Myriad, since March 2020 and has been a Director of Myriad since September 2009. Ms. Phanstiel previously held several executive positions at Anthem, Inc., formerly WellPoint, Inc., from 1996 to 2007. Ms. Phanstiel was President, Specialty Products, which included behavioral health services; Senior Vice President, Chief of Staff and Corporate Planning in the Office of the Chairman; and Chief Accounting Officer, Controller and Chief Financial Officer for all WellPoint, Inc. subsidiaries. Previously, Ms. Phanstiel was a partner at the international services firm PricewaterhouseCoopers, LLP, formerly Coopers & Lybrand, LLP, where she specialized in insurance. Ms. Phanstiel’s life science experience includes having previously served on the Board of Directors and Chair of the Audit Committees at publicly traded companies, Inveresk Research Group, Inc. and Verastem Oncology. Ms. Phanstiel received her B.A. in accounting from Golden Gate University and is a Certified Public Accountant. Ms. Phanstiel’s qualifications to serve on our board of directors include her significant experience in the healthcare industry, her extensive knowledge of financial accounting, internal control and public company reporting, and her experience serving on the board of directors of other publicly traded companies.

There are no family relationships between or among any of our directors or executive officers.
Role of Board in Risk Oversight
The board of directors have extensive involvement in the oversight of risk management related to the Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of our business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.
Controlled Company Exemption
Jonathan M. Rothberg, Ph.D. beneficially owns a majority of the voting power of all outstanding shares of the Company’s common stock. As a result, we are a “controlled company” within the meaning of the NYSE’s corporate governance standards. Under these corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including the requirements (1) that a majority of its board of directors consist of independent directors, (2) that its board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (3) that its board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. For at least some period following the Business Combination, we may utilize these exemptions. Pending such determination, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If we cease to be a “controlled company” and our shares continue to be listed on the NYSE, we will be required to comply with these standards and, depending on the board’s independence determination with respect to its then-current directors, we may be required to add additional directors to our board in order to achieve such compliance within the applicable transition periods.
Composition of the Board of Directors
Our business and affairs will be managed under the direction of our board of directors. Our board of directors is declassified, and the directors will be elected annually.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Larry Robbins, Dawn Carfora, Elazer Edelman, M.D., Ph.D., John Hammergren, Gianluca Pettiti and S. Louise Phanstiel, representing six of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.
Board Committees
The standing committees of the board of directors consist of an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors may from time to time establish other committees.
Our chief executive officer and other executive officers will regularly report to the non-executive directors and the audit, the compensation and the nominating and corporate governance committees to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. We believe that the leadership structure of the board of directors will provide appropriate risk oversight of our activities given the controlling interests held by Jonathan M. Rothberg, Ph.D.
Audit Committee
Our audit committee consists of S. Louise Phanstiel, who serves as the chairperson, Gianluca Pettiti and John Hammergren. Each member of the audit committee qualifies as an independent director under the NYSE corporate governance standards and the independence requirements of Rule 10A-3 under the Exchange Act.
The board of directors has determined that Ms. Phanstiel qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and possesses financial sophistication, as defined under the rules of the NYSE.
The purpose of the audit committee is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist the board of directors in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
The board of directors has adopted a written charter for the audit committee, which is available on the Company’s website at https://www.butterflynetwork.com under About Us — Investors — Governance — Governance Documents..
Compensation Committee
Our compensation committee consists of Gianluca Pettiti, who serves as the chairperson, Dawn Carfora and S. Louise Phanstiel.
The purpose of the compensation committee is to assist the board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of its executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
The board of directors has adopted a written charter for the compensation committee, which is available on the Company’s website at https://www.butterflynetwork.com under About Us — Investors — Governance — Governance Documents.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Jonathan M. Rothberg, Ph.D., who serves as the chairperson, Larry Robbins, Elazer Edelman, M.D., Ph.D. and John Hammergren. The purpose of the nominating and corporate governance committee is to assist the board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to the Company, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.

The board of directors have adopted a written charter for the nominating and corporate governance committee, which is available on the Company’s website at https://www.butterflynetwork.com under About Us — Investors — Governance — Governance Documents.
Code of Business Conduct
We have adopted a code of business conduct that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer, which is available on our website at https://www.butterflynetwork.com under About Us — Investors — Governance —  Governance Documents. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. Please note that our Internet website address is provided as an inactive textual reference only. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on our Internet website.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including board membership criteria and director qualifications, director responsibilities, board agenda, meetings of non-management directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of our chief executive officer management succession planning. A copy of our corporate governance guidelines is posted on our website at https://www.butterflynetwork.com under About Us — Investors — Governance — Governance Documents.

EXECUTIVE AND DIRECTOR COMPENSATION
Introduction
Longview
None of Longview’s executive officers or directors received any cash compensation for services rendered to Longview. Longview agreed to pay an affiliate of its Sponsor a total of $10,000 per month, for up to 24 months, for office space, utilities, administrative and support services provided to members of its management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on its behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.
Legacy Butterfly
This section provides an overview of Legacy Butterfly’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
As of December 31, 2020, Legacy Butterfly’s named executive officers, which we refer to as Named Executive Officers or NEOs, were:
•
Laurent Faracci, Former Chief Executive Officer,

•
David Perri, Chief Operating Officer, and

•
Stephanie Fielding,Chief Financial Officer.

The objective of our compensation program is to provide a total compensation package to each NEO that will enable us to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our equity holders, encourage individual and collective contributions to the successful execution of our short- and long-term business strategies and reward NEOs for performance. Our board of directors has historically determined the compensation for the NEOs.
For 2020, the compensation program for the NEOs consisted of a base salary and incentive compensation delivered in the form of cash bonuses and time- and performance-based stock option awards and restricted stock units (“RSUs”), each as described below:
•
Base Salary.   Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance.

•
Cash Bonuses.   Cash bonuses are paid to incentivize the NEOs to achieve annual financial and operating performance metrics and have been paid at the discretion of our board of directors

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to us by our NEOs for the year ended December 31, 2020.
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Laurent Faracci, Former Chief Executive Officer and Director(2)	2020	$450,000	$150,000	—	$13,264,361(3)	$321,589(4)	$14,185,950
David Perri, Chief Operating Officer(5)	2020	$305,278	$200,000	—	$3,830,599	—	$4,335,877
Stephanie Fielding, Chief Financial Officer(6)	2020	$194,318	$25,000	—(8)	$1,751,250	—	$1,970,568

(1)
These amounts represent the aggregate grant date fair value for option awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). A discussion of our methodology for determining grant date fair value may be found in Note 11 to Legacy Butterfly’s consolidated financial statements for the year ended December 31, 2019. Excluding the exercise price per the award agreement, the assumptions used in determining grant date fair value are as follows: risk free interest rate: 0.4% – 0.5%; expected dividend yield: 0%; expected term: 6 years – 6.3 years, common stock fair value of $5.88 – $9.75 and expected volatility: 50% – 51%.

(2)
Mr. Faracci joined Legacy Butterfly as its Chief Executive Officer and a Director in April 2020 and he resigned from his position as Chief Executive Officer and his service as a Director ended in January 2021.

(3)
Mr. Faracci was granted an option to purchase 4,350,000 shares of Legacy Butterfly common stock in April 2020 with a grant date fair value computed under ASC 718 of $13,264,361. In addition, Mr. Faracci was granted two additional options in April 2020, each to purchase 1,635,000 shares that are subject to performance-based vesting provisions. The aggregate grant date fair value for these awards, in accordance with ASC 718, is zero because payouts under these awards are linked to events which are not considered probable until their occurrence. The maximum grant date fair value of these performance-based options assuming the performance conditions are achieved is $1,929,300 and $4,038,450, respectively.

(4)
Includes a moving expense allowance of $179,595, a temporary housing allowance of $94,357, reimbursement of $34,556 for medical insurance coverage and reimbursement of $10,978 for certain legal expenses associated with reviewing his employment offer letter provided to Mr. Faracci.

(5)
Mr. Perri joined Legacy Butterfly as its Chief Hardware Product and Operations Officer in March 2020 and became Legacy Butterfly’s Chief Operating Officer in August 2020.

(6)
Ms. Fielding joined Legacy Butterfly as its Senior Vice President of Finance in April 2020 and became Legacy Butterfly’s Chief Financial Officer in November 2020.

(7)
Ms. Fielding was granted RSUs with respect to 125,000 shares of Legacy Butterfly common stock in December 2020 that vests subject to the Closing of the Business Combination and subsequent time-based vesting provisions. The aggregate grant date fair value for these awards, in accordance with ASC 718, is zero because payouts under these awards are linked to a liquidity event, which is not considered probable until its occurrence. The maximum grant date fair value of these RSUs, determined as the fair market value of the shares on the grant date, assuming the Closing of the Business Combination is $1,218,750.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020.

Name	Grant Date	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested
Laurent Faracci	4/23/2020	—	4,350,000(1)	—	$5.02	4/23/2030	—	—	—	—
	4/23/2020	—	—	1,635,000(2)	$5.02	4/23/2030	—	—	—	—
	4/23/2020	—	—	1,635,000(3)	$5.02	4/23/2030	—	—	—	—
David Perri	4/23/2020	—	500,000(4)	—	$5.02	4/23/2030	—	—	—	—
	12/17/2020	—	500,000(5)	—	$9.75	12/17/2030	—	—	—	—
Stephanie Fielding	12/17/2020	—	375,000(6)	—	$9.75	12/17/2030	—	—	—	—
	12/17/2020	—	—	—	—	—	—	—	125,000(7)	$1,218,750

(1)
Represents an option to purchase 4,350,000 shares of Legacy Butterfly common stock granted on April 23, 2020. The shares underlying this option vest, subject to continued service, as follows: 870,000 shares vest on March 31, 2021, with the remainder vesting in equal monthly installments over the following 48-month period. An aggregate of 1,522,491 of these shares vested in accordance with the Faracci Separation Agreement. The remaining unvested shares were forfeited.

(2)
Represents an option to purchase 1,635,000 shares of Legacy Butterfly common stock granted on April 23, 2020. The option will vest on the closing of a financing, if in accordance with the original terms of the option, the closing occurs within three months following Mr. Faracci’s separation, in excess of $100 million within two years of Mr. Faracci’s start date at a share price greater than $20.54 and if existing stockholders (and holders of vested options) are allowed to tender up to 5% of their shares.

(3)
Represents an option to purchase 1,635,000 shares of Legacy Butterfly common stock granted on April 23, 2020. The option will vest on the closing of a financing, if in accordance with the original terms of the option, the closing occurs within three months following Mr. Faracci’s separation, in excess of $100 million within five years of Mr. Faracci’s start date at a share price greater than $51.35 and if existing stockholders (and holders of vested options) are allowed to tender up to 5% of their shares.

(4)
Represents an option to purchase 500,000 shares of Legacy Butterfly common stock granted on April 23, 2020. The shares underlying this option vest, subject to continued service, as follows: 125,000 shares vest on March 31, 2021, with the remainder vesting in equal monthly installments over the following 36-month period.

(5)
Represents an option to purchase 500,000 shares of Legacy Butterfly common stock granted on December 17, 2020. The shares underlying this option vest, subject to continued service, as follows: 125,000 shares vest on December 31, 2021, with the remainder vesting in equal monthly installments over the following 36-month period.

(6)
Represents an option to purchase 375,000 shares of Legacy Butterfly common stock granted on December 17, 2020. The shares underlying this option vest, subject to continued service, as follows: 93,750 of the shares vest on June 30, 2021, with the remainder vesting in equal monthly installments over the following 36-month period.

(7)
Represents 125,000 RSUs granted on December 17, 2020. The RSUs vest, subject to the Closing of the Business Combination and continued service, as follows: 31,250 of the shares vest on December 17, 2021, with the remainder vesting in equal quarterly installments over the following three-year period.

Employment Arrangements
Legacy Butterfly entered into a binding term sheet agreement with Dr. Fruchterman, an offer letter and employment agreement letter with Mr. Perri, and an offer letter and employment agreement letter with Ms. Fielding, each in connection with their services as executive officers with Legacy Butterfly, the material terms of which are described below. In addition, Legacy Butterfly entered into an offer letter with Mr. Faracci and, in January 2021, entered into a separation agreement in connection with his resignation as Chief Executive Officer of Legacy Butterfly, the material terms of which are described below. In addition, each named executive officer has entered into a confidentiality agreement obligating the officer to refrain from disclosing any of Legacy Butterfly’s proprietary information received during the course of employment.
Dr. Fruchterman began his employment with Legacy Butterfly as President and Chief Executive Officer in February 2021. Previously, Mr. Faracci joined Legacy Butterfly as Chief Executive Officer in April 2020 and he resigned from his position as Chief Executive Officer in January 2021. Mr. Perri began his current position as Chief Operating Officer in August 2020 and previously served as Legacy Butterfly’s Chief Hardware Product and Operations Officer from when he joined Legacy Butterfly in March 2020 to August 2020. Ms. Fielding began her position as Chief Financial Officer in November 2020 and previously served as Legacy Butterfly’s Senior Vice President of Finance from when she joined Legacy Butterfly in April 2020 to November 2020.
Todd M. Fruchterman, M.D., Ph.D.
Legacy Butterfly entered into a binding term sheet agreement with Dr. Fruchterman on January 23, 2021 and he began his employment as President and Chief Executive Officer of Legacy Butterfly on February 1, 2021. Pursuant to the term sheet, Dr. Fruchterman’s initial annual base salary is $750,000. Beginning in 2021, Dr. Fruchterman is eligible to receive an annual discretionary bonus in a target amount equal to 100% of his annual base salary, or target bonus, subject to a cap of up to 200% of his annual base salary. In connection with his hiring, Dr. Fruchterman received a one-time reimbursement bonus having a net, after tax amount equal to up to $1,583,000 to repay his legal obligation to his previous employer and a one-time signing bonus equal to $1,000,000, with an initial payment of $500,000 and the remaining $500,000 to be paid promptly following the first anniversary of Dr. Fruchterman’s employment. The signing bonus is subject to repayment if Dr. Fruchterman is terminated for cause or resigns from his position without good reason (each as defined in the employment agreement) on or prior to the first anniversary of his employment. Also in connection with his hiring, Dr. Fruchterman was granted an option for 1,500,000 shares of Legacy Butterfly common stock (the “Initial Option Award”) at an exercise price of $15.87, the fair market value of Legacy Butterfly’s common stock on the date of the grant, with 25% to vest on the first anniversary of Dr. Fruchterman’s employment start date and the remainder to vest in equal monthly installments over the next 36 months. Dr. Fruchterman was also granted a restricted stock unit award to receive 1,000,000 shares of Legacy Butterfly common stock(the “Initial RSU Award”) which vest subject to the Closing of the Business Combination, and thereafter in four equal installments on each of the first four anniversaries of Dr. Fruchterman’s employment start date. Pursuant to Dr. Fruchterman’s employment agreement, he will be eligible for annual equity awards subject to time and performance vesting as determined by our compensation committee at the time of such grant, with performance-based awards not to exceed 50% of the value of any annual award, and time and performance based vesting not to differ materially from performance measures generally applied to senior executives. For the 2021 performance year, Dr. Fruchterman will receive an award with a grant date value of $2,300,000, with 50% of the award in the form of stock options and 50% of the award in the form of restricted stock units, which will vest over three years pursuant to time-based and performance criteria determined by our compensation committee.
In the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason, he is entitled to receive a severance payment equal to one year of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 12 months. In addition, his outstanding equity awards with time-based vesting will continue to vest for an additional 12 months following his termination and his Initial RSU Award will be vested in full. In the event that Dr. Fruchterman is terminated without cause or resigns from his position for good reason within three months prior to or two years following a change in control, he is entitled to receive a severance payment equal to two times the sum of his then in-effect base salary plus his target bonus, as well as any earned but unpaid annual bonus and payment of an amount equal to COBRA premiums for 24 months. In addition, his outstanding equity awards with time-based vesting will be vested in full. Upon Dr. Fruchterman’s termination of employment because of his death or his disability, he is entitled to receive payment of any earned but unpaid annual bonus and such additional vesting of his Initial Option Award and Initial RSU Award such that no less than 50% of the Initial Option Award and Initial RSU Award will be vested upon termination of employment.
We will reimburse Dr. Fruchterman for reasonable, customary relocation expenses and legal fees related to negotiation of his employment terms. Dr. Fruchterman will also be entitled to annual reimbursement for up to $20,000 of reasonable expenses related to tax preparation and estate planning for the 2020 and 2021 tax years. Dr. Fruchterman will be subject to our Non-Competition, Confidentiality and Intellectual Property Agreement, which includes a one year post-employment covenant not to compete with us in the United States in the field of ultrasound technologies, devices and applications, a two year post-employment covenant not to solicit or service our customers or prospective customers to or for a competing business, and a two year post-employment covenant not to solicit or hire our employees or contractors.
Laurent Faracci
Legacy Butterfly entered into an offer letter of employment with Mr. Faracci, as Legacy Butterfly’s Chief Executive Officer on December 18, 2019, and Mr. Faracci began his employment with Legacy Butterfly in April 2020. Pursuant to the terms of this offer letter, Mr. Faracci’s initial annual base salary was $600,000. Beginning in 2020, Mr. Faracci was eligible to receive annual discretionary bonuses of up to 100% of his annual base salary, and he would have received a guaranteed bonus of 25% of his annual base salary if he was employed on the date any 2020 bonus was paid in February 2021. In connection with his hiring, Mr. Faracci was granted an option (the “Time-Based Options”) for 4,350,000 shares at an exercise price of $5.02, the fair market value of Legacy Butterfly’s common stock on the date of the grant, with 20% to vest on March 31, 2021 and the remainder vesting in equal monthly installments over the next 48 months, assuming Mr. Faracci’s continued employment.
Pursuant to Mr. Faracci’s offer letter, he also received two additional option grants, each for 1,635,000 shares, at an exercise price of $5.02. The first option provided for vesting on the closing of a financing in excess of $100 million within two years of Mr. Faracci’s start date at a share price greater than $20.54 and if existing stockholders (and holders of vested options) were allowed to tender up to 5% of their shares. The second option provided for vesting on the closing of a financing in excess of $100 million within five years of Mr. Faracci’s start date at a share price greater than $51.35 and if existing stockholders (and holders of vested options) were allowed to tender up to 5% of their shares.
On January 23, 2021, Mr. Faracci resigned as Chief Executive Officer of Legacy Butterfly effective as of January 23, 2021. In connection with his resignation, on January 24, 2021, Butterfly and Mr. Faracci entered into a separation agreement (the “Faracci Separation Agreement”). Under the Faracci Separation Agreement, we will pay or provide to Mr. Faracci: (i) a lump sum severance payment in the amount of $900,000, which is equal to one year of his current annual base salary plus an additional amount equal to 50% of his current base salary, (ii) payment of the monthly premiums to continue Mr. Faracci and his eligible dependents’ participation in our group health plan for 12 months following the separation date, (iii) a payment of $150,000 representing Mr. Faracci’s bonus payable for 2020, and (iv) accelerated vesting of the 1,522,491 shares of his Time-Based Options that would have vested had Mr. Faracci remained employed through the one year anniversary of his termination date, which options will remain exercisable until January 23, 2026. The Faracci Separation Agreement also includes a release and waiver by Mr. Faracci and other customary provisions.
David Perri
Legacy Butterfly entered into an offer letter with Mr. Perri, as Butterfly’s Chief Hardware Product and Operations Officer, on February 29, 2020. Pursuant to the terms of his offer letter, Mr. Perri’s then annual base salary was $400,000. Mr. Perri’s current annual base salary is $420,000. Under his offer letter, Mr. Perri is eligible to receive a one-time bonus of up to $200,000 for calendar year 2020 based on goals, objectives, and performance metrics to be determined by our senior management. In connection with his employment, Mr. Perri was granted an option to purchase up to 500,000 shares at an exercise price of $5.02, the fair market value of Legacy Butterfly’s common stock on the date of the grant, 25% of which will vest on the one-year anniversary of the last day of the calendar quarter in which he commenced his employment and the remainder to vest in equal monthly installments over the following 36-month period.
On November 18, 2020, Legacy Butterfly provided Mr. Perri with an employment agreement letter which supplements the terms and conditions of his offer letter. Pursuant to his employment agreement letter, Mr. Perri’s annual base salary is $420,000. On December 17, 2020, Mr. Perri was granted an option to purchase 500,000 shares at an exercise price of $9.75, the fair market value of Legacy Butterfly’s common stock on the date of the grant, 25% of which will vest on December 31, 2021 and the remainder to vest in equal monthly installments over the following 36-month period. In the event that Mr. Perri’s employment with Legacy Butterfly is terminated by Legacy Butterfly without cause or by Mr. Perri with good reason, Mr. Perri will receive payment of six months of his then annual base salary and will be entitled to vesting of an additional six months of his equity grants.
Stephanie Fielding
Legacy Butterfly entered into an offer letter with Ms. Fielding, as Legacy Butterfly’s Senior Vice President of Finance, on March 16, 2020. Pursuant to the terms of her offer letter, Ms. Fielding’s then annual base salary was $225,000. Ms. Fielding’s current annual base salary is $400,000.
On November 18, 2020, Legacy Butterfly provided Ms. Fielding with an employment agreement letter which supplements the terms and conditions of her offer letter. Pursuant to her employment agreement letter, Ms. Fielding’s annual base salary is $400,000. On December 17, 2020, Ms. Fielding was granted an option to purchase 375,000 shares at an exercise price of $9.75, the fair market value of Legacy Butterfly’s common stock on the date of the grant, 25% of which will vest on June 30, 2021 and the remainder to vest in equal monthly installments over the following 36-month period. In addition, on December 17, 2020, Ms. Fielding was granted 125,000 Legacy Butterfly RSUs, which vest subject to the Closing of the Business Combination, and thereafter as follows: 25% of the RSUs will vest on December 17, 2021, and the remainder will vest in equal quarterly installments over the following three years. The option and RSU grants to Ms. Fielding under her November 18, 2020 employment agreement letter replace the obligation to grant 250,000 stock options under her March 16, 2020 offer letter. In the event that Ms. Fielding’s employment is terminated by us without cause or by Ms. Fielding with good reason, Ms. Fielding will receive payment of six months of her then annual base salary and will be entitled to vesting of an additional six months of her equity grants if the termination is prior to the two-year anniversary of her start date, and payment of one year of her then annual base salary and vesting of an additional one year of her equity grants if the termination is after the two-year anniversary of her start date.
Employee Benefits
Our NEOs participate in employee benefit programs available to its employees generally, including a tax-qualified 401(k) plan. Legacy Butterfly did not maintain any executive-specific benefit or perquisite programs in 2020.
Severance Plan
On May 3, 2021, the Compensation Committee of the Board of Directors adopted the Butterfly Network, Inc. Executive Severance Plan (the “Severance Plan”). Current participants in the Severance Plan include our executive officers (other than our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer and our Chief Strategy and Chief Business Development Officer) and our senior vice presidents.
Under the Severance Plan, if we terminate a participant’s employment without cause (as defined in the Severance Plan) or a participant resigns for good reason (as defined in the Severance Plan) at any time other than during the twelve (12) month period following a change in control (as such term is defined in the Severance Plan) (the “Change in Control Period”), then the participant is eligible to receive the following benefits:

•
Severance payable in the form of salary continuation. The severance amount is equal to participant’s then-current base salary times a multiplier determined based on the participant’s title or role with the Company.

•
We will pay for company contribution for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, during the severance period.

Under the Severance Plan, if we terminate a participant’s employment without cause or participant resigns for good reason, during the Change in Control Period, then the participant is eligible to receive the following benefits:
•
Severance payable in a single lump sum. The severance amount is equal to participant’s then-current base salary and then-current target annual bonus opportunity, times a change in control multiplier determined based on the participant’s title or role with the Company.

•
We will pay for company contribution for continuation coverage under COBRA during the severance period.

•
Any outstanding unvested equity awards held by the participant under our then-current outstanding equity incentive plan(s) will become fully vested on the date the termination of such participant’s employment becomes effective.

A participant’s rights to any severance benefits under the Severance Plan are conditioned upon the participant executing and not revoking a valid separation and general release of claims agreement in a form provided by us.
Director Compensation
During 2020, Legacy Butterfly had no formal arrangements under which directors receive compensation for their service on Legacy Butterfly’s board of directors. Dr. Fruchterman and Mr. Faracci did not receive additional compensation for their services as a director of Legacy Butterfly.
On February 12, 2021, we adopted a non-employee director compensation policy. Pursuant to the policy, the annual retainer for non-employee directors is $50,000. Annual retainers for committee membership are as follows:
Position	Retainer
Audit committee chairperson	$20,000
Audit committee member	$10,000
Compensation committee chairperson	$15,000
Compensation committee member	$7,500
Nominating and corporate governance committee chairperson	$10,000
Nominating and corporate governance committee member	$5,000
These fees are payable in arrears in quarterly installments as soon as practicable following the last business day of each fiscal quarter, provided that the amount of such payment will be prorated for any portion of such quarter that a director is not serving on our board of directors, on such committee or in such position. Non-employee directors are also reimbursed for reasonable out-of-pocket business expenses incurred in connection with attending meetings of the board and any committee of the board on which they serve and in connection with other business related to the board. Directors may also be reimbursed for reasonable out-of-pocket business expenses in accordance with our travel and other expense policies, as may be in effect from time to time.
In addition, we grant to new non-employee directors upon their initial election to our board of directors a number of RSUs (each RSU relating to one share of our Class A common stock) having an aggregate fair market value equal to $300,000, determined by dividing (A) $300,000 by (B) the closing price of our Class A common stock on the NYSE on the date of the grant (rounded down to the nearest whole share), on the first business day after the date that the non-employee director is first appointed or elected to the board. Each of these grants shall vest in equal annual installments over three years from the date of the grant, subject to the non-employee director’s continued service as a director on the applicable vesting dates.
Further, in connection with each of our annual meetings of stockholders, each non-employee director automatically receives an option to purchase shares of our Class A common stock having an aggregate grant date fair value of $150,000, valued based on a Black-Scholes valuation method (rounded down to the nearest whole share), each year on the first business day after our annual meeting of stockholders (or the first business day of the third fiscal quarter of such year if there has been no annual meeting of stockholders held by such date). Each of these options has a term of 10 years from the date of the award and vests at the end of the period beginning on the date of each regular annual meeting of stockholders (or the first business day of the third fiscal quarter, as applicable) and ending on the date of the next regular annual meeting of stockholders, subject to the non-employee director’s continued service as a director through the applicable vesting dates.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Longview
Relationship with Sponsor
Prior to the consummation of the initial public offering, on February 12, 2020, Longview Investors LLC, Longview’s Sponsor, purchased 8,625,000 shares of Longview Class B common stock for an aggregate purchase price of $25,000, or approximately $0.0024 per share. In April 2020, the Sponsor transferred 25,000 Founder Shares to each of Westley Moore, Derek Cribbs and Randy Simpson, Longview’s director nominees, resulting in the Sponsor holding 8,550,000 Founder Shares. On May 20, 2020, Longview effected a stock dividend with respect to its Class B common stock, resulting in the Sponsor holding an aggregate of 10,275,000 Founder Shares and there being an aggregate of 10,350,000 Founder Shares outstanding.
The Sponsor purchased an aggregate of 6,853,333 private placement warrants in connection with Longview’s initial public offering, at a price of $1.50 per warrant, generating gross proceeds, before expenses, of approximately $10,280,000. Each private placement warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Business Combination.
On January 11, 2021, Longview issued an unsecured promissory note (the “Note”) in the principal amount of up to $2 million to the Sponsor, which principal amount can be drawn down from time to time in increments of no less than $10,000. Longview drew an aggregate of $2 million on the Note. The Note bore interest at a rate of 6.00% per annum, compounded annually and computed on the basis of the 360-day year, and was repaid in full at the Closing.
PIPE Financing
In connection with the execution of the Business Combination Agreement, Longview entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, Longview agreed to issue and sell in private placements an aggregate of 17,500,000 shares of Longview Class A common stock to the PIPE Investors for $10.00 per share immediately prior to the Closing. In the PIPE Financing, entities affiliated with Fidelity Management & Research Company, LLC purchased an aggregate of approximately $25.0 million of shares of Longview Class A common stock. In addition, Glenview, an affiliate of the Sponsor and certain of our directors and officers, agreed to purchase an aggregate of approximately $25.0 million shares of Longview Class A common stock in the PIPE Financing.
Legacy Butterfly
Convertible Notes
On May 19, 2020, Legacy Butterfly entered into a Convertible Note Purchase Agreement, pursuant to which, on May 21, 2020, May 26, 2020 and July 16, 2020, Legacy Butterfly issued $20,650,000 aggregate principal amount of Legacy Butterfly convertible notes. Interest on the Legacy Butterfly convertible notes accrues at the rate of 5.0% per year. On November 12, 2020, Legacy Butterfly entered into a Consent Agreement (the “Consent Agreement”) with certain purchasers of such convertible notes. Pursuant to the Business Combination and Consent Agreement, the principal amount plus accrued but unpaid interest, if any, of the Butterfly convertible notes outstanding were converted into the Company’s Class A common stock, with such shares of the Company’s Class A common stock calculated by dividing the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes by $10.00, rounded down to the nearest whole number of shares.

The participants in this convertible note financing included certain holders of more than 5% of Legacy Butterfly’s capital stock. The following table sets forth the aggregate principal amount of Butterfly convertible notes issued to these related parties in this convertible note financing:
Name	Principal Note Amount	Date of Issuance
Entities affiliated with Fidelity Management & Research Company, LLC(1)	$17,000,000	May 21, 2020

(1)
Consists of $10,308,300 principal amount of Butterfly convertible notes purchased by Fidelity Concord Street Trust: Fidelity Mid-Cap Stock Fund, $377,700 principal amount of Butterfly convertible notes purchased by Fidelity Mid-Cap Stock Commingled Pool, $4,031,800 principal amount of Butterfly convertible notes purchased by Fidelity Mt. Vernon Street Trust: Fidelity New Millennium Fund, $1,825,300 principal amount of Butterfly convertible notes purchased by Fidelity U.S. All Cap Fund and $456,900 principal amount of Butterfly convertible notes purchased by Fidelity U.S. Multi-Cap Investment Trust.

In connection with the Consent Agreement, entities affiliated with Fidelity Management & Research Company, LLC received a fee of $179,488.
Legacy Butterfly Convertible Notes Issued to Affiliates of Glenview
On October 30, 2020, Legacy Butterfly and investment funds managed by Glenview entered into a convertible note purchase agreement (the “October 2020 Convertible Note Purchase Agreement”) pursuant to which such affiliates purchased an aggregate principal amount of $25.1 million of Butterfly convertible notes. Interest on the Butterfly convertible notes accrued at the rate of 5.0% per year. Pursuant to the Business Combination, the principal amount plus accrued but unpaid interest, if any, of the Butterfly convertible notes outstanding were converted into the Company’s Class A common stock, with such shares of Company’s Class A common stock calculated by dividing the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes by $10.00, rounded down to the nearest whole number of shares.
On January 15, 2021, investment funds managed by Glenview entered into a securities purchase agreement with each of Dawn Carfora, John Hammergren, Gianluca Pettiti and S. Louise Phanstiel. Pursuant to the securities purchase agreements, Ms. Carfora agreed to purchase an aggregate principal amount of $118,443 of Legacy Butterfly convertible notes from Glenview for a purchase price of $200,000, Mr. Hammergren agreed to purchase an aggregate principal amount of $1,184,441 of Legacy Butterfly convertible notes from Glenview for a purchase price of $2,000,000, Mr. Pettiti agreed to purchase an aggregate principal amount of $177,666 of Legacy Butterfly convertible notes from Glenview for a purchase price of $300,000, and Ms. Phanstiel agreed to purchase an aggregate principal amount of $592,221 of Legacy Butterfly convertible notes from Glenview for a purchase price of $1,000,000. Upon conversion at the Effective Time, the Legacy Butterfly convertible notes purchased by Ms. Carfora, Mr. Hammergren, Mr. Pettiti and Ms. Phanstiel converted into 12,009, 120,099, 18,014 and 60,049 shares of the Company’s common stock, respectively.
Lease Arrangements
We occupy office and laboratory space located at 506 Old Whitfield Street, Guilford, Connecticut, which is owned by Oceanco, LLC, whose manager is Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Legacy Butterfly and Chairman of our board of directors, and which is owned by Dr. Rothberg’s children. Under this arrangement, Legacy Butterfly paid $145,200, $184,800 and $184,800 for the years ended December 31, 2017, 2018 and 2019, respectively, and has paid $138,600 since January 1, 2020. Legacy Butterfly entered into a month-to-month lease with Oceanco, LLC for this space pursuant to the Business Combination.
Legacy Butterfly also occupies office space at 351 New Whitfield Street, Guilford, Connecticut, 485 Old Whitfield Street, Guilford, Connecticut, and 3000 El Camino Real, Suite 130, Palo Alto, California. Effective upon the Closing, the office space at 485 Old Whitfield Street, Guilford, Connecticut was leased from Oceanco, LLC by 4Catalyzer Corporation, or 4Catalyzer, of which Michael Rothberg, who is a sibling of Jonathan M. Rothberg, Ph.D., the founder of Butterfly and Chairman of Butterfly’s board of directors, is the sole stockholder, and Legacy Butterfly has the right to use rooms at 485 Old Whitfield Street from 4Catalyzer for $100 per employee per day. Effective upon the Closing of the Business Combination, 4Catalyzer subleases space to Legacy Butterfly at 351 New Whitfield Street, where Legacy Butterfly will occupy such portions of the space as 4Catalyzer may designate from time to time on a month-to-month basis, and Legacy Butterfly will pay its pro rata share of expenses paid by 4Catalyzer for such space under the master lease. In connection with the Business Combination Agreement, 4Catalyzer assigned its leasehold interest 3000 El Camino Real to Legacy Butterfly. Legacy Butterfly currently pays 4Catalyzer on a per diem and month-to-month basis, respectively, for use of the spaces in 485 Old Whitfield Street and 351 New Whitfield Street, but no rental or lease agreements are effective. Under these arrangements (and through the date of assignment of the 3000 El Camino Real Lease), Legacy Butterfly paid $24,000, $184,646 and $248,650 for the years ended December 31, 2017, 2018, and 2019, respectively, and has paid $242,450 since January 1, 2020.
Legacy Butterfly also previously occupied office space at 251 West 30th Street, New York, New York, which location was being leased from an unrelated landlord by 4Catalyzer. Legacy Butterfly paid 4Catalyzer on a month-to-month basis for use of the space, but no lease agreement had been entered into. Under this arrangement, Legacy Butterfly paid $189,384 for the year ended December 31, 2019 and $35,104 for the year ended December 31, 2020.
Legacy Butterfly also paid 4 Catalyzer for improvements and other capital expenditures in connection with Legacy Butterfly’s use of each of the spaces noted above, $63,460 during the year ended December 31, 2019, and has not paid any additional amounts since for the year ended December 31, 2020.
Amended and Restated Technology Services Agreement
On November 11, 2020, Legacy Butterfly entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4Catalyzer, Butterfly and other participant companies controlled by the Rothbergs, including AI Therapeutics, Inc., Quantum-SI Incorporated, Hyperfine Research, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences Inc. and Homodeus Inc. Under the ARTSA, Legacy Butterfly and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, subject to certain restrictions on use, with the other participant companies. The ARTSA provides that ownership of each non-core technology shared by 4Catalyzer, Legacy Butterfly or another participant company will remain with the company that originally shared the non-core technology. The ARTSA also provides for 4Catalyzer to perform certain services to Legacy Butterfly and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. The ARTSA also provides for the participant companies to provide other services to each other. The fees due to 4Catalyzer or the other participants for such services are allocated to Legacy Butterfly and the participant companies based on the total costs and expenses for the relative amount of services and resources used by the participant company, except for services with respect to intellectual property, which are based on a negotiated cost plus methodology. The ARTSA provides that all inventions of 4Catalyzer, Legacy Butterfly or the other participants made in the course of providing such services will be owned by the receiving participant and that the receiving participant will grant to the participant company providing the services a royalty-free, perpetual, limited, worldwide, non-exclusive license to use such inventions only in the core business field of the participating company.
The ARTSA has an initial term of five years from the date of the ARTSA and provides that the ARTSA will be automatically extended for additional, consecutive one-year renewal terms. Each participating company, including Legacy Butterfly, has the right to terminate the ARTSA at any time upon 30 days’ prior notice and 4Catalyzer has the right to terminate the ARTSA at any time upon 90 days’ prior notice. Legacy Butterfly paid an aggregate of $8,074,173 during the year ended December 31, 2019 and $4,937,775 during the year ended December 31, 2020 for services under the ARTSA.

On November 19, 2020, Legacy Butterfly and 4Catalyzer entered into the First Addendum to the ARTSA, pursuant to which Legacy Butterfly agreed to terminate its participation under the ARTSA no later than immediately prior to the Effective Time.
Technology and Services Exchange Agreement
Legacy Butterfly has entered into a Technology and Services Exchange Agreement (the “TSEA”) by and among Legacy Butterfly and other participant companies controlled by the Rothbergs, consisting of AI Therapeutics, Inc., Quantum-SI Incorporated, Hyperfine Research, Inc., 4Bionics LLC, Tesseract Health, Inc., Liminal Sciences, Inc. and Homodeus Inc. The TSEA, signed in November 2020, became effective upon the Closing. Under the TSEA, Legacy Butterfly and the other participant companies may, in their discretion, permit the use of non-core technologies, which include any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant, such as software, hardware, electronics, fabrication and supplier information, vendor lists and contractor lists, by other participant companies. The TSEA provides that ownership of each non-core technology shared by Legacy Butterfly or another participant company will remain with the company that originally shared the non-core technology. In addition, any participant company (including Legacy Butterfly) may, in its discretion, permit its personnel to be engaged by another participant company to perform professional, technical or consulting services for such participant. Unless otherwise agreed to by Legacy Butterfly and the other participant company, all rights, title and interest in and to any inventions, works-of-authorship, idea, data or know-how invented, made, created or developed by the personnel (employees, contractors or consultants) in the course of conducting services for a participant company (“Created IP”) will be owned by the participant company for which the work was performed, and the recipient participant company grants to the party that had its personnel provide the services that resulted in the creation of the Created IP a royalty-free, perpetual, limited, worldwide, non-exclusive, sub-licensable (and with respect to software, sub-licensable in object code only) license to utilize the Created IP only in the core business field of the originating participant company, including a license to create and use derivative works based on the Created IP in the originating participant’s core business field, subject to any agreed upon restrictions.
Agreements with Butterfly Stockholders
Investors’ Rights, Voting and Right of First Refusal Agreements
In connection with Legacy Butterfly’s Series D preferred stock financing, Butterfly entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with holders of Butterfly’s preferred stock and certain holders of its common stock.
Amended and Restated Registration Rights Agreement
At the Closing of the Business Combination, the Company, the Sponsor, certain affiliates of the Sponsor, and certain stockholders of Legacy Butterfly entered into the Amended and Restated Registration Rights Agreement, pursuant to which, among other things, the parties to the Amended and Restated Registration Rights Agreement agreed, subject to certain exceptions, not to effect any sale or distribution of any equity securities of the Company held by any of them during the lock-up period described therein and were granted certain registration rights with respect to their respective shares of the Company’s common stock, in each case, on the terms and subject to the conditions therein.
Advisory Agreement with Jonathan M. Rothberg, Ph.D.
In connection with the consummation of the Business Combination Agreement, Legacy Butterfly and Dr. Rothberg, the founder of Legacy Butterfly and Chairman of the Company, entered into an Advisory Agreement, effective as of the Closing, pursuant to which Dr. Rothberg will advise the Company’s Chief Executive Officer and the board of directors on strategic matters, and will provide consulting, business development and similar services on matters relating to the Company’s current, future and potential scientific and strategic initiatives and such other consulting services reasonably requested from time to time.

As compensation for Dr. Rothberg’s services under the Advisory Agreement, Legacy Butterfly will pay Dr. Rothberg a consulting fee of $16,667 per month during the term of the Advisory Agreement. The term of the Advisory Agreement will continue until terminated by Legacy Butterfly or Dr. Rothberg. Either party may terminate the Advisory Agreement for any reason upon giving thirty (30) days’ advance notice of such termination. In the event of such termination, Legacy Butterfly’s only obligation will be to pay Dr. Rothberg any earned but unpaid consulting fee as of the termination date. In December 2020, the Legacy Butterfly board of directors granted 1,000,000 restricted stock units to Dr. Rothberg. The RSUs will vest in equal quarterly installments over two years, beginning on March 31, 2021, without regard to Dr. Rothberg’s continued service to the Company, with full acceleration of vesting in the event of Dr. Rothberg’s death or disability or a change in control of the Company.
Indemnification Agreements with Officers and Directors and Directors’ and Officers’ Liability Insurance
In connection with this Business Combination, the Company entered into indemnification agreements with each of the Company’s executive officers and directors. The indemnification agreements, the Company’s restated certificate of incorporation and its bylaws require that the Company indemnify its directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, the bylaws will also require the Company to advance expenses incurred by its directors and officers. The Company will also maintain a general liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.
Policies and Procedures for Related Party Transactions
We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company or any of its subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A “Related Person” is:
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any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year;

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a person who is or was an Immediate Family Member (as defined below) of an executive officer, director, director nominee at any time since the beginning of the Company’s last fiscal year;

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any person who, at the time of the occurrence or existence of the transaction, is the beneficial owner of more than 5% of any class of the Company’s voting securities (a “Significant Stockholder”); or

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any person who, at the time of the occurrence or existence of the transaction, is an Immediate Family Member of a Significant Stockholder of the Company.

An “Immediate Family Member” of a person is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, or any other person sharing the household of such person, other than a ten-ant or employee.
The Company has implemented policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee has the responsibility to review related party transactions.
Under the related person transaction policy, the related person in question or, in the case of transactions with a beneficial holder of more than 5% of the Company’s voting stock, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the board of directors) for review. To identify related person transactions in advance, we expect to rely on information supplied by its executive officers, directors and certain significant stockholders. In considering related person transactions, our audit committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:
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the related person’s interest in the transaction;

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the approximate dollar value of the amount involved in the transaction;

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the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

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whether the transaction was undertaken in the ordinary course of business of the Company;

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whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

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the purpose of, and the potential benefits to the Company of, the transaction; and

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any other information regarding the transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests.
Independence of the Board of Directors
NYSE rules generally require that independent directors must comprise a majority of a listed company’s board of directors. As a controlled company, we are largely exempt from such requirements. Based upon information requested from and provided by each proposed director concerning his or her background, employment and affiliations, including family relationships, we have determined that Larry Robbins, Dawn Carfora, Elazer Edelman, M.D., Ph.D., John Hammergren, Gianluca Pettiti and S. Louise Phanstiel, representing six of the Company’s directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our Butterfly Class A common stock, Butterfly Class B common stock and warrants, which we refer to collectively as our securities. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of our securities pursuant to this offering and hold our securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made by us on our securities and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income, U.S. federal gift and estate tax laws, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
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banks, financial institutions, or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates, former citizens, or former long-term residents of the United States;

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persons that actually or constructively own five percent or more (by vote or value) of our shares;

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to our securities (except to the limited extent set forth below);

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persons for whom our securities constitutes “qualified small business stock” within the meaning of Section 1202 of the Code or as “Section1244 stock” for purposes of Section1244 of the Code;

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persons holding our securities shares as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such partnerships or pass-through entities;

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tax-exempt entities;

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controlled foreign corporations (including ‘‘specified foreign corporations’’); and

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passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our securities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, Treasury Regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States as determined for United States federal income tax purposes;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our Butterfly Class A common stock or Butterfly Class B common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Butterfly Class A common stock or Butterfly Class B common stock, as applicable. Any remaining excess will be treated as gain realized on the sale or other disposition of Butterfly Class A common stock or Butterfly Class B common stock, as applicable, and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Butterfly Class A Common Stock or Butterfly Class B Common Stock” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Butterfly Class A Common Stock or Butterfly Class B common stock.   Upon a sale or other taxable disposition of our Butterfly Class A common stock or Butterfly Class B common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in its Butterfly Class A common stock or Butterfly Class B common stock, as applicable. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Butterfly Class A common stock or Butterfly Class B common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Butterfly Class A common stock or Butterfly Class B common stock so disposed of. A U.S. Holder’s adjusted tax basis in its Butterfly Class A common stock or Butterfly Class B common stock generally will equal the U.S. Holder’s acquisition cost of such common stock (or, in the case of Butterfly Class A common stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Butterfly Class A common stock, as discussed below), less any prior distributions treated as a return of capital.
Optional Conversion and Mandatory Conversion of Butterfly Class B Common Stock.   A U.S. Holder of Butterfly Class B common stock is not expected to recognize any income, gain or loss under U.S. federal income tax laws as a result of the optional conversion of such U.S. Holder’s Butterfly Class B common stock into Butterfly Class A common stock. It is expected that a U.S. Holder who elects to convert its Butterfly Class B common stock into Butterfly Class A common stock (i) would have the same basis in its Butterfly Class A common stock as such U.S. Holder had in its Butterfly Class B common stock prior to conversion into Butterfly Class A common stock, and (ii) such U.S. Holder’s holding period in the Butterfly Class A common stock would include the U.S. Holder’s holding period in the Butterfly Class B common stock so converted. A mandatory conversion of any U.S. Holder’s Butterfly Class B common stock into Butterfly Class A common stock is expected to be treated the same as an optional conversion.
Exercise of a Warrant.   Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the shares of Butterfly Class A common stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under ‘‘U.S. Holders — Possible Constructive Distributions’’) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Butterfly Class A common stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Butterfly Class A common stock received generally should equal the holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under ‘‘U.S. Holders — Possible Constructive Distributions’’) If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Butterfly Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Butterfly Class A common stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Butterfly Class A common stock received would equal the sum of the exercise price and the U.S. Holder’s adjusted tax basis in the warrants exercised. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost (less any acquisition cost allocable to the warrants deemed to have been exchanged in the cashless exercise), increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). It is unclear whether a U.S. Holder’s holding period for the Butterfly Class A common stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.
Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Butterfly Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.
Sale, Exchange, Redemption or Expiration of a Warrant.   Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Butterfly Class A common stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.
A redemption of warrants for Butterfly Class A common stock described in this prospectus under “Description of Butterfly Securities — Warrants — Public Stockholders’ Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Butterfly Class A common stock. Your aggregate initial tax basis in the shares of Butterfly Class A common stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Butterfly Class A common stock received in redemption of your warrants should include your holding period for your surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants or otherwise characterized. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for shares of Butterfly Class A common stock.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Butterfly Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Butterfly Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Butterfly Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Butterfly Class A common stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Butterfly Class A common stock equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our securities, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) (3) of the Code). If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. Holder of shares of our Butterfly Class A common stock or Butterfly Class B common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Butterfly Class A common stock or Butterfly Class B common stock, as applicable, and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of our securities, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Butterfly Class A Common Stock, Butterfly Class B Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Butterfly Class A Common Stock, Butterfly Class B Common Stock and Warrants” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Butterfly Class A Common Stock, Butterfly Class B Common Stock and Warrants.   A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our securities shares unless:
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the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or

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we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our securities, and, in the case where shares of our Butterfly Class A common stock are regularly traded on an established securities market, as defined pursuant to applicable Treasury Regulations, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Butterfly Class A common stock at any time within the shorter of the five- year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Butterfly Class A common stock. There can be no assurance that our Butterfly Class A common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such Holder on the sale, exchange or other disposition of our Butterfly Class A common stock, Butterfly Class B common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Butterfly Class A common stock, Butterfly Class B common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe we are not currently and do not anticipate becoming a United States real property holding corporation. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a United States real property holding corporation in the future.
Possible Constructive Distributions.   The terms of each warrant provide for an adjustment to the number of shares of Butterfly Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Butterfly Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a Non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Butterfly Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Butterfly Class A common stock which is taxable to such holders as a distribution. A Non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Butterfly Class A common stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” generally impose withholding at a rate of 30% on payments of dividends (including constructive dividends) in respect to our securities which are held by or through certain foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial Non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30% unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provide certain information regarding the entity’s “substantial United States owners” which will in turn be provided to the U.S. Department of Treasury. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits.
Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed Treasury Regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 6,853,333 shares of our Class A common stock issuable upon the exercise of the Private Placement Warrants and 13,800,000 shares of our Class A common stock issuable upon the exercise of the Public Warrants. We are also registering the resale by the Selling Securityholders of up to 6,853,333 Private Placement Warrants, up to 114,940,887 shares of our Class A common stock and up to 26,426,937 shares of our Class B common stock.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A common stock, Class B common stock, and Private Placement Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the NYSE;

•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•
short sales;

•
distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•
through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•
by pledge to secured debts and other obligations;

•
delayed delivery arrangements;

•
to or through underwriters or agents;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
in privately negotiated transactions;

•
in options transactions; and

•
through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions.

The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Certain of our stockholders have entered into lock-up agreements.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Private Placement Warrants or Public Warrants may exercise its Private Placement Warrants or Public Warrants in accordance with the Warrant agreements on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Private Placement Warrants or Public Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Private Placement Warrants or Public Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant agreements.
We have agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law.
We have agreed with certain Selling Securityholders pursuant to the Registration Rights Agreement to use our commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as all securities covered by this prospectus have been sold or otherwise cease to be registrable securities.
We have also agreed with the PIPE Investors pursuant to the Subscription Agreements to cause the registration statement to remain effective until the earlier of (i) three years from the effective date of the registration statement, (ii) the date the Selling Securityholder ceases to hold the shares covered by the registration statement or (iii) the first date on which the Selling Securityholder can sell all of its shares under Rule 144 of the Securities Act without restriction.
Amended and Restated Registration Rights Agreement
At the Closing, Butterfly, the initial stockholders, including the Sponsor, certain affiliates of Glenview Capital Management, LLC (the “Sponsor Group Holders”) and certain holders of Legacy Butterfly securities

(the “Butterfly Holders”) entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Butterfly Holders were granted certain registration rights with respect to their respective shares of the Company’s common stock on the terms and subject to the conditions therein. The Sponsor Group Holders and the Butterfly Holders also agreed not to effect any sale or distribution of any equity securities of the Company held by any of them (except with respect to shares of the Company’s Class A common stock acquired in open market transactions or by Sponsor Group Holders pursuant to the PIPE Financing or the conversion of Legacy Butterfly convertible notes) during their respective lock-up periods. Each of the Butterfly Holders agreed to not transfer any securities of the Company for the period ending on the earlier of (a) 180 days after the Closing, subject to certain customary exceptions, and (b) subsequent to the Closing, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days after the Closing or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property (the “Butterfly Holder Lock-up Period”). In addition, each Sponsor Group Holder agreed to not transfer any securities of the Company (subject to certain exceptions described above) for the period ending on the earlier of (a) one year after the Closing, subject to certain customary exceptions, and (b) subsequent to the Closing, (x) if the last reported sale price of the Company’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days commencing at least 150 days after the Closing; provided that all shares of common stock of the Company held by Butterfly Holders have been registered on an effective registration statement, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s public stockholders having the right to exchange their shares of the Company’s common stock for cash, securities or other property.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has passed upon the validity of the Butterfly Class A common stock and Class B common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.) as of December 31, 2020 and for the period from February 4, 2020 (inception) through December 31, 2020 included in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of BFLY Operations, Inc. (formerly Butterfly Network, Inc.) as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.butterflynetwork.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS
BUTTERFLY NETWORK, INC. (FORMERLY LONGVIEW ACQUISITION CORP.)
BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.)
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheet of Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.) (the “Company”) as of December 31, 2020, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from February 4, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from February 4, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Consolidated Financial Statements
As discussed in Note 2 to the consolidated financial statements, the Securities and Exchange Commission issued a public statement entitled Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the warrants should be accounted for as liabilities. Accordingly, the consolidated financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 12, 2021

BUTTERFLY NETWORK, INC. (f/k/a LONGVIEW ACQUISITION CORP.)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2020
(As Restated)
ASSETS
Current assets
Cash	$158,599
Prepaid expenses	159,476
Total Current Assets	318,075
Cash and held to maturity securities held in Trust Account	414,333,909
Total Assets	$414,651,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,789,052
Income taxes payable	14,632
Total Current Liabilities	2,803,684
Warrant liability	136,105,464
Deferred underwriting fee payable	14,490,000
Total Liabilities	153,399,148
Commitments and contingencies
Class A common stock, $0.0001 par value, 25,625,283 shares subject to possible redemption at $10.00 per share	256,252,830
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 15,774,717 issued and outstanding (excluding 25,625,283 shares subject to possible redemption)	1,577
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 shares issued and outstanding(1)	1,035
Additional paid-in capital	137,202,162
Accumulated deficit	(132,204,768)
Total Stockholders’ Equity	5,000,006
Total Liabilities and Stockholders’ Equity	$414,651,984

(1)
On May 20, 2020, the Company effected a stock dividend of 1,725,000 shares with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 10,350,000 Founder Shares (see Note 6). All share and per share amounts have been retroactively restated for the dividend.

The accompanying notes are an integral part of the consolidated financial statements.

BUTTERFLY NETWORK, INC. (f/k/a LONGVIEW ACQUISITION CORP.)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD FROM FEBRUARY 4, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Formation and operational costs	$3,774,125
Loss from operations	(3,774,125)
Other income / (expense)
Change in fair value of warrants	(128,463,731)
Transaction costs allocated to warrant liability	(286,189)
Interest earned on marketable securities held in Trust Account	355,909
Loss before provision for income taxes	(132,168,136)
Provision for income taxes	(36,632)
Net loss	$(132,204,768)
Weighted average shares outstanding of Class A redeemable common stock	40,948,182
Basic and diluted income per share, Class A redeemable common stock	$—
Weighted average shares outstanding of Class B non-redeemable common stock(1)	9,839,969
Basic and diluted net loss per share, Class B non-redeemable common stock	$(13.45)

(1)
On May 20, 2020, the Company effected a stock dividend of 1,725,000 shares with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 10,350,000 Founder Shares (see Note 6).

The accompanying notes are an integral part of the consolidated financial statements.

BUTTERFLY NETWORK, INC. (f/k/a LONGVIEW ACQUISITION CORP.)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
(As Restated)
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – February 4, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to initial stockholders(1)	—	—	10,350,000	1,035	23,965	—	25,000
Sale of 41,400,000 Units, net of offering costs and net of fair value allocated to warrants classified as a liability	41,400,000	4,140	—	—	385,684,197	—	385,688,337
Sale of 6,853,333 Private Placement Units, net of fair value allocated to warrants classified as a liability	—	—	—	—	7,744,267	—	7,744,267
Common stock subject to possible redemption	(39,235,829)	(2,563)	—	—	(256,250,267)	—	(256,252,830)
Net loss	—	—	—	—	—	(132,204,768)	(132,204,768)
Balance – December 31, 2020	15,774,717	$1,577	10,350,000	$1,035	$137,202,162	$(132,204,768)	$5,000,006

(1)
On May 20, 2020, the Company effected a stock dividend of 1,725,000 shares with respect to the Class B common stock, resulting in the Sponsor holding an aggregate of 10,350,000 Founder Shares (see Note 6). All share and per share amounts have been retroactively restated for the dividend.

The accompanying notes are an integral part of the consolidated financial statements.

BUTTERFLY NETWORK, INC. (f/k/a LONGVIEW ACQUISITION CORP.)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM FEBRUARY 4, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
(As Restated)
Cash Flows from Operating Activities:
Net loss	$(132,204,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	128,463,731
Transaction costs allocated to warrant liability	286,189
Interest earned on marketable securities held in Trust Account	(355,909)
Changes in operating assets and liabilities:
Prepaid expenses	(159,476)
Accounts payable and accrued expenses	2,789,052
Income taxes payable	14,632
Net cash used in operating activities	(1,166,549)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(414,000,000)
Cash withdrawn from Trust Account to pay taxes	22,000
Net cash used in investing activities	(413,978,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	405,720,000
Proceeds from sale of Private Placement Warrants	10,280,000
Proceeds from promissory note – related party	191,000
Repayment of promissory note – related party	(191,000)
Payment of offering costs	(721,852)
Net cash provided by financing activities	415,303,148
Net Change in Cash	158,599
Cash – Beginning of period	—
Cash – End of period	$158,599
Supplementary cash flow information:
Cash paid for income taxes	$22,000
Non-Cash financing activities:
Initial classification of Class A common stock subject to possible redemption	$395,812,140
Change in value of Class A common stock subject to possible redemption	$(139,559,310)
Deferred underwriting fee payable	14,490,000
The accompanying notes are an integral part of the consolidated financial statements.

BUTTERFLY NETWORK, INC. (f/k/a LONGVIEW ACQUISITION CORP.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Butterfly Network, Inc., formerly known as Longview Acquisition Corp. (the “Company” or “Longview”) was incorporated in Delaware on February 4, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
Business Combination
On February 12, 2021 (the “Closing Date”), the Company consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Business Combination Agreement, dated as of November 19, 2020 (the “Business Combination Agreement”), by and among Longview, Clay Merger Sub, Inc., a Delaware corporation incorporated on November 12, 2020 (“Merger Sub”), and Butterfly Network, Inc., a Delaware corporation (“Legacy Butterfly”).
Immediately upon the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (collectively, the “Transactions”, and such completion, the “Closing”), Merger Sub merged with and into Legacy Butterfly, with Legacy Butterfly surviving the business combination as a wholly-owned subsidiary of Longview (the “Merger”). In connection with the Transactions, Longview changed its name to “Butterfly Network, Inc.” and Legacy Butterfly changed its name to “BFLY Operations, Inc.”
The Merger is accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting, Longview will be treated as the “acquired” company for accounting purposes and the Business Combination will be treated as the equivalent of Legacy Butterfly issuing stock for the net assets of Longview, accompanied by a recapitalization. The net assets of Longview will be stated at historical cost, with no goodwill or other intangible assets recorded.
As a result of the Business Combination, each share of Longview Class B common stock that was issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was converted, on a one-for-one basis, into a share of the Company’s Class A common stock. The Business Combination had no effect on the Longview Class A common stock that was issued and outstanding as of immediately prior to the Effective Time, which continues to remain outstanding.
Pursuant to the Merger, at the Effective Time:
•
each share of Legacy Butterfly capital stock (other than the Legacy Butterfly Series A preferred stock) that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of the Company’s Class A common stock, rounded down to the nearest whole number of shares;

•
each share of Legacy Butterfly Series A preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive 1.0383 shares of the Company’s Class B common stock, rounded down to the nearest whole number of shares;

•
each option to purchase shares of Legacy Butterfly common stock, whether vested or unvested, that was outstanding and unexercised as of immediately prior to the Effective Time was assumed by the Company and became an option (vested or unvested, as applicable) to purchase a number of shares of the Company’s Class A common stock equal to the number of shares of Legacy Butterfly common stock subject to such option immediately prior to the Effective Time multiplied by 1.0383, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 1.0383 and rounded up to the nearest whole cent;

•
each Legacy Butterfly restricted stock unit outstanding immediately prior to the Effective Time was assumed by the Company and became a restricted stock unit with respect to a number of shares of the Company’s Class A common stock, rounded to the nearest whole share, equal to the number of shares of Legacy Butterfly common stock subject to such Legacy Butterfly restricted stock unit immediately prior to the Effective Time multiplied by 1.0383; and

•
the principal amount plus accrued but unpaid interest, if any, on the Legacy Butterfly convertible notes outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive shares of the Company’s Class A common stock, with such shares of the Company’s Class A common stock calculated by dividing the outstanding principal plus accrued interest, if any, of each Legacy Butterfly convertible note by $10.00, rounded down to the nearest whole number of shares.

In addition, on February 12, 2021, Longview filed the Second Amended and Restated Certificate of Incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, which became effective simultaneously with the Effective Time. As a consequence of filing the Restated Certificate, the Company adopted a dual class structure, comprised of the Company’s Class A common stock, which is entitled to one vote per share, and the Company’s Class B common stock, which is entitled to 20 votes per share. The Company’s Class B common stock has the same economic terms as the Company’s Class A common stock, but is subject to a “sunset” provision if Jonathan M. Rothberg, Ph.D., the founder of Legacy Butterfly and Chairman of the Company (“Dr. Rothberg”), and other permitted holders of the Company’s Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of the Company’s Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Company’s Class B common stock) collectively held by Dr. Rothberg and permitted transferees of the Company’s Class B common stock as of the Effective Time.
As previously disclosed, in connection with the execution of the Business Combination Agreement, on November 19, 2020, Longview, Glenview Capital Management, LLC (“Glenview”) and certain entities affiliated with Glenview (together, the “Forward Purchasers”) entered into an amendment to its existing forward purchase agreement, dated May 20, 2020 (as amended, the “Amended Forward Purchase Agreement”), pursuant to which the Forward Purchasers agreed to purchase from Longview an aggregate number of shares of Longview Class A common stock, at a purchase price of $10.00 per share, equal to the value of $75 million minus the aggregate proceeds that would otherwise be released to Longview from the Trust Account in connection with the Closing (after considering any redemptions of shares of Longview Class A common stock in connection with the Business Combination) (the “Forward Purchase”). The total maximum number of shares of Longview Class A common stock that could be issued in connection with the Forward Purchase immediately prior to the Closing was 7,500,000. In connection with the Closing, no shares of Class A common stock were issued in the Forward Purchase.
In addition, concurrently with the execution of the Business Combination Agreement, on November 19, 2020, Longview entered into subscription agreements (the “Subscription Agreements”) with certain institutional investors (the “PIPE Investors”), pursuant to which the PIPE Investors purchased, immediately prior to the Closing, an aggregate of 17,500,000 shares of Longview Class A common stock at a purchase price of $10.00 per share (the “PIPE Financing”).
The total number of shares of the Company’s Class A common stock outstanding immediately following the Closing was approximately 164,862,472, comprising:
•
95,633,661 shares of the Company’s Class A common stock issued to Legacy Butterfly stockholders (other than certain holders of Legacy Butterfly Series A preferred stock) and holders of Legacy Butterfly convertible notes in the Merger;

•
17,500,000 shares of the Company’s Class A common stock issued in connection with the Closing to the PIPE Investors pursuant to the PIPE Financing;

•
10,350,000 shares of the Company’s Class A common stock issued to holders of shares of Longview Class B common stock outstanding at the Effective Time; and

•
41,378,811 shares of Longview Class A common stock outstanding at the Effective Time.

The total number of shares of the Company’s Class B common stock issued at the Closing was approximately 26,426,937. Dr. Rothberg holds approximately 76.5% of the combined voting power of the Company. Accordingly, Dr. Rothberg and his permitted transferees control the Company and the Company is a controlled company within the meaning of the corporate governance standards of the New York Stock Exchange (the “NYSE”).
Business Prior to the Business Combination
All activity through December 31, 2020 related to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, identifying a target company for a business combination, and activities in connection with the proposed acquisition of Legacy Butterfly.
The registration statements for the Company’s Initial Public Offering became effective on May 20, 2020. On May 26, 2020, the Company consummated the Initial Public Offering of 36,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), generating gross proceeds of $360,000,000, which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,133,333 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Longview Investors LLC (the “Sponsor”), generating gross proceeds of $9,200,000, which is described in Note 5.
Following the closing of the Initial Public Offering on May 26, 2020, an amount of $360,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a business combination; (ii) the redemption of any Public Shares properly tendered in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a business combination within 24 months from the closing of the Initial Public Offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the distribution of the Trust Account, as described below.
On June 9, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company consummated the sale of an additional 4,000,000 Units at $10.00 per Unit, generating additional gross proceeds of $40,000,000. Simultaneously with the partial exercise of the over-allotment option, the Company sold an additional 533,333 Private Placement Warrants, at a purchase price of $1.50 per Private Placement Warrant, generating total gross proceeds of $800,000. A total of $40,000,000 of net proceeds were deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $400,000,000.
On June 26, 2020, the Company consummated the sale of an additional 1,400,000 Units at a price of $10.00 per Unit upon receiving notice of the underwriters’ election to exercise their remaining over-allotment option, generating additional gross proceeds of $14,000,000. Simultaneously with the exercise of the remaining over-allotment option, the Company sold an additional 186,667 Private Placement Warrants, at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $280,000. A total of $14,000,000 of net proceeds were deposited in the Trust Account, bringing the aggregate proceeds held in the Trust Account to $414,000,000.
Transaction costs amounted to $23,491,852, consisting of $8,280,000 of underwriting fees (excluding the deferred portion), $14,490,000 of deferred underwriting fees and $721,852 of other offering costs.

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS
The Company has restated its consolidated financial statements as of December 31, 2020 and for the period from February 4, 2020 (inception) through December 31, 2020 as a result of the matter described below. The Company has also restated its unaudited consolidated financial statements as of June 30, 2020 and September 30, 2020, for the three months ended June 30, 2020 and September 30, 2020, and for the period from February 4, 2020 (inception) through June 30, 2020 and September 30, 2020. The periods described together represent the Affected Periods.
The Company reassessed its accounting for its warrants described above and as reported in the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2021. The Company evaluated its warrants under ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in stockholders’ equity. Since the Public Warrants and Private Placement Warrants (each as defined below) meet the definition of a derivative under ASC 815, these warrants should be recorded as liabilities on the balance sheet at fair value with subsequent changes in their respective fair values recognized in the statements of operations at each reporting date.
As part of the re-assessment the Company concluded the Public Warrants do not meet the criteria to be classified in stockholders’ equity. Specifically, the exercise of the warrants may be settled in cash upon the occurrence of a tender offer or exchange that involves 50% or more of the Company’s Class A shareholders that would not result in a change of control. The provision would preclude the warrants from being classified in equity and thus the warrant should be classified as a liability.
As part of the re-assessment the Company concluded the Private Placement Warrants do not meet the criteria to be classified in stockholders’ equity. Specifically, the terms of the warrant provide for potential changes to the settlement amounts dependent upon the characteristics of the warrant holder and because the holder of a warrant is not an input into the pricing of a fixed-for-fixed option on equity shares, such provision would preclude the warrant from being classified in equity and thus the warrant should be classified as a liability.

Impact of the Restatement
The impact of the restatement on the consolidated balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below.
	As of December 31, 2020
Balance Sheet	As Previously Reported	Restatement Adjustment	As Restated
ASSETS
Current assets
Cash	$158,599	—	$158,599
Prepaid expenses	159,476	—	159,476
Total Current Assets	318,075	—	318,075
Cash and held to maturity securities held in Trust Account	414,333,909	—	414,333,909
Total Assets	$414,651,984	—	$414,651,984
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,789,052	—	$2,789,052
Income taxes payable	14,632	—	14,632
Total Current Liabilities	2,803,684	—	2,803,684
Warrant liability	—	136,105,464	136,105,464
Deferred underwriting fee payable	14,490,000	—	14,490,000
Total Liabilities	17,293,684	136,105,464	153,399,148
Commitments and contingencies
Class A common stock, $0.0001 par value, 25,625,283 shares subject to possible redemption at $10.00 per share	392,358,290	(136,105,460)	256,252,830
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 15,774,717 issued and outstanding (excluding 25,625,283 shares subject to possible redemption)	216	1,361	1,577
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 shares issued and outstanding	1,035	—	1,035
Additional paid-in capital	8,453,607	128,748,555	137,202,162
Accumulated deficit	(3,454,848)	(128,749,920)	(132,204,768)
Total Stockholders’ Equity	5,000,010	(4)	5,000,006
Total Liabilities and Stockholders’ Equity	$414,651,984	—	$414,651,984

	For the Period from February 4, 2020 (inception) through December 31, 2020
Statement of Operations	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	(3,774,125)	—	(3,774,125)
Other income/ (expense):
Change in fair value of warrants	—	(128,463,731)	(128,463,731)
Transaction costs	—	(286,189)	(286,189)
Interest earned on marketable securities held in Trust Account	355,909	—	355,909
Loss before provision for income taxes	(3,418,216)	(128,749,920)	(132,168,136)
Provision for income taxes	(36,632)	—	(36,632)
Net loss	$(3,454,848)	(128,749,920)	(132,204,768)
Weighted average shares outstanding of Class A redeemable common stock	40,948,182	—	40,948,182
Basic and diluted income per share, Class A redeemable common stock	$—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock(1)	9,839,969	—	9,839,969
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.37)	(13.08)	(13.45)
	For the Period from February 4, 2020 (inception) through December 31, 2020
Statement of Cash Flows	As Previously Reported	Restatement Adjustment	As Restated
Net loss	$(3,454,848)	(128,749,920)	(132,204,768)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	128,463,731	128,463,731
Transaction costs allocated to warrant liability	—	286,189	286,189
Net cash used in operating activities	(1,166,549)	—	(1,166,549)
Net cash used in investing activities	(413,978,000)	—	(413,978,000)
Net cash provided by financing activities	415,303,148	—	415,303,148

	As of September 30, 2020
Unaudited Balance Sheet	As Previously Reported	Restatement Adjustment	As Restated
ASSETS
Current assets
Cash	$759,102	—	$759,102
Prepaid expenses	240,602	—	240,602
Total Current Assets	999,704	—	999,704
Cash and held to maturity securities held in Trust Account	414,222,151	—	414,222,151
Total Assets	$415,221,855	—	$415,221,855
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$280,690	—	$280,690
Income taxes payable	29,152	—	29,152
Total Current Liabilities	309,842	—	309,842
Warrant liability	—	20,033,733	20,033,733
Deferred underwriting fee payable	14,490,000	—	14,490,000
Total Liabilities	14,799,842	20,033,733	34,833,575
Commitments and contingencies
Class A common stock, $0.0001 par value, 37,538,827 shares subject to possible redemption at $10.00 per share	395,422,010	(20,033,740)	375,388,270
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 3,861,173 issued and outstanding (excluding 37,538,827 shares subject to possible redemption)	186	—	186
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 shares issued and outstanding	1,035	—	1,035
Additional paid-in capital	5,389,917	12,678,196	18,068,113
Accumulated deficit	(391,135)	(12,678,189)	(13,069,324)
Total Stockholders’ Equity	5,000,003	7	5,000,010
Total Liabilities and Stockholders’ Equity	$415,221,855	—	$415,221,855

	For the Three Months Ended September 30, 2020
Unaudited Statement of Operations	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	$(462,905)	—	$(462,905)
Other income/ (expense):
Change in fair value of warrants	—	(7,848,267)	(7,848,267)
Interest earned on marketable securities held in Trust Account	165,021	—	165,021
Loss before provision for income taxes	(297,884)	(7,848,267)	(8,146,151)
Provision for income taxes	(29,152)	—	(29,152)
Net loss	$(327,036)	$(7,848,267)	$(8,175,303)
Weighted average shares outstanding of Class A redeemable common stock	41,400,000	—	41,400,000
Basic and diluted income per share, Class A redeemable common stock	$—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock(1)	10,350,000	—	10,350,000
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.03)	$(0.77)	$(0.80)
	For the Period from February 4, 2020 (inception) through September 30, 2020
Unaudited Statement of Operations	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	$(584,134)	$—	$(584,134)
Other income/ (expense):
Change in fair value of warrants	—	(12,392,000)	(12,392,000)
Transaction costs	—	(286,189)	(286,189)
Interest earned on marketable securities held in Trust Account	222,151	—	222,151
Loss before provision for income taxes	(361,983)	(12,678,189)	(13,040,172)
Provision for income taxes	(29,152)	—	(29,152)
Net loss	$(391,135)	$(12,678,189)	$(13,069,324)
Weighted average shares outstanding of Class A redeemable common stock	40,617,323	—	40,617,323
Basic and diluted income per share, Class A redeemable common stock	$—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock(1)	10,350,000	—	10,350,000
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.04)	$(1.23)	(1.27)

	For the Period from February 4, 2020 (inception) through September 30, 2020
Unaudited Statement of Cash Flows	As Previously Reported	Restatement Adjustment	As Restated
Net loss	$(391,135)	(12,678,189)	(13,069,324)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	12,392,000	12,392,000
Transaction costs allocated to warrant liability	—	286,189	286,189
Net cash used in operating activities	(544,046)	—	(544,046)
Net cash used in investing activities	(414,000,000)	—	(414,000,000)
Net cash provided by financing activities	415,303,148	—	415,303,148
	As of June 30, 2020
Unaudited Balance Sheet	As Previously Reported	Restatement Adjustment	As Restated
ASSETS
Current assets
Cash	$909,187	$—	$909,187
Prepaid expenses	340,399	—	340,399
Total Current Assets	1,249,586	—	1,249,586
Cash and held to maturity securities held in Trust Account	414,057,130	—	414,057,130
Total Assets	$415,306,716	—	$415,306,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$67,667	—	$67,667
Income taxes payable	—	—	—
Total Current Liabilities	67,667	—	67,667
Warrant liability	—	12,185,466	12,185,466
Deferred underwriting fee payable	14,490,000	—	14,490,000
Total Liabilities	14,557,667	12,185,466	26,743,133
Commitments and contingencies
Class A common stock, $0.0001 par value, subject to possible redemption, 38,356,358 shares at $10.00 per share	395,749,040	(12,185,460)	383,563,580
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Class A common stock, $0.0001 par value; 200,000,000 shares authourized; 3,043,642 issued or outstanding (excluding 38,356,325 shares subject to possible redemption)	183	—	183
Class B common stock, $0.0001 par value; 20,000,000 shares authourized; 10,350,000 issued or outstanding	1,035	—	1,035
Additional paid-in capital	5,062,890	4,829,917	9,892,807
Accumulated deficit	(64,099)	(4,829,923)	(4,894,022)
Total Stockholders’ Equity	5,000,009	(6)	5,000,003
Total Liabilities and Stockholders’ Equity	$415,306,716	$—	$415,306,716

	For the Three Months Ended June 30, 2020
Unaudited Statement of Operations	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	$(120,229)	$—	$(120,229)
Other income/ (expense):
Change in fair value of warrants	—	(4,543,733)	(4,543,733)
Transaction costs	—	(286,189)	(286,189)
Interest earned on marketable securities held in Trust Account	57,130	—	57,130
Loss before provision for income taxes	(63,099)	(4,829,922)	(4,893,021)
Provision for income taxes	—	—	—
Net loss	$(63,099)	$(4,829,922)	$(4,893,021)
Weighted average shares outstanding of Class A redeemable common stock	38,560,000	—	38,560,000
Basic and diluted income per share, Class A redeemable common stock	$—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock(1)	10,350,000	—	10,350,000
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.01)	$(0.47)	$(0.48)
	For the Period from February 4, 2020 (inception) through June 30, 2020
Unaudited Statement of Operations	As Previously Reported	Restatement Adjustment	As Restated
Loss from operations	$(121,229)	$—	$(121,229)
Other income/ (expense):
Change in fair value of warrants	—	(4,543,733)	(4,543,733)
Transaction costs	—	(286,189)	(286,189)
Interest earned on marketable securities held in Trust Account	57,130	—	57,130
Loss before provision for income taxes	(64,099)	(4,829,922)	(4,894,021)
Provision for income taxes	—	—	—
Net loss	$(64,099)	$(4,829,922)	$(4,894,021)
Weighted average shares outstanding of Class A redeemable common stock	38,560,000	—	38,560,000
Basic and diluted income per share, Class A redeemable common stock	$—	—	—
Weighted average shares outstanding of Class B non-redeemable common stock	10,350,000	—	10,350,000
Basic and diluted net loss per share, Class B non-redeemable common stock	$(0.01)	$(0.47)	$(0.48)

	For the Period from February 4, 2020 (inception) through June 30, 2020
Unaudited Statement of Cash Flows	As Previously Reported	Restatement Adjustment	As Restated
Net loss	$(64,099)	(4,829,922)	(4,894,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	—	4,543,733	4,543,733
Transaction costs allocated to warrant liability	—	286,189	286,189
Net cash used in operating activities	(393,961)	—	(393,961)
Net cash used in investing activities	(414,000,000)	—	(414,000,000)
Net cash provided by financing activities	415,303,148	—	415,303,148
In addition, the impact to the balance sheet dated May 26, 2020, filed on Form 8-K on June 1, 2020 related to the impact of accounting for public and private warrants as liabilities at fair value resulted in a $6,709,333 increase to the warrant liabilities line item at May 26, 2020 and offsetting decrease to the Class A common stock subject to redemption mezzanine equity line item. The Company recorded an increase to accumulated deficit of $248,500 for transaction costs allocated to the warrant liability with a corresponding offset to additional paid in capital. There were no significant changes to total stockholders' equity at any reported balance sheet date.
NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020, the 25,625,283 shares of common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheet.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that are directly related to the Initial Public Offering. Offering costs amounting to $23,205,663 were charged to stockholders’ equity and $286,189 was charged to the statement of operations upon the completion of the Initial Public Offering.
Warrant Liability
The Company evaluated its warrants under ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, and concluded that they do not meet the criteria to be classified in stockholders’ equity. Since the Public Warrants and Private Placement Warrants meet the definition of a derivative under ASC 815, the Company recorded these warrants as current liabilities on the balance sheet at fair value with subsequent changes in their respective fair values recognized in the consolidated statements of operations and comprehensive loss at each reporting date.

The warrant liability was measured at fair value upon issuance using certain estimated inputs required by the Lattice Model. The assumptions used to value the warrants were as follows:
Inception date of warrants
Fair value of common stock	$9.88
Conversion price	$11.50
Risk free interest rate	0.4%
Expected dividend yield	0%
Expected term	5 years
Expected volatility	9.2%
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.
The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Income (Loss) per Common Share
Net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding for the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and as part of the Private Placement Warrants to purchase 20,653,333 shares of Class A common stock in the calculation of diluted income (loss) per share, since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.
The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A redeemable common stock is calculated by dividing the interest income earned on the Trust Account less income and franchise taxes, by the weighted average number of Class A redeemable common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B non-redeemable common stock is calculated by dividing the net loss, adjusted for income attributable to Class A redeemable common stock, net of applicable franchise and income taxes, by the weighted average number of Class B non-redeemable common stock outstanding for the period. Class B non-redeemable common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
For the Period From February 4, 2020 (inception) Through December 31, 2020 (As Restated)
Redeemable Class A Common Stock
Numerator: Earnings allocable to Redeemable Class A Common Stock
Interest Income	$355,909
Income and Franchise Tax	(218,103)
Net Earnings	$137,806
Denominator: Weighted Average Redeemable Class A Common Stock
Redeemable Class A Common Stock, Basic and Diluted	40,948,182
Earnings/Basic and Diluted Redeemable Class A Common Stock	$—
Non-Redeemable Class A and B Common Stock
Numerator: Net Loss minus Redeemable Net Earnings
Net Loss	$(132,204,768)
Redeemable Net Earnings	(137,806)
Non-Redeemable Net Loss	$(132,342,574)
Denominator: Weighted Average Non-Redeemable Class B Common Stock
Non-Redeemable Class A and B Common Stock, Basic and Diluted (1)	9,839,969
Loss/Basic and Diluted Non-Redeemable Class B Common Stock	$(13.45)
Note: As of December 31, 2020, basic and diluted shares are the same as there are no non-redeemable securities that are dilutive to the Company’s stockholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
Excluding the warrant liability, the fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s consolidated financial statements.
NOTE 4. INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, on May 26, 2020, the Company sold 36,000,000 Units to the underwriters. On June 9, 2020, the Company sold an additional 4,000,000 Units sold to the underwriters upon the underwriters’ election to partially exercise their over-allotment option at a purchase price of $10.00 per Unit. On June 26, 2020, in connection with the underwriters’ election to exercise their remaining over-allotment option, the Company sold an additional 1,400,000 Units at price of $10.00 per Unit. Each Unit consisted of one share of Class A common stock and one-third of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment (see Note 9).
NOTE 5. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased 6,133,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,200,000. On June 9, 2020, in connection with the underwriters’ election to partially exercise their over-allotment option, the Company sold an additional 533,333 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $800,000. On June 26, 2020, in connection with the underwriters’ election to exercise their remaining over-allotment option, the Company sold an additional 186,667 Private Placement Warrants to the Sponsor, at a price of $1.50 per Private Placement Warrant, generating gross proceeds of $280,000. Each Private Placement Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 9). A portion of the proceeds from the Private Placement Warrants were added to the net proceeds from the Initial Public Offering to be held in the Trust Account. If the Company did not complete a business combination within 24 months from the closing of the Initial Public Offering (the “Combination Period”), the proceeds from the sale of the Private Placement Warrants held in the Trust Account would be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants would expire worthless.
NOTE 6. RELATED PARTY TRANSACTIONS
Founder Shares
In February 2020, the Sponsor purchased 8,625,000 shares (the “Founder Shares”) of the Company’s Class B common stock for an aggregate price of $25,000. In April 2020, the Sponsor transferred 25,000 Founder Shares to each of the Company’s director nominees, for a total amount of 75,000 Founder Shares transferred. On May 20, 2020, the Company effected a stock dividend of 1,725,000 shares with respect to the Class B common stock, resulting in the initial stockholders holding an aggregate of 10,350,000 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock dividend. The Founder Shares will automatically convert into shares of Class A common stock at the time of a business combination, on a one-for-one basis, subject to certain adjustments, as described in Note 9.
The Founder Shares included an aggregate of up to 1,350,000 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option on June 9, 2020 and their election to exercise their remaining over-allotment option on June 26, 2020, the 1,350,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Promissory Note — Related Party
On February 12, 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of

$300,000. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the consummation of the Initial Public Offering. As of May 26, 2020, there was $191,000 outstanding under the Promissory Note, of which such amount was repaid on May 27, 2020.
Related Party Loans
In addition, in order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates was entitled to, but was not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a business combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post business combination entity. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of December 31, 2020, no Working Capital Loans were outstanding.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on May 26, 2020 through the earlier of the Company’s consummation of a business combination or its liquidation, the Company agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities, administrative and support services. For the period from February 4, 2020 (inception) through December 31, 2020, the Company incurred and paid $70,000 in fees for these services.
NOTE 7. COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, and/or results of its operations, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
Pursuant to a registration rights agreement entered into on May 26, 2020, holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements. This registration rights agreement was amended and restated in connection with the closing of the Business Combination on February 12, 2021.
Underwriting Agreement
In connection with the closing of the Initial Public Offering and the over-allotment options, the underwriters were paid a cash underwriting discount of $0.20 per Unit, or $8,280,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of $0.35 per Unit, or $14,490,000 in the aggregate. The deferred fee of $14,490,000 was paid upon the closing of the Business Combination on February 12, 2021. The Company will keep deferred underwriting commissions classified as a long term liability due to the uncertain nature of the closing of the business combination that existed at the balance sheet date and its encumbrance to the Trust Account.
NOTE 8. STOCKHOLDERS’ EQUITY
Preferred Stock — As of December 31, 2020, the Company was authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A Common Stock — As of December 31, 2020, the Company was authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 15,774,717 shares of Class A common stock issued and outstanding, excluding 25,625,283 shares of Class A common stock subject to possible redemption.
Class B Common Stock — As of December 31, 2020, the Company was authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2020, there were 10,350,000 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a business combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a business combination, including pursuant to a specified future issuance (which does not include the forward purchase shares described in the prospectus), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering, plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a business combination (net of the number of shares of Class A common stock redeemed in connection with a business combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in a business combination and any Private Placement Warrants issued to the Sponsor, an affiliate of the Sponsor or any of the Company’s officers or directors and any forward purchase shares.
NOTE 9. WARRANT LIABILITY
As of December 31, 2020, the Company has 13,800,000 and 6,853,333 Public Warrants and Private Placement Warrants, respectively, outstanding.
Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a business combination.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.
The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a business combination, it will use its best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company agreed to use its best efforts to cause the same to become effective within 60 business days following a business combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will use its best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of warrants when the price of Class A common stock equals or exceeds $18.00 — Once the warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each warrant holder; and

•
if, and only if, the reported last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of Class common stock equals or exceeds $10.00 — Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant provided that holders will be able to exercise their warrants prior to redemption and receive that number of shares of Class A common stock determined based on the redemption date and the “fair market value” of the Company’s Class A common stock;

•
upon a minimum of 30 days’ prior written notice of redemption;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto is available throughout the 30-day period after the written notice of redemption is given.

If the Company calls the Public Warrants for redemption for cash, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a business combination, subject to certain limited exceptions, and will be entitled to certain registration rights. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10. INCOME TAX
The Company did not have any significant deferred tax assets or liabilities as of December 31, 2020.
The Company’s net deferred tax assets are as follows:
December 31, 2020
Deferred tax asset
Net operating loss carryforward	$—
Organizational costs/Startup expenses	754,457
Total deferred tax asset	754,457
Valuation allowance	(754,457)
Deferred tax asset, net of allowance	$—
The income tax provision consists of the following:
December 31, 2020
Federal
Current	$36,632
Deferred	(754,457)
State
Current	$—
Deferred	—
Change in valuation allowance	754,457
Income tax provision	$36,632
As of December 31, 2020, the Company did not have any U.S. federal and state net operating loss carryovers available to offset future taxable income.

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from February 4, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $754,457.
A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2020 is as follows:
December 31, 2020 (As Restated)
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Permanent difference – warrant liability	-20.46%
Change in valuation allowance	-0.57%
Income tax provision	-0.03%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 11. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC Topic 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
At December 31, 2020, assets held in the Trust Account were comprised of $711 in cash, $414,279,198 in U.S. Treasury securities and $54,000 in money market funds which are invested primarily in U.S. Treasury Securities. Through December 31, 2020, the Company withdrew $22,000 of interest earned on the Trust Account to pay for its franchise and income tax obligations.
The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the

Company utilized to determine such fair value. The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:
Held-To-Maturity	Level	Amortized Cost	Gross Holding Gain	Fair Value
U.S. Treasury Securities (Matured on 1/19/2021)	1	$414,279,198	$7,516	$414,286,714
Description	Level	December 31, 2020
Assets:
Investments held in Trust Account – U.S. Treasury Securities Money Market Fund	1	$54,000
Liabilities:
Public Warrants	1	90,942,000
Private Placement Warrants	2	$45,163,464
Prior to the Public Warrants trading on active markets, the Company initially valued all the warrant liabilities using inputs that would be classified as Level 3. During fiscal 2020, the Public Warrants began to trade in active markets. Accordingly, the Company transferred all warrants out of Level 3 to Level 1 and Level 2. The Company determined the fair value of its Public Warrants are Level 1 financial instruments, as they are traded in active markets. Because any transfer of Private Placement Warrants from the initial holder of the Private Placement Warrants (other than to a permitted transferee) would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, management determined that the fair value of each Private Placement Warrant is the same as that of a Public Warrant, with an insignificant adjustment for short-term marketability restrictions. Accordingly, the Private Placement Warrants are classified as Level 2 financial instruments.
Level 3 roll-forward
Warrant Liabilities at February 4, 2020 (inception)	$—
Issuance of Public and Private Warrants	7,641,733
Change in fair value of warrant liabilities	12,392,000
Transfer to Level 1	(13,386,000)
Transfer to Level 2	(6,647,733)
Level 3 amounts at December 31, 2020	$—
NOTE 12. SUBSEQUENT EVENTS
On January 11, 2021, Longview issued an unsecured promissory note (the “Note ”) in the principal amount of up to $2,000,000 to the Sponsor, which principal amount can be drawn down from time to time in increments of no less than $10,000. The Note bore interest at a rate of 6.00% per annum, compounded annually and computed on the basis of the 360-day year, and wasrepayable in full upon consummation of the Company ’s initial business combination. In the event of termination of the Business Combination Agreement pursuant to Section 7.1 of the Business Combination Agreement, (i) penalty interest shall accrue at an increased rate equal to 12.00% per annum, and (ii) prior to the repayment of amounts outstanding under the Note, the Sponsor was entitled to elect to convert any unpaid balance of the Note in whole or in part into warrants (the “Conversion Warrants ”) equal to the principal amount of the Note so converted divided by $1.50. The terms of any such Conversion Warrants would be identical to the terms of the Private Placement Warrants. The Note was subject to customary events of default, the occurrence of which would automatically trigger the unpaid principal balance of the Note and all other sums payable with regard to the Note becoming immediately due and payable. Prior to the completion of the Business combination, the Company drew down on the loan and it was repaid as part of the closing of the Business Combination.
As described in Note 1, the Company completed the Business Combination on February 12, 2021.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the stockholders and the Board of Directors of BFLY Operations, Inc. and its subsidiaries
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of BFLY Operations, Inc. and its subsidiaries (formerly Butterfly Network, Inc., the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Deloitte & Touche LLP
New York City, New York
March 29, 2021
We have served as the Company’s auditor since 2020.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$60,206	$90,002
Accounts receivable, net	5,752	1,951
Inventories	25,805	9,441
Current portion of vendor advances	2,571	5,239
Prepaid expenses and other current assets	2,960	1,793
Due from related parties	38	829
Total current assets	$97,332	$109,255
Property and equipment, net	6,870	5,325
Non-current portion of vendor advances	37,390	46,940
Other assets – related party	—	1,661
Other non-current assets	5,599	1,956
Total assets	$147,191	$165,137
Liabilities, convertible preferred stock, and stockholders’ deficit
Current liabilities:
Accounts payable	$16,400	$5,168
Deferred revenue, current	8,443	3,200
Due to related parties	154	6
Accrued purchase commitments, current	22,890	—
Accrued expenses and other current liabilities	21,808	6,951
Total current liabilities	$69,695	$15,325
Deferred revenue, non-current	$2,790	$587
Convertible debt	49,528	—
Loan payable	4,366	—
Accrued purchase commitments, non-current	19,660	—
Other non-current liabilities	2,146	566
Total liabilities	$148,185	$16,478
Commitments and contingencies (Note 17)
Convertible preferred stock:
Convertible preferred stock (Series A, B, C and D) $.0001 par value with an aggregate liquidation preference of $383,829; 103,242,914 shares authorized, issued and outstanding	360,937	360,937
Stockholders’ deficit:
Common stock $.0001 par value; 112,000,000 and 112,000,000 shares authorized at December 31, 2020 and 2019, respectively; 6,350,083 and 5,720,842 shares issued and outstanding at December 31, 2020 and 2019, respectively	1	1
Special-voting common stock, $.0001 par value; 25,952,123 shares authorized; 0 shares issued and outstanding	—	—
Additional paid-in capital	32,874	19,782
Accumulated deficit	(394,806)	(232,061)
Total stockholders’ deficit	$(361,931)	$(212,278)
Total liabilities, convertible preferred stock and stockholders’ deficit	$147,191	$165,137
The accompanying notes are an integral part of these consolidated financial statements.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except shares and per share amounts)
	Year ended December 31,
	2020	2019
Revenue:
Product	$38,347	$25,081
Subscription	7,905	2,502
Total revenue	$46,252	$27,583
Cost of revenue:
Product (including losses on purchase commitments of $60.1 million and $9.5 million, respectively)	$106,407	$47,857
Subscription	1,068	621
Total cost of revenue	$107,475	$48,478
Gross margin	$(61,223)	$(20,895)
Operating expenses:
Research and development	$49,738	$48,934
Sales and marketing	26,263	14,282
General and administrative	24,395	18,185
Total operating expenses	100,396	81,401
Loss from operations	$(161,619)	$(102,296)
Interest income	$285	$2,695
Interest expense	(1,141)	—
Other income (expense), net	(231)	(96)
Loss before provision for income taxes	$(162,706)	$(99,697)
Provision for income taxes	39	—
Net loss and comprehensive loss	$(162,745)	$(99,697)
Net loss per common share attributable to common stockholders, basic and diluted	$(27.90)	$(17.73)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	5,833,164	5,622,752
The accompanying notes are an integral part of these consolidated financial statements.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
(In thousands, except share amounts)
	Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ deficit
	Shares	Amount	Shares	Amount
January 1, 2019	103,242,914	$360,937	5,549,112	$1	$13,420	$(132,364)	$(118,943)
Net loss	—	—	—	—	—	(99,697)	(99,697)
Common stock issued upon exercise of stock options	—	—	171,730	—	324	—	324
Stock-based compensation expense	—	—	—	—	6,038	—	6,038
December 31, 2019	103,242,914	$360,937	5,720,842	$1	$19,782	$(232,061)	$(212,278)
Net loss	—	—	—	—	—	(162,745)	(162,745)
Common stock issued upon exercise of stock options	—	—	629,241	—	2,009	—	2,009
Stock-based compensation expense	—	—	—	—	11,083	—	11,083
December 31, 2020	103,242,914	$360,937	6,350,083	$1	$32,874	$(394,806)	$(361,931)
The accompanying notes are an integral part of these consolidated financial statements.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Year ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(162,745)	$(99,697)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,316	758
Provision for bad debt	576	—
Write-down of other assets – related party	1,390	—
Write-down of vendor advance	10,560	9,500
Non-cash interest expense on convertible debt	1,047	—
Write-down of inventories	7,123	2,711
Stock-based compensation expense	11,004	6,038
Changes in assets and liabilities:
Accounts receivable	(4,377)	(1,195)
Inventories	(23,487)	(1,390)
Prepaid expenses and other current assets	(1,082)	(31)
Vendor advances	1,658	(48,488)
Due from related parties	791	877
Other assets – related party	271	85
Accounts payable	11,175	2,549
Deferred revenue	7,446	3,497
Due to related parties	148	(871)
Accrued purchase commitments	42,550	—
Accrued expenses and other liabilities	12,936	5,225
Net cash used in operating activities	$(81,700)	$(120,432)
Cash flows from investing activities:
Purchases of property and equipment	(2,376)	(4,468)
Net cash used in investing activities	$(2,376)	$(4,468)
Cash flows from financing activities:
Proceeds from exercise of stock options	2,038	324
Proceeds from loan payable	4,366	—
Proceeds from issuance of convertible debt	50,000	—
Payments of deferred offering costs	(657)	—
Payments of debt issuance costs	(1,467)	—
Net cash provided by financing activities	$54,280	$324
Net (decrease) increase in cash and cash equivalents	$(29,796)	(124,576)
Cash and cash equivalents, beginning of year	90,002	214,578
Cash and cash equivalents, end of year	$60,206	$90,002
Supplemental disclosure of non-cash investing and financing activities
Purchase of property and equipment	564	75
Deferred offering costs and debt issuance costs	3,106	—
The accompanying notes are an integral part of these consolidated financial statements.

BFLY OPERATIONS, INC. (FORMERLY BUTTERFLY NETWORK, INC.)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Organization and Description of Business
BFLY Operations, Inc. (formerly Butterfly Network, Inc., the “Company” or “Butterfly”) was incorporated as a Delaware corporation on January 25, 2011. The Company’s legal name became BFLY Operations, Inc. following the closing of the business combination discussed in Note 18 “Subsequent Events.” The Company is an innovative digital health business with a mission of democratizing healthcare by making medical imaging accessible to everyone around the world. Butterfly’s solution addresses the needs of point of care imaging with a unique combination of software and hardware technology. This hardware platform is combined with cloud-based software to provide image interpretation, content storage, and acquisition assistance to less-expert users worldwide. The Company’s cloud environment allows for telemedicine.
The Company operates wholly-owned subsidiaries in Australia, Germany, Netherlands, the United Kingdom and Taiwan.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements include the accounts of BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and its wholly-owned subsidiaries and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”). All intercompany balances and transactions have been eliminated in consolidation. Certain items in the prior year’s consolidated financial statements have been reclassified to conform to the current year presentation reflected in the consolidated financial statements.
COVID-19 Outbreak
The outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on the Company’s operating results, financial condition and cash flows. The full extent to which the COVID-19 pandemic will directly or indirectly impact the Company’s business, results of operations and financial condition will depend on future developments that are highly uncertain, including those that result from new information that may emerge concerning COVID-19, the actions taken to contain or treat COVID-19 and the economic impacts of COVID-19.
The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19, the actions to contain it or treat its impact and the economic impact on local, regional, national and international markets. The Company has not incurred any significant impairment losses in the carrying values of its assets as a result of the COVID-19 pandemic and is not aware of any specific related event or circumstance that would require the Company to revise the estimates reflected in its financial statements.
Functional Currency
The Company’s worldwide operations utilize the U.S. dollar (“USD”) as the functional currency considering the significant dependency of each subsidiary on the Company. Subsidiary operations are financed through the funding received from the Company in USD. For foreign entities where the USD is the functional currency, all foreign currency-denominated monetary assets and liabilities are remeasured at end-of-period exchange rates. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities are included in the Company’s operating results in the consolidated statements of operations and comprehensive loss.

Going Concern
In accordance with Accounting Standards Update (“ASU”) No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.
On February 12, 2021, the Company completed a business combination with Longview Acquisition Corp. (“Longview”), a Special Purpose Acquisition Company. As a result of the business combination, the Company received gross proceeds of approximately $589 million. As of March 29, 2021, the issuance date of the annual consolidated financial statements for the years ended December 31, 2020 and 2019, the Company expects that its cash and cash equivalents will be sufficient to fund the business through at least 12 months from the issuance of the consolidated financial statements. Accordingly, the consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents and accounts receivable. At December 31, 2020 and 2019, substantially all of the Company’s cash and cash equivalents were invested in money market accounts at one financial institution. The Company also maintains balances in various operating accounts above federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant credit risk on cash and cash equivalents.
As of December 31, 2020 and 2019, no customer accounts for more than 10% of the Company’s accounts receivable. For the years end December 31, 2020 and 2019, no customer accounts for more than 10% of the total revenues.
Segment Information
The Company’s Chief Operating Decision Maker, its Chief Executive Officer (“CEO”), reviews the financial information presented on a consolidated basis for purposes of allocating resources and evaluating its financial performance. Accordingly, the Company has determined that it operates in a single reportable segment. All of the Company’s long-lived assets are located in the United States. Since the Company operates in one operating segment, all required financial segment information can be found in the consolidated financial statements.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions about future events that affect the amounts reported in its consolidated financial statements and accompanying notes. Future events and their effects cannot be determined with certainty. On an ongoing basis, management evaluates these estimates and assumptions. Significant estimates and assumptions include:
•
revenue recognition, including determination of the timing and pattern of satisfaction of performance obligations, determination of the standalone selling price (“SSP”) of performance obligations and estimation of variable consideration, such as product returns;

•
allowance for doubtful accounts;

•
assumptions underlying the warranty liability calculation;

•
measurement and allocation of capitalized costs, the net realizable value (the selling price as well as estimated costs of completion, disposal and transportation) of inventory, and demand and future use of inventory;

•
valuation allowances with respect to deferred tax assets; and

•
assumptions underlying the fair value used in calculation of the stock-based compensation.

The Company bases these estimates on historical and anticipated results and trends and on various other assumptions that the Company believes are reasonable under the circumstances, including assumptions as to future events. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates, and any such differences may be material to the Company’s consolidated financial statements.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers. Revenue is recognized when or as a customer obtains control of the promised goods and services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to in exchange for these goods and services. To achieve this core principle, the Company applies the following 5 steps:
•
Step 1: Identify Contracts with Customers:   The Company’s contracts with customers typically occur either through eCommerce or through direct sales. The Company’s contracts with eCommerce customers are executed when the customer indicates that it has read and agrees to the terms and conditions of the purchase prior to purchasing the specific goods and services. The Company executes signed contracts with direct sales customers. The goods and services sold through the Company’s eCommerce platform require upfront payment for the goods and the services upon check-out. Direct sales typically have 30-day payment terms, and multi-year software subscriptions typically require advance payment for each annual subscription period.

•
Step 2: Identify Performance Obligations:   The Company’s contracts with customers often include multiple performance obligations. The Company has identified the following performance obligations in its contracts with customers:

•
Hardware devices

•
Hardware accessories

•
Maintenance and support for the software that is used in connection with the hardware devices, including the right to an unspecified number of software updates as and when available

•
Cloud-based software subscriptions, which represent an obligation to provide the customer with ongoing access to the Company’s hosted software applications on a continuous basis throughout the subscription period

•
Implementation and integration services

•
Extended warranties

•
Step 3: Determine Transaction Price:   The Company’s contracts with customers include variable consideration in the form of refunds and credits for product returns and price concessions. The Company estimates variable consideration using the expected value method based on a portfolio of data from similar contracts.

•
Step 4: Allocate Transaction Price to Performance Obligations:   The Company allocates transaction price to the performance obligations in a contract with a customer based on the relative standalone selling prices of the goods and services. For the cloud-based software subscriptions, which the Company sells to customers on a standalone basis (including renewals of subscriptions), the Company uses the observable standalone selling price, based on the price for which the Company sells these services to customers in standalone contracts, including contracts for renewals of subscriptions. The Company’s sales of hardware devices represent a bundled sale of a good and a service that includes two performance obligations, namely the unit of hardware device, and the support and maintenance of the software that is used in conjunction with the device, including a right for the customer to receive an unspecified number of software updates. The Company has an observable standalone selling price for the bundle and estimates the standalone selling price of the performance obligations within the bundle using estimation techniques that maximize the use of observable inputs.

•
Step 5: Recognize Revenue as Performance Obligations are Satisfied:   Each unit of hardware devices and accessories is a performance obligation satisfied at a point in time, when control of the good transfers from the Company to the customer. The Company’s services, including the cloud-based software subscriptions, extended warranties, and support and maintenance, are stand-ready obligations that are satisfied over time by providing the customer with ongoing access to the Company’s resources. The Company uses the time elapsed (straight-line) measure of progress to recognize revenue as these performance obligations are satisfied evenly over the respective service period. The implementation and integration services are performance obligations satisfied over time, and the Company uses the costs incurred as inputs in the measure of progress to recognize revenue as it satisfies these performance obligations.

Deferred Revenue
Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from subscription services described above and is reduced as the revenue recognition criteria are met. Deferred revenue is classified as current or non-current based on expected revenue recognition timing. Specifically, deferred revenue that will be recognized as revenue within the succeeding 12 month period is recorded as current, and the portion of deferred revenue where revenue is expected to be recognized beyond 12 months from the reporting date is recorded as non-current deferred revenue in the Company’s consolidated balance sheets.
Warranties
The Company offers a standard product warranty that its products will operate free of material defects and function in accordance with the standard specifications for a period of one year from when control is transferred to the customer. The Company evaluated the warranty liability under ASC Topic 606 and determined that it is an assurance type warranty. At the time revenue is recognized, an estimate of future warranty costs is recorded as a component of cost of revenue and as liability in accrued expenses. Factors that affect the warranty obligation include historical as well as current product failure rates, service delivery costs incurred in correcting product failures, and warranty policies and business practices.
Cash and Cash Equivalents
All highly liquid investments purchased with a maturity of three months or less are considered to be cash equivalents. At December 31, 2020 and 2019, cash and cash equivalents consist principally of cash and money market accounts.
Trade Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are carried at the original invoiced amount less an allowance for doubtful accounts based on the probability of future collection. On a periodic basis, the Company evaluates accounts receivable estimated to be uncollectible and provides allowances for doubtful accounts as necessary. The Company estimates its allowance for doubtful accounts based on historical loss patterns and the number of days that billings are past due. The following table summarizes the allowance for doubtful accounts activity for the year ended December 31, 2020:
(in thousands)	Fair Value
Allowance for doubtful accounts as of December 31, 2019	$—
Additions	576
Deductions – write offs	—
Allowance for doubtful accounts as of December 31, 2020	$576
Inventories
Inventories primarily consist of raw materials, work in progress and finished goods which are purchased and held by the Company’s third-party contract manufacturers. Inventories are stated at the lower of actual cost, determined using the average cost method, or net realizable value. Cost includes all direct and indirect production costs to convert materials into a finished product. Net realizable value is based upon an estimated average selling price reduced by the estimated costs of completion, disposal and transportation. The determination of net realizable value involves certain judgments including estimating average selling prices. The Company reduces the value of inventory for estimated obsolescence or lack of marketability by the difference between the cost of the affected inventory and the net realizable value.
The valuation of inventory also requires the Company to estimate excess and obsolete inventory. The Company considers new product development schedules, the effect that new products might have on the sale of existing products, product obsolescence and product merchantability, including whether older products can be re-manufactured into new products among other factors.
Losses expected to arise from firm, non-cancelable and unhedged commitments for the future purchase of inventory items are recognized unless the losses are recoverable through firm sales contracts or other means.
Other Assets — Related Party
Other assets include prepaid advances which represent amounts paid to a related party to fund leasehold improvements and other capital expenditures. Refer to Note 14 “Related Party Transactions” for further discussion about the nature of the transactions.
Security Deposits
Security deposits represent amounts paid to third parties in relation to non-cancelable leases.
Vendor Advances
Vendor advances represent amounts paid to third party vendors for future services to be received related to production of the Company’s inventory. The classification current or non-current is based on the estimated timing of inventory delivery.
Property and Equipment, net
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation expense is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the remaining lease term or the estimated useful lives of related improvements.
Useful lives for property and equipment are as follows:
Property and Equipment	Estimated Useful Life
Software	3 years
Machinery and equipment	3 – 5 years
Furnitures and fixtures	5 – 7 years
Leasehold improvements	Lesser of estimated useful life or remaining lease term
Expenditures for major renewals and improvements are capitalized. Expenditures for repairs and maintenance are expensed as incurred. When assets are retired or otherwise disposed of, the cost of these assets and related accumulated depreciation is eliminated from the balance sheet, and any resulting gains or losses are included in the statements of operations and comprehensive loss in the period of disposal.
Capitalized Software Development Costs
Costs to develop software internally for internal use are capitalized and recorded as capitalized software development costs on the consolidated balance sheets as a component of property and equipment, net. The Company capitalizes qualifying costs associated with internally-developed software incurred during the application development stage so long as management with the relevant authority authorizes the project, it is probable the project will be completed, and the software will be used to perform the function intended. Costs incurred during the preliminary project and post-implementation stages, including training and maintenance, are expensed as incurred. Capitalized costs are amortized on a project-by-project basis using the straight-line method over the estimated economic life of the application, which is three years, beginning when the asset is substantially ready for use. Amortization expense is classified in the consolidated statement of operations based upon the nature of the project.
Deferred Offering Costs
Offering costs, consisting of legal, accounting, printer and filing fees related to the Company’s business combination, are deferred and are offset against proceeds from the transaction upon the consummation of the business combination. In the event the transaction was terminated, all deferred offering costs would be expensed. Deferred offering costs capitalized as of December 31, 2020 and 2019 were $3.7 million and $0.0 million, respectively.
Leases
Leases are evaluated and classified as operating leases or capital leases for financial reporting purposes. Leases that meet one or more of the capital lease criteria under this guidance are recorded as capital leases. All other leases are recorded as operating leases. The Company does not have any capital leases as of December 31, 2020 or December 31, 2019. Rent expense related to the Company’s non-cancellable operating leases is recognized on a straight-line basis over the lease term. Deferred rent is recognized as the difference between the actual amount paid and the straight-line expense and is included in other liabilities in the accompanying consolidated balance sheets. The portion that is expected to be included in the statements of operations and comprehensive loss in the next 12 months is included in other current liabilities in the accompanying consolidated balance sheets.
Impairment of Long-Lived Assets
The Company reviews its long-lived assets for impairment at least annually or whenever events or changes in business circumstances indicate that the carrying amount of assets may not be fully recoverable. Each impairment test is based on a comparison of the undiscounted cash flow to the recorded value of the asset. If the recorded value of the asset is less than the undiscounted cash flow, the asset is written down to its estimated fair value. An impairment was recorded during the year ended December 31, 2020 with regards to other assets. Refer to Note 14 “Related Party Transactions” for further discussion about the nature of the transaction. No impairments were recorded for the year ended December 31, 2019.
Convertible Debt
The Company evaluates its convertible debt for embedded derivatives. Embedded provisions (like conversion options) are assessed under ASC Topic 815, Derivatives and Hedging to determine if they qualify as embedded derivatives that require separate accounting.
To the extent that any embedded conversion option in the convertible debt is not bifurcated as an embedded derivative, that conversion option is also evaluated under ASC Topic 470, Debt, to determine if it qualifies as a beneficial conversion feature and requires separate accounting within equity.
Debt issuance costs are recorded as a reduction to the carrying amount of the convertible debt and are amortized to interest expense using the effective interest method.
The convertible debt is classified as short-term or long-term based on the debt’s payment schedule. Specifically, to the extent any payments are due within 12 months of the balance sheet date, it is classified as short-term while any payments that are due after 12 months from the balance sheet date are classified as long-term.
Cost of Revenue
Product:   Cost of revenue consists of product costs including manufacturing costs, personnel costs and benefits, duties and other applicable importing costs, packaging, warranty replacement costs, depreciation expense, fulfillment costs, payment processing fees and inventory obsolescence and write-offs.

Subscription:   Cost of revenue consists of personnel costs, cloud hosting costs, amortization of internal use software and payment processing fees.
Research and Development
Research and development expenses primarily consist of personnel costs and benefits, facilities-related expenses, consulting and professional fees, fabrication services, software and other outsourcing expenses. Substantially all of the Company’s research and development expenses are related to developing new products and services and improving existing products and services. Research and development expenses are expensed as incurred.
Sales and Marketing
Sales and marketing costs primarily consist of personnel costs and benefits, third party logistics, fulfillment and outbound shipping costs, facilities-related expenses, advertising, promotional, as well as conferences, meetings and other events. Advertising expenses are expensed as incurred. For the years ended December 31, 2020 and 2019, advertising expenses were $4.7 million and $0.9 million, respectively.
General and Administrative
General and administrative expenses primarily consist of personnel costs and benefits, patent and filing fees, facilities costs, office expenses and outside services. Outside services consist of professional services, legal and other professional fees.
Net Loss per Common Share
Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares plus the common equivalent shares for the period, including any dilutive effect from such shares. The Company’s diluted net loss per common share is the same as basic net loss per common share for all periods presented, since the effect of potentially dilutive securities is anti-dilutive. Refer to Note 12 “Net Loss Per Share” for further discussion.
Convertible Preferred Stock
The Company has applied the guidance in ASC Topic 480-10-S99-3A, SEC Staff Announcement: Classification and Measurement of Redeemable Securities and has therefore classified the Series A, Series B, Series C and Series D Convertible Preferred Stock (“Convertible Preferred Stock”) (Note 10) as mezzanine equity. The Convertible Preferred Stock was recorded outside of stockholders’ deficit because the Convertible Preferred Stock includes a redemption provision upon a change of control, which is a deemed liquidation event that is considered outside the Company’s control. The Convertible Preferred Stock have been recorded at their original issue price, net of issuance costs. The Company did not adjust the carrying values of the Convertible Preferred Stock to the liquidation price associated with a change of control because a change of control of the Company was not considered probable at either of the reporting dates. Subsequent adjustments to increase or decrease the carrying values to their respective liquidation prices will be made only if and when it becomes probable that such a change of control will occur.
Stock-Based Compensation
The measurement of share-based compensation expense for all stock-based payment awards, including stock options granted to employees, directors, and nonemployees, is based on the estimated fair value of the awards on the date of grant.
The Company recognizes stock-based compensation expense for stock option grants on a straight-line basis over the requisite service period of the individual grants, which is generally the vesting period, based on the estimated grant date fair values. Generally, stock options fully vest four years from the grant date and have a term of 10 years. The Company recognizes the effect of forfeiture in compensation costs based on actual forfeitures when they occur.
Prior to the adoption of ASU 2018-07, stock options granted to non-employees were accounted for based on their fair value on the measurement date. Stock options granted to non-employees were subject to periodic revaluation over their vesting terms. As a result, the charge to statements of operations and comprehensive loss for non-employee options with vesting requirements was affected in each reporting period by a change in the fair value of the option calculated under the Black-Scholes option-pricing model.
The Company during the year ended December 31, 2020 granted performance and market based option awards and performance based restricted stock units. The Company accounted for these awards according to the relevant provisions of ASC 718 — Stock Compensation. For performance awards, the Company recognizes expense using the accelerated attribution method. Refer to Note 11 “Equity Incentive Plan” for further discussion about the nature of the transactions.
Common Stock Valuations
The fair value of the shares of common stock underlying stock options has historically been determined by the Board of Directors (the “Board”), with input from management and contemporaneous third-party valuations, as there was no public market for the common stock. The Company believes that the Board has the relevant experience and expertise to determine the fair value of the Company’s common stock. Given the absence of a public trading market for the Company’s common stock, and in accordance with the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately Held Company Equity Securities Issued as Compensation, the Board exercised reasonable judgment and considered numerous objective and subjective factors to determine the best estimate of the fair value of the Company’s common stock at each option grant date.
In valuing the Company’s common stock for 2019, the Board determined the value using the market approach-subject company transaction method. Under this method, the Company “solved for” the total equity value which allocates a probability-weighted present value to the Series D convertible preferred stockholders consistent with the investment amount of the financing round. However, given that the date of this value estimate precedes the current valuation date by one year, it is necessary to consider adjustments to account for the impact of any progress or changes in the Company’s business since its previous valuation. The Company considered two separate trend analyses in estimating the required adjustment in the subject company transaction method, a market trend analysis of guideline public companies and venture capital rates of return. In addition, the Company also considered the expected step-up in the next equity financing round (if any) as a reasonableness test.
In valuing the Company’s common stock for 2020, the equity value of the business was determined using various valuation methods including combinations of income and market approaches with input from management. The income approach estimates value based on the expectation of future cash flows that a company will generate. These future cash flows are discounted to their present values using a discount rate derived from an analysis of the cost of capital of comparable publicly traded companies in the Company’s industry or similar business operations as of each valuation date and is adjusted to reflect the risks inherent in its cash flows. The market-based approach considers multiples of financial metrics based on trading multiples of a selected peer group of companies in similar lines of business.
For each valuation, the equity value was then allocated to the common stock using either the option pricing method (“OPM”) or a combination of the OPM and the probability-weighted expected return method (“PWERM”), which is referred to as a Hybrid Method. The OPM allocates the overall Company value to the various share classes based on differences in liquidation preferences, participation rights, dividend policy and conversion rights, using a series of call options. The call right is valued using a Black-Scholes option pricing model. The PWERM employs additional information not used in the OPM, including various market approach calculations depending upon the likelihood of various discrete future liquidity scenarios such as completing the business combination described in Note 18 “Subsequent Events” as well as the probability of remaining a private company.
Application of this approach involves the use of estimates, judgment and assumptions that are highly complex and subjective, such as market multiples, the selection of comparable companies and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships among those assumptions could have a material impact on the valuation of the Company’s common stock as of each valuation date.
Income Taxes
The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.
The Company accounts for uncertainty in income taxes recognized in the consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more-likely-than-not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50% likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties.
Recent Accounting Pronouncements Adopted
In June 2018, the Financial Accounting Standards Board (“FASB”) issued ASU 2018-07, Compensation — Stock Compensation (Topic 718). The amendments in this update expand the scope of Topic 718 to include share-based payments to non-employees. An entity is required to apply the requirements of Topic 718 to non-employee awards except for specific guidance related to option pricing models and the attribution of cost. For nonemployee awards that had been issued prior to adoption of ASU 2018-07 and remained outstanding subsequent to adoption, the Company utilized the adoption date fair value of the nonemployee awards as a substitute for grant date fair value for future compensation expense recognition as permitted under the transition guidance. The Company adopted such guidance on January 1, 2020 and there was no material effect of adoption on the consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement: Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820). The amendments add and modify certain disclosure requirements for fair value measurements. Under the new guidance, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, or valuation processes for Level 3 fair value measurements. However, public business entities will be required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and related changes in unrealized gains and losses included in other comprehensive income. ASU 2018-13 is effective for public business entities for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years, and early adoption is permitted. The Company adopted such guidance on January 1, 2020 and there was no material effect of adoption on the consolidated financial statements.
Recent Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) which outlines a comprehensive lease accounting model and supersedes the current lease guidance. The new guidance requires lessees to recognize almost all of their leases on the balance sheet by recording a lease liability and corresponding right-of-use assets. It also changes the definition of a lease and expands the disclosure requirements of lease arrangements. As per the latest ASU 2020-05 issued by FASB, the entities who have not yet issued or made available for issuance the financial statements as of June 3, 2020 can defer the new guidance for one year. For public entities, this guidance was effective for annual reporting periods beginning January 1, 2019, including interim periods within that annual reporting period. For other entities, this guidance is effective for the annual reporting period beginning January 1, 2022, and interim reporting periods within annual reporting period beginning January 1, 2023. This will require application of the new accounting guidance at the beginning of the earliest comparative period presented in the year of adoption. The impact of the Company’s adoption of Topic 842 to the consolidated financial statements will be to recognize the operating lease commitments as operating lease liabilities and right-of-use assets upon adoption, which will result in an increase in the assets and liabilities recorded on the balance sheet. The Company is continuing its assessment, which may identify additional impacts Topic 842 will have on the consolidated financial statements and disclosures.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires an entity to utilize a new impairment model known as the current expected credit loss (“CECL”) model to estimate its lifetime “expected credit loss” and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. The CECL model is expected to result in more timely recognition of credit losses. ASU 2016-13 also requires new disclosures for financial assets measured at amortized cost, loans, and available-for-sale debt securities. For public entities, this guidance was effective for annual reporting period beginning January 1, 2020, including interim periods within that annual reporting period. For other entities, this guidance is effective for the annual reporting period beginning January 1, 2023, including interim periods within that annual reporting period. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact the adoption of this pronouncement will have on the Company’s consolidated financial statements and disclosures.
In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that Is a Service Contract (Topic 350-40), which aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). For public entities, this guidance was effective for annual reporting periods beginning January 1, 2020, including interim periods within that annual reporting period. For the other entities, this guidance is effective for the Company for annual reporting periods beginning January 1, 2021 and interim periods beginning January 1, 2022. The Company is currently evaluating the impact that the adoption of this pronouncement will have on the Company’s consolidated financial statements and disclosures.
In December 2019, the FASB ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The ASU is intended to simplify various aspects related to accounting for income taxes. For public entities, this guidance is effective for annual reporting periods beginning January 1, 2021, including interim periods within that annual reporting period. For other entities, this guidance is effective for annual reporting periods beginning January 1, 2022 and interim reporting periods within annual reporting period beginning January 1, 2023. The Company is currently evaluating the impact that the adoption of this pronouncement will have on the financial statements.
In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40). The update simplifies the accounting for convertible debt instruments and convertible preferred stock by reducing the number of accounting models and the number of embedded conversion features that could be recognized separately from the primary contract. This ASU also enhances transparency and improves disclosures for convertible instruments and earnings per share guidance. For public business entities, this guidance is effective for annual reporting periods beginning January 1, 2022, and interim periods within those fiscal years. For all other entities, it is effective for annual reporting periods years beginning January 1, 2024, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after January 1, 2021. This update permits the use of either the modified retrospective or fully retrospective method of transition. The Company is currently evaluating the timing and impact of the adoption of ASU 2020-06 on the Company’s consolidated financial statements and disclosures.
Note 3. Revenue Recognition
Disaggregation of Revenue
The Company disaggregates revenue from contracts with customers by product type and by geographical market. The Company believes that these categories aggregate the payor types by nature, amount, timing and uncertainty of its revenue streams. The following table summarizes the Company’s disaggregated revenues (in thousands) for the year ended December 31:
	Pattern of Recognition	2020	2019
By Product Type:
Devices and accessories	Point-in-time	$38,347	$25,081
Subscription services and other services	Over time	7,905	2,502
Total revenue		$46,252	$27,583
By Geographical Market:
United States		$33,237	$23,997
International		13,015	3,586
Total revenue		$46,252	$27,583
Contract Balances
Contract balances represent amounts presented in the consolidated balance sheets when either the Company has transferred goods or services to the customer, or the customer has paid consideration to us under the contract. These contract balances include trade accounts receivable and deferred revenue. Deferred revenue represents cash consideration received from customers for services that are transferred to the customer over the respective subscription period. The accounts receivable balances represent amounts billed to customers for goods and services where the Company has an unconditional right to payment of the amount billed.
The following table provides information about receivables and deferred revenue from contracts with customers (in thousands):
	December 31, 2020	December 31, 2019
Accounts receivable, net	$5,752	$1,951
Deferred revenue, current	8,443	3,200
Deferred revenue, non-current	2,790	587
The Company recognizes a receivable when it has an unconditional right to payment, and payment terms are typically 30 days for all product and service sales.
The amount of revenue recognized during the years ended December 31, 2020 and 2019 that was included in the deferred revenue balance at the beginning of the period was $3.2 million and $0.2 million, respectively.
Transaction Price Allocated to Remaining Performance Obligations
On December 31, 2020, the Company had $15.4 million of remaining performance obligations. The Company expects to recognize 65% of its remaining performance obligations as revenue in fiscal year 2021, and an additional 35% in fiscal year 2022 and thereafter.

Significant Judgments
The Company makes significant judgments applying the guidance related to the determination of the timing and pattern of satisfaction of performance obligations, determination of the SSP of performance obligations, and estimation of variable consideration, such as product returns. See Note 2 “Summary of Significant Accounting Policies” for details.
Costs of Obtaining or Fulfilling Contracts
The Company incurs incremental costs of obtaining contracts and costs of fulfilling contracts with customers. Incremental costs of obtaining contracts, which include commissions and referral fees paid to third parties as a result of obtaining contracts with customers, are capitalized to the extent that the Company expects to recover such costs. Costs of fulfilling contracts that relate specifically to a contract with a customer, and result from activities that generate the Company’s resources and enable it to satisfy its performance obligations in the contract with the customer, are capitalized to the extent that the Company expects to recover such costs. Capitalized costs are amortized in a pattern that is consistent with the Company’s transfer to the customer of the related goods and services. Such costs were not material during the years ended December 31, 2020 and 2019.
Practical Expedients and Accounting Policy Elections
In determining the transaction price of its contracts with customers, the Company estimates variable consideration using a portfolio of data from similar contracts.
As a practical expedient, the Company does not adjust transaction price for the effects of a significant financing component in contracts in which the period between when the Company transfers the promised good or service to the customer and when the customer pays for that good or service is a year or less.
The Company has made an accounting policy election to exclude all sales taxes from the transaction price of its contracts with customers. Accordingly, sales taxes collected from customers and remitted to government authorities are not included in revenue and are accounted for as a liability until they have been remitted to the respective government authority.
Note 4. Fair Value of Financial Instruments
Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value.
The Company measures fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The Company utilizes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:
•
Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

•
Level 2 — Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

•
Level 3 — Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company has no assets or liabilities valued with Level 3 inputs.

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximates their fair values due to the short-term or on demand nature of these instruments. The fair value of the loan payable and the convertible debt using Level 2 inputs was deemed to approximate carrying value as of December 31, 2020, due to the recency of the issuance dates.

There were no transfers between fair value measurement levels during the years ended December 31, 2020 and 2019.
The Company had $41.9 million and $78.4 million of money market funds included in cash and cash equivalents as of December 31, 2020 and 2019, respectively. These assets were valued using quoted market prices and accordingly were classified as Level 1.
Note 5. Inventories
A summary of inventories is as follows at December 31 (in thousands):
	2020	2019
Raw materials	$7,688	843
Work-in-progress	865	4,788
Finished goods	17,252	3,810
Total inventories	$25,805	$9,441
Work-in-progress represents inventory items in intermediate stages of production by third party manufacturers. For the years ended December 31, 2020 and 2019, net realizable value inventory adjustments and excess and obsolete inventory charges were $7.1 million and $2.7 million, respectively, and were recognized in cost of revenues.
Note 6. Other Non-Current Assets
Other non-current assets consist of the following at December 31 (in thousands):
	2020	2019
Security deposits	$1,888	$1,956
Deferred offering costs	3,711	—
Total other non-current assets	$5,599	$1,956
Note 7. Property and Equipment, Net
Property and equipment, net, are recorded at historical cost and consist of the following at December 31 (in thousands):
	2020	2019
Machinery and equipment	$5,102	$4,485
Leasehold improvements	4,166	1,424
Software	888	182
Construction in progress	70	1,311
Other	42	28
	10,268	7,430
Less: accumulated depreciation and amortization	(3,398)	(2,105)
Property and equipment, net	$6,870	$5,325
Depreciation and amortization expense amounted to $1.3 million and $0.8 million for the years ended December 31, 2020 and 2019, respectively.

Note 8. Accrued Expenses and Other Current Liabilities
Accrued expenses and other current liabilities consist of the following at December 31 (in thousands):
	2020	2019
Employee compensation	$5,968	$2,208
Customer deposits	1,171	1,171
Accrued warranty liability	646	876
Non-income tax	3,695	1,646
Professional fees	5,432	484
Vendor settlements	2,975	—
Other	1,921	566
Total other current liabilities	$21,808	$6,951
Warranty expense activity for the years ended December 31 is as follows (in thousands):
	2020	2019
Balance, beginning of period	$876	$133
Warranty provision charged to operations	2,498	2,203
Warranty claims	(1,548)	(1,460)
Balance, end of period	$1,826	$876
The Company classifies its accrued warranty liability based on the timing of expected warranty activity. The future costs of expected activity greater than one year is recorded within other non-current liabilities on the consolidated balance sheet.
Note 9. Stockholders’ Deficit
Common stock
As of December 31, 2020 and 2019, the Company had authorized 112,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), of which a total of 6,350,083 shares and 5,720,842 shares were outstanding, respectively.
In addition, at both December 31, 2020 and 2019, the Company had authorized 25,952,123 shares of special-voting common stock, $0.0001 par value per share (“Special-Voting Common Stock”), of which none were issued or outstanding.
Dividends
Holders of the Company’s Common Stock are not entitled to receive dividends unless declared by the Board. Any such dividends would be subject to the preferential dividend rights of the holders of the Convertible Preferred Stock (see below). There have been no dividends declared to date.
Voting rights
The holders of shares of the Common Stock are entitled to 1 vote per share on all matters on which the Common shares shall be entitled to vote. The holders of shares of the Special-Voting Common Stock are entitled to 10 votes per share on all matters on which the Common Stock shall be entitled to vote. The holders of Common Stock and Special-Voting Common Stock shall vote together and not as separate classes.
Note 10. Convertible Preferred Stock
The Company has issued four series of Convertible Preferred Stock, Series A through Series D. The following table summarizes the authorized, issued and outstanding Convertible Preferred Stock of the Company as of December 31, 2020 and December 31, 2019 (in thousands, except share and per share information):

Class	Year of Issuance	Issuance Price Per Share	Shares Authorized, Issued and Outstanding	Total Proceeds or Exchange Value	Issuance Costs	Net Carrying Value	Initial Liquidation Price Per Share
Series A	2012	$0.04	25,952,123	$1,038	$11	$1,027	$0.80
Series B	2014	0.80	25,000,000	20,000	99	19,901	0.80
Series C	2014 – 2015	3.33	27,948,045	93,067	246	92,821	3.33
Series D	2018	10.27	24,342,746	250,000	2,812	247,188	10.27
			103,242,914
The powers, preferences, rights, qualifications, limitations and restrictions of the shares of Convertible Preferred Stock are as follows:
Dividends
Dividends shall accrue to holders of the Convertible Preferred Stock at the rate of 8% of the original issue price for the applicable series of Convertible Preferred Stock, per annum subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization, payable only when, and if, declared by the Board. The right to receive dividends on Convertible Preferred Stock are not cumulative, and therefore, if not declared in any year, the right to such dividends shall terminate and shall not carry forward into the next year.
Liquidation rights
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary or a deemed liquidation event (which includes a merger, the sale of all of the Company’s assets, or a change of control) (each a “Liquidation Event”), the holders of Convertible Preferred Stock are entitled to be paid out of the assets of the Company available for distribution to stockholders, pari passu, at a liquidation price per share equal to the greater of: (1) the Initial Liquidation Price of such Convertible Preferred Stock, plus any declared and unpaid dividends or (2) an amount that would have been payable had all the shares of Convertible Preferred Stock been converted into Common Stock. These payments will be made to or set aside prior to the holders of shares of any other class or series of capital stock that is not, by its terms, senior to the Convertible Preferred Stock.
Voting rights
The holders of shares of Convertible Preferred Stock are entitled to vote on all matters on which the holders of shares of Common Stock shall be entitled to vote.
Each holder of record of shares of Series A Convertible Preferred Stock shall be entitled to ten votes per share of Special-Voting Common Stock into which such Series A Convertible Preferred Stock are convertible, as discussed below under “Conversion,” on all matters to be voted on by the Company’s stockholders. Each holder of record of shares of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall be entitled to one vote per share of Common Stock into which such Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock are convertible, as discussed below under “Conversion,” on all matters to be voted on by the Company’s stockholders. The holders of Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes. There shall be no series voting.
Conversion
Each share of Series A Convertible Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into shares of Special-Voting Common Stock on a 1 to 1 conversion rate subject to customary anti-dilution adjustments and upon the issuance of additional common shares for no consideration or consideration less than the conversion price of the Series A Convertible Preferred Stock. Each share of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance into shares of Common Stock on a 1 to 1 conversion rate subject to customary anti-dilution adjustments and upon the issuance of additional common shares for no consideration or consideration less than the conversion price of the respective series of Convertible Preferred Stock.
Upon the earlier to occur of (i) the election of the Convertible Preferred Stock by (A) the consent or vote of the majority holders of the Convertible Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis) and (B) the consent or vote of the majority holders of Series D Convertible Preferred Stock (voting together as a single class, and on an as-converted basis) or (ii) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of shares of Common Stock in which the aggregate gross proceeds to the Company are at least $80,000,000 at a public offering price per share equal to at least three times the Series D Convertible Preferred Stock Conversion Price of $10.27, (X) each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Special-Voting Common Stock on a 1 for 1 basis, and (Y) each share of Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock shall automatically be converted into Common Stock on a 1 for 1 basis.
Note 11. Equity Incentive Plan
The Company’s 2012 Employee, Director and Consultant Equity Incentive Plan (the “Plan”) was adopted by its Board of Directors and stockholders in March 2012. Upon approval of the stockholders, the number of shares of Common Stock reserved for issuance under the Plan was increased by 13,506,938 during the year ended December 31, 2020. As of December 31, 2020, the number of shares of Common Stock reserved for issuance under the Plan was 33,506,938. The Plan is administered by the Board of Directors of the Company. The Board of Directors may grant stock-based awards, restricted stock and options to purchase shares either as incentive stock options or non-qualified stock options. The restricted stock and option grants are subject to certain terms and conditions, option periods and conditions, exercise rights and privileges and are fully discussed in the Plan document. As of December 31, 2020, 204,090 common shares remain available for issuance under the Plan.
Stock option activity
Each stock option grant carries varying vesting schedules whereby the options become exercisable at the participant’s sole discretion provided they are an employee, director or consultant of the Company on the applicable vesting date. Each option shall terminate not more than ten years from the date of the grant.
A summary of the stock option activity under the Plan is presented in the table below:
	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2019	13,673,551	2.10	7.74	30,252
Granted	1,785,056	4.31
Exercised	(171,730)	1.89
Forfeited	(594,544)	2.68
Outstanding at December 31, 2019	14,692,333	2.35	6.94	47,820
Granted	13,957,917	5.77
Exercised	(629,241)	3.19
Forfeited	(2,297,410)	2.60
Outstanding at December 31, 2020	25,723,599	4.18	7.06	143,338
Options exercisable at December 31, 2019	9,788,082	1.90	6.39	36,207
Options exercisable at December 31, 2020	11,126,920	2.38	6.01	82,033
Vested and expected to vest at December 31, 2019	13,559,748	2.27	6.85	45,138
Vested and expected to vest at December 31, 2020	22,320,862	3.97	6.94	129,047

The Company received cash proceeds from the exercise of stock options of $2.0 million and $0.3 million during the years ended December 31, 2020 and 2019, respectively. The total intrinsic value (the amount by which the stock price exceeds the exercise price of the option on the date of exercise) of the stock options exercised during the years ended December 31, 2020 and 2019, was $3.6 million and $0.5 million, respectively. The weighted-average grant date fair value of options granted during the year ended December 31, 2020 and 2019, was $3.27 and $2.31, respectively.
During 2020, the Company extended the post-employment exercise period with regards to 705,883 options. The incremental expense resulting from the modifications was not significant to the consolidated statement of operations and comprehensive loss.
In accordance with ASC Topic 718, the Company estimates and records the compensation cost associated with the grants described above with an offsetting entry to paid-in capital. As described in Note 2 “Summary of Significant Accounting Policies”, the Company selected the Black-Scholes option pricing model for determining the estimated fair value for service or performance-based stock-based awards. The Black-Scholes model requires the use of subjective assumptions which determine the fair value of stock-based awards. The assumptions used to value option grants to employees were as follows:
	2020	2019
Risk free interest rate	0.4% – 1.7%	2.3% – 2.5%
Expected dividend yield	0%	0%
Expected term	5.9 years – 6.3 years	6 years – 6.1 years
Expected volatility	50%	50%
The assumptions used to value option grants to non-employees were as follows:
	2020	2019
Risk free interest rate	0.4% – 1.7%	1.5% – 2.7%
Expected dividend yield	0%	0%
Expected term	1.1 years – 6.1 years	8.1 years to 10 years
Expected volatility	50%	50%
Risk free interest rate
The risk-free interest rate for periods within the expected term of the awards is based on the U.S. Treasury yield curve in effect at the time of the grant.
Expected dividend yield
The Company has never declared or paid any cash dividends and does not expect to pay any cash dividends in the foreseeable future.
Expected term
For employee awards, the Company calculates the expected term using the “simplified” method, which is the simple average of the vesting period and the contractual term. The simplified method is applied as the Company does not have sufficient historical data to provide a reasonable basis for an estimate of the expected term. The Company calculates expected term for employee awards that take into account the effects of employee’s expected exercise and post-vesting employment termination behavior.
For non-employee awards, the expected term is determined on an award by award basis. Prior to the adoption of ASU 2018-07, the contractual term was used.
Expected volatility
As the Company has been privately held since inception, there is no specific historical or implied volatility information available.

Accordingly, the Company estimates the expected volatility on the historical stock volatility of a group of similar companies that are publicly traded over a period equivalent to the expected term of the stock-based awards. Point estimates of expected annual equity volatility were selected in the guideline companies’ historical range.
Exercise price
The exercise price is directly taken from the grant notice issued to employees and non-employees.
In 2020, the Company issued 3,270,000 option awards subject to certain service conditions, performance and market conditions. The option awards vest only upon the satisfaction of all the following conditions: services conditions, performance-based conditions, and market-based conditions. The service condition for these awards is satisfied by providing service to the Company until the other conditions below are met. The performance-based condition is satisfied upon the occurrence of a financing event as defined in the option award agreement. The market-based condition is satisfied upon the Company’s stock price reaching a specific value in connection with the financing event. The market condition is considered in the grant date fair value. The achievement of the performance condition is not deemed satisfied for the period ended December 31, 2020, as the completion of a financing event is not deemed probable until consummated. Thus, the Company has not recorded any stock-based compensation expense for these awards. Total unrecognized stock-based compensation expense as of December 31, 2020 for these awards was $10.0 million.
Restricted stock unit activity
In 2020, the Company granted 1,825,000 restricted stock units to select employees and consultants, including a grant of 1,000,000 restricted stock units to the Chairman of the Board and significant shareholder of Butterfly. The awards are subject to certain service conditions and performance conditions. The service condition for these awards is satisfied by providing service to the Company based on the defined service period per the award agreement. The performance-based condition is satisfied upon the occurrence of a business combination event as defined in award agreement. The achievement of the performance condition is not deemed satisfied for the period ended December 31, 2020, as the completion of the business combination is not deemed probable until consummated. Thus, the Company has not recorded stock-based compensation expense for these awards. Total unrecognized stock-based compensation expense as of December 31, 2020 for these awards was $17.8 million.
The Company’s stock-based compensation expense for the periods presented was as follows (in thousands):
	2020	2019
Cost of revenue – Subscription	$697	$15
Research and development	3,869	3,693
Sales and marketing	2,591	1,041
General and administrative	3,847	1,289
Total stock-based compensation expense	$11,004	$6,038
No related tax benefits of the stock-based compensation expense have been recognized and no related tax benefits have been realized from the exercise of stock options due to the Company’s net operating loss carryforwards.
Total unrecognized stock-based compensation expense for service based award as of December 31, 2020 and 2019 was $33.1 million and $10.6 million, respectively, which will be recognized over the remaining weighted average vesting period of 3.5 years and 3.5 years, respectively.
Note 12. Net Loss Per Share
Basic net loss per share is computed by dividing the net loss by the weighted-average number of shares of common stock of the Company outstanding during the period. Diluted net loss per share is computed by giving effect to all potential shares of common stock of the Company, including Convertible Preferred

Stock and outstanding stock options, to the extent dilutive. Basic and diluted net loss per share was the same for each period presented as the inclusion of all potential shares of common stock of the Company outstanding would have been anti-dilutive. Since the Company was in a net loss position for all periods presented, basic EPS calculation excludes preferred stock as it does not participate in net losses of the Company.
The following table presents the calculation of basic and diluted net loss per share for the Company’s common stock (in thousands, except share and per share amounts):
	2020	2019
Numerator:
Net loss	$(162,745)	$(99,697)
Numerator for Basic and Dilutive EPS – Loss available to common stockholders	$(162,745)	$(99,697)
Denominator:
Weighted-average common shares outstanding	5,833,164	5,622,752
Denominator for Basic and Dilutive EPS – Weighted-average common stock	5,833,164	5,622,752
Basic and dilutive loss per share	$(27.90)	$(17.73)
Anti-dilutive common equivalent shares were as follows:
	2020	2019
Outstanding options to purchase common stock	26,742,256	14,692,333
Outstanding Convertible Preferred Stock (Series A through D)	103,242,914	103,242,914
Total anti-dilutive common equivalent shares	129,985,170	117,935,247
Note 13. Income Taxes
Income (loss) before provision for income taxes consisted of the following (in thousands):
	Year Ended December 31,
	2020	2019
Federal	$(162,876)	$(98,833)
Foreign	170	(864)
Loss before provision for income taxes	$(162,706)	$(99,697)
The Company recorded tax provision of $0.04 million for the year ended December 31, 2020 due to foreign income. Due to the Company’s loss position domestically, the Company has not recorded a federal tax provision for the year ended December 31, 2020. Due to the Company’s overall loss position, the Company has not recorded a tax provision for the year ended December 31, 2019.
A reconciliation of the Company’s statutory income tax rate to the Company’s effective income tax rate is as follows:
	Year Ended December 31,
(In Thousands)	2020	2019
Income at US Statutory Rate	21.00%	21.00%
State Taxes, net of Federal benefit	3.18%	3.30%
Permanent Differences	(0.70)%	(0.44)%
Tax Credits	0.86%	1.32%
Foreign Rate Differential	0.00%	(0.01)%
Valuation Allowance	(24.35)%	(25.04)%
Other	(0.01)%	(0.13)%
	(0.02)%	0.00%

Net deferred tax assets as of December 31, 2020 and 2019 consisted of the following (in thousands):
	Year Ended December 31,
(In Thousands)	2020	2019
Deferred tax assets
Net operating loss carryforwards	$83,058	$52,717
Tax Credits	6,582	5,271
Stock Compensation	4,088	2,346
Accruals & Reserves	7,293	1,785
Other	853	154
Total Deferred tax assets	$101,874	$62,273
Valuation Allowance	(101,773)	(62,157)
Total Deferred tax assets	$101	$116
Deferred tax liabilities
Depreciation	(101)	(116)
Net deferred tax assets	$—	$—
As of December 31, 2020 and 2019, the Company has gross federal net operating loss (“NOL”) carryforwards of approximately $330.2 million and $205.5 million, respectively. As of December 31, 2020 and 2019, the Company has gross state NOL carryforwards of approximately $232.1 million and $166.8 million, respectively. Of the $330.2 million of federal NOL carryforwards, $73.7 million will begin to expire at various dates in 2031 and $256.5 million may be carried forward indefinitely. The state NOL carryforwards begin to expire in 2031. As of December 31, 2020, the Company also had federal and state tax credits of $6.1 million and $0.6 million, which begin to expire in 2032 and 2022, respectively.
Future realization of the tax benefits of existing temporary differences and net operating loss carryforwards ultimately depends on the existence of sufficient taxable income within the carryforward period. As of December 31, 2020 and 2019, the Company performed an evaluation to determine whether a valuation allowance was needed. The Company considered all available evidence, both positive and negative, which included the results of operations for the current and preceding years. The Company determined that it was not possible to reasonably quantify future taxable income and determined that it is more likely than not that all of the deferred tax assets will not be realized. Accordingly, the Company maintained a full valuation allowance as of December 31, 2020 and 2019.
The utilization of NOLs and tax credit carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that have occurred previously or may occur in the future. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (“IRC”), a corporation that undergoes an ownership change may be subject to limitations on its ability to utilize its pre-change NOLs and other tax attributes otherwise available to offset future taxable income and/or tax liability. An ownership change is defined as a cumulative change of 50% or more in the ownership positions of certain stockholders during a rolling three-year period. The Company has completed a formal study to determine if any ownership changes within the meaning of IRC Section 382 and 383 have occurred and determined no ownership changes have occurred as of December 31, 2020. The Company could trigger an ownership change in future years which would restrict its ability to use its NOLs or tax credit carryforwards and could require the Company to pay federal or state income taxes earlier than would be required if such limitations were not in effect.
The Company’s valuation allowance increased by $39.6 million and $25.0 million for the years ended December 31, 2020 and 2019, respectively, due primarily to the generation of net operating losses.
The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for both federal taxes and the many states in which the Company operates or does business. ASC 740-10 states that a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.
The Company records uncertain tax positions as liabilities in accordance with ASC 740-10 and adjust these liabilities when the Company’s judgment changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the unrecognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2019, and 2020, the Company has not recorded any uncertain tax positions in its financial statements.
The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statements of operations and comprehensive loss as required. As of December 31, 2019 and 2020, there were no significant accrued interest or penalties.
The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state and foreign jurisdictions, where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from December 31, 2016 to the present. Federal and state net operating losses are subject to review by taxing authorities in the year utilized.
Note 14. Related Party Transactions
The Company subleases office and laboratory spaces from 4Catalyzer (“4C”), a company under common ownership, and also leases a facility from a company that is managed and owned by members of the Rothberg family, the majority shareholders. During 2020 and 2019, the Company incurred a total of approximately $0.5 million and $0.4 million, respectively, in rent expenses to the related parties.
The Company also makes payments to 4C to prefund the acquisition of capital assets and these amounts are included in prepaid expenses and other current assets on the consolidated balance sheet. The Company reviewed the assets for impairment during the fourth quarter of fiscal 2020 as the asset is not expected to be utilized in subsequent periods. The Company recorded an impairment charge of $1.4 million during the year ended December 31, 2020. The prepaid advances were $1.5 million at December 31, 2019.
On November 12, 2020, the Company entered into an Amended and Restated Technology Services Agreement (the “ARTSA”) by and among 4C, the Company and other participant companies controlled by the Rothberg family. Under the ARTSA, the Company and the other participant companies agreed to share certain non-core technologies, which means any technologies, information or equipment owned or otherwise controlled by the participant company that are not specifically related to the core business area of the participant and subject to certain restrictions on use. The ARTSA also provides for 4C to perform certain services for the Company and each other participant company, such as general administration, facilities, information technology, financing, legal, human resources and other services. 4C services provided to the Company are pre-funded approximately once a quarter. The Company incurred expenses of $5.1 million and $7.3 million during the years ended December 31, 2020 and 2019, respectively. These expenditures are recorded within the accompanying consolidated statements of operations and comprehensive loss and allocated to the proper operating expense caption based on the nature of the service. The amount due to 4C as of December 31, 2020 and 2019, was $0.1 million and $0.0 million, respectively, and is included in due to related parties on the Company’s consolidated balance sheets. The amounts advanced to and due from 4C as of December 31, 2020 and 2019 related to operating expenses was $0.0 million and $0.8 million, respectively, and is included in due from related parties on the Company’s consolidated balance sheets.
The ARTSA also provides for the participant companies to provide other services to each other. The Company also has transactions with other entities under common ownership, in which such entities make payments to independent third parties on behalf of the Company. As of December 31, 2020 and 2019, the Company owed $0.01 million and $0.0 million, respectively, relative to such payments made on their behalf, which are included in due to related parties in the Company’s consolidated balance sheets. In addition, the Company has transactions with these other entities under common ownership, in which payments are made by the Company to third parties on behalf of the other entities. As of December 31, 2020 and 2019, the

Company’s receivable is $0.04 million and $0.0 million, respectively. All amounts are paid or received throughout the year within 30 days after the end of each month.
On November 19, 2020, Butterfly and 4C entered into the First Addendum to the ARTSA, pursuant to which Butterfly agreed to terminate its participation under the ARTSA no later than immediately prior to the effective time of the business combination described in Note 18 “Subsequent Events”.
Note 15. Loan Payable
In May 2020, the Company received loan proceeds of $4.4 million under the Paycheck Protection Program (“PPP”). The PPP loan is evidenced by a promissory note dated May 1, 2020. The PPP, established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), provides loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The Company used the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The term of the Company’s PPP loan is two years. The interest rate on the PPP loan is 1% per annum and no payments of principal or interest were due during fiscal 2020. The loan provider did not provide for a payment schedule. The PPP loan is unsecured and guaranteed by the Small Business Administration and is subject to any new guidance and new requirements released by the Department of the Treasury. Following the closing of the business combination discussed in Note 18 “Subsequent Events”, the Company repaid the loan in full in February 2021. The Company is accounting for the loan as debt.
Note 16. Convertible Debt
In 2020, the Company issued convertible debt for total gross proceeds of $50.0 million.
The convertible debt bears interest at 5% per annum. Accrued interest is not payable until the convertible debt is either redeemed or converted. To the extent the convertible debt is redeemed, the unpaid accrued interest will be paid in cash. To the extent the convertible debt is converted, the unpaid accrued interest will be converted (alongside the principal amount of the convertible debt) into the applicable shares of preferred stock of the Company.
The convertible debt is redeemable upon the following circumstances: (1) at the Company’s election, with the approval of at least 50% of the convertible debt holders; (2) upon a change of control; or (3) upon an event of default. Upon redemption, the convertible debt is redeemed in cash for an amount equal to its outstanding principal amount plus any unpaid accrued interest.
The convertible debt is convertible upon the following circumstances: (1) the Company issues and sells shares of its preferred stock (a “Financing”); (2) an underwritten initial public offering of the Company’s common stock pursuant to a registration statement under the Securities Act (an “IPO”); (3) upon a change of control; (4) at their maturity date, which is 2 years after the initial closing of the convertible debt or (5) pursuant to a public listing through a merger, acquisition, business combination or similar transaction involving a special purpose acquisition company (“SPAC”).
Upon conversion in the event of a Financing, public listing or IPO, the outstanding principal amount and unpaid accrued interest of the convertible debt is converted into a number of shares at a conversion price equal to the lesser of (i) the price per share paid by the other purchasers of the preferred stock (upon a public listing or Qualified or Non-Qualified Financing) or common stock (upon an IPO) and (ii) a price per share obtained by dividing $1.75 billion by the Company’s fully-diluted capitalization immediately prior to the closing of the respective event (subject to equitable adjustment in the event of stock splits, stock dividends, stock combinations, reclassifications or similar events). Upon conversion in the event of a change of control or at the maturity date, the outstanding principal amount and unpaid accrued interest of the convertible debt is converted into a number of Company Series D Convertible Preferred Stock at a conversion price of $10.27 per share (subject to equitable adjustment in the event of stock splits, stock dividends, stock combinations, reclassifications or similar events).
Given that the May 2022 maturity date is more than one year away from the issuance of the convertible debt, the convertible debt is classified as a long-term obligation. Following the closing of the business combination discussed in Note 18 “Subsequent Events” the convertible debt was automatically cancelled and converted into the right to receive shares of Longview common stock.
The conversion option upon a change of control was identified as an embedded derivative within the convertible debt; however, its fair value as of the issuance date and as of December 31, 2020 was deemed to be de minimis as the occurrence of a change of control was deemed to be remote at both dates. Furthermore, there were no beneficial conversion features identified in the convertible debt.
The issuance costs related to the convertible debt were $1.5 million. The costs are included in convertible debt on the consolidated balance sheet. The issuance costs are amortized over the term of the convertible debt. The Company recorded interest expense and amortization expense for the issuance costs of $1.0 million for the year ended December 31, 2020.
Note 17. Commitments and Contingencies
Commitments
Operating leases:
The Company leases office space under operating leases. Minimum rental payments under operating leases are recognized on a straight-line basis over the term of the lease. Rent expense under the operating lease was $2.1 million and $1.9 million in 2020 and 2019, respectively.
The following is a schedule of future minimum rental payments under non-cancelable operating leases with initial terms in excess of one year (in thousands):
Years ending December 31:
2021	$1,044
2022	2,043
2023	1,934
2024	1,904
2025	1,987
Thereafter	7,354
Total future minimum rental payments	$16,266
Purchase commitments:
The Company enters into inventory purchase commitments with third-party manufacturers in the ordinary course of business. These commitments are generally non-cancellable and are based on sales forecasts. These agreements range from one to five-year periods and may contain fixed or minimum annual commitments, subject to certain provisions that allow the Company to renegotiate the commitment. The aggregate amount of minimum inventory purchase commitments as of December 31, 2020 was $169.3 million.
During 2019, the Company entered into an agreement with a certain third party manufacturing vendor. Under the 2019 agreement, as of December 31, 2019, the Company had a prepaid vendor advance, net of write-downs of approximately $46.9 million. In August 2020, the Company and the vendor qualified the manufacturing process specified in the 2019 agreement and the Company began purchasing product from the vendor. In November 2020, the Company and the vendor amended the 2019 inventory supply arrangement. The amended agreement included provisions to increase the aggregate purchase commitments to $169.3 million and extend the time frame of the agreement to December 2022. The provisions of the agreement also allow the Company, once the defined cumulative purchase threshold per the agreement is reached, to pay for a portion of the subsequent inventory purchases using the vendor advance.
During the year ended December 31, 2020 the Company recognized a net loss on the vendor purchase commitment of $53.2 million in product cost of revenue. The net loss was comprised of $10.6 million, recorded as a write-down of the vendor advance and $42.6 million, accrued as a liability. During the year ended December 31, 2019 the Company recognized a net of loss on the vendor purchase commitment of $9.5 million, recorded as a write-down of the vendor advance in product cost of revenue. The Company applied the guidance in Topic 330, Inventory to determine the loss. The Company considered a variety of factors and data points when determining the existence and scope of a loss for the minimum purchase commitment. The factors and data points included Company specific forecasts which are reliant on the Company’s limited sales history, agreement specific provisions, macroeconomic factors and market and industry trends. Determining the loss is subjective and requires significant management judgment and estimates. Future events may differ from those assumed in the Company’s assessment, and therefore the loss may change in the future.
As of December 31, 2020, the Company has a prepaid advance of $36.4 million, net of write-downs and an accrual of $42.6 million related to the agreement. The portion of the balances that is expected to be utilized in the next 12 months is included in current assets and current liabilities in the accompanying consolidated balance sheets.
Other Purchase Commitments:
In September 2020, the Company has renegotiated certain inventory purchase commitments with other third party manufacturing vendors and as a result certain inventory purchase commitments have been cancelled. As a result of the renegotiations, the Company has recorded the expected losses on those commitments of $6.9 million as of December 31, 2020.
Other commitments:
The Company sponsors a 401(k) defined contribution plan covering all eligible US employees. Contributions to the 401(k) plan are discretionary. The Company did not make any matching contributions to the 401(k) plan for the years ended December 31, 2020 and 2019.
Contingencies
The Company is involved in litigation and legal matters which have arisen in the normal course of business, including but not limited to medical malpractice matters. Although the ultimate results of these matters are not currently determinable, management does not expect that they will have a material effect on the Company’s consolidated balance sheet, statements of operations and comprehensive loss, or cash flows.
On December 14, 2020, a stockholder of Longview filed a lawsuit in the Supreme Court of the State of New York, County of New York against Longview and the members of the Longview Board, styled Nair v. Longview Acquisition Corp. et al. (the “Nair Complaint”). On December 16, 2020, a second stockholder of Longview filed a lawsuit in the Supreme Court of the State of New York, County of New York against Longview, the members of its board of directors, and Butterfly, styled Lau v. Longview Acquisition Corp., et al. (the “Lau Complaint”). Both the Nair Complaint and the Lau Complaint alleged, among other things, that (i) defendants engaged in an unfair sales process and agreed to inadequate consideration in connection with the proposed transaction, and (ii) that the Registration Statement filed with the SEC on November 27, 2020 in connection with the proposed transaction is materially misleading, and sought, among other things, to enjoin the proposed transaction, rescind the transaction or award rescissory damages to the extent it is consummated, and an award of attorneys’ fees and expenses. The Nair Complaint was voluntarily dismissed on February 21, 2021, and the Lau Complaint was voluntarily dismissed on March 2, 2021. The parties currently are in negotiation regarding a potential attorney fee award.
The Company enters into indemnification provisions under some agreements with other parties in the ordinary course of business, including business partners, investors, contractors, customers, and the Company’s officers, directors and certain employees. The Company has agreed to indemnify and defend the indemnified party claims and related losses suffered or incurred by the indemnified party from actual or threatened third-party claim because of the Company’s activities or non-compliance with certain representations and warranties made by the Company. It is not possible to determine the maximum potential loss under these indemnification provisions due to the Company’s limited history of prior indemnification claims and the unique facts and circumstances involved in each particular provision. To date, losses recorded in the

Company’s consolidated statements of operations and comprehensive loss in connection with the indemnification provisions have not been material.
Note 18. Subsequent Events
The Company has evaluated events through March 29, 2021, for possible adjustment to or disclosure in the financial statements, which is the date on which the financial statements were available to be issued.
On January 23, 2021, our former Chief Executive Officer and member of the Board of Directors resigned from his position as Chief Executive Officer. Pursuant to the separation agreement between the former Chief Executive Officer and the Company, the former officer received cash compensation and equity-based compensation. The cash compensation includes a severance payment and an annual performance bonus payment. The equity compensation includes the acceleration of vesting of the officer’s service based options. The acceleration of 1.5 million options was pursuant to the original option award agreement in case of separation from the Company.
On January 23, 2021, with the approval of the Board of Directors, the Company entered into a binding term sheet agreement with its current Chief Executive Officer. The agreement includes cash and equity-based compensation. The cash compensation includes an annual salary, an annual performance bonus, sign on bonuses and reimbursement of various transition expenses. The equity compensation includes (1) an option award to purchase 1,500,000 of the Company’s Common Stock and (2) a restricted stock unit award to receive 1,000,000 shares of the Company’s Common Stock.
The option award will vest based on continued service, which is over 4 years. The grant date fair value of the stock options will be recognized as stock-based compensation expense over the requisite service period. The restricted stock unit award is subject to certain service conditions and performance conditions. The service condition for this award is satisfied by providing service to the Company based on the defined service period of 4 years per the award agreement. The performance-based condition is satisfied upon the occurrence of a business combination event as defined in the award agreement. The achievement of the performance condition and the commencement of the related expense recognition event will not occur until the event is deemed probable which will occur once the business combination is consummated.
On February 11, 2021, the Company granted 400,000 restricted stock units to select employees. Each award will vest based on continued service which is generally over 4 years. The grant date fair value of the award will be recognized as stock-based compensation expense over the requisite service period.
On February 12, 2021, the Company completed a business combination with Longview Acquisition Corp. (“Longview”), a Special Purpose Acquisition Company. As a result of the business combination, the Company received gross proceeds of approximately $589 million. In connection with the closing of the business combination, the Company’s outstanding Convertible Preferred Stock was automatically cancelled and converted into the right to receive shares of Longview common stock. In addition, the Company’s convertible debt was automatically cancelled and converted into the right to receive shares of Longview common stock and the Company repaid the PPP loan in full with the proceeds received from the transaction. The business combination will be accounted for as a reverse recapitalization, in accordance with U.S. GAAP. Under this method of accounting, Longview will be treated as the “acquired” company for financial reporting purposes.

BUTTERFLY NETWORK, INC.
Up to 128,740,887 Shares of Class A Common Stock
Up to 26,426,937 Shares of Class B Common Stock
Up to 6,853,333 Warrants

PROSPECTUS

           , 2021
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.
Expense	Estimated Amount
Securities and Exchange Commission registration fee		$261,844.59
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*

*
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 14.   Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”), permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses, including attorney’s fees, actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The amended and restated certificate of incorporation and the amended and restated bylaws of the registrant provide that the registrant may indemnify its directors, officers, employees or agents to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.
We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, against all expenses, losses and liabilities incurred by the indemnitee or on the indemnitee’s behalf arising from the fact that such person is or was a director, officer, employee or agent of our company or our subsidiaries.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
Item 15.   Recent Sales of Unregistered Securities.
Founder Shares
On February 12, 2020, Longview’s sponsor, Longview Investors LLC (the “Sponsor”), purchased an aggregate of 8,625,000 founder shares (up to 1,125,000 of which were subject to potential forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option was exercised in Longview’s initial public offering) for an aggregate offering price of $25,000 at an average purchase price of approximately $0.003 per share. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of Longview’s outstanding common stock upon completion of Longview’s initial public offering. On May 20, 2020, Longview effected a stock dividend of 1,725,000 shares with respect to Longview’s Class B common stock, resulting in an aggregate of 10,350,000 founder shares. Such securities were issued in connection with Longview’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Private Placement Warrants
Simultaneously with the closing of Longview’s initial public offering on May 26, 2020, Longview consummated the sale of 6,133,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $9,200,000. Simultaneously with the partial exercise of the over-allotment option by the underwriters in the initial public offering, on June 9, 2020 Longview sold an additional 533,333 Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant, generating total gross proceeds of $800,000. On June 26, 2020, simultaneously with the exercise of the remaining over-allotment option by the underwriters in the initial public offering, Longview sold an additional 186,667 Private Placement Warrants at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds of $280,000. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. The Sponsor is an accredited investor for purposes of Rule 501 of Regulation D.
Subscription Agreements
On the Closing Date, Longview offered and sold to the PIPE Investors, pursuant to the Subscription Agreements, an aggregate of 17,500,000 shares of Longview Class A common stock at a price of $10.00 per share for aggregate gross proceeds to Longview of $175,000,000 in the PIPE Financing. The PIPE Financing closed immediately prior to the Business Combination. The shares of Longview Class A common stock issued to the PIPE Investors became shares of the Company’s Class A common stock upon consummation of the Business Combination.
The shares issued to the PIPE Investors in the PIPE Financing on the Closing Date were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. The PIPE Investors are accredited investors for purposes of Rule 501 of Regulation D.
Option Exercise
On April 6, 2021, a former employee of the Company purchased 5,000 shares of Class A common stock upon the exercise of a stock option. The exercise price was $4.15 per share. Such securities were issued pursuant to the exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The employee is an accredited investor for purposes of Rule 501 of Regulation D.

Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
2.1†
Business Combination Agreement, dated as of November 19, 2020, by and among Butterfly Network, Inc. (formerly Longview Acquisition Corp.), Clay Merger Sub, Inc., and BFLY Operations, Inc. (formerly Butterfly Network, Inc.).
			Form 8-K (Exhibit 2.1)	11/23/2020	001-39292
3.1	Second Amended and Restated Certificate of Incorporation of Butterfly Network, Inc.		Form 8-K (Exhibit 3.1)	2/16/2021	001-39292
3.2	Amended and Restated Bylaws of Butterfly Network, Inc.		Form 8-K (Exhibit 3.2)	2/16/2021	001-39292
4.1	Specimen Class A Common Stock Certificate.		Form 8-K (Exhibit 4.1)	2/16/2021	001-39292
4.2	Warrant Agreement, dated as of May 20, 2020, by and between Butterfly Network, Inc. (formerly Longview Acquisition Corp.) and Continental Stock Transfer & Trust Company.		Form 8-K (Exhibit 4.1)	5/27/2020	001-39292
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
10.1	Form of Subscription Agreement, dated as of November 19, 2020 by and between Butterfly Network, Inc. (formerly Longview Acquisition Corp.), and the subscriber parties thereto.		Form 8-K (Exhibit 10.1)	11/23/2020	001-39292
10.2	Butterfly Transaction Support Agreement, dated November 20, 2020, by and among Butterfly Network, Inc. (formerly Longview Acquisition Corp.), Dr. Jonathan Rothberg and certain stockholders of BFLY Operations, Inc. (formerly Butterfly Network, Inc.) named therein.		Form 8-K (Exhibit 10.2)	11/23/2020	001-39292
10.3	Sponsor Letter Agreement, dated as of November 19, 2020, by and among Longview Investors LLC and BFLY Operations, Inc. (formerly Butterfly Network, Inc.).		Form 8-K (Exhibit 10.3)	11/23/2020	001-39292
10.4	Forward Purchase Agreement, among Butterfly Network, Inc. (formerly Longview Acquisition Corp.), Glenview Capital Management, LLC and the Purchasers party thereto.		Form 8-K (Exhibit 10.7)	5/27/2020	001-39292

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.4.1	Amendment No. 1 to Forward Purchase Agreement, dated as of November 19, 2020, by and among Butterfly Network, Inc. (formerly Longview Acquisition Corp.), Glenview Capital Management, LLC and certain entities affiliated with Glenview Capital Management, LLC.		Form 8-K (Exhibit 10.4)	11/23/2020	001-39292
10.5.1@	Exclusive (Equity) Agreement by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and the Board of Trustees of the Leland Stanford Junior University, dated as of June 28, 2013.		Form S-4 (Exhibit 10.13.1)	11/27/2020	333-250995
10.5.2@	Amendment No. 1, made effective as of April 23, 2019, to Exclusive (Equity) Agreement, dated as of June 28, 2013, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and the Board of Trustees of the Leland Stanford Junior University.		Form S-4 (Exhibit 10.13.2)	11/27/2020	333-250995
10.6.1@	Manufacture and Supply Agreement, dated as of October 7, 2015, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Benchmark Electronics, Inc.		Form S-4 (Exhibit 10.14.1)	11/27/2020	333-250995
10.6.2@
Amendment No. 1, made effective as of August 2, 2019, to Manufacture and Supply Agreement, dated as of October 7, 2015, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Benchmark Electronics, Inc.
			Form S-4 (Exhibit 10.14.2)	11/27/2020	333-250995
10.6.3@
Amendment No. 2, made effective as of February 26, 2021, to Manufacture and Supply Agreement, dated as of October 7, 2015, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Benchmark Electronics, Inc.
			Form 10-K/A (Exhibit 10.6.3)	5/12/2021	001-39292
10.7@	Distribution Agreement, dated as of July 11, 2018, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Cardinal Health 105, Inc.		Form S-4 (Exhibit 10.15)	11/27/2020	333-250995
10.8.1@	Foundry Service Agreement, dated as of March 31, 2019, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Taiwan Semiconductor Manufacturing Company Limited.		Form S-4/A (Exhibit 10.17.1)	1/6/2021	333-250995

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.8.2@	Amendment No. 1, made effective as of October 1, 2020, to Foundry Service Agreement, dated March 31, 2019, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Taiwan Semiconductor Manufacturing Company Limited.		Form S-4/A (Exhibit 10.17.2)	1/6/2021	333-250995
10.9	Technology and Services Exchange Agreement, dated as of November 19, 2020, between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and the participants named therein.		Form S-4/A (Exhibit 10.18)	1/6/2021	333-250995
10.10+	Binding Employment Term Sheet, dated as of January 23, 2021, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Todd M. Fruchterman, M.D., Ph.D.		Form S-4/A (Exhibit 10.14)	1/26/2021	333-250995
10.11+
Offer of Employment Letter, dated as of March 16, 2020, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Stephanie Fielding, as supplemented by the Employment Agreement Letter, dated as of November 18, 2020, by and between BFLY Operations, Inc. and Stephanie Fielding.
			Form S-4/A (Exhibit 10.11)	1/6/2021	333-250995
10.12+	Employment Agreement Letter, dated as of November 18, 2020, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Darius Shahida.		Form S-4/A (Exhibit 10.12)	1/6/2021	333-250995
10.13+
Offer of Employment Letter, dated as of February 29, 2020, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Dave Perri, as supplemented by the Employment Agreement Letter, dated as of November 18, 2020, by and between BFLY Operations, Inc. and Dave Perri.
			Form S-4/A (Exhibit 10.10)	1/6/2021	333-250995
10.14+	Offer of Employment Letter, dated as of November 24, 2020, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Mary Miller.		Form S-4/A (Exhibit 10.13)	1/6/2021	333-250995
10.15+	Offer of Employment Letter, dated as of December 18, 2019, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Laurent Faracci.		Form S-4 (Exhibit 10.18)	11/27/2020	333-250995

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.16+	Separation Agreement, dated as of January 24, 2021, by and between BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and Laurent Faracci.		Form S-4/A (Exhibit 10.8.2)	1/26/2021	333-250995
10.17+	Offer of Employment Letter, dated as of February 11, 2021, by and between Butterfly Network, Inc. and Stacey Pugh.		Form 10-K (Exhibit 10.18)	3/29/2021	001-39292
10.18.1+	Butterfly Network, Inc. Amended and Restated 2020 Equity Incentive Plan.		Form 10-K (Exhibit 10.19.1)	3/29/2021	001-39292
10.18.2+	Form of Stock Option Agreement under 2020 Equity Incentive Plan.		Form 8-K (Exhibit 10.15.2)	2/16/2021	001-39292
10.18.3+	Form of Restricted Stock Unit Agreement under 2020 Equity Incentive Plan.		Form 8-K (Exhibit 10.15.3)	2/16/2021	001-39292
10.19.1+	BFLY Operations, Inc. 2012 Employee, Director and Consultant Equity Incentive Plan, as amended.		Form 10-K (Exhibit 10.20.1)	3/29/2021	001-39292
10.19.2+	Form of Stock Option Agreement under 2012 Employee, Director and Consultant Equity Incentive Plan, as amended.		Form 8-K (Exhibit 10.16.2)	2/16/2021	001-39292
10.19.3+	Form of Restricted Stock Unit Agreement under 2012 Employee, Director and Consultant Equity Incentive Plan, as amended.		Form 8-K (Exhibit 10.16.3)	2/16/2021	001-39292
10.20+	Nonemployee Director Compensation Policy.		Form 8-K (Exhibit 10.17)	2/16/2021	001-39292
10.21+	Executive Severance Plan	X
10.22+	Form of Indemnification Agreement.		Form 8-K (Exhibit 10.18)	2/16/2021	001-39292
10.23
Amended and Restated Registration Rights Agreement, dated as of February 12, 2021, by and among Butterfly Network, Inc. (formerly Longview Acquisition Corp.), BFLY Operations, Inc. (formerly Butterfly Network, Inc.) and certain of their securityholders.
			Form 8-K (Exhibit 10.19)	2/16/2021	001-39292
10.24	Form of Lock-up Agreement.		Form 8-K (Exhibit 10.20)	2/16/2021	001-39292
10.25	Advisory Agreement, dated as of February 12, 2021, by and between Butterfly Network, Inc. and Jonathan Rothberg, Ph.D.		Form 10-K (Exhibit 10.25)	3/29/2021	001-39292
21.1	List of Subsidiaries.		Form 8-K (Exhibit 21.1)	2/16/2021	001-39292

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Butterfly Network Inc. (formerly Longview Acquisition Corp.)	X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of BFLY Operations Inc. (formerly Butterfly Network, Inc.)	X
23.3	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the initial Registration Statement)
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a) (5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

@
Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

+
Management contract or compensatory plan or arrangement.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Guilford, State of Connecticut, on May 12, 2021.
BUTTERFLY NETWORK, INC.
By:
/s/ Todd M. Fruchterman, M.D., Ph.D.

Todd M. Fruchterman, M.D., Ph.D.
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.
Signature		Title	Date
/s/ Todd M. Fruchterman, M.D. Todd M. Fruchterman, M.D.		President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2021
/s/ Stephanie Fielding Stephanie Fielding		Chief Financial Officer (Principal Financial and Accounting Officer)	May 12, 2021
* Jonathan M. Rothberg, Ph.D.		Chairman	May 12, 2021
* Dawn Carfora		Director	May 12, 2021
* Elazer Edelman, M.D., Ph.D.		Director	May 12, 2021
* John Hammergren		Director	May 12, 2021
* Gianluca Pettiti		Director	May 12, 2021
* S. Louise Phanstiel		Director	May 12, 2021
* Larry Robbins		Director	May 12, 2021
*By:	/s/ Todd M. Fruchterman, M.D., Ph.D. Todd M. Fruchterman, M.D., Ph.D., Attorney-in-Fact